UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐
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  Preliminary Proxy Statement
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  Definitive Proxy Statement
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  Definitive Additional Materials
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  Soliciting Material Pursuant to Section 240.14a-12
BBX Capital Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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JOINT PROXY STATEMENT/PROSPECTUS

Dear Shareholders:
On May 7, 2013, BFC Financial Corporation and BBX Capital Corporation entered into a merger agreement which provides for BBX Capital to be merged with and into a wholly owned subsidiary of BFC and for BBX Capital’s shareholders (other than BFC and shareholders who exercise and perfect their appraisal rights in accordance with Florida law) to receive, in consideration for each share of BBX Capital’s Class A Common Stock they own at the effective time of the merger, 5.39 shares of BFC’s Class A Common Stock. BFC will not issue fractional shares of its Class A Common Stock in the merger, but instead, the aggregate number of shares of BFC’s Class A Common Stock to which each eligible shareholder of BBX Capital will be entitled in connection with the merger will be rounded up to the next largest whole share. Pursuant to the terms of the merger agreement, the shares of BBX Capital’s Class A Common Stock and Class B Common Stock owned by BFC, which collectively represent approximately 52% of BBX Capital’s total outstanding equity and 72% of BBX Capital’s total voting power as of the date hereof, will be canceled in connection with the merger without any consideration therefor. It is currently estimated that up to approximately 48.4 million shares of BFC’s Class A Common Stock may be issued in connection with the merger, including approximately 6.9 million shares of BFC’s Class A Common Stock expected to be issued in respect of outstanding BBX Capital restricted stock awards to be assumed by BFC in the merger. An additional approximately 155,000 shares of BFC’s Class A Common Stock are expected to be reserved for issuance in respect of outstanding BBX Capital stock options to be assumed by BFC in the merger.
On May 7, 2013, the closing price of BFC’s Class A Common Stock, which is currently traded on the OTCQB under the ticker symbol “BFCF,” was $2.40 per share, and the closing price of BBX Capital’s Class A Common Stock, which is currently traded on the New York Stock Exchange under the ticker symbol “BBX,” was $13.08 per share. Consummation of the merger is currently conditioned upon, among other things, BFC’s Class A Common Stock being approved for listing on a national securities exchange (or an inter-dealer quotation system of a registered national securities association) at the effective time of the merger. In connection with such requirement, it is expected that BFC may effect a reverse stock split prior to the effective time of the merger.
The merger is also conditioned upon the approval of BBX Capital’s and BFC’s respective shareholders. Accordingly, BBX Capital will hold a special meeting of its shareholders on April 29, 2014 at 10:30 a.m., local time, at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301. At the meeting, BBX Capital’s shareholders will be asked to consider and vote upon the merger agreement. Following receipt of a recommendation in favor of the merger by a special committee comprised of the disinterested members of BBX Capital’s board of directors, the board of directors of BBX Capital determined that the merger is advisable, fair to and in the best interests of BBX Capital’s shareholders. Accordingly, the board of directors of BBX Capital recommends that BBX Capital’s shareholders vote “FOR” the merger agreement.
In addition, BFC will hold a special meeting of its shareholders on April 29, 2014 at 10:00 a.m., local time, at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301. At the meeting, BFC’s shareholders will be asked to consider and vote upon the merger. The board of directors of BFC determined that the merger is advisable, fair to and in the best interests of BFC and its shareholders. Accordingly, the board of directors of BFC recommends that BFC’s shareholders vote “FOR” the merger.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting of the company of which you are a shareholder, please take the time to vote by completing, signing, dating and returning the accompanying proxy card in the enclosed self-addressed stamped envelope or otherwise transmitting your voting instructions as described on the enclosed proxy card as soon as possible. If you hold your shares in “street name,” you should instruct your broker how to vote your shares in accordance with the voting instruction form provided to you by your broker. Under Florida law, BBX Capital’s shareholders are entitled to pursue appraisal rights in connection with the merger. For further information, BBX Capital’s shareholders should carefully review the appraisal rights discussions contained in this joint proxy statement/prospectus, including the question and answer regarding appraisal rights beginning on page v of the “Questions and Answers About the Merger” section, the detailed summary of appraisal rights set forth in the “Appraisal Rights” section beginning on page 94 and the full text of Florida’s appraisal rights statutes which is included as Annex F.
This joint proxy statement/prospectus provides detailed information concerning BFC, BBX Capital, and the merger agreement and proposed merger between the companies. As described in the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information,” additional information regarding BFC and BBX Capital has been filed with the Securities and Exchange Commission and is incorporated by reference into this joint proxy statement/prospectus. BFC and BBX Capital encourage you to read carefully this entire joint proxy statement/prospectus, including all annexes hereto and all documents incorporated herein by reference.

Alan B. Levan Chairman, Chief Executive Officer and President BFC Financial Corporation	John K. Grelle Executive Vice President and Chief Financial Officer BBX Capital Corporation
For a discussion of significant matters that should be considered before voting at the meetings, please read the section entitled “Risk Factors” beginning on page 21.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of BFC’s Class A Common Stock which may be issued in connection with the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This joint proxy statement/prospectus is dated March 13, 2014 and is first being mailed to shareholders of BFC and BBX Capital on or about March 21, 2014.

BBX Capital Corporation
401 East Las Olas Boulevard, Suite 800
Fort Lauderdale, Florida 33301
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on April 29, 2014
To the Shareholders of BBX Capital Corporation:
Notice is hereby given that a Special Meeting of Shareholders of BBX Capital Corporation will be held at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on April 29, 2014 commencing at 10:30 a.m., local time, to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 7, 2013, by and among BBX Capital, BFC Financial Corporation and BBX Merger Sub, LLC, a wholly owned subsidiary of BFC. Pursuant to the terms of the merger agreement, BBX Capital will merge with and into a wholly owned subsidiary of BFC, and BBX Capital’s shareholders (other than BFC and shareholders who assert and exercise their appraisal rights in accordance with Florida law) will be entitled to receive, in exchange for each share of BBX Capital’s Class A Common Stock that they own at the effective time of the merger, 5.39 shares of BFC’s Class A Common Stock.
The accompanying joint proxy statement/prospectus contains detailed information regarding the merger agreement and the merger. Please carefully review the joint proxy statement/prospectus in its entirety, including all annexes to the joint proxy statement/prospectus and all documents incorporated by reference into the joint proxy statement/prospectus. The merger agreement is included as Annex A to the joint proxy statement/prospectus.
Consummation of the merger is conditioned upon approval of the merger agreement at the meeting. Following receipt of a recommendation in favor of the merger agreement by a special committee comprised of the disinterested members of BBX Capital’s board of directors, the board of directors of BBX Capital determined that the merger is advisable, fair to and in the best interests of BBX Capital’s shareholders. Accordingly, the board of directors of BBX Capital recommends that BBX Capital’s shareholders vote “FOR” the merger agreement.
Under Florida law, BBX Capital’s shareholders are entitled to pursue appraisal rights in connection with the merger. A BBX Capital shareholder who wishes to exercise appraisal rights must (i) not vote, or cause or permit to be voted, any of his, her or its shares of BBX Capital’s Class A Common Stock in favor of the merger, (ii) before the vote on the merger agreement is taken at the special meeting of BBX Capital’s shareholders, deliver to BBX Capital written notice of the shareholder’s intent to demand payment for his, her or its shares if the merger is completed and (iii) strictly comply with the additional requirements for perfecting appraisal rights under Florida law, which are summarized in the section of the joint proxy statement/prospectus entitled “Appraisal Rights” beginning on page 94 and included in their entirety as Annex F to the joint proxy statement/prospectus. The written notice described in clause (ii) of the previous sentence must be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to BBX Capital Corporation at its address set forth above and directed to the attention of the Corporate Secretary.
Only holders of record of BBX Capital’s Class A Common Stock and Class B Common Stock as of the close of business on March 4, 2014 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.
BBX Capital’s shareholders are urged to please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid return envelope or otherwise transmit their voting instructions as described on the enclosed proxy card as soon as possible, whether or not they plan to attend the meeting. BBX Capital’s shareholders may revoke their proxies at any time prior to their exercise in the manner described in the joint proxy statement/prospectus. Any shareholder of record of BBX Capital present at the meeting, including any adjournment or postponement thereof, may revoke his, her or its proxy and vote personally at the meeting.
By order of the board of directors,

John K. Grelle
Executive Vice President and Chief Financial Officer
Fort Lauderdale, Florida
March 13, 2014

BFC Financial Corporation
401 East Las Olas Boulevard, Suite 800
Fort Lauderdale, Florida 33301
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on April 29, 2014
To the Shareholders of BFC Financial Corporation:
Notice is hereby given that a special meeting of shareholders of BFC Financial Corporation will be held at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on April 29, 2014 commencing at 10:00 a.m., local time, to consider and vote upon a proposal to approve the merger of BBX Capital Corporation with and into a wholly owned subsidiary of BFC pursuant to the Agreement and Plan of Merger, dated as of May 7, 2013, by and among BFC, BBX Capital and BBX Merger Sub, LLC, a wholly owned subsidiary of BFC. Under the terms of the merger agreement, BBX Capital’s shareholders (other than BFC and shareholders of BBX Capital who assert and exercise their appraisal rights in accordance with Florida law) will be entitled to receive, in exchange for each share of BBX Capital’s Class A Common Stock that they own at the effective time of the merger, 5.39 shares of BFC’s Class A Common Stock.
The accompanying joint proxy statement/prospectus contains detailed information regarding the merger agreement and the merger. Please carefully review the joint proxy statement/prospectus in its entirety, including all annexes to the joint proxy statement/prospectus and all documents incorporated by reference into the joint proxy statement prospectus. The merger agreement is included as Annex A to the joint proxy statement/prospectus.
Consummation of the merger is conditioned upon approval of the merger at the meeting. The board of directors of BFC has determined that the merger is advisable, fair to and in the best interests of BFC and its shareholders. Accordingly, the board of directors of BFC recommends that BFC’s shareholders vote “FOR” the merger.
Only holders of record of BFC’s Class A Common Stock and Class B Common Stock as of the close of business on March 4, 2014 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.
BFC’s shareholders are urged to please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid return envelope or otherwise transmit their voting instructions as described on the enclosed proxy card as soon as possible, whether or not they plan to attend the meeting. BFC’s shareholders may revoke their proxies at any time prior to their exercise in the manner described in the joint proxy statement/prospectus. Any shareholder of record of BFC present at the meeting, including any adjournment or postponement thereof, may revoke his, her or its proxy and vote personally at the meeting.
By order of the board of directors,

Alan B. Levan
Chairman, Chief Executive Officer and President
Fort Lauderdale, Florida
March 13, 2014

Annex A	Agreement and Plan of Merger
Annex B	Opinion of Sandler O’Neill + Partners, L.P.
Annex C	Opinion of Keefe, Bruyette & Woods, Inc.
Annex D	Form of Second Amended and Restated Articles of Incorporation of BFC Financial Corporation
Annex E	Form of Bylaws of BFC Financial Corporation, as Amended to Date and Expected to be Amended
Annex F	Florida Business Corporation Act Appraisal Rights Statutes (Sections 607.1301 to 607.1333)

ADDITIONAL INFORMATION
This joint proxy statement/prospectus incorporates important business, financial and other information about BFC and BBX Capital from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available for you to review at the public reference room of the Securities and Exchange Commission (the “SEC”) located at 100 F Street, N.E., Washington, D.C. 20549, and through the SEC’s website at www.sec.gov. You can also obtain the documents incorporated by reference into this joint proxy statement/prospectus free of charge by requesting them in writing from the appropriate company, in each case at 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, or by calling 954-940-4900, in the case of BFC, or 954-940-4000, in the case of BBX Capital. Requests for such documents may also be directed to Georgeson Inc. (“Georgeson”), the information agent for the merger, at (888) 613-9988.
If you would like to request any documents, please do so by April 22, 2014 in order to receive them before each company’s special meeting.
You also may obtain additional proxy cards and other information related to the proxy solicitation by contacting Georgeson at the telephone number set forth above. You will not be charged for any of these documents that you request.
For more information, please see the section titled “Where You Can Find More Information” beginning on page 152.
ABOUT THIS DOCUMENT
This document, which forms part of a Registration Statement on Form S-4 filed with the SEC by BFC, constitutes a prospectus of BFC under Section 5 of the Securities Act of 1933 and the rules and regulations promulgated thereunder, in each case as amended (the “Securities Act”), with respect to the shares of BFC’s Class A Common Stock to be issued to BBX Capital’s shareholders in connection with the merger. This document also constitutes (i) a joint proxy statement of BFC and BBX Capital under Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, in each case as amended (the “Exchange Act”), (ii) a notice of meeting with respect to the special meeting of BFC’s shareholders, at which BFC’s shareholders will consider and vote upon the merger and (iii) a notice of meeting with respect to the special meeting of BBX Capital’s shareholders, at which BBX Capital’s shareholders will consider and vote upon the merger agreement.
You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated as of March 13, 2014. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date, and you should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this joint proxy statement/prospectus to shareholders of BFC and BBX Capital nor the issuance of shares of BFC’s Class A Common Stock in connection with the merger will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding BFC has been provided by BFC, and information contained in this joint proxy statement/prospectus regarding BBX Capital has been provided by BBX Capital.

QUESTIONS AND ANSWERS ABOUT THE MERGER
On May 7, 2013, BFC Financial Corporation (“BFC”) and BBX Capital Corporation (“BBX Capital”) entered into the Agreement and Plan of Merger (the “merger agreement”) that is described in this joint proxy statement/prospectus. Pursuant to the terms of the merger agreement and upon consummation of the merger contemplated thereby, BBX Capital will become a wholly owned subsidiary of BFC (the “merger”). The following provides answers to certain questions that BBX Capital’s and BFC’s respective shareholders may have with respect to the merger. The following may not contain all of the information that is important to you, and you are urged to read this joint proxy statement/prospectus in its entirety, together with all annexes hereto, including the merger agreement which is included as Annex A.
Q:
  Why am I being asked to vote on the merger?
A:
  BFC and BBX Capital are both Florida corporations. Under the Florida Business Corporation Act (the “FBCA”), the merger cannot be completed unless the merger agreement is approved by the shareholders of BBX Capital. The merger also requires the approval of BFC’s shareholders.
See “Questions and Answers About the BBX Capital Special Meeting” beginning on page vi and “Questions and Answers About the BFC Special Meeting” beginning on page x for a discussion of the voting rights and procedures with respect to the proposals to be considered at the companies’ respective special meetings, including the votes required to approve each proposal.
Q:
  What will BBX Capital’s shareholders receive in the merger?
A:
  Shareholders of BBX Capital (other than BFC and shareholders who exercise and perfect their appraisal rights in accordance with the FBCA) will be entitled to receive 5.39 shares of BFC’s Class A Common Stock in exchange for each share of BBX Capital’s Class A Common Stock that they own at the effective time of the merger. BFC will not issue fractional shares of its Class A Common Stock in the merger, but instead, the aggregate number of shares of BFC’s Class A Common Stock to which each eligible shareholder of BBX Capital will be entitled in connection with the merger will be rounded up to the next largest whole share.
The merger agreement was publicly announced following the close of trading on May 7, 2013. On May 7, 2013 and March 12, 2014, the last trading day before the date of this joint proxy statement/prospectus, the closing price of BFC’s Class A Common Stock, which is currently listed on the OTCQB, was $2.40 per share and $4.00 per share, respectively. On May 7, 2013 and March 12, 2014, the closing price of BBX Capital’s Class A Common Stock, which is currently listed on the New York Stock Exchange (the “NYSE”), was $13.08 per share and $21.58 per share, respectively. As described above, consummation of the merger is conditioned upon BFC’s Class A Common Stock being approved for listing on a national securities exchange (or inter-dealer quotation system of a registered national securities association) at the effective time of the merger. Shareholders of both companies may wish to obtain current market quotations prior to voting their shares.
BFC currently owns 8,133,353 shares of BBX Capital’s Class A Common Stock, representing approximately 51% of the outstanding shares of such stock, and all 195,045 outstanding shares of BBX Capital’s Class B Common Stock. BBX Capital’s Class A Common Stock and Class B Common Stock, collectively, is sometimes hereinafter referred to as “BBX Capital’s Common Stock.” The shares of BBX Capital’s Common Stock owned by BFC, which represent in the aggregate approximately 72% of BBX Capital’s total voting power, will be canceled in connection with the merger without any consideration therefor. BFC agreed in the merger agreement to vote all of the shares of BBX Capital’s Common Stock that it owns in favor of the merger agreement, which would constitute the requisite approval of the merger agreement by BBX Capital’s shareholders under the FBCA.
It is currently a condition to consummating the merger that BFC’s Class A Common Stock be approved for listing on a national securities exchange (or an inter-dealer quotation system of a registered national securities association) at the effective time of the merger. In connection with such requirement, it is expected that BFC may effect a reverse stock split pursuant to which a specified number of shares of BFC’s Class A Common Stock would be automatically converted into one share of BFC’s Class A Common Stock, and that same specified number of shares of BFC’s Class B

Common Stock would be converted into one share of BFC’s Class B Common Stock. If BFC seeks to effect a reverse stock split, it is expected that BFC would determine the reverse stock split ratio and obtain the separate approval or consent of its shareholders to the reverse stock split as well as any other amendments to BFC’s Amended and Restated Articles of Incorporation which require the approval of BFC’s shareholders as described herein, including a possible reduction in the authorized number of shares of BFC’s Class A Common Stock and Class B Common Stock (which are sometimes hereinafter referred to, collectively, as “BFC’s Common Stock”), at a time closer to the effective time of the merger and, with respect to the reverse stock split, in connection with its application to list its Class A Common Stock. If BFC effects a reverse stock split prior to the effective time of the merger, the number of shares of BFC’s Class A Common Stock to be received by BBX Capital’s shareholders in the merger will be ratably adjusted to reflect the reverse stock split.
Q:
  What will happen to options to purchase shares of BBX Capital’s Class A Common Stock and restricted stock awards of shares of BBX Capital’s Class A Common Stock?
A:
  Pursuant to the terms of the merger agreement, BFC will assume BBX Capital’s 2005 Restricted Stock and Option Plan, as amended, and BBX Capital’s Amended and Restated 2001 Stock Option Plan, as amended (collectively, the “BBX Capital Equity Compensation Plans”).
Options to acquire shares of BBX Capital’s Class A Common Stock and restricted stock awards of shares of BBX Capital’s Class A Common Stock granted under the BBX Capital Equity Compensation Plans and outstanding at the effective time of the merger will be converted automatically into options to purchase shares of BFC’s Class A Common Stock or restricted stock awards of shares of BFC’s Class A Common Stock, as applicable, and be subject to the same terms and conditions as in effect at the effective time of the merger; provided, however, that (i) the number of shares which may be purchased upon exercise of the options, and the number of shares subject to the restricted stock awards, will be multiplied by the exchange ratio in the merger, and (ii) the exercise price of the options will be divided by the exchange ratio in the merger.
Q:
  What will BFC’s shareholders receive in connection with the merger?
A:
  BFC’s shareholders will not receive any consideration in connection with the merger. Each share of BFC’s Class A Common Stock and Class B Common Stock outstanding immediately prior to the merger will remain outstanding as a share of BFC’s Class A Common Stock and Class B Common Stock, respectively, immediately following the merger.
Q:
  Are there conditions to BFC’s and BBX Capital’s respective obligations to consummate the merger?
A:
  Yes. Consummation of the merger is subject to a number of conditions, including, among others, the approval of the merger agreement by BBX Capital’s shareholders, the approval of the merger by BFC’s shareholders, BFC’s Class A Common Stock being listed on a national securities exchange (or inter-dealer quotation system of a registered national securities association) at the effective time of the merger, holders of not more than 10% of the outstanding shares of BBX Capital’s Common Stock duly and validly exercising, or remaining entitled to exercise immediately prior to the effective time of the merger, their appraisal rights in accordance with the FBCA, the absence of any “Material Adverse Effect” (as defined in the merger agreement) with respect to either BFC or BBX Capital, and the receipt of all consents and approvals reasonably necessary to consummate the merger and continue in full force and effect certain of BBX Capital’s material contracts. To the extent permitted by applicable law, the board of directors of either BFC or BBX Capital may choose to waive any of the conditions to consummation of the merger and choose to proceed to closing notwithstanding the fact that any such condition has not been fulfilled.
Q:
  Will there be restrictions on the transfer of the shares of BFC’s Class A Common Stock to be issued in the merger?
A:
  The shares of BFC’s Class A Common Stock to be issued in connection with the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any

BBX Capital shareholder who may be deemed to be an affiliate of BFC for purposes of Rule 144 under the Securities Act after the completion of the merger. Generally, an individual or entity will be deemed to be an affiliate of BFC only if the individual or entity is a director, executive officer or holder of 10% or more of the outstanding shares of BFC.
Q:
  What are the material federal income tax consequences of the merger to BBX Capital’s shareholders?
A:
  The merger has been structured to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, BBX Capital’s shareholders should not recognize gain or loss for United States federal income tax purposes upon the exchange of their shares of BBX Capital’s Class A Common Stock for shares of BFC’s Class A Common Stock pursuant to the terms of the merger agreement.
As described in further detail below, BBX Capital’s shareholders are entitled to pursue appraisal rights in connection with the merger pursuant to which they may receive a cash payment in an amount equal to the “fair value” of their shares (as determined in accordance with the FBCA). A dissenting shareholder’s receipt of cash in exchange for his, her or its shares of BBX Capital’s Class A Common Stock pursuant to the appraisal rights process will be a taxable transaction to such shareholder.
Tax matters are very complicated, and the tax consequences of the merger to a particular shareholder will depend in part on such shareholder’s circumstances. Accordingly, you are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.
Q:
  Does the board of directors of BBX Capital recommend the approval of the merger agreement?
A:
  Yes. A special committee comprised of the disinterested members of BBX Capital’s board of directors (the “BBX Capital special committee”) was formed and designated to, among other things and with the assistance of its legal and financial advisors, negotiate, review and evaluate the terms and conditions of, and determine the advisability of, the merger. After such negotiation, review and evaluation, the BBX Capital special committee determined that the merger is advisable, fair to and in the best interests of BBX Capital’s shareholders. On the basis of such determination, the BBX Capital special committee recommended that the full board of directors of BBX Capital approve the merger agreement and the merger and recommend to the shareholders of BBX Capital that they approve the merger agreement. In arriving at its determination, the BBX Capital special committee consulted with its legal and financial advisors and considered the factors described under “The Merger —  Recommendation of the BBX Capital Board and its Reasons for the Merger.”
After consideration of the recommendation of the BBX Capital special committee and evaluation and consideration of the merger agreement and the merger, the board of directors of BBX Capital determined that the merger is advisable, fair to and in the best interests of BBX Capital’s shareholders, approved the merger and recommends that BBX Capital’s shareholders vote “FOR” the merger agreement. In arriving at its determination, the BBX Capital board of directors also considered the factors described under “The Merger — Recommendation of the BBX Capital Board and its Reasons for the Merger.”
Q:
  Does the board of directors of BFC recommend the approval of the merger?
A:
  Yes. After evaluation and consideration of the merger agreement and the transactions contemplated thereby, the board of directors of BFC determined that the merger is advisable, fair to and in the best interests of BFC and its shareholders. Accordingly, the board of directors of BFC approved the merger and recommends that BFC’s shareholders vote “FOR” the merger. In arriving at this determination, the board of directors of BFC consulted with certain members of BFC’s senior management and BFC’s legal and financial advisors and considered the factors described under “The Merger — Recommendation of the BFC Board and its Reasons for the Merger.”

Q:
  How do BBX Capital and BFC expect to conduct their respective businesses until the merger is completed and after the merger is completed?
A:
  Both BBX Capital and BFC expect to, and have agreed in the merger agreement to, conduct their respective businesses prior to the effective time of the merger in the usual and ordinary course, consistent with their existing business and investment strategies and operational plans.
It is expected that, following the merger, both BFC and BBX Capital (as a wholly owned subsidiary of BFC) will continue to conduct their respective businesses in substantially the way it is currently conducted.
Q:
  Are there risks associated with the merger?
A:
  Yes. In evaluating the merger, you should carefully consider the risks discussed in the section of this joint proxy statement/prospectus entitled “Risk Factors” beginning on page 21 and the other information about BFC and BBX Capital contained in or incorporated by reference into this joint proxy statement/prospectus.
Q:
  When do the parties expect the merger to be completed?
A:
  BFC and BBX Capital expect to complete the merger as promptly as practicable after all conditions to closing are satisfied. Satisfaction of the closing conditions is subject to a number of factors, certain of which are outside of BFC’s and BBX Capital’s control, and there is no assurance as to when the closing conditions will be satisfied, if at all.
As previously described, the listing of BFC’s Class A Common Stock on a national securities exchange or qualified inter-dealer quotation system at the effective time of the merger is a condition to closing the merger. As described in further detail in the “Risk Factors” section of this joint proxy statement/prospectus, BFC has been advised by the NYSE and NASDAQ that, subject to a change in their position in the future, they would not consider approval of any application for listing of BFC’s Class A Common Stock during the pendency of the litigation brought by the SEC against BBX Capital and its Chairman. Accordingly, BFC has not yet filed an application for the listing of its Class A Common Stock and may or may not do so depending on whether a national securities exchange or qualified inter-dealer quotation system indicates an application could be considered for approval prior to resolution of the litigation. The SEC action was not, as previously anticipated, heard during the January 2014 trial calendar and the case is currently on the trial calendar in November 2014. The pendency of the SEC action and delays in resolving the action have had the effect of delaying any listing of BFC’s Class A Common Stock. BBX Capital believes the claims in the SEC action are without merit and intends to vigorously defend the action. However, there is no assurance as to the timing or resolution of the case, or the listing of the shares. It is not currently expected that the merger will be consummated prior to the first quarter of 2015. Pursuant to the terms of the merger agreement, either BFC or BBX may terminate the merger agreement if the merger is not consummated by April 30, 2014.
See the “Risk Factors” section of this joint proxy statement/prospectus for further information regarding certain matters that could delay or prevent the completion of the merger, including risks relating to BFC’s ability to obtain the listing of its Class A Common Stock.
Q:
  Should I send in my stock certificates now?
A:
  No. If the merger is approved and completed, BBX Capital’s shareholders will receive written instructions from the exchange agent retained for purposes of the merger explaining how to exchange their certificates representing shares of BBX Capital’s Class A Common Stock for certificates representing the shares of BFC’s Class A Common Stock to which they are entitled as a result of the merger.
In addition, if BFC effects a reverse stock split, BFC’s shareholders will be requested to exchange their stock certificates representing pre-split shares of BFC’s Class A Common Stock and Class B Common Stock for new certificates representing such shares after giving effect to the reverse stock split.

Q:
  Can I assert appraisal rights with respect to the merger?
A:
  Under the FBCA, holders of BBX Capital’s Class A Common Stock have the right to assert and exercise appraisal rights with respect to the merger and obtain a cash payment in an amount equal to the “fair value” of their shares (as determined in accordance with the FBCA) in lieu of the shares of BFC’s Class A Common Stock that they would otherwise be entitled to receive pursuant to the terms of the merger agreement. Under the FBCA, “fair value” of the shares of BBX Capital’s Class A Common Stock held by a BBX Capital shareholder asserting appraisal rights means the value of such shares immediately before the effective time of the merger, regardless of when the vote on the merger is taken and excluding any appreciation or deprecation in anticipation of the merger (unless exclusion would be inequitable), and could be more than, less than or equal to the value of the shares of BFC’s Class A Common Stock that the shareholder would otherwise have received in connection with the merger pursuant to the terms of the merger agreement. It is not currently expected that the merger will be consummated prior to the first quarter of 2015. To assert and exercise appraisal rights, BBX Capital’s shareholders may not vote, or cause or permit to be voted, any of their shares of BBX Capital’s Class A Common Stock in favor of the merger agreement, and they must strictly follow the procedures set forth in Sections 607.1301 through 607.1333 of the FBCA relating to appraisal rights. These provisions are summarized under the section entitled “Appraisal Rights” beginning on page 94. In addition, the full text of Sections 607.1301 through 607.1333 of the FBCA is included as Annex F to this joint proxy statement/prospectus. A dissenting shareholder’s receipt of cash in exchange for his, her or its shares of BBX Capital’s Class A Common Stock pursuant to the appraisal rights process will be a taxable transaction to such shareholder. Any BBX Capital shareholder wishing to assert and exercise appraisal rights is urged to consult with his, her or its legal counsel before attempting to assert and exercise those rights.
Unless waived by BFC, BFC’s obligation to consummate the merger is conditioned upon holders of not more than 10% of the outstanding shares of BBX Capital’s Common Stock duly and validly exercising, or remaining entitled to exercise immediately prior to the effective time of the merger, their appraisal rights in accordance with the FBCA.
BFC’s shareholders are not entitled to appraisal rights in connection with the merger.
Q:
  Are any of BFC’s or BBX Capital’s Named Executive Officers entitled to any “golden parachute compensation” in connection with the merger?
A:
  No. Neither BFC nor BBX Capital has any arrangement or understanding with its or the other company’s Named Executive Officers concerning any type of compensation that is based on or otherwise relates to the merger. Further, prior to the execution of the merger agreement, each of BBX Capital’s executive officers delivered a letter to BBX Capital pursuant to which the executive officer (i) confirmed that neither the merger nor any of the other transactions contemplated by the merger agreement would be deemed to constitute a “Change in Control” under his employment agreement with BBX Capital and (ii) expressly waived any rights under his employment agreement with BBX Capital that might be triggered in the event that a “Change in Control” was deemed to have occurred either due to the consummation of the merger or the other transactions contemplated by the merger agreement. As a result, the advisory shareholder vote relating to “golden parachute compensation” otherwise required by Item 402(t) of Regulation S-K of the SEC is not applicable to the merger.
v

QUESTIONS AND ANSWERS ABOUT THE BBX CAPITAL SPECIAL MEETING
Q:
  Where and when is the BBX Capital special meeting?
A:
  The special meeting of BBX Capital’s shareholders will be held at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on April 29, 2014 commencing at 10:30 a.m., local time.
Q:
  Who can vote at the meeting?
A:
  Record holders of BBX Capital’s Class A Common Stock and record holders of BBX Capital’s Class B Common Stock at the close of business on March 4, 2014 (the “record date”) may vote at the meeting.
As of the close of business on the record date, 17,088,390 shares of BBX Capital’s Class A Common Stock and 195,045 shares of BBX Capital’s Class B Common Stock were outstanding and eligible to be voted at the meeting.
Q:
  What will BBX Capital’s shareholders be asked to vote on at the meeting?
A:
  As described in this joint proxy statement/prospectus and in the accompanying notice of special meeting of BBX Capital’s shareholders, the sole item of business at the meeting will be a vote on the merger agreement.
Q:
  What are the voting rights of BBX Capital’s shareholders?
A:
  Holders of BBX Capital’s Class A Common Stock and Class B Common Stock will vote as one class on the merger agreement. Holders of BBX Capital’s Class A Common Stock are entitled to one vote per share, with all holders of BBX Capital’s Class A Common Stock having in the aggregate 53% of the general voting power. The number of votes represented by each share of BBX Capital’s Class B Common Stock, which represents in the aggregate 47% of the general voting power, is calculated in accordance with the Company’s Restated Articles of Incorporation. At the meeting, each outstanding share of BBX Capital’s Class B Common Stock will be entitled to 77.69 votes.
Q:
  What are my choices when voting?
A:
  BBX Capital’s shareholders may vote for or against, or abstain from voting on, the merger agreement.
Q:
  What is the recommendation of BBX Capital’s board of directors with respect to the merger agreement?
A:
  As described in further detail in this joint proxy statement/prospectus, including in the section entitled “Recommendation of the BBX Capital Board and its Reasons for the Merger,” the board of directors of BBX Capital recommends that BBX Capital’s shareholders vote “FOR” the merger agreement.
Q:
  What vote of BBX Capital’s shareholders is required to approve the merger agreement?
A:
  Under the FBCA, approval of the merger agreement requires the affirmative vote of holders of shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast on the proposal. Abstentions and failures to vote will have the same effect as votes cast against the merger agreement.
Q:
  How many shares of BBX Capital’s Class A Common Stock and Class B Common Stock do BBX Capital’s directors and executive officers own?
A:
  BBX Capital’s directors and executive officers may be deemed to collectively own and are entitled to vote 8,565,619 shares, or approximately 54%, of BBX Capital’s Class A Common Stock and all 195,045 shares of BBX Capital’s Class B Common Stock, which represent in the aggregate approximately 76% of the total voting power of BBX Capital. These shares include the 8,133,353 shares, or approximately 51%, of BBX Capital’s Class A Common Stock, and 195,045 shares of BBX Capital’s Class B Common Stock owned by BFC. Alan B. Levan, who serves as Chairman, Chief Executive Officer and President of BFC and Chairman and Chief Executive Officer of BBX Capital, and John E. Abdo, who

serves as Vice Chairman of each of BFC and BBX Capital, may be deemed to beneficially own the shares of BBX Capital’s Class A Common Stock and Class B Common Stock owned by BFC by virtue of their collective ownership interest in BFC’s Class A Common Stock and Class B Common Stock.
In addition to the shares indicated in the preceding paragraph, BBX Capital’s compensation committee has the right to vote 1,277,802 shares of BBX Capital’s Class A Common Stock underlying unvested restricted stock awards previously granted to executive officers of BBX Capital. These shares represent approximately 7% of the total number of outstanding shares of BBX Capital’s Class A Common Stock. It is currently expected that BBX Capital’s compensation committee will vote these shares in accordance with the recommendation of BBX Capital’s board of directors in favor of the merger agreement.
Q:
  Have any shareholders of BBX Capital committed to vote for the approval of the merger agreement?
A:
  BFC has committed in the merger agreement to vote all of the shares of BBX Capital’s Class A Common Stock and Class B Common Stock that it owns in favor of the merger agreement. While it is anticipated that BBX Capital’s directors and executive officers will vote the other shares of BBX Capital’s Class A Common Stock and Class B Common Stock owned by them in favor of the merger agreement, none of them have, and no shareholder of BBX Capital other than BFC has, any binding commitment to do so.
Assuming BFC votes the shares of BBX Capital’s Class A Common Stock and Class B Common Stock in favor of the merger agreement as it has committed to do, approval of the merger agreement by BBX Capital’s shareholders is assured.
Q:
  What constitutes a quorum?
A:
  The presence at the meeting, in person or by proxy, of the holders of shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing a majority of the total voting power of such stock as of the close of business on the record date will constitute a quorum, permitting the conduct of business at the meeting.
Q:
  What is the difference between a shareholder of record and a “street name” holder?
A:
  If your shares of BBX Capital are registered directly in your name with American Stock Transfer & Trust Company, BBX Capital’s stock transfer agent (“AST”), you are considered the shareholder of record with respect to those shares. If your shares of BBX Capital are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”
Q:
  How do I vote my shares?
A:
  If you are a shareholder of record of BBX Capital, you can give a proxy to be voted at the meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described in further detail on the enclosed proxy card. Shareholders of record of BBX Capital may also vote their shares at the meeting by completing a ballot at the meeting.
If you hold your shares of BBX Capital in “street name,” you must vote your shares in accordance with the directions set forth on the voting instruction card enclosed or provided by your broker, bank or other nominee.
Q:
  May I vote in person?
A:
  If you are a shareholder of record of BBX Capital, you may attend the meeting and vote your shares in person, rather than signing and returning your proxy card or otherwise transmitting your voting instructions as described on the proxy card.
If you hold your shares of BBX Capital in “street name,” you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from your broker, bank or other nominee giving you the right to vote the shares in person.

Q:
  If my shares are held in “street name,” will my broker, bank or other nominee vote my shares without instructions from me?
A:
  No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the meeting. Under the rules of the NYSE, if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee may vote your shares in its discretion only on “routine matters.” The vote on the merger agreement is not considered to be a “routine matter” under the rules of the NYSE. Accordingly, your broker, bank or other nominee will not have discretion to vote your shares on the merger agreement if you do not provide voting directions. Without instructions, your shares will not be voted on the merger agreement and will effectively count as votes against the merger agreement. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares.
Q:
  What do I need to do now?
A:
  In order for your shares to be represented at the meeting, after carefully reading and considering the information contained in this joint proxy statement/prospectus, (i) if you are a shareholder of record of BBX Capital, please complete, sign and date your proxy card and return it in the enclosed postage-paid return envelope or otherwise transmit your voting instructions as described on the proxy card, or (ii) if you hold your shares of BBX Capital in “street name,” please instruct your broker, bank or other nominee how to vote your shares by following the directions set forth on the voting instruction card enclosed or provided by your broker, bank or other nominee.
Q:
  What happens if I do not attend the meeting and fail to return a proxy card or vote my shares by telephone or the internet?
A:
  The failure of a shareholder of record of BBX Capital to return his, her or its proxy card or vote his, her or its shares at the meeting or by telephone or the internet pursuant to the directions set forth on the proxy card will have the same effect as voting against the merger agreement.
Q:
  How will proxy cards that are returned without voting instructions be treated?
A:
  All properly signed and dated proxies received by BBX Capital prior to the vote at the meeting that do not contain any direction as to how to vote will be voted “FOR” the merger agreement.
Q:
  Can I change my vote?
A:
  Yes. If you are a shareholder of record of BBX Capital, you may revoke your proxy by providing written notice of revocation addressed to, or in person to, BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary. Shareholders of record may also submit a new valid proxy bearing a later date or transmit new voting instructions by telephone or the internet in accordance with the voting procedures described on the proxy card. To be valid, any such revocation notice or new proxy card must be received, and any new voting instructions must be transmitted, in each case by no later than 11:59 p.m., local time, on the date immediately preceding the meeting. In addition, shareholders of record may revoke previously granted proxies or change their vote by attending the meeting and voting in person, although attendance at the meeting will not by itself revoke a previously granted proxy.
If you hold your shares of BBX Capital in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.
Q:
  Are there any other matters to be acted upon at the meeting?
A:
  No. The only matter to be acted upon at the meeting is the proposal to approve the merger agreement.

Q:
  Who can help answer my questions?
A:
  If you are a BBX Capital shareholder and would like additional copies, without charge, of this joint proxy statement/prospectus or if you have questions about the merger or the meeting of BBX Capital’s shareholders, including the procedures for voting your shares, you should contact Georgeson Inc. (“Georgeson”), the information agent for the merger, at (888) 613-9988.

QUESTIONS AND ANSWERS ABOUT THE BFC SPECIAL MEETING
Q:
  Where and when is the BFC special meeting?
A:
  The special meeting of BFC’s shareholders will be held at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 on April 29, 2014 commencing at 10:00 a.m., local time.
Q:
  Who can vote at the meeting?
A:
  Record holders of BFC’s Class A Common Stock and record holders of BFC’s Class B Common Stock as of the close of business on March 4, 2014 may vote at the meeting.
As of the close of business on the record date, 75,848,502 shares of BFC’s Class A Common Stock and 7,334,043 shares of BFC’s Class B Common Stock were outstanding and eligible to be voted at the meeting.
Q:
  What will BFC’s shareholders be asked to vote on at the meeting?
A:
  As described in this joint proxy statement/prospectus and in the accompanying notice of special meeting of BFC’s shareholders, BFC’s shareholders will be asked at the meeting to consider and vote upon the merger.
Q:
  What are the voting rights of BFC’s shareholders?
A:
  The holders of BFC’s Class A Common Stock and Class B Common Stock will vote together as a single class on the merger. Each share of BFC’s Class A Common Stock entitles the holder thereof to one vote per share, with all holders of BFC’s Class A Common Stock having in the aggregate 22% of the general voting power of BFC. The number of votes represented by each share of BFC’s Class B Common Stock, which represents in the aggregate 78% of the general voting power of BFC, is calculated in accordance with BFC’s Amended and Restated Articles of Incorporation. At the meeting, each outstanding share of BFC’s Class B Common Stock will be entitled to 36.67 votes.
Q:
  What are my choices when voting at the meeting?
A:
  BFC’s shareholders may vote for or against, or abstain from voting on, the merger.
Q:
  What is the recommendation of BFC’s board of directors with respect to the merger?
A:
  As described in further detail in this joint proxy statement/prospectus, including in the section entitled “The Merger — Recommendation of the BFC Board and its Reasons for the Merger,” the board of directors of BFC recommends that BFC’s shareholders vote “FOR” the merger.
Q:
  What vote of BFC’s shareholders is required to approve the merger?
A:
  The merger will be approved by BFC’s shareholders if it receives the affirmative vote of a majority of the votes entitled to be cast on such proposal. Abstentions and failures to vote will have the same effect as votes against the merger.
Q:
  How many shares of BFC’s Class A Common Stock and Class B Common Stock do BFC’s executive officers and directors own?
A:
  BFC’s directors and executive officers collectively own and are entitled to vote 13,213,803 shares, or approximately 17%, of BFC’s Class A Common Stock, and 6,361,808 shares, or approximately 87%, of BFC’s Class B Common Stock, representing in the aggregate approximately 72% of BFC’s total voting power. Included in those shares are a total of 12,116,991 shares of BFC’s Class A Common Stock and 6,333,728 shares of BFC’s Class B Common Stock owned in the aggregate by Alan B. Levan, who serves Chairman, Chief Executive Officer and President of BFC and Chairman and Chief Executive Officer of BBX Capital, and John E. Abdo, who serves as Vice Chairman of BFC and BBX Capital.
x

In addition to the shares indicated in the preceding paragraph, BFC’s compensation committee has the right to vote 4,577,220 shares of BFC’s Class A Common Stock underlying unvested restricted stock awards previously granted to executive officers of BFC. These shares represent approximately 6% of the total number of outstanding shares of BFC’s Class A Common Stock. It is currently expected that BFC’s compensation committee will vote these shares in accordance with the recommendation of BFC’s board of directors in favor of the merger.
Q:
  Have any shareholders of BFC committed to vote for the merger?
A:
  While it is expected that BFC’s directors and executive officers will vote all of the shares of BFC’s Class A Common Stock and Class B Common Stock owned by them in favor of the merger, none of them have, and no other shareholder of BFC has, any binding agreement to do so. If Messrs. Levan and Abdo vote their shares as expected, then the approval of the merger by BFC’s shareholders is assured.
Q:
  What constitutes a quorum?
A:
  The presence at the meeting, in person or by proxy, of holders of shares of BFC’s Class A Common Stock and Class B Common Stock representing a majority of BFC’s voting power as of the close of business on the record date will constitute a quorum.
Q:
  What is the difference between a shareholder of record and a “street name” holder?
A:
  If your shares of BFC’s Class A Common Stock or Class B Common Stock are registered directly in your name with AST, BFC’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares of BFC’s Class A Common Stock or Class B Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”
Q:
  How do I vote my shares?
A:
  If you are a shareholder of record of BFC, you can give a proxy to be voted at the meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or the internet as described in further detail on the enclosed proxy card. Shareholders of record of BFC may also vote their shares at the meeting by completing a ballot at the meeting.
If you hold your shares of BFC’s Class A Common Stock or Class B Common Stock in “street name,” you must vote your shares in accordance with the directions set forth on the voting instruction card enclosed or provided by your broker, bank or other nominee.
Q:
  May I vote in person?
A:
  If you are a shareholder of record of BFC, you may attend the meeting and vote your shares in person, rather than signing and returning your proxy card or otherwise transmitting your voting instructions as described on the proxy card.
If you hold your shares of BFC’s Class A Common Stock or Class B Common Stock in “street name,” you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from your broker, bank or other nominee giving you the right to vote the shares in person.
Q:
  If my shares are held in “street name,” will my broker, bank or other nominee vote my shares without instructions from me?
A:
  No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the meeting. Under the rules of the NYSE, if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee may vote your shares in its discretion only on “routine matters.” The vote on the merger is not a “routine matter” under the rules of the NYSE. Accordingly, your broker, bank or other nominee will not have discretion to vote your shares on the merger if you do not provide voting directions. Without instructions, your shares will not be voted and will effectively count as votes against the merger. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares.
Q:
  What do I need to do now?
A:
  In order for your shares to be represented at the meeting, after carefully reading and considering the information contained in this joint proxy statement/prospectus, (i) if you are a shareholder of record of BFC, please complete, sign and date your proxy card and return it in the enclosed postage-paid return envelope or otherwise transmit your voting instructions as described on the proxy card, or (ii) if you hold your shares of BFC’s Class A Common Stock or Class B Common Stock in “street name,” please instruct your broker, bank or other nominee how to vote your shares by following the directions set forth on the voting instruction card enclosed or provided by your broker, bank or other nominee.
Q:
  What happens if I do not attend the meeting and fail to return a proxy card or vote my shares by telephone or the internet?
A:
  The failure of a shareholder of record of BFC to return his, her or its proxy card or vote his, her or its shares at the meeting or by telephone or the internet pursuant to the directions set forth on the proxy card will have the same effect as voting against the merger.
Q:
  How will proxy cards that are returned without voting instructions be treated?
A:
  All properly signed and dated proxies received by BFC prior to the vote at the meeting that do not contain any direction as to how to vote the shares represented thereby will be voted “FOR” the merger.
Q:
  Can I change my vote?
A:
  Yes. If you are a shareholder of record of BFC, you may revoke your proxy by providing written notice of revocation addressed to, or in person to, BFC Financial Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary. Shareholders of record may also submit a new valid proxy bearing a later date or transmit new voting instructions by telephone or the internet in accordance with the voting procedures described on the proxy card. To be valid, any such revocation notice or new proxy card must be received, and any new voting instructions must be transmitted, in each case by no later than 11:59 p.m., local time, on the date immediately preceding the meeting. In addition, shareholders of record may revoke previously granted proxies or change their vote by attending the meeting and voting in person, although attendance at the meeting will not by itself revoke a previously granted proxy.
If you hold your shares of BFC’s Class A Common Stock or Class B Common Stock in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote with respect to those shares.
Q:
  Are there any other matters to be acted upon at the meeting?
A:
  No. The only matters to be acted upon at meeting will be the proposal to approve the merger.
Q:
  Who can help answer my questions?
A:
  If you are a BFC shareholder and would like additional copies, without charge, of this joint proxy statement/prospectus or if you have questions about, the merger or the meeting of BFC’s shareholders, including the procedures for voting your shares, you should contact Georgeson, the information agent for the merger, at (888) 613-9988.

SUMMARY
This summary highlights selected information from this joint proxy statement/prospectus pertaining to the merger. This summary may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire joint proxy statement/prospectus together with all annexes hereto. Page references have been included parenthetically to direct you to a more complete description of the topics presented in this summary.
The Companies
BFC (page 62)
BFC Financial Corporation
401 East Las Olas Boulevard, Suite 800
Fort Lauderdale, FL 33301
(954) 940-4900
BFC is a Florida-based holding company whose principal holdings include a 52% equity interest in BBX Capital and, through its investment in Woodbridge Holdings, LLC (“Woodbridge”), a 54% equity interest in Bluegreen Corporation (“Bluegreen”), a sales, marketing and management company primarily focused on the hospitality and vacation ownership industries. As described below, BBX Capital, through an investment in Woodbridge, holds the remaining 46% equity interest in Bluegreen.
BFC’s business strategy has been to invest in and acquire businesses in diverse industries either directly or through controlled subsidiaries. Most recently, BFC has focused on providing strategic support to its existing investments with a view to the improved performance of the organization as a whole. In the future, BFC may also seek to make opportunistic investments outside of its existing portfolio, including investments in real estate based opportunities and operating businesses.
As of December 31, 2012 and September 30, 2013, BFC had total consolidated assets of approximately $1.5 billion and $1.4 billion, respectively, and shareholders’ equity attributable to BFC of approximately $299.0 million and $214.8 million, respectively. Net income attributable to BFC for the year ended December 31, 2012 was approximately $166.0 million, including a gain on sale of approximately $293 million recognized by BFC in connection with BBX Capital’s sale of BankAtlantic, BBX Capital’s former banking subsidiary, to BB&T Corporation (“BB&T”) during July 2012, as described below. Net income attributable to BFC was approximately $5.3 million for the nine months ended September 30, 2013.
BBX Capital (page 63)
BBX Capital Corporation
401 East Las Olas Boulevard, Suite 800
Fort Lauderdale, FL 33301
(954) 940-4000
BBX Capital is a Florida-based company involved in the ownership, financing, acquisition, development and management of real estate and real estate related assets. BBX Capital is also involved in the investment in or acquisition of operating businesses. In addition, BBX Capital anticipates engaging in joint venture arrangements with developers for residential and commercial development projects in which BBX Capital funds its equity investment in the real estate joint ventures through cash investments or by contributing real estate properties.
On July 31, 2012, BBX Capital sold BankAtlantic to BB&T. Prior to such transaction, BBX Capital was a bank holding company and its principal asset was its ownership of BankAtlantic, a federal savings bank.
On April 2, 2013, BBX Capital invested $71.75 million in Woodbridge in exchange for a 46% equity interest in Woodbridge. BBX Capital’s investment in Woodbridge was made in connection with the consummation of Woodbridge’s acquisition in a cash merger of all of the shares of Bluegreen’s common stock not previously owned by Woodbridge. Prior to BBX Capital’s investment in Woodbridge and the merger involving Bluegreen and Woodbridge, Woodbridge was a wholly owned subsidiary of BFC and owned approximately 54% of Bluegreen’s outstanding common stock.
The majority of BBX Capital’s assets do not generate income on a regular or predictable basis. Recognizing the nature of BBX Capital’s assets, BBX Capital’s goal is to build long-term value. BBX Capital does not expect to generate significant revenues from its assets until the assets are monetized through repayments or transactions involving the sale, joint venture or development of the underlying real estate. BBX Capital currently intends to utilize the cash flow from the monetization of its assets to pay operating expenses and to invest in income producing real estate, real estate developments, real estate joint ventures and operating businesses.
As of December 31, 2012 and September 30, 2013, BBX Capital had total consolidated assets of approximately $470.7 million and $409.1 million, respectively, and shareholders’ equity of approximately $240.3 million and $252.0 million, respectively. Net income generated by BBX Capital for the year ended December 31, 2012 was approximately $235.8 million, including a gain on sale of BankAtlantic of approximately $290.6 million. BBX Capital incurred a net loss of approximately $1.7 million for the nine months ended September 30, 2013.
The Merger
Overview (page 62)
On May 7, 2013, BFC and BBX Capital entered into the merger agreement, which is the legal document governing the merger. The merger agreement is included as Annex A to this joint proxy statement/prospectus. Subject to the terms and conditions of the merger agreement, BBX Capital will be merged with and into a recently formed wholly owned subsidiary of BFC. Upon the completion of the merger, BBX Capital’s separate corporate existence will cease and its Class A Common Stock will no longer be publicly traded.
The Merger Consideration (page 97)
Pursuant to the terms of the merger agreement, BBX Capital’s shareholders (other than BFC and shareholders who assert and exercise their appraisal rights in accordance with the FBCA) will be entitled to receive, in exchange for each share of BBX Capital’s Class A Common Stock that they own at the effective time of the merger, 5.39 shares of BFC’s Class A Common Stock (the “exchange ratio”). BFC will not issue fractional shares of its Class A Common Stock in the merger, but instead, the aggregate number of shares of BFC’s Class A Common Stock to which each eligible shareholder of BBX Capital will be entitled in connection with the merger will be rounded up to the next largest whole share. The shares of BFC’s Class A Common Stock to be received in exchange for shares of BBX Capital’s Common Stock pursuant to the merger agreement are sometimes hereinafter referred to as the “merger consideration.”
The merger agreement was publicly announced following the close of trading on May 7, 2013. On May 7, 2013, the closing price of BFC’s Class A Common Stock was $2.40 per share, and the closing price of BBX Capital’s Class A Common Stock was $13.08 per share. On March 12, 2014, the last trading day prior to the date of this joint proxy statement/prospectus, the closing price of BFC’s Class A Common Stock was $4.00 per share, and the closing price of BBX Capital’s Class A Common Stock was $21.58 per share. Shareholders of both companies may wish to obtain current market quotations prior to voting their shares.
Under the terms of the merger agreement, the shares of BBX Capital’s Class A Common Stock and Class B Common Stock owned by BFC, which collectively represent approximately 52% of BBX Capital’s total outstanding equity and 72% of BBX Capital’s total voting power as of the date of this joint proxy statement/prospectus, will be canceled in connection with the merger without any consideration therefor.
Treatment of BBX Capital Restricted Stock Awards and Stock Options Outstanding under BBX Capital’s Stock Incentive Plans (page 97)
Pursuant to the terms of the merger agreement, BFC will assume the BBX Capital Equity Compensation Plans. In addition, options to acquire shares of BBX Capital’s Class A Common Stock and restricted stock awards of shares of BBX Capital’s Class A Common Stock granted under the BBX Capital Equity Compensation Plans and outstanding at the effective time of the merger will be converted automatically into options to purchase shares of BFC’s Class A Common Stock or restricted stock awards of shares of BFC’s Class A Common Stock, as applicable, and be subject to the same terms and conditions as in effect at the effective time of the merger; provided, however, that (i) the number of shares which may be purchased upon exercise of the options, and the number of shares subject to the restricted stock awards, will be multiplied by the exchange ratio in the merger, and (ii) the exercise price of the options will be divided by the exchange ratio in the merger.
Conditions to Consummation of the Merger (page 99)
Consummation of the merger is subject to a number of conditions, including the receipt by BBX Capital and BFC of the shareholder approvals described in this joint proxy statement/prospectus and BFC’s Class A Common Stock being approved for listing on a national securities exchange (or an inter-dealer quotation system of a registered national securities association) at the effective time of the merger. In addition, the following conditions, among others, must be satisfied before the merger can be completed:
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  holders of not more than 10% of the outstanding shares of BBX Capital’s Common Stock duly and validly exercising, or remaining entitled to exercise immediately prior to the effective time of the merger, their appraisal rights in accordance with the FBCA;
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  the absence of any “Material Adverse Effect” with respect to BFC or BBX Capital;
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  the receipt of all consents and approvals reasonably necessary to consummate the merger and continue in full force and effect certain of BBX Capital’s material contracts;
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  the absence of any legal restraints or prohibitions preventing the completion of the merger;
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  the declaration by the SEC that the registration statement of which this joint proxy statement/prospectus is a part is effective and the absence of any stop order or proceeding, initiated or threatened in writing by the SEC, suspending or threatening to suspend such effectiveness; and
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  the representations and warranties of each of BFC and BBX Capital contained in the merger agreement being true and correct, subject to certain materiality qualifications.
Notwithstanding the foregoing, to the extent permitted by applicable law, the board of directors of either BFC or BBX Capital may choose to waive any of the conditions to consummation of the merger and choose to proceed to closing notwithstanding the fact that any such condition has not been fulfilled.
Trading of BFC’s Class A Common Stock and Deregistration of BBX Capital’s Class A Common Stock (page 84)
BFC’s Class A Common Stock is currently listed for trading on the OTCQB under the trading symbol “BFCF.” As previously described, the closing of the merger is conditioned upon, among other things, BFC’s Class A Common Stock being approved for listing on a national securities exchange or qualified inter-dealer quotation system at the effective time of the merger. BFC is considering the national securities exchanges on which it may seek to list its Class A Common Stock. However, as previously described, BFC has been advised by the NYSE and NASDAQ that, subject to a change in their position in the future, they would not consider approval of any application for listing of BFC’s Class A Common Stock during the pendency of the litigation brought by the SEC against BBX Capital and its Chairman. Accordingly, BFC has not yet filed an application for the listing of its Class A Common Stock and may or may not do so depending on whether a national securities exchange or qualified inter-dealer quotation system indicates an application could be considered for approval prior to resolution of the litigation. The SEC action was not, as previously anticipated, heard during the January 2014 trial calendar and the case is currently on the trial calendar in November 2014.
If the merger is consummated, all of the shares of BBX Capital’s Class A Common Stock and Class B Common Stock will be canceled. Following the merger, BBX Capital’s Class A Common Stock will be deregistered under the Exchange Act.

Reverse Stock Split (page 87)
As previously described, consummation of the merger is currently subject to a number of conditions, including that BFC’s Class A Common Stock be approved for listing on a national securities exchange (or an inter-dealer quotation system of a registered national securities association) at the effective time of the merger. It is expected that BFC may effect a reverse stock split prior to the effective time of the merger in order to meet applicable listing requirements. If BFC effects a reverse stock split, a specified number of shares of BFC’s Class A Common Stock would be automatically converted into one share of BFC’s Class A Common Stock, and that same specified number of shares of BFC’s Class B Common Stock would be converted into one share of BFC’s Class B Common Stock. If BFC seeks to effect a reverse stock split, BFC will in the future determine the reverse stock split ratio and obtain the separate approval or consent of its shareholders to the reverse stock split as well as any other amendments to BFC’s Amended and Restated Articles of Incorporation which require the approval of BFC’s shareholders. If BFC effects a reverse stock split prior to the effective time of the merger, the number of shares of BFC’s Class A Common Stock to be received by BBX Capital’s shareholders in the merger will be ratably adjusted to reflect the reverse stock split.
Anticipated Changes to the Articles of Incorporation and Bylaws of BFC (page 87)
Pursuant to the FBCA, if BFC effects a reverse stock split, it will do so by amending its Amended and Restated Articles of Incorporation. In addition to effecting the reverse stock split, BFC may also amend its Amended and Restated Articles of Incorporation to (i) reduce the number of authorized shares of BFC’s Class A Common Stock and Class B Common Stock, (ii) modify the current provisions relating to shareholder approval of certain corporate transactions and future amendments of BFC’s Articles of Incorporation so that any required shareholder approval of such actions would be governed by applicable corporate law (rather than BFC’s Articles of Incorporation) and (iii) delete certain historical provisions which are no longer applicable to BFC. Consideration is also being given to changing BFC’s name to “BBX Capital Corporation” at or following the effective time of the merger. The Form of BFC’s Second Amended and Restated Articles of Incorporation, which reflects the provisions of BFC’s Amended and Restated Articles of Incorporation as currently in effect and notes the anticipated amendments to such provisions as described herein, is included as Annex D to this joint proxy statement/prospectus.
In addition, BFC’s board of directors has approved an amendment to BFC’s Bylaws which, effective upon consummation of the merger and in connection with the appointment at that time of the directors of BBX Capital who are not currently directors of BFC, will increase the maximum number of members of the board of directors of BFC from 15 to 20. Shareholder approval of the amendment to BFC’s Bylaws is not required. The Form of BFC’s Bylaws, which reflects the amendment, is included as Annex E to this joint proxy statement/prospectus.
Board of Directors and Executive Officers of BFC Following the Merger (page 87)
BFC’s board of directors is currently comprised of the following ten directors: Alan B. Levan, John E. Abdo, Darwin Dornbush, Oscar Holzmann, Jarett S. Levan, Alan J. Levy, Joel Levy, William Nicholson, Neil Sterling and Seth M. Wise. Each of these directors is expected to continue to serve as a director of BFC following the merger. Additionally, in connection with the merger, BFC has agreed to cause the directors of BBX Capital who are not also directors of BFC to be appointed to the board of directors of BFC at the effective time of the merger. In connection therewith, it is currently anticipated that Norman H. Becker, Steven M. Coldren, Bruno L. Di Giulian, Willis N. Holcombe, Anthony P. Segreto and Charlie C. Winningham, II will be appointed to BFC’s board of directors upon consummation of the merger. As of the date of this joint proxy statement/prospectus, no determination has been made as to the changes, if any, to be made to the constitution of the committees of BFC’s board of directors.
The executive officers of BFC in office immediately prior to the effective time of the merger are currently expected to continue to hold the same positions at BFC upon completion of the merger. As of the date of this joint proxy statement/prospectus, the executive officers of BFC are Alan B. Levan, Chairman, Chief Executive Officer and President, John E. Abdo, Vice Chairman , Jarett S. Levan, Executive Vice President, Seth M. Wise, Executive Vice President, and John K. Grelle, Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Chief Risk Officer.

Ownership of BFC Following the Merger (page 88)
Based on the number of outstanding shares of BBX Capital’s Class A Common Stock (other than shares owned by BFC) and BFC’s Class A Common Stock and Class B Common Stock as of the date of this joint proxy statement/prospectus, and assuming no shareholders of BBX Capital choose to assert and exercise their appraisal rights, immediately following the merger BBX Capital’s shareholders (other than BFC) and BFC’s shareholders will own approximately 37% and 63%, respectively, of the outstanding shares of BFC’s Class A Common Stock and 34% and 66%, respectively, of the total outstanding common equity of BFC. Immediately following the merger, shares of BFC’s Class A Common Stock and Class B Common Stock will represent in the aggregate 22% and 78%, respectively, of the general voting power of BFC and approximately 94% and 6%, respectively, of the total outstanding common equity of BFC.
Operations of BBX Capital and BFC Prior to and After the Effective Time of the Merger (page 84)
Both BBX Capital and BFC expect to, and have agreed in the merger agreement to, conduct their respective businesses prior to the effective time of the merger in the usual and ordinary course, consistent with their existing business and investment strategies and operational plans. It is also expected that, following the merger, BFC and BBX Capital (as a wholly owned subsidiary of BFC) will continue to conduct their respective businesses in substantially the way they are currently conducted.
Exemption of Merger from Operation of Shareholder Rights Plans (page 88)
Both BBX Capital and BFC have in place shareholder rights plans which were adopted in an effort to preserve the respective company’s ability to utilize its net operating loss carryforwards to offset future taxable income. The shareholder rights plans are designed to prevent BBX Capital or BFC, as the case may be, from experiencing an “ownership change” for purposes of Section 382 of the Code by causing substantial dilution to any person or group that, without the approval of the respective company’s board of directors, acquires beneficial ownership of (i) in the case of BFC, shares of BFC’s Class A Common Stock or Class B Common Stock, which together with all other shares owned by the person or group, represents 5% or more of the outstanding shares of BFC’s Class A Common Stock and Class B Common Stock, and (ii) in the case of BBX Capital, shares of BBX Capital’s Class A Common Stock, which together with all other shares owned by the person or group, represents 5% or more of the outstanding shares of BBX Capital’s Class A Common Stock. Prior to entering into the merger agreement, both BBX Capital and BFC took steps to exempt the merger and other transactions contemplated by the merger agreement from the operation of their respective shareholder rights plans and, in the case of BBX Capital, to cause the preferred share purchase rights issued pursuant to its shareholder rights plan to expire immediately prior to the effective time of the merger if the shareholder rights plan has not otherwise terminated.
With each share of BFC’s Class A Common Stock that BBX Capital’s shareholders receive in the merger, BBX Capital’s shareholders will also receive an associated preferred share purchase right under BFC’s shareholder rights plan. See the sections of this joint proxy statement/prospectus entitled “Description of Capital Stock” and “Comparison of Rights of Common Shareholders of BFC and BBX Capital” for additional information regarding BFC’s shareholder rights plan and the preferred share purchase rights.
Appraisal Rights (page 94)
Under the FBCA, BBX Capital’s shareholders who do not vote, or cause or permit to be voted, any of their shares of BBX Capital’s Class A Common Stock in favor of the merger agreement and who properly exercise their appraisal rights with respect to the merger will be entitled to receive a cash payment equal to the “fair value” of their shares (as determined in accordance with the FBCA). Pursuant to the FBCA, “fair value” of the shares of BBX Capital’s Common Stock held by a BBX Capital shareholder exercising appraisal rights means the value of such shares immediately before the effective time of the merger excluding any appreciation or depreciation in anticipation of the merger (unless exclusion would be inequitable) and could be more than, less than or equal to the value of the shares of BFC’s Class A Common Stock that the shareholder would otherwise have received in connection with the merger pursuant to the terms of the merger agreement. Merely voting against the approval of the merger agreement will not serve to assert the appraisal rights of a BBX Capital shareholder under the FBCA. In addition, a proxy submitted by a BBX Capital shareholder not marked “Against” or “Abstain” with respect to the merger agreement will be voted “For” the approval of the merger agreement and, accordingly, will result in the waiver of such shareholder’s appraisal rights. In addition to not voting, or causing or permitting to be voted, any of their shares of BBX Capital’s Class A Common Stock in favor of the merger, BBX Capital’s shareholders who wish to exercise appraisal rights must comply with the other requirements under the FBCA for exercising and perfecting appraisal rights, as described in the section of this joint proxy statement/prospectus entitled “Appraisal Rights” beginning on page 94. These requirements include, among others, that the shareholder deliver to BBX Capital, before the vote on the merger agreement is taken at the BBX Capital meeting, written notice of the shareholder’s intent to demand payment for his, her or its shares of BBX Capital’s Class A Common Stock if the merger is completed. This written notice must be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary. Annex F to this joint proxy statement/prospectus contains the full text of Sections 607.1301 through 607.1333 of the FBCA, which relate to appraisal rights. You are encouraged to read these provisions carefully and in their entirety. A dissenting shareholder’s receipt of cash in exchange for his, her or its shares of BBX Capital’s Class A Common Stock pursuant to the appraisal rights process will be a taxable transaction to such shareholder. Any BBX Capital shareholder wishing to assert and exercise appraisal rights is urged to consult with his, her or its legal counsel before attempting to assert and exercise those rights.
Unless waived by BFC, BFC’s obligation to consummate the merger is conditioned upon holders of not more than 10% of the outstanding shares of BBX Capital’s Common Stock duly and validly exercising, or remaining entitled to exercise immediately prior to the effective time of the merger, their appraisal rights in accordance with the FBCA.
BFC’s shareholders are not entitled to appraisal rights in connection with the merger.
Risks (page 21)
In evaluating the merger, you should carefully read this joint proxy statement/prospectus in its entirety, including all of the annexes hereto, and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 21.
Recommendations of BBX Capital’s Special Committee and Board of Directors (page 68)
A special committee comprised of the disinterested members of BBX Capital’s board of directors was formed and designated to, among other things and with the assistance of its legal and financial advisors, negotiate, review and evaluate the terms and conditions of, and determine the advisability of, the merger. After such negotiation, review and evaluation, as well as consideration of the opinion of its financial advisor, Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”), the BBX Capital special committee determined that the merger is advisable, fair to and in the best interests of BBX Capital’s shareholders. On the basis of such determination, the BBX Capital special committee recommended that the full board of directors of BBX Capital approve, and recommend to the shareholders of BBX Capital that they approve, the merger agreement.
After evaluation and consideration of the merger agreement, the recommendation of the BBX Capital special committee and the opinion of Sandler O’Neill, the board of directors of BBX Capital determined that the merger is advisable, fair to and in the best interests of BBX Capital’s shareholders. Accordingly, the board of directors of BBX Capital approved the merger agreement and recommends that BBX Capital’s shareholders vote “FOR” the approval of the merger agreement.
To review the background of, and BBX Capital’s reasons for, the merger, as well as certain risks related to the merger, see, in particular, the sections of this joint proxy statement/prospectus entitled “The Merger — Background of the Merger,” “The Merger — Recommendation of the BBX Capital Board and its Reasons for the Merger” and “Risk Factors.”
Opinion of the Financial Advisor to the BBX Capital Special Committee (page 73)
On May 7, 2013, Sandler O’Neill delivered to the BBX Capital special committee Sandler O’Neill’s oral opinion, which was subsequently confirmed in writing, as to the fairness of the merger consideration, from a financial point of view, to the holders of BBX Capital’s Class A Common Stock. Sandler O’Neill’s opinion was addressed to the BBX Capital special committee and only addressed the fairness of the merger consideration, from a financial point of view, to the holders of BBX Capital’s Class A Common Stock. It does not address any other aspect or implication of the merger. Sandler O’Neill has consented to the inclusion of its written opinion in this joint proxy statement/prospectus. The full text of Sandler O’Neill’s written opinion, dated as of May 7, 2013, which sets forth the assumptions made, matters considered, procedures followed, and limitations on the review undertaken by Sandler O’Neill in rendering its opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Further, the summary of Sandler O’Neill’s opinion and related analyses contained herein is qualified in its entirety by reference to the full text of the opinion. Neither Sandler O’Neill’s opinion nor such summary is intended to be, and neither constitutes, a recommendation to any of BBX Capital’s shareholders or any other security holder as to how they should vote or act with respect to any matter relating to the merger or otherwise.
Recommendation of BFC’s Board of Directors (page 71)
After evaluation and consideration of the merger agreement and the opinion of Keefe, Bruyette & Woods, Inc. (“KBW”), which served as financial advisor to BFC’s board of directors for the purposes of rendering such opinion, the board of directors of BFC determined that the merger is advisable, fair to and in the best interests of BFC and its shareholders. Accordingly, the board of directors of BFC approved the merger and recommends that BFC’s shareholders vote “FOR” the merger.
To review the background of, and BFC’s reasons for, the merger, as well as certain risks related to the merger, see, in particular, the sections of this joint proxy statement/prospectus entitled “The Merger  —  Background of the Merger,” “The Merger  —  Recommendation of the BFC Board and its Reasons for the Merger” and “Risk Factors.”
Opinion of the Financial Advisor to BFC’s Board of Directors (page 79)
On May 7, 2013, KBW delivered its opinion to BFC’s board of directors to the effect that, as of May 6, 2013, the date of KBW’s opinion, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the exchange ratio in the merger pursuant to the merger agreement was fair, from a financial point of view, to BFC.
KBW’s opinion was addressed to BFC’s board of directors and only addressed the fairness, from a financial point of view, to BFC of the exchange ratio in the merger pursuant to the merger agreement. It does not address any other aspect or implication of the merger. KBW has consented to the inclusion of its written opinion in this joint proxy statement/prospectus. The full text of KBW’s written opinion, dated as of May 6, 2013, which sets forth the assumptions made, matters considered, procedures followed, and limitations on the review undertaken by KBW in rendering its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Further, the summary of KBW’s opinion and related analyses contained herein is qualified in its entirety by reference to the full text of the opinion. Neither KBW’s opinion nor such summary is intended to be, and neither constitutes, a recommendation to any of BFC’s shareholders or any other security holder as to how they should vote or act with respect to any matter relating to the merger or otherwise.
Limitation on the Solicitation, Negotiation and Discussion of Other Acquisition Proposals (page 105)
The merger agreement contains restrictions on the ability of each of BFC and BBX Capital to, among other things, solicit, negotiate and discuss with third parties other proposals relating to the acquisition of either company.
Notwithstanding these restrictions, if at any time prior to BBX Capital or BFC, as the case may be, receiving the approval of its shareholders required to consummate the merger, BBX Capital’s special committee or board of directors or BFC’s board of directors receives an unsolicited, bona fide written acquisition proposal not in violation of the “no solicitation” provisions of the merger agreement and BBX Capital’s special committee or board of directors or BFC’s board of directors, as the case may be, reasonably determines in good faith, after consultation with their respective financial, legal and other profession advisors, that such proposal will result in, or is reasonably expected to result in, a more favorable proposal to the applicable company’s shareholders from a financial point of view than the merger or other revised proposal submitted by BFC or BBX Capital and is reasonably capable of being consummated on the terms proposed (a “superior proposal”), then, after receiving the advice of outside counsel that it may be necessary to take such actions to comply with its fiduciary duties under applicable law, BBX Capital or BFC, as the case may be, may (i) furnish information about its business to the person making such proposal and (ii) participate in discussions or negotiations regarding such proposal with the person making such proposal.
Change of the Recommendation of the Board of Directors of BFC or BBX Capital (page 106)
The merger agreement provides that the board of directors of BFC and BBX Capital may withhold, withdraw, modify or change its recommendation of the advisability of the merger or approve or recommend any other acquisition or similar proposal only if, at any time prior to BBX Capital or BFC, as the case may be, receiving the approval of its shareholders required to consummate the merger, a superior proposal was received without violation of the “no solicitation” provisions of the merger agreement and BBX Capital’s special committee or board of directors or BFC’s board of directors, as the case may be, determines in good faith and after consultation with their financial advisors and legal counsel that the failure to take such actions would be inconsistent with their fiduciary duties under applicable law.
Interests of Certain Persons in the Merger (page 85)
Shareholders should note that some directors and executive officers of BFC and BBX Capital have interests in the merger that are different from, or are in addition to, the interests of BFC’s and BBX Capital’s shareholders generally.
As of the date of this joint proxy statement/prospectus, Alan B. Levan, the Chairman, Chief Executive Officer and President of BFC, John E. Abdo, the Vice Chairman of BFC, and their respective affiliates collectively beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 71% of the general voting power and approximately 23% of the total outstanding common stock of BFC. These shares consist of 12,907,051 shares, or approximately 17%, of BFC’s Class A Common Stock and 6,521,228 shares, or approximately 87%, of BFC’s Class B Common Stock. Each of Messrs. Levan and Abdo was also previously granted 1,389,073 restricted shares of BFC’s Class A Common Stock which are scheduled to vest in three equal annual installments beginning on September 30, 2014. In addition, during October 2013, BFC’s Compensation Committee approved restricted stock award grants to each of Messrs. Levan and Abdo of 297,408 shares of BFC’s Class A Common Stock which would vest in one lump sum during October 2017. The grant of 160,408 of those restricted shares to each of Messrs. Levan and Abdo is subject to the approval of BFC’s shareholders of an amendment of BFC’s 2005 Stock Incentive Plan to increase the number of shares available for grant under such plan. BFC currently intends to seek the approval of its shareholders to the plan amendment at its 2014 Annual Meeting of Shareholders. BFC’s Compensation Committee has the right to vote the shares of BFC’s Class A Common Stock subject to unvested restricted stock awards; however, the shares subject to unvested restricted stock awards which remain subject to shareholder approval are not considered issued or outstanding and may not be voted by BFC’s Compensation Committee or any other person. Messrs. Levan and Abdo also serve as Chairman and Chief Executive Officer of BBX Capital and Vice Chairman of BBX Capital, respectively. Further, as a result of their ownership position in BFC’s Class A Common Stock and Class B Common Stock, Messrs. Levan and Abdo may be deemed to control BFC and therefore may be deemed to beneficially own the 8,133,353 shares, or approximately 51%, of BBX Capital’s Class A Common Stock and all 195,045 shares of BBX Capital’s Class B Common Stock owned directly by BFC, which in the aggregate represent approximately 52% of the total outstanding common stock of BBX Capital and 72% of the total voting power of BBX Capital. In addition to the shares which they may be deemed to beneficially own through BFC, Messrs. Levan and Abdo currently beneficially own 157,438 shares and 169,184 shares, respectively, of BBX Capital’s Class A Common Stock. Each of Messrs. Levan and Abdo was also previously granted 282,601 restricted shares of BBX Capital’s Class A Common Stock which are scheduled to vest in three equal annual installments beginning on September 30, 2014 and 143,333 restricted shares of BBX Capital’s Class A Common Stock which were granted during October 2013 and are scheduled to vest during October 2017. Prior to vesting, BBX Capital’s compensation committee has (or, following the merger, BFC’s compensation committee will have) the right to vote the shares subject to the BBX Capital Class A Common Stock restricted stock awards. Based on their current holdings and current share information with respect to BFC and BBX Capital, if the merger is consummated on the contemplated terms, Messrs. Levan and Abdo would beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 70% of the general voting power and approximately 16% of the total common stock of BFC. In addition, pursuant to the terms of the merger agreement, the restricted shares of BBX Capital’s Class A Common Stock previously granted to Messrs. Levan and Abdo, as described above, which are unvested at the effective time of the merger will be converted into restricted shares of BFC’s Class A Common Stock upon consummation of the merger and be subject to the same terms and conditions as in effect at the effective time of the merger, provided that the number of shares will be multiplied by the exchange ratio in the merger. Messrs. Levan and Abdo are parties to an agreement pursuant to which they have agreed to vote their shares of BFC’s Class B Common Stock in favor of the election of the other to BFC’s board of directors for so long as they are willing and able to serve as directors of BFC. Additionally, Mr. Abdo has agreed to vote the shares of BFC’s Class B Common Stock he owns in the same manner that Mr. Levan votes his shares of BFC’s Class B Common Stock. Mr. Abdo has also agreed, subject to certain exceptions, not to transfer certain of his shares of BFC’s Class B Common Stock and to obtain the consent of Mr. Levan prior to the conversion of certain of his shares of BFC’s Class B Common Stock into shares of BFC’s Class A Common Stock. See the section of this joint proxy statement/prospectus entitled “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership interests of BBX Capital’s and BFC’s other directors and executive officers in BBX Capital’s and BFC’s securities.
Jarett S. Levan, the son of Mr. Alan Levan, is a director and the President of BBX Capital and a director and Executive Vice President of BFC, Seth M. Wise is Executive Vice President of BBX Capital and a director and Executive Vice President of BFC, and John K. Grelle is Executive Vice President and Chief Financial Officer of BBX Capital and Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Chief Risk Officer of BFC.
Each of Alan B. Levan, John E. Abdo, Jarett S. Levan, Seth M. Wise and John K. Grelle has employment agreements with BFC and with BBX Capital pursuant to which he is paid by the applicable company an annual base salary and is entitled to receive from the applicable company bonus payments under bonus plans established from time to time. It is expected that, following the merger, each of Messrs. Alan Levan, Abdo, Jarett Levan, Wise and Grelle will continue to receive the full amounts payable to him or to which he is otherwise entitled under both of these agreements.
The directors of BFC immediately prior to the effective time of the merger will continue to serve as directors of BFC following the merger. In addition, BFC has agreed to cause the individuals serving as directors of BBX Capital immediately prior to the effective time of the merger who are not also directors of BFC to be appointed to BFC’s board of directors at the effective time of the merger. In connection therewith, it is currently anticipated that Norman H. Becker, Steven M. Coldren, Bruno L. Di Giulian, Willis N. Holcombe, Anthony P. Segreto and Charlie C. Winningham, II will be appointed to BFC’s board of directors upon consummation of the merger. BFC’s directors will continue to receive compensation, which may include equity-based compensation, from BFC for their services. BFC currently provides compensation to its directors for board and committee service at levels which are equal to or less than the compensation which BBX Capital pays to its directors for board and committee service.
The members of BBX Capital’s special committee received compensation for their service on the special committee.
The merger agreement also provides for indemnification in favor of the current and former directors and officers of BBX Capital and for the maintenance or purchase of directors’ and officers’ liability insurance tail policies with respect to matters arising from facts or events which occurred before the effective time of the merger.
Each of BFC’s board of directors and BBX Capital’s special committee and board of directors was aware of these interests.

No “Golden Parachute” Compensation (page 87)
Neither BFC nor BBX Capital has any arrangement or understanding with its or the other company’s Named Executive Officers concerning any type of compensation that is based on or otherwise relates to the merger. Further, prior to the execution of the merger agreement, each of BBX Capital’s executive officers delivered a letter to BBX Capital pursuant to which the executive officer (i) confirmed that neither the merger nor any of the other transactions contemplated by the merger agreement would be deemed to constitute a “Change in Control” under his employment agreement with BBX Capital and (ii) expressly waived any rights under his employment agreement with BBX Capital that might be triggered in the event that a “Change in Control” was deemed to have occurred either due to the consummation of the merger or the other transactions contemplated by the merger agreement. As a result, the advisory shareholder vote relating to “golden parachute compensation” otherwise required by Item 402(t) of Regulation S-K of the SEC is not applicable to the merger.
Regulatory Matters (page 91)
Neither BFC nor BBX Capital is aware of any regulatory approvals or filings required for the completion of the merger other than the filing of this joint proxy statement/prospectus with the SEC and BFC’s compliance with applicable federal and state securities laws in connection with the issuance of the shares of BFC’s Class A Common Stock in the merger.
Resale of BFC’s Class A Common Stock (page 91)
The shares of BFC’s Class A Common Stock to be issued in connection with the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any BBX Capital shareholder who may be deemed to be an affiliate of BFC for purposes of Rule 144 under the Securities Act after the completion of the merger and shares issued in respect of BBX Capital restricted stock awards which are outstanding and unvested at the effective time of the merger.
Comparison of Rights of Common Shareholders of BFC and BBX Capital (page 118)
BBX Capital’s shareholders, whose rights are currently governed by BBX Capital’s Restated Articles of Incorporation and BBX Capital’s Amended and Restated Bylaws, will, upon consummation of the merger and provided they do not exercise and perfect their appraisal rights, become holders of BFC’s Class A Common Stock, and their rights will be governed by BFC’s Amended and Restated Articles of Incorporation and BFC’s Bylaws, in each case as amended. In addition, both BBX Capital and BFC are Florida corporations and, therefore, the rights of BBX Capital’s shareholders who receive shares of BFC’s Class A Common Stock in the merger will also continue to be governed by the FBCA.
Litigation Regarding the Merger (page 91)
A consolidated purported class action lawsuit relating to the merger is pending in the 17th Judicial Circuit in and for Broward County, Florida. The litigation seeks to enjoin the merger or, if it is completed, to recover relief as determined by the presiding court. BFC and BBX Capital believe that the lawsuit is without merit and intend to vigorously defend the action.
Material U.S. Federal Income Tax Consequences of the Merger (page 89)
The merger has been structured to qualify as a tax-free “reorganization” under Section 368(a) of the Code. Accordingly, BBX Capital’s shareholders will generally not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of their shares of BBX Capital’s Class A Common Stock for shares of BFC’s Class A Common Stock pursuant to the merger agreement. The tax basis in the shares of BFC’s Class A Common Stock received in the merger by each BBX Capital shareholder will be equal to such shareholder’s current tax basis in the shares of BBX Capital’s Class A Common Stock exchanged for the shares of BFC’s Class A Common Stock.
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (“Stearns Weaver”) will issue an opinion to BFC and BBX Capital as of the effective date of the merger to the effect that the merger will qualify as a tax-free “reorganization” under Section 368(a) of the Code and that BFC and BBX Capital will each be a party to that “reorganization” under Section 368(b) of the Code.

As previously described, BBX Capital’s shareholders are entitled to pursue appraisal rights in connection with the merger pursuant to which they may receive a cash payment in an amount equal to the “fair value” of their shares (as determined in accordance with the FBCA). A dissenting shareholder’s receipt of cash in exchange for his, her or its shares of BBX Capital’s Class A Common Stock pursuant to the appraisal rights process will be a taxable transaction to such shareholder.
This summary may not be applicable to all shareholders of BBX Capital. You should read the section of this joint proxy statement/prospectus entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. You are urged to consult your tax advisor to determine the tax consequences of the merger to you.
Anticipated Accounting Treatment (page 91)
The merger will be accounted for as an equity transaction by BFC for financial reporting and accounting purposes under U.S. generally accepted accounting principles (“GAAP”). The results of operations of BBX Capital will continue to be included in the consolidated financial statements of BFC.
Termination of the Merger Agreement (page 107)
The merger agreement may be terminated at any time prior to the effective time of the merger upon the mutual written consent of BFC and BBX Capital. In addition, each of BFC and BBX Capital may terminate the merger agreement under certain circumstances, including, without limitation:
•
  if the requisite shareholder approvals are not obtained;
•
  if the merger has not been consummated by April 30, 2014;
•
  if any order, decree, ruling or other judgment issued by any court or other governmental entity prohibiting the consummation of the merger is in effect and has become final and nonappealable;
•
  if any law is enacted, promulgated or issued, which is deemed applicable to the merger and would make consummation of the merger illegal;
•
  if KBW, in the case of BFC, or Sandler O’Neill, in the case of BBX Capital, withdraws, revokes or annuls its fairness opinion;
•
  if, after complying with the “no-solicitation” and “superior proposal” provisions of the merger agreement, BBX Capital’s special committee or board of directors or BFC’s board of directors determines to approve or recommend another acquisition or similar proposal, or withholds or withdraws its recommendation of the merger;
•
  if the other company breaches in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, and such breach is not timely cured and would result in the failure to satisfy a condition to the non-breaching party’s or parties’ obligation to consummate the merger; or
•
  if any event, change or occurrence that, individually or together with any other event, change or occurrence, has had or could reasonably be expected to have a “Material Adverse Effect” on the other company.
BFC may also terminate the merger agreement at any time prior to the effective time of the merger if a tender offer or exchange offer for ten percent or more of the total number of outstanding shares of BBX Capital’s Class A Common Stock and Class B Common Stock is commenced or a registration statement or statement on Schedule TO with respect thereto is filed (other than by BFC or certain of its affiliates) and BBX Capital’s board of directors, notwithstanding the “no solicitation” provisions of the merger agreement, recommends that BBX Capital’s shareholders tender their shares in such tender or exchange offer or publicly announces its intention to take no position with respect to such tender offer.

No fee or amount will be required to be paid to the other company in the event the merger agreement is terminated for any reason, except that either company may be subject to liability to the other if it willfully or intentionally breaches the merger agreement.
Recent Events (page 92)
On October 30, 2013, Renin Holdings LLC, a newly formed joint venture entity currently beneficially owned 81% by BBX Capital and 19% by BFC, through newly formed acquisition subsidiaries (Renin Holdings LLC and its acquisition subsidiaries are referred to collectively as the “Renin purchasers”), acquired substantially all of the assets and assumed certain liabilities of Renin Corp. and its subsidiaries (the “Renin acquisition”) for approximately $12.8 million in cash, net of $1.7 million distributed to Renin Holdings, LLC during the first quarter of 2014 following the finalization of the working capital adjustment and indemnification obligations of Renin Corp. and its subsidiaries under the terms of the purchase agreement. Bluegreen funded approximately $9.4 million of the transaction consideration in the form of a term loan and revolver facility to the Renin purchasers.

Market Price and Dividend Information
BFC’s Class A Common Stock is currently listed for trading on the OTCQB under the trading symbol “BFCF.” BBX Capital’s Class A Common Stock is listed for trading on the NYSE under the trading symbol “BBX.” As previously described, consummation of the merger is conditioned upon, among other things, BFC’s Class A Common Stock being approved for listing on a national securities exchange (or inter-dealer quotation system of a registered national securities association) at the effective time of the merger.
The merger agreement was publicly announced following the close of trading on May 7, 2013. The table below sets forth the closing prices for BFC’s Class A Common Stock and BBX Capital’s Common Stock, as quoted on the OTCQB and NYSE, respectively, on May 7, 2013 and March 12, 2014, the last trading day before the date of this joint proxy statement/prospectus. The table also includes the equivalent prices per share of BBX Capital’s Class A Common Stock that holders of such stock would receive in connection with the merger if the merger were completed on those dates, applying the exchange ratio of 5.39 shares of BFC’s Class A Common Stock for each share of BBX Capital’s Class A Common Stock.

	BFC’s Class A Common Stock	BBX Capital’s Class A Common Stock	Equivalent Value of BBX Capital’s Class A Common Stock
May 7, 2013	$2.40	$13.08	$12.94
March 12, 2014	$4.00	$21.58	$21.56
The above table shows only historical comparisons. These comparisons may not provide meaningful information to BFC’s and BBX Capital’s shareholders in determining whether to approve the merger. Shareholders of BFC and BBX Capital may wish to obtain current market quotations and should carefully review the other information contained in this joint proxy statement/prospectus prior to voting their shares.
BFC has never paid cash dividends on its Class A Common Stock or Class B Common Stock. BFC pays regular quarterly cash dividends of $187,500 with respect to its outstanding 5% Cumulative Preferred Stock. BFC may not pay or set apart for payment any dividend or other distribution (other than a dividend or distribution payable solely in common stock) on its Class A Common Stock or Class B Common Stock until such time as all accrued and unpaid dividends on BFC’s 5% Cumulative Preferred Stock have been or contemporaneously are declared or paid and a sum is set apart sufficient for payment of such accrued and unpaid dividends. BFC currently expects to utilize its available cash to pursue opportunities in accordance with its business and investment strategies and does not currently anticipate that it will pay cash dividends to holders of its Class A Common Stock or Class B Common Stock for the foreseeable future.
BBX Capital did not pay any cash dividends on its Class A Common Stock or Class B Common Stock during the years ended December 31, 2012 or 2011. BBX Capital currently expects to utilize its available cash to pursue opportunities in accordance with its business and investment strategies and does not currently anticipate that it will pay cash dividends to its shareholders for the foreseeable future.
The merger agreement contains restrictions on the right of BFC and BBX Capital to make dividend payments or other capital distributions during the interim period between the date of the merger agreement and the effective time of the merger.

Comparative Per Share Data
The following tables set forth historical per share information for BFC and BBX Capital. The tables also set forth pro forma per share information after giving effect to (i) both the Renin acquisition, which was consummated on October 30, 2013, and Woodbridge’s April 2, 2013 acquisition of all of the shares of Bluegreen’s common stock not previously owned by Woodbridge and the related $71.75 million investment in Woodbridge made by BBX Capital in exchange for a 46% equity interest in Woodbridge (which is collectively referred to within this section as the “Bluegreen transaction”) and (ii) the Renin acquisition, the Bluegreen transaction and the proposed merger between BFC and BBX Capital as an equity transaction. The pro forma equivalent information for BBX Capital was derived by multiplying the pro forma net income (loss) per common share from continuing operations information for the year ended December 31, 2012 and the nine months ended September 30, 2013 and book value per common share information as of September 30, 2013, in each case by the exchange ratio of 5.39 shares of BFC’s Class A Common Stock for each share of BBX Capital’s Class A Common Stock.
The pro forma per share data provided in the tables below is for informational purposes only and is not necessarily indicative of the historical results that would have been achieved had the transactions been consummated on the dates assumed for purposes of preparing the information or the future results that BFC will experience in the event the merger is completed. The pro forma per share data has been derived from and should be read in conjunction with the unaudited pro forma condensed consolidated financial statements and related notes included in this joint proxy statement/prospectus beginning on page 109. The historical per share data has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes of BFC and BBX Capital contained in each company’s respective Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which are incorporated by reference into this joint proxy statement/prospectus. For additional information, please see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”

	September 30, 2013
	BFC			BBX Capital
	Historical	Pro Forma for Renin Acquisition and Bluegreen Transaction	Pro Forma for Renin Acquisition, Bluegreen Transaction and Proposed BFC/BBX Merger	Historical	Pro Forma Equivalent for Renin Acquisition and Bluegreen Transaction	Pro Forma Equivalent for Renin Acquisition, Bluegreen Transaction and Proposed BFC/BBX Merger
Net (loss) income per common share from continuing operations:
Basic	$0.07	$0.10	$0.06	$(0.11)	$0.54	$0.32
Diluted	$0.07	$0.10	$0.06	$(0.11)	$0.54	$0.32
Book value per share(1):
Basic	$2.73	$2.73	$2.79	$15.78	$14.71	$15.04
Diluted	$2.73	$2.72	$2.79	$15.78	$14.66	$15.04

(1)
  Historical basic and diluted book value per share reflects the Bluegreen transaction, which was consummated on April 2, 2013.

	December 31, 2012
	BFC			BBX Capital
	Historical	Pro Forma for Renin Acquisition and Bluegreen Transaction	Pro Forma for Renin Acquisition, Bluegreen Transaction and Proposed BFC/BBX Merger	Historical	Pro Forma Equivalent for Renin Acquisition and Bluegreen Transaction	Pro Forma Equivalent for Renin Acquisition, Bluegreen Transaction and Proposed BFC/BBX Merger
Net income (loss) per common share from continuing operations:
Basic	$0.26	$0.57	$0.26	$(1.81)	$3.07	$1.40
Diluted	$0.25	$0.56	$0.25	$(1.81)	$3.02	$1.35

Selected Historical Consolidated Financial Information of BFC
The following table summarizes BFC’s historical consolidated financial condition and results as of, and for the periods ended on, the dates indicated below. The interim period financial data set forth below is not necessarily indicative of BFC’s results of operations for the full year or any other interim period. In addition, such interim financial data is unaudited; however, BFC’s management believes that such data reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of its results of operations and financial condition as of the dates, and for the periods, indicated. You should not assume the results of operations for past periods indicate results for any future period. The following information is only a summary and should be read together with BFC’s consolidated financial statements and related notes contained in, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, BFC’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which are incorporated by reference into this joint proxy statement/prospectus. For additional information, please see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”

	As of and for the Nine Months Ended September 30,		As of and for the Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(In thousands, except for per share data)
Statements of Operations Data:
Total revenues	$405,548	360,728	485,955	445,428	431,699	104,033	96,460
Total cost and expenses	361,212	338,337	467,303	477,498	581,070	424,877	271,815
Gain on bargain purchase of investment in Bluegreen	—	—	—	—	—	184,642	—
Gain (loss) on settlement of investment in subsidiary	—	—	—	10,690	(977)	29,679	—
Gain on extinguishment of debt	—	29,875	29,875	11,625	13,049	—	—
Equity in earnings (loss) from unconsolidated affiliates	—	440	467	1,256	(851)	33,381	15,064
Impairment of unconsolidated affiliates	—	—	—	—	—	(31,181)	(96,579)
Impairment of other investments	—	—	—	—	—	(2,396)	(15,548)
Investment gains	—	9,307	9,307	—	—	6,654	2,076
Other income	1,267	1,977	2,161	1,837	2,687	3,104	7,743
Income (loss) from continuing operations before income taxes	45,603	63,990	60,462	(6,662)	(135,463)	(96,961)	(262,599)
Less: Provision (benefit) for income taxes	24,669	14,631	16,225	1,775	9,215	(65,139)	(8,265)
Income (loss) from continuing operations	20,934	49,359	44,237	(8,437)	(144,678)	(31,822)	(254,334)
Loss (income) from discontinued operations, net of income taxes	(320)	275,546	267,863	(11,069)	(35,509)	(59,717)	(74,277)
Extraordinary gain, net of income taxes	—	—	—	—	—	—	9,145
Net income (loss)	20,614	324,905	312,100	(19,506)	(180,187)	(91,539)	(319,466)
Less: Net income (loss) attributable to noncontrolling interests	15,271	143,816	146,085	(8,236)	(76,339)	(120,611)	(260,567)
Net income (loss) attributable to BFC	5,343	181,089	166,015	(11,270)	(103,848)	29,072	(58,899)
Preferred Stock dividends	—	(188)	(188)	(750)	(750)	(750)	(750)
Net income (loss) allocable to common stock	$5,343	180,901	165,827	(12,020)	(104,598)	28,322	(59,649)
Common Share Data(1)(2)
Basic earnings (loss) per share of common stock:
Earnings (loss) per share from continuing operations	$0.07	0.40	0.26	(0.09)	(1.13)	1.04	(1.12)
(Loss) earnings per share from discontinued operations	(0.01)	1.94	1.88	(0.07)	(0.26)	(0.55)	(0.40)
Earnings per share from extraordinary items	—	—	—	—	—	—	0.20
Net (loss) earnings per share of common stock	$0.06	2.34	2.14	(0.16)	(1.39)	0.49	(1.32)
Diluted earnings (loss) per share of common stock:
Earnings (loss) per share from continuing operations	$0.07	0.40	0.25	(0.09)	(1.13)	1.04	(1.12)
(Loss) earnings per share from discontinued operations	(0.01)	1.92	1.84	(0.07)	(0.26)	(0.55)	(0.40)
Earnings per share from extraordinary items	—	—	—	—	—	—	0.20
Net earnings (loss) per share of common stock	$0.06	2.32	2.09	(0.16)	(1.39)	0.49	(1.32)
Basic weighted average number of common shares outstanding	83,227	77,135	77,142	75,790	75,379	57,235	45,097
Diluted weighted average number of common shares outstanding	84,653	77,766	79,087	75,898	75,379	57,235	45,097

	As of September 30,	As of December 31,
	2013	2012	2011	2010	2009	2008
	(In thousands)
Balance Sheet Data (at period end):
Loans, loans held for sale and notes receivable, net	$663,998	804,420	3,015,673	3,614,455	3,963,086	4,317,645
Inventory	$199,035	196,749	213,325	265,319	384,007	268,763
Securities	$1,241	3,824	109,547	556,842	467,520	979,417
Total assets	$1,427,802	1,547,188	4,778,155	5,813,066	6,042,101	6,395,582
Deposits	$—	—	3,279,852	3,891,190	3,948,818	3,919,796
Securities sold under agreements to repurchase, federals funds purchased and other short term borrowings	$—	—	—	22,764	27,271	279,726
BB&T preferred interest in FAR, LLC	$110,646	196,877	—	—	—	—
Other borrowings(3)	$687,299	621,832	1,063,947	1,428,966	1,350,393	1,544,531
BFC shareholders’ equity	$214,837	298,967	121,534	144,665	246,876	112,867
Noncontrolling interests	$164,583	208,822	63,276	78,256	159,312	262,554
Total equity	$379,420	507,789	184,810	222,921	406,188	375,421

(1)
  Since its inception, BFC has not paid any cash dividends on its common stock.
(2)
  While BFC has two classes of common stock outstanding, the two-class method is not presented because BFC’s capital structure does not provide for different dividend rates or other preferences, other than voting rights, between the two classes.
(3)
  Other borrowings consist of Federal Home Loan Bank advances, notes and mortgage notes payable and other borrowings, receivable-backed notes payable and junior subordinated debentures.

Selected Historical Parent Company Only Financial Information of BFC
The following table summarizes BFC’s historical parent company only financial condition and results as of, and for the periods ended on, the dates indicated below. The interim period financial data set forth below is not necessarily indicative of BFC’s results of operations for the full year or any other interim period. In addition, such interim financial data is unaudited; however, BFC’s management believes that such data reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of its results of operations and financial condition as of the dates, and for the periods, indicated. You should not assume the results of operations for past periods indicate results for any future period. The following information is only a summary and should be read together with BFC’s consolidated financial statements and related notes contained in, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, BFC’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which are incorporated by reference into this joint proxy statement/prospectus. For additional information, please see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”

	As of and for the Nine Months Ended September 30,		As of and for the Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(In thousands)
Statements of Operations Data:
Revenues	$213	10,655	10,892	2,175	2,018	1,202	2,489
Expenses	12,308	9,214	21,478	7,680	8,586	8,567	11,405
(Loss) income before earnings (loss) from subsidiaries	(12,095)	1,441	(10,586)	(5,505)	(6,568)	(7,365)	(8,916)
Equity in earnings (loss) from consolidated and other subsidiaries	17,438	181,475	178,428	(5,765)	(98,590)	35,920	(74,015)
Income (loss) from continuing operations before income taxes	5,343	182,916	167,842	(11,270)	(105,158)	28,555	(82,931)
Provision (benefit) for income taxes	—	1,827	1,827	—	(1,310)	(517)	(14,887)
Income (loss) from continuing operations	5,343	181,089	166,015	(11,270)	(103,848)	29,072	(68,044)
Extraordinary gain, net of taxes	—	—	—	—	—	—	9,145
Net income (loss)	5,343	181,089	166,015	(11,270)	(103,848)	29,072	(58,899)
Preferred stock dividends	—	(188)	(188)	(750)	(750)	(750)	(750)
Net income (loss) to common shareholders	$5,343	180,901	165,827	(12,020)	(104,598)	28,322	(59,649)
Statements of Cash Flow Data:
Operating Activities:
Net income (loss) attributable to BFC	$5,343	181,089	166,015	(11,270)	(103,848)	29,072	(58,899)
Other operating activities	549	(188,528)	(178,536)	604	94,687	(35,317)	53,391
Net cash provided by (used in) operating activities	5,892	(7,439)	(12,521)	(10,666)	(9,161)	(6,245)	(5,508)
Net cash provided by (used in) investing activities	—	25,866	25,866	7,689	13,559	(915)	(2,469)
Net cash provided by (used in) financing activities	230	2	(362)	(563)	(748)	(750)	(804)
Increase (decrease) in cash and cash equivalents	6,122	18,429	12,983	(3,540)	3,650	(7,910)	(8,781)
Cash at beginning of period	14,401	1,418	1,418	4,958	1,308	9,218	17,999
Cash at end of period	$20,523	19,847	14,401	1,418	4,958	1,308	9,218

	As of September 30,	As of December 31,
	2013	2012	2011	2010	2009	2008
	(In thousands)
Balance Sheet Data:
Assets
Cash and cash equivalents	$20,523	14,401	1,418	4,958	1,308	9,218
Securities available for sale at fair value	42	36	16,311	38,829	18,981	16,523
Investment in and advances to subsidiaries	226,633	308,741	117,242	119,340	248,194	103,435
Note receivable due from Woodbridge Holdings, LLC.	—	9,545	7,574	2,012	—	—
Other assets	2,051	1,094	1,004	1,444	1,121	1,196
Total assets	$249,249	333,817	143,549	166,583	269,604	130,372
Liabilities and Shareholders’ Equity
Shares subject to mandatory redemption	12,230	11,851	—	—	—	—
Other liabilities	22,182	22,999	10,986	10,889	11,699	6,476
Deferred income taxes	—	—	—	—	—	—
Total liabilities	34,412	34,850	10,986	10,889	11,699	6,476
Redeemable 5% Cumulative Preferred Stock	—	—	11,029	11,029	11,029	11,029
Shareholders’ equity	214,837	298,967	121,534	144,665	246,876	112,867
Total liabilities and shareholders’ equity	$249,249	333,817	143,549	166,583	269,604	130,372

Selected Historical Consolidated Financial Information of BBX Capital
The following table summarizes BBX Capital’s historical consolidated financial condition and results as of, and for the periods ended on, the dates indicated below. The interim period financial data set forth below is not necessarily indicative of BBX Capital’s results of operations for the full year or any other interim period. In addition, such interim financial data is unaudited; however, BBX Capital’s management believes that such data reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of its results of operations and financial condition as of the dates, and for the periods, indicated. You should not assume the results of operations for past periods indicate results for any future period. The following information is only a summary and should be read together with BBX Capital’s consolidated financial statements and related notes contained in, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which are incorporated by reference into this joint proxy statement/prospectus. For additional information, please see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(In thousands, except for per share data)
Income Statement
Total revenues	$15,508	21,346	28,310	41,644	50,331	56,155	83,231
Provision for (reversals of) loan losses	(3,502)	(1,135)	2,405	37,874	91,455	131,180	87,841
Asset impairments	5,069	4,477	9,931	14,666	5,303	6,964	1,359
Total other expenses	27,232	50,439	63,194	68,096	86,936	94,227	109,962
Equity earnings in Woodbridge Holdings, LLC	11,625	—	—	—	—	—	—
Loss from continuing operations before income taxes	(1,666)	(32,435)	(47,220)	(78,992)	(133,363)	(176,216)	(115,931)
(Benefit) provision for income taxes	20	(12,511)	(18,744)	(19,480)	127	(31,719)	8,461
Loss from continuing operations	(1,686)	(19,924)	(28,476)	(59,512)	(133,490)	(144,497)	(124,392)
Discontinued operations, net of tax(5)	—	270,471	264,238	30,771	(9,760)	(41,322)	(78,247)
Net loss	(1,686)	250,547	235,762	(28,741)	(143,250)	(185,819)	(202,639)
Less: net income attributable to non-controlling interest	—	—	—	(336)	(931)	—	—
Net loss attributable to BBX Capital Corporation	$(1,686)	250,547	235,762	(29,077)	(144,181)	(185,819)	(202,639)
Basic and diluted earnings per share
Basic and diluted (loss) earnings from continuing operations	$(0.11)	(1.27)	(1.81)	(4.21)	(12.04)	(30.46)	(41.04)
Basic and diluted earnings (loss) per share from discontinued operations(5)	—	17.23	16.81	2.17	(0.87)	(8.71)	(25.81)
Basic and diluted (loss) earnings per share	$(0.11)	15.96	15.00	(2.04)	(12.91)	(39.17)	(66.85)
Per common share data
Cash dividends declared per common share Class A	$—	—	—	—	—	0.025	0.075
Cash dividends declared per common share Class B	—	—	—	—	—	0.025	0.075
Book value per share(3)	15.78	16.15	15.24	(1.08)	1.18	14.38	108.59

			As of September 30, 2013	As of December 31,
				2012	2011	2010	2009	2008
			(In thousands)
Balance Sheet (at period end)
Loans, net	$		192,139	317,310	2,503,804	3,047,944	3,694,326	4,326,651
Securities			770	3,389	92,923	515,680	432,818	948,592
Total assets			409,108	470,703	3,678,119	4,509,433	4,815,617	5,814,557
Deposits			—	—	3,280,083	3,893,014	3,969,680	3,919,796
Securities sold under agreements to repurchase and other short term borrowings			—	—	—	22,764	27,271	284,423
Other borrowings(4)			132,837	207,178	359,114	514,385	613,043	1,284,087
Total equity	$		252,000	240,324	(16,926)	14,743	141,571	243,968
Asset quality ratios
Non-performing assets, net of reserves, as a percent of total loans, tax certificates and repossessed assets		%	82.02	71.20	15.70	13.70	9.39	6.55
Loan loss allowance as a percent of non-performing loans		%	3.29	2.60	37.62	42.06	56.56	47.76
Loan loss allowance as a percent of total loans		%	2.65	1.78	5.04	5.10	4.83	3.08

(1)
  Cash dividends declared on common shares divided by income from continuing operations.
(2)
  The denominator of book value per share for each period was computed by combining the number of shares of BBX Capital’s Class A Common Stock and Class B Common Stock outstanding at the end of such period.
(3)
  Other borrowings consisted of BB&T’s preferred interest in Florida Asset Resolution Group, LLC and notes payable as of December 31, 2012 and September 30, 2013. Other borrowings were primarily Federal Home Loan Bank advances, subordinated debentures, and junior subordinated debentures as of December 31, 2011, 2010, 2009 and 2008.
(4)
  Discontinued operations include the results of operations of BankAtlantic’s Community Banking, Investments, Tax Certificates and Capital Services reporting units for all periods presented. Discontinued operations for the years ended December 31, 2010, 2009 and 2008 included earnings (losses) related to the 2007 sale of Ryan Beck & Co., BBX Capital’s former wholly owned subsidiary, of ($0.5) million, $3.7 million and $16.6 million, respectively.
(5)
  During the year ended December 31, 2009, BBX Capital recognized a tax benefit associated with the enactment of tax legislation that increased the 2009 net operating loss carry-back period from two years to five years. During each of the years in the five-year period ended December 31, 2012, and the nine months ended September 30, 2013 and 2012, BBX Capital recorded a deferred tax valuation allowance for its entire net deferred tax asset. During the years ended December 31, 2012 and 2011, BBX Capital recognized a tax benefit of $18.7 million and $19.2 million, respectively, from the reduction in the deferred tax asset valuation allowance associated with income from discontinued operations.

RISK FACTORS
In addition to the other information included in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in the section entitled “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks described below before deciding how to vote your shares. If any of the following risks actually occur, the financial condition or results of operations of BFC, BBX Capital or the combined company after the merger could be materially and adversely affected and the value of BFC’s Class A Common Stock or Class B Common Stock or BBX Capital’s Class A Common Stock could decline.
Risks Related to the Merger
The exchange ratio set forth in the merger agreement is fixed.
In connection with the merger, each share of BBX Capital’s Class A Common Stock outstanding at the effective time of the merger (other than shares owned by BFC and holders of BBX Capital’s Class A Common Stock who properly exercise and perfect their appraisal rights) will be converted automatically into the right to receive 5.39 shares of BFC’s Class A Common Stock, Pursuant to the terms of the merger agreement, this exchange ratio will not be adjusted except to reflect any stock split, reverse stock split or similar transaction affecting BFC’s Class A Common Stock or BBX Capital’s Class A Common Stock prior to the effective time of the merger. The market price of BFC’s Class A Common Stock and the market price of BBX Capital’s Class A Common Stock have fluctuated in the past, including during the period between the date of the merger agreement and the date of this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus entitled “Comparative Stock Prices and Dividends” for information regarding the historical market prices of BFC’s Class A Common Stock and BBX Capital’s Class A Common Stock. The market prices of BFC’s Class A Common Stock and BBX Capital’s Class A Common Stock will likely continue to fluctuate between the date of this joint proxy statement/prospectus and the closing of the merger. It is not expected that the merger will close prior to the first quarter of 2015. In addition, closing of the merger is currently subject to a number of closing conditions, including the listing of BFC’s Class A Common Stock on a national securities exchange (or inter-dealer quotations system of a registered national securities association). Future variations in the market price of BFC’s Class A Common Stock and BBX Capital’s Class A Common Stock could be the result of market assessments of the likelihood that the merger will be consummated or the timing of the consummation of the merger, general market and economic conditions and other factors both within and beyond the control of BFC or BBX Capital. Except for ratable adjustments in connection with stock splits, reverse stock splits and similar transactions as described above, the merger agreement does not provide for any adjustment for changes in the market price of either BFC’s Class A Common Stock or BBX Capital’s Class A Common Stock, the results of the respective companies, the passage of time or any other factor. Increases or decreases in the market price of BFC’s Class A Common Stock will impact the value of the shares of BFC’s Class A Common Stock that BBX Capital’s shareholders receive in the merger, which as a result of such changes, as well as increases or decreases in the market price of BBX Capital’s Class A Common Stock, may be more than or less than the market value of the shares of BBX Capital’s Class A Common Stock held by BBX Capital’s shareholders at the effective time of the merger. Similarly, the value of the shares of BFC’s Class A Common Stock that BBX Capital’s shareholders receive in the merger may be more than or less than the market value calculated pursuant to the exchange ratio on the date of the merger agreement. Shareholders of both companies may wish to obtain current market quotations for BFC’s Class A Common Stock and BBX Capital’s Class A Common Stock prior to voting their shares. However, because the date that the merger may be consummated will be after the respective BFC and BBX Capital shareholder meetings, at the time of the meetings, shareholders will not know the market value of the shares of BFC’s Class A Common Stock that holders of BBX Capital’s Class A Common Stock will receive upon consummation of the merger or the market value of such holder’s shares of BBX Capital’s Class A Common Stock at the effective time of the merger.
BFC and BBX Capital may be unable to satisfy all the conditions to consummating the merger, including the approval for listing of BFC’s Class A Common Stock on a national securities exchange at the effective time of the merger.
Consummation of the merger is subject to a number of closing conditions. While the companies have agreed in the merger agreement to use all commercially reasonable efforts to satisfy the closing conditions, the companies may not be successful in their efforts to do so. Specifically, consummation of the merger is conditioned upon BFC’s Class A Common Stock being approved for listing on a national securities exchange (or inter-dealer quotation system of a registered national securities association) at the effective time of the merger. The same condition applied to the stock-for-stock merger which was previously proposed between BFC and Bluegreen during 2011 and 2012, and in that case BFC was unsuccessful in its efforts to obtain the listing of its Class A Common Stock on a national securities exchange or qualified inter-dealer quotation system due to public policy concerns expressed by the securities exchanges relating to the pending action brought by the SEC against BBX Capital and its Chairman, Alan B. Levan, who also serves as BFC’s Chairman. In that action, the SEC alleges that BBX Capital and Mr. Levan violated securities laws by not timely disclosing known adverse trends in BankAtlantic’s commercial real estate loans, selectively disclosing problem loans and engaging in improper accounting treatment of certain specific loans which may have resulted in a material understatement of BBX Capital’s net loss in its Annual Report on Form 10-K for the year ended December 31, 2007. The SEC also alleges that Mr. Levan intentionally misled investors in related earnings calls. The SEC is seeking a finding by the court of violations of securities laws, a permanent injunction barring future violations, civil money penalties and, in the case of Mr. Levan, an order barring him from serving as an officer or director of a public company. Discovery in the action is now closed. The court has denied summary judgment as to most issues, but granted the SEC’s motion for partial summary judgment that certain statements in one of Mr. Levan’s answers on a July 25, 2007 investor conference call were false. The grant of partial summary judgment does not resolve any of the SEC’s claims in its favor. With respect to Mr. Levan’s answer on the July 25, 2007 conference call, the jury will still determine issues relating to materiality and scienter. The SEC action was not, as previously anticipated, heard during the January 2014 trial calendar and the case is currently on the trial calendar in November 2014. BFC has been advised by the NYSE and NASDAQ that, subject to a change in their position in the future, they would not consider approval of any application for listing of BFC’s Class A Common Stock during the pendency of the litigation brought by the SEC against BBX Capital and its Chairman. Accordingly, BFC has not yet filed an application for the listing of its Class A Common Stock and may or may not do so depending on whether a national securities exchange or qualified inter-dealer quotation system indicates an application could be considered for approval prior to resolution of the litigation. The pendency of the SEC action and delays in resolving the action have had the effect of delaying any listing of BFC’s Class A Common Stock. BBX Capital believes the claims in the SEC action are without merit and intends to vigorously defend the action. However, there is no assurance as to the timing or resolution of the case, or the listing of the shares. It is not expected that the merger will be consummated prior to the first quarter of 2015. Pursuant to the terms of the merger agreement, either BFC or BBX may terminate the merger agreement if the merger is not consummated by April 30, 2014.
If the conditions to closing the merger are not satisfied or waived, then the merger will not be completed and the companies would have incurred significant transaction costs without consummating the transaction. In addition, if the merger is not completed, or if there are significant delays in completing the merger, the market prices of BBX Capital’s Class A Common Stock and BFC’s Class A Common Stock and Class B Common Stock may be adversely impacted as a result of negative reactions from the financial markets, including market price declines to the extent that current prices reflect a positive market assumption that the merger will be completed. Delays in completing the merger may also negatively impact the respective operations and financial results of the companies due to, among other things, the diversion of management attention to the merger rather than each company’s operations and pursuit of other opportunities that could have been beneficial to that company, which in turn may also adversely impact the market price of BBX Capital’s Class A Common Stock and/or BFC’s Class A Common Stock or Class B Common Stock.
In addition, a consolidated purported class action lawsuit relating to the merger is pending in Florida. The litigation seeks to enjoin the merger or, if it is completed, to recover relief as determined by the presiding court. While BFC and BBX Capital believe that the lawsuit is without merit and intend to vigorously defend the action, the outcome of litigation is inherently uncertain and, if not favorably resolved, the lawsuit may prevent the completion of the merger or it may result in an award of damages and related fees and costs which could have a material and adverse impact on the combined company’s financial condition if the merger is completed. See also the risk factor below captioned “A consolidated purported class action lawsuit is pending in Florida which seeks to enjoin the merger or recover damages if the merger is completed.”
BBX Capital’s shareholders will have a significantly reduced voting interest in BFC after the merger as compared to the voting interest they currently have in BBX Capital.
BBX Capital’s shareholders currently have the right to vote on the election of BBX Capital’s directors and on other matters affecting BBX Capital which require shareholder approval. Under BBX Capital’s Restated Articles of Incorporation, each share of BBX Capital’s Class A Common Stock is entitled to one vote, and all such shares together currently represent 53% of BBX Capital’s total voting power. BBX Capital’s Class B Common Stock, 100% of the outstanding shares of which are currently owned by BFC, represents the remaining 47% of BBX Capital’s total voting power. Collectively, BBX Capital’s shareholders other than BFC currently beneficially own approximately 48% of the outstanding shares of BBX Capital’s Class A Common Stock, which represents in the aggregate approximately 27% of BBX Capital’s total voting power.
Upon the completion of the merger, each BBX Capital shareholder that receives shares of BFC’s Class A Common Stock will become a shareholder of BFC and will have the right to vote on the election of BFC’s directors and on other matters affecting BFC which requires shareholder approval. Under BFC’s Amended and Restated Articles of Incorporation, each share of BFC’s Class A Common Stock entitles the holder thereof to one vote, with all holders of BFC’s Class A Common Stock having in the aggregate 22% of the total voting power of BFC and all holders of BFC’s Class B Common Stock having in the aggregate the remaining 78% of the general voting power of BFC. Accordingly, while BBX Capital’s shareholders will collectively receive shares in the merger constituting approximately 37% of the outstanding shares of BFC’s Class A Common Stock and 34% of BFC’s total common equity following the merger, these shares will only represent approximately 8% of the total voting power of BFC. As a result, BBX Capital’s shareholders will have a significantly reduced voting interest in BFC after the merger than they currently have in BBX Capital.
The cash position of the combined company following the merger would be materially and adversely impacted if a significant amount of BBX Capital’s shareholders exercise their appraisal rights in connection with the merger.
Under the FBCA, BBX Capital’s shareholders are entitled to exercise appraisal rights in connection with the merger and receive a cash payment equal to the “fair value” of their shares of BBX Capital’s Class A Common Stock (as determined in accordance with the FBCA) in lieu of the shares of BFC’s Class A Common Stock which they are entitled to receive in accordance with the terms of the merger agreement. The exercise of appraisal rights and the resulting cash payments made in respect thereof will impact the combined company’s cash balances following the merger. In addition, while BFC’s obligation to consummate the merger is conditioned upon holders of not more than 10% of the outstanding shares of BBX Capital’s Common Stock duly and validly exercising, or remaining entitled to exercise immediately prior to the effective time of the merger, their appraisal rights in accordance with the FBCA, BFC’s board of directors may choose to waive such condition and consummate the merger even if a greater number of BBX Capital’s shareholders exercise appraisal rights. In that case, the adverse impact of the cash payments made to dissenting shareholders on the combined company’s cash position will be exacerbated.
If the merger is consummated, shareholders of BFC will increase their exposure to the business and operations of BBX Capital and Bluegreen, and shareholders of BBX Capital will increase their exposure to the business and operations of Bluegreen.
BFC is a holding company whose principal holdings include a 52% equity interest in BBX Capital and, through Woodbridge, a 54% equity interest in Bluegreen. Through its investment in Woodbridge, BBX Capital holds the remaining 46% equity interest in Bluegreen. Upon completion of the merger, BBX Capital will become a wholly owned subsidiary of BFC, and BFC will therefore have a 100% interest in BBX Capital and Bluegreen. Accordingly, BFC’s shareholders will, following the merger, be subject to increased exposure to the businesses and operations of BBX Capital and Bluegreen. In addition, BBX Capital’s shareholders (other than those who properly exercise and perfect their appraisal rights in accordance with the FBCA) will become shareholders of BFC and be subject to increased exposure to Bluegreen’s business and operations as well as risks relating to the ownership of BFC’s Class A Common Stock. See “Risks Related to BFC” below for a description of the material risks relating to BFC and the ownership of its Class A Common Stock, and “Risks Relating to BBX Capital” and “Risks Relating to Bluegreen” below a description of the material risks which BBX Capital and Bluegreen face.
Certain executive officers and directors of BFC and BBX Capital have interests in the merger that are different from, or in addition to, the interests of BFC’s and BBX Capital’s shareholders generally.
Shareholders should be aware that certain directors and executive officers of each of BFC and BBX Capital have interests in the merger that are different from, or are in addition to, the interests of BFC’s and BBX Capital’s shareholders generally.
As of the date of this joint proxy statement/prospectus, Alan B. Levan, the Chairman, Chief Executive Officer and President of BFC, John E. Abdo, the Vice Chairman of BFC, and their respective affiliates collectively beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 71% of the general voting power and approximately 23% of the total outstanding common stock of BFC. These shares consist of 12,907,051 shares, or approximately 17%, of BFC’s Class A Common Stock and 6,521,228 shares, or approximately 87%, of BFC’s Class B Common Stock. Each of Messrs. Levan and Abdo was also previously granted 1,389,073 restricted shares of BFC’s Class A Common Stock which are scheduled to vest in three equal annual installments beginning on September 30, 2014. In addition, during October 2013, BFC’s Compensation Committee approved restricted stock award grants to each of Messrs. Levan and Abdo of 297,408 shares of BFC’s Class A Common Stock which would vest in one lump sum during October 2017. The grant of 160,408 of those restricted shares to each of Messrs. Levan and Abdo is subject to the approval of BFC’s shareholders of an amendment of BFC’s 2005 Stock Incentive Plan to increase the number of shares available for grant under such plan. BFC currently intends to seek the approval of its shareholders to the plan amendment at its 2014 Annual Meeting of Shareholders. BFC’s Compensation Committee has the right to vote the shares of BFC’s Class A Common Stock subject to unvested restricted stock awards; however, the shares subject to unvested restricted stock awards which remain subject to shareholder approval are not considered issued or outstanding and may not be voted by BFC’s Compensation Committee or any other person. Messrs. Levan and Abdo also serve as Chairman and Chief Executive Officer of BBX Capital and Vice Chairman of BBX Capital, respectively. Further, as a result of their ownership position in BFC’s Class A Common Stock and Class B Common Stock, Messrs. Levan and Abdo may be deemed to control BFC and therefore may be deemed to beneficially own the 8,133,353 shares, or approximately 51%, of BBX Capital’s Class A Common Stock and all 195,045 shares of BBX Capital’s Class B Common Stock owned directly by BFC, which in the aggregate represent approximately 52% of the total outstanding common stock of BBX Capital and 72% of the total voting power of BBX Capital. In addition to the shares which they may be deemed to beneficially own through BFC, Messrs. Levan and Abdo currently beneficially own 157,438 shares and 169,184 shares, respectively, of BBX Capital’s Class A Common Stock. Each of Messrs. Levan and Abdo was also previously granted 282,601 restricted shares of BBX Capital’s Class A Common Stock which are scheduled to vest in three equal annual installments beginning on September 30, 2014 and 143,333 restricted shares of BBX Capital’s Class A Common Stock which were granted during October 2013 and are scheduled to vest during October 2017. Prior to vesting, BBX Capital’s compensation committee has (or, following the merger, BFC’s compensation committee will have) the right to vote the shares subject to the BBX Capital Class A Common Stock restricted stock awards. Based on their current holdings and current share information with respect to BFC and BBX Capital, if the merger is consummated on the contemplated terms, Messrs. Levan and Abdo would beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 70% of the general voting power and approximately 16% of the total common stock of BFC. In addition, pursuant to the terms of the merger agreement, the restricted shares of BBX Capital’s Class A Common Stock previously granted to Messrs. Levan and Abdo, as described above, which are unvested at the effective time of the merger will be converted into restricted shares of BFC’s Class A Common Stock upon consummation of the merger and be subject to the same terms and conditions as in effect at the effective time of the merger, provided that the number of shares will be multiplied by the exchange ratio in the merger. Messrs. Levan and Abdo are parties to an agreement pursuant to which they have agreed to vote their shares of BFC’s Class B Common Stock in favor of the election of the other to BFC’s board of directors for so long as they are willing and able to serve as directors of BFC. Additionally, Mr. Abdo has agreed to vote the shares of BFC’s Class B Common Stock he owns in the same manner that Mr. Levan votes his shares of BFC’s Class B Common Stock. Mr. Abdo has also agreed, subject to certain exceptions, not to transfer certain of his shares of BFC’s Class B Common Stock and to obtain the consent of Mr. Levan prior to the conversion of certain of his shares of BFC’s Class B Common Stock into shares of BFC’s Class A Common Stock. See the section of this joint proxy statement/prospectus entitled “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership interests of BBX Capital’s and BFC’s other directors and executive officers in BBX Capital’s and BFC’s securities.
Jarett S. Levan, the son of Mr. Alan Levan, is a director and the President of BBX Capital and a director and Executive Vice President of BFC, Seth M. Wise is Executive Vice President of BBX Capital and a director and Executive Vice President of BFC, and John K. Grelle is Executive Vice President and Chief Financial Officer of BBX Capital and Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Chief Risk Officer of BFC.
Each of Alan B. Levan, John E. Abdo, Jarett S. Levan, Seth M. Wise and John K. Grelle has employment agreements with BFC and with BBX Capital pursuant to which he is paid by the applicable company an annual base salary and is entitled to receive from the applicable company bonus payments under bonus plans established from time to time. It is expected that, following the merger, each of Messrs. Alan Levan, Abdo, Jarett Levan, Wise and Grelle will continue to receive the full amounts payable to him or to which he is otherwise entitled under both of these agreements.
The directors of BFC immediately prior to the effective time of the merger will continue to serve as directors of BFC following the merger. In addition, BFC has agreed to cause the individuals serving as directors of BBX Capital immediately prior to the effective time of the merger who are not also directors of BFC to be appointed to BFC’s board of directors at the effective time of the merger. In connection therewith, it is currently anticipated that Norman H. Becker, Steven M. Coldren, Bruno L. Di Giulian, Willis N. Holcombe, Anthony P. Segreto and Charlie C. Winningham, II will be appointed to BFC’s board of directors upon consummation of the merger. Following the merger, BFC’s directors will continue to receive compensation, which may include equity-based compensation, from BFC for their services. BFC currently provides compensation to its directors for board and committee service at levels which are equal to or less than the compensation which BBX Capital pays to its directors for board and committee service.
In addition, the members of BBX Capital’s special committee received compensation for their service on the special committee.
The merger agreement also provides for indemnification in favor of the current and former directors and officers of BBX Capital and for the maintenance or purchase of directors’ and officers’ liability insurance tail policies with respect to matters arising from facts or events which occurred before the effective time of the merger.
In considering the information contained in this joint proxy statement/prospectus, you should be aware of these interests. Please see the section of this joint proxy statement/prospectus entitled “The Merger — Interests of Certain Persons in the Merger” for further information about these interests.
Substantial sales of BFC’s Class A Common Stock could adversely affect its market price.
It is currently estimated that up to approximately 41.2 million shares of BFC’s Class A Common Stock may be issued in connection with the merger (before giving effect to any reverse stock split which may be effected by BFC), which would represent approximately 37% of the total number of shares of BFC’s Class A Common Stock outstanding after the merger. In addition, the above share amount does not include approximately 155,000 shares of BFC’s Class A Common Stock which may be purchased upon exercise of outstanding BBX Capital stock options to be assumed by BFC in the merger and approximately 6.9 million shares of BFC’s Class A Common Stock subject to BBX Capital restricted stock awards to be assumed by BFC in the merger (in each case before giving effect to any reverse stock split which may be effected by BFC). Other than the shares issued to shareholders of BBX Capital who may be deemed to be affiliates of BFC for purposes of Rule 144 under the Securities Act after the completion of the merger and shares issued in respect of BBX Capital restricted stock awards which are outstanding and unvested at the effective time of the merger, the shares issued in connection with the merger will not be subject to restrictions on resale. The issuance and potential resale of these new shares could have the effect of depressing the market price of BFC’s Class A Common Stock.
The board of directors of BFC and BBX Capital may, to the extent permitted by applicable law, choose to waive any conditions to consummation of the merger and proceed to consummate the transaction.
The merger agreement contains conditions precedent to the obligations of the parties to consummate the merger. The merger agreement also provides that these conditions precedent may to the extent permitted by applicable law be waived, in whole or in part, and the merger consummated notwithstanding that a condition precedent has not been fulfilled or satisfied and notwithstanding that the waiver of the condition may directly or indirectly impact the financial condition of the combined company. The determination to waive the fulfillment of a condition will be made by the board of directors of the company entitled to the benefit of the condition. No additional vote of the shareholders will be required in connection with the waiver of a condition precedent.
The merger agreement limits the ability of BBX Capital and BFC to pursue an alternative transaction proposal to the merger, and BFC’s existing ownership interest in BBX Capital limits BBX Capital’s ability to consummate any alternative transaction.
BFC currently owns shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing approximately 72% of the total voting power of BBX Capital. As a result, a sale of BBX Capital to a third party cannot be accomplished without BFC’s support. In light of such voting interest and the fact that BFC expressly advised the BBX Capital special committee of its desire to maintain its ownership position in BBX Capital and that it would not support a third party sale, the BBX Capital special committee did not conduct a market check or auction process with respect to the possible sale of BBX Capital. Such a market check or auction process, if BBX Capital had been in a position to conduct one, may have resulted in different terms for BBX Capital’s shareholders.
Further, the merger agreement generally prohibits each of BBX Capital and BFC from soliciting, initiating, encouraging or otherwise facilitating certain alternative transaction proposals with any third party, which may have the effect of limiting each company’s ability to pursue offers from third parties that could result in greater value to its shareholders relative to the terms and conditions of the merger agreement. Notwithstanding the foregoing, the merger agreement provides each company with the right to furnish information about its business to any person who makes an unsolicited superior proposal to the merger and participate in discussions or negotiations regarding, and in specific circumstances to accept, such proposal in lieu of the merger. Further, neither company would be required to pay to the other any termination or similar fee if it chooses to accept any such superior proposal. However, BFC’s control position and desire to maintain its ownership interest in BBX Capital is believed to limit the likelihood that any potential competing acquirer would come forward.
A consolidated purported class action lawsuit is pending in Florida which seeks to enjoin the merger or recover damages if the merger is completed.
During May 2013, two purported class action lawsuits seeking to enjoin the merger or, if it is completed, to recover relief as determined by the presiding court to be appropriate were filed in the 17th Judicial Circuit in and for Broward County, Florida. During September 2013, the two lawsuits were consolidated into a single action. In the consolidated action, the plaintiff alleges that BBX Capital’s directors as well as BFC and the executive officers of BFC and BBX Capital breached their fiduciary duties in initiating, timing, structuring, negotiating and approving the merger and, as a result, the merger is not entirely fair to BBX Capital’s unaffiliated shareholders. The lawsuit also includes an allegation that BFC and Merger Sub aided and abetted the alleged breaches of fiduciary duties. While BFC and BBX Capital believe that the lawsuit is without merit and intend to vigorously defend the action, the outcome of litigation is inherently uncertain. If resolved unfavorably, the litigation may prevent completion of the merger, in which case BFC and BBX Capital would have incurred significant transaction costs without consummating the transaction, or it may result in an award of damages and fees and costs which could have a material and adverse impact on the combined company’s cash position if the merger is completed. In addition, regardless of the outcome of the litigation, the costs of defending the action may be substantial. See the section of this joint proxy statement/prospectus entitled “The Merger — Litigation Regarding the Merger” for additional information regarding the litigation.
The companies are subject to contractual restrictions during the pendency of the merger, which could adversely affect their respective businesses and operations.
Under the terms of the merger agreement, the companies are subject to certain restrictions on the conduct of their businesses prior to completing the merger. These restrictions may adversely affect each company’s ability to execute certain of its business strategies, including the ability in certain cases to enter into contracts or incur capital expenditures to grow its business. Further, as previously described, during the pendency of the merger, management attention and company resources may be diverted towards consummation of the merger instead of the businesses and operations of the companies, which could have a material and adverse effect on the companies.
The amount of the cash payment that BBX Capital’s shareholders will receive if they choose to exercise their appraisal rights is uncertain and subject to certain risks.
As previously described, BBX Capital’s shareholders are entitled to pursue appraisal rights in connection with the merger. If a BBX Capital shareholder exercises his, her or its appraisal rights and follows the required procedures specified in the FBCA (which are summarized in the section of this joint proxy statement/prospectus entitled “Appraisal Rights” and included in their entirety as Annex F to this joint proxy statement/prospectus) he, she or it will have the right to receive a cash payment equal to the “fair value” of his, her or its shares of BBX Capital’s Class A Common Stock (as determined in accordance with the FBCA). The express procedures of the FBCA must be followed and, if they are not, shareholders wishing to exercise their appraisal rights may lose such rights. Moreover, pursuant to the FBCA, the “fair value” of the shares of BBX Capital’s Class A Common Stock held by a BBX Capital shareholder asserting appraisal rights means the value of such shares immediately before the effective time of the merger, regardless of when the vote on the merger is taken and excluding any appreciation or depreciation in anticipation of the merger (unless exclusion would be inequitable), and could be more than, less than or equal to the value of the shares of BFC’s Class A Common Stock that the shareholder would otherwise have received in connection with the merger pursuant to the terms of the merger agreement. It is not currently expected that the merger will be consummated prior to the first quarter of 2015. Further, the “fair value” cash payment could potentially be determined in judicial proceedings, the result of which cannot be predicted. In addition, a dissenting shareholder’s receipt of cash in exchange for his, her or its shares of BBX Capital’s Class A Common Stock pursuant to the appraisal rights process will be a taxable transaction to such shareholder. Any BBX Capital shareholder wishing to assert and exercise appraisal rights is urged to consult with his, her or its legal counsel before attempting to assert and exercise those rights.
The Internal Revenue Service may disagree with the companies’ description of the federal income tax consequences of the merger.
Although BFC and BBX Capital will receive an opinion of legal counsel as to the anticipated federal income tax consequences of the merger, neither BFC nor BBX Capital has applied for, or expects to obtain, a ruling from the Internal Revenue Service with respect to the federal income tax consequences of the merger. No assurance can be given that the Internal Revenue Service will agree with the positions taken in the legal opinion or will not challenge the income tax consequences of the merger.
The fairness opinions of Sandler O’Neill and KBW were rendered subject to certain assumptions made and limitations on the review undertaken by such firms and have not been updated since their date of issuance.
KBW delivered a written opinion, dated May 6, 2013, as to the fairness as of that date, from a financial point of view, of the exchange ratio pursuant to the merger agreement to BFC. Sandler O’Neill delivered a written opinion, dated May 7, 2013, as to the fairness as of that date, from a financial point of view, of the merger consideration pursuant to the merger agreement to the holders of BBX Capital’s Class A Common Stock. Neither of the fairness opinions address any other aspect or implication of the merger or the merger agreement or constitute a recommendation as to how any shareholder should vote on the merger agreement, the merger or any other matter. In addition, each opinion was rendered based on certain assumptions made, procedures followed, matters considered and limitations on the review undertaken. Further, each opinion speaks only as of the date of its issuance, and neither opinion has been updated since such date or is expected to be updated at any future date. Consequently, such opinions do not take into account events occurring or information that became available after their respective dates, and such subsequent events and information as well as changes in the operations and prospects of BFC or BBX Capital, general market and economic conditions, and other factors (including those which may be beyond the control of BFC and/or BBX Capital and on which the fairness opinions were based) may alter the value of the companies or the market price of their stock. Neither KBW nor Sandler O’Neill expresses any opinion as to what the value of shares of BFC’s Class A Common Stock would actually be when issued in the merger or the prices at which the securities of BFC or BBX Capital may trade or be purchased or sold at any time.
Sandler O’Neill’s opinion and KBW’s opinion are included as Annex B and Annex C, respectively, to this joint proxy statement/prospectus. Descriptions of such opinions and summaries of the material financial analyses performed in connection with rendering the opinions are set forth in the sections of this joint proxy statement/prospectus entitled “The Merger — Opinion of the Financial Advisor to the BBX Capital Special Committee,” in the case of Sandler O’Neill’s opinion, and “The Merger — Opinion of the Financial Advisor to BFC’s Board of Directors,” in the case of KBW’s opinion.
The unaudited pro forma financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and may not be reflective of the operating results and financial condition of the combined company following completion of the merger.
The unaudited pro forma financial information in this joint proxy statement/prospectus is presented for illustrative purposes only. The unaudited pro forma financial information reflects adjustments, which are based upon information available to BFC’s management as of the date of this joint proxy statement/prospectus, and assumptions that BFC’s management believes are reasonable under circumstances existing as of the date of this joint proxy statement/prospectus. Certain adjustments have been excluded for purposes of preparing the unaudited pro forma financial information, and actual adjustments may differ materially from the adjustments made in connection with the preparation of the unaudited pro forma financial information. Accordingly, the unaudited pro forma financial information is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates assumed nor should such information be relied upon as being indicative of the future results of operations or financial condition of the combined company. See the section of this joint proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Consolidated Financial Information” for additional information.
Risks Related to BFC
The following are risks related to BFC and the ownership of its Class A Common Stock and Class B Common Stock. In addition to the risks set forth below, BFC is also subject to the risks faced by BBX Capital and Bluegreen based on BFC’s investment in those companies. The material risks faced by BBX Capital and Bluegreen are described below under “Risks Related to BBX Capital” and “Risks Related to Bluegreen,” respectively.
BFC has in the past incurred cash flow deficits at its parent company level and will rely on dividends from its subsidiaries in the future.
BFC is engaged in making investments in operating businesses. Historically, BFC, at its parent company level, has not had revenue generating operating activities and has incurred cash flow deficits. BFC has financed operating cash flow deficits with available working capital, issuances of equity or debt securities, and with dividends from its subsidiaries, which BFC has been dependent upon to fund its operations and investments. BFC historically received dividends on the shares of Benihana’s stock that it owned. Benihana was acquired by Safflower in a cash merger during August 2012. While BFC received cash proceeds in exchange for its shares of Benihana’s common stock in the transaction, BFC no longer holds an investment in Benihana and, accordingly, will not receive dividends in the future from Benihana. In addition, BBX Capital may not be in a position to, and does not expect to, pay dividends for the foreseeable future, and any payment of dividends by BBX Capital requires the declaration of such dividend by BBX Capital’s board of directors, a majority of whom are independent under the listing standards of the NYSE and, accordingly, such decision is not in BFC’s control. Further, certain of Bluegreen’s credit facilities contain terms which may limit the payment of cash dividends without the lender’s consent or waiver. Decisions with respect to dividends by BBX Capital and Bluegreen are generally based on, among other things, the applicable company’s operating results, financial condition, cash flow and operating and cash needs. BFC expects to receive dividends from Woodbridge in order to fund its current and future operations and investments; however, dividend decisions by Woodbridge are currently subject to the approval of the boards of directors of both BFC and BBX Capital, and may not be paid to BFC to the extent or when anticipated or at all.
Among other expenses that BFC incurs and payments it makes in the ordinary course of its business, BFC pays regular quarterly dividends of $187,500 on its 5% Cumulative Preferred Stock. In addition, former shareholders of Woodbridge Holdings Corporation (“WHC”), the predecessor by merger to Woodbridge, were entitled under the FBCA to exercise appraisal rights in connection with the 2009 merger between BFC and WHC. Dissenting shareholders, who collectively held approximately 4.2 million shares of WHC’s Class A Common Stock, exercised appraisal rights and requested payment for their shares. During July 2012, the presiding court in the appraisal rights proceeding determined the fair value of the dissenting shareholders’ shares of WHC’s Class A Common Stock to be $1.78 per share (or approximately $7.5 million in total) and awarded legal and other costs in favor of the dissenting shareholders. During March 2013, the court awarded legal fees and pre and post judgment interest to the dissenting shareholders totaling approximately $4.4 million, resulting in a total award of approximately $11.9 million (including the $7.5 million based on the $1.78 per share value determination). While Woodbridge intends to appeal the court’s ruling with respect to its fair value determination and the award of legal fees and costs, the outcome of the appeal is uncertain. Further, regardless of the outcome of the appeal, Woodbridge will likely be required to make a significant payment (of up to approximately $11.9 million if the appeal is unsuccessful) to the dissenting shareholders. Additional information regarding this litigation is set forth in the “Legal Proceedings” section of BFC’s Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this joint proxy statement/prospectus. In addition, as previously described, shareholders of BBX Capital that duly exercise and perfect appraisal rights in connection with the currently proposed merger between BFC and BBX Capital will be entitled to receive a cash payment in an amount equal to the “fair value” of their shares of BBX Capital’s Class A Common Stock (as determined in accordance with the FBCA). If the merger is completed, the payment made to dissenting shareholders of BBX Capital may have a material and adverse impact on the combined company’s cash position following the merger.
If cash flow is not sufficient to fund BFC’s liquidity needs, BFC might seek to liquidate some of its investments or seek to fund its operations with the proceeds of additional equity or debt financing. Such financing may not be available on commercially reasonable terms, if at all, and if BFC chooses to liquidate its investments, it may be forced to do so at depressed prices.
Adverse conditions and events where BFC’s investments are currently concentrated or in the industries in which its subsidiaries operate could adversely impact its results and future growth.
BBX Capital’s business and the real estate collateralizing its commercial real estate loans and home equity loans are concentrated in Florida and have been adversely impacted by the downturn in economic conditions generally and in Florida in particular. In addition, Bluegreen’s operations were adversely impacted by the economic downturn. The impact of the economic downturn, including the persistence or deterioration of adverse economic conditions, natural disasters, including tropical storms and hurricanes, or adverse changes in laws or regulations applicable to BFC or the companies in which BFC holds investments could further adversely impact BFC’s operating results and financial condition.
BFC may issue additional securities and incur additional indebtedness at BFC or at its subsidiaries.
If BFC’s cash flow is not sufficient to meet its liquidity needs or BFC’s board of directors otherwise determines it to be appropriate, BFC may seek to raise funds in the future through the issuance of debt or equity securities. There is generally no restriction on BFC’s ability to issue debt or equity securities which are pari passu or have a preference over its Class A Common Stock and Class B Common Stock. Authorized but unissued shares of BFC’s capital stock are available for issuance from time to time at the discretion of BFC’s board of directors, and any such issuance may be dilutive to BFC’s shareholders. In addition, any securities issuances in the future by a subsidiary of BFC may dilute BFC’s economic investment or voting interest in that company.
Further, BFC and its subsidiaries have in the past and may in the future incur significant amounts of debt. Any indebtedness could have several important effects on BFC, including, without limitation, that BFC may be required to use available cash for the payment of principal and interest due on its debt and that the outstanding indebtedness and leverage at BFC or its subsidiaries will impact liquidity, and any negative changes in general economic and industry conditions will increase such impact.
BFC will face risks and uncertainties with respect to any acquisitions which it pursues in the future.
BFC has most recently focused on providing strategic support to its existing investments with a view to the improved performance of the organization as a whole. However, in the future, BFC may seek to make opportunistic investments outside of its existing portfolio, including investments in real estate based opportunities and middle market operating businesses. While BFC will seek investments and acquisitions primarily in companies that it believes will provide opportunities for growth, BFC may not be successful in identifying these opportunities. Investments or acquisitions that BFC does complete may not prove to be successful or even if successful may not initially generate income, or may generate income on an irregular basis or over a long time period, which would cause BFC’s results of operations to vary significantly on a quarterly basis and from year to year. Acquisitions may expose BFC to additional risks and may have a material adverse effect on its results of operations. Any acquisitions BFC makes may fail to accomplish BFC’s strategic objectives or otherwise not perform as expected or adversely impact BFC’s financial condition or operating results. Acquisitions will also expose BFC to the risks of any business that BFC acquires.
In addition, BFC will likely face competition in making investments or acquisitions, which could increase the costs associated with the investment or acquisition, and BFC will likely incur substantial costs in connection with its evaluation of potential acquisition and investment opportunities whether or not the acquisition or investment is ultimately consummated. Further, BFC’s investments or acquisitions may rely on additional debt or equity financing, which will subject BFC to the risks and uncertainties described in the preceding risk factor. If BFC requires additional financing in the future, the financing may not be available when needed or on favorable terms, if at all. Additionally, BFC does not intend to seek shareholder approval of any investments or acquisitions unless required by law or regulation.
Alan B. Levan and John E. Abdo’s control position may adversely affect the market price of BFC’s Class A Common Stock and Class B Common Stock.
As of the date of this joint proxy statement/prospectus, Alan B. Levan, the Chairman, Chief Executive Officer and President of BFC, John E. Abdo, the Vice Chairman of BFC, and their respective affiliates collectively beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 71% of the general voting power and approximately 23% of the total outstanding common stock of BFC. These shares consist of 12,907,051 shares, or approximately 17%, of BFC’s Class A Common Stock and 6,521,228 shares, or approximately 87%, of BFC’s Class B Common Stock. Each of Messrs. Levan and Abdo was also previously granted 1,389,073 restricted shares of BFC’s Class A Common Stock which are scheduled to vest in three equal annual installments beginning on September 30, 2014. In addition, during October 2013, BFC’s Compensation Committee approved restricted stock award grants to each of Messrs. Levan and Abdo of 297,408 shares of BFC’s Class A Common Stock which would vest in one lump sum during October 2017. The grant of 160,408 of those restricted shares to each of Messrs. Levan and Abdo is subject to the approval of BFC’s shareholders of an amendment of BFC’s 2005 Stock Incentive Plan to increase the number of shares available for grant under such plan. BFC currently intends to seek the approval of its shareholders to the plan amendment at its 2014 Annual Meeting of Shareholders. BFC’s Compensation Committee has the right to vote the shares of BFC’s Class A Common Stock subject to unvested restricted stock awards; however, the shares subject to unvested restricted stock awards which remain subject to shareholder approval are not considered issued or outstanding and may not be voted by BFC’s Compensation Committee or any other person. Messrs. Levan and Abdo are parties to an agreement pursuant to which they have agreed to vote their shares of BFC’s Class B Common Stock in favor of the election of the other to BFC’s board of directors for so long as they are willing and able to serve as directors of BFC. Additionally, Mr. Abdo has agreed to vote the shares of BFC’s Class B Common Stock he owns in the same manner that Mr. Levan votes his shares of BFC’s Class B Common Stock. Mr. Abdo has also agreed, subject to certain exceptions, not to transfer certain of his shares of BFC’s Class B Common Stock and to obtain the consent of Mr. Levan prior to the conversion of certain of his shares of BFC’s Class B Common Stock into shares of BFC’s Class A Common Stock. Because BFC’s Class A Common Stock and Class B Common Stock vote as a single class on most matters (as described in further detail in the section of this joint proxy statement/prospectus entitled “Description of BFC’s Capital Stock”), Messrs. Levan and Abdo effectively have the voting power to elect the members of BFC’s board of directors and control the outcome of any other vote of BFC’s shareholders, except in those limited circumstances where the FBCA mandates that the holders of BFC’s Class A Common Stock vote as a separate class. Messrs. Levan and Abdo’s control position may have an adverse effect on the market price of BFC’s Class A Common Stock and/or Class B Common Stock. In addition, their interests may conflict with the interests of BFC’s other shareholders.
The loss of the services of BFC’s key management and personnel could adversely affect its business and the businesses of its subsidiaries.
BFC’s ability to successfully implement its business strategy will depend on its ability to attract and retain experienced and knowledgeable management and other professional staff. BFC may not be successful in attracting and retaining key management personnel. As previously described, during January 2012, the SEC filed a lawsuit against BBX Capital and its Chairman and Chief Executive Officer, Alan B. Levan, alleging violations of securities laws. In addition to injunctive relief and monetary penalties, the complaint seeks an officer and director bar with respect to Mr. Levan. While BBX Capital believes that it and Mr. Levan fully complied with applicable law, the outcome of this litigation is uncertain. Additional information regarding this litigation is set forth in the risk factor entitled “BFC and BBX Capital may be unable to satisfy all the conditions to consummating the merger, including the approval for listing of BFC’s Class A Common Stock on a national securities exchange at the effective time of the merger” beginning on page 21. As described above, Mr. Levan is also the Chairman, Chief Executive Officer and President of BFC and, together with John E. Abdo, may be deemed to control BFC by virtue of their collective ownership interest in BFC’s Class A Common Stock and Class B Common Stock. In the event Mr. Levan is restricted from serving, or is otherwise unable to serve, as an executive officer and/or director of BFC or any of its public company subsidiaries, including BBX Capital, BFC and its business, as well as the businesses of its subsidiaries, may be adversely impacted.
Provisions in BFC’s Amended and Restated Articles of Incorporation and Bylaws, as well as BFC’s shareholder rights plan, may make it difficult for a third party to acquire BFC and could impact the price of BFC’s Class A Common Stock and/or Class B Common Stock.
BFC’s Amended and Restated Articles of Incorporation and Bylaws contain provisions that could delay, defer or prevent a change of control of BFC or its management. These provisions could make it more difficult for shareholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of BFC’s Class A Common Stock or Class B Common Stock. These provisions include:
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  the provisions in BFC’s Amended and Restated Articles of Incorporation regarding the voting rights of BFC’s Class B Common Stock;
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  the authority of BFC’s board of directors to issue additional shares of common or preferred stock and to fix the relative rights and preferences of the preferred stock without additional shareholder approval; and
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  advance notice procedures to be complied with by shareholders in order to make shareholder proposals or nominate directors.
In addition, BFC currently has in place a shareholder rights plan which is designed to preserve certain tax benefits available to BFC. However, because the rights plan provides a deterrent to investors from acquiring a 5% or greater ownership interest in BFC’s Class A Common Stock and Class B Common Stock, it may have an anti-takeover effect. As previously described, pursuant to the terms of the merger agreement, BFC has taken steps to exempt the currently proposed merger and other transactions contemplated by the merger agreement from the operation of its rights plan.
Additional information regarding the above-described provisions of BFC’s Amended and Restated Articles of Incorporation and Bylaws, as well as the terms of BFC’s shareholder rights plan, is set forth in the section of this joint proxy statement/prospectus entitled “Description of BFC’s Capital Stock.” BBX Capital’s Restated Articles of Incorporation and Amended and Restated Bylaws contain similar provisions as those described above. See “Risks Related to BBX Capital — Provisions in BBX Capital’s Restated Articles of Incorporation and Amended and Restated Bylaws, and BBX Capital’s recently adopted shareholder rights plan, may make it difficult for a third party to acquire BBX Capital and could depress the price of BBX Capital’s Class A Common Stock.”
Dividends and distributions from BFC’s subsidiaries to their respective parent companies may be subject to claims in the future from creditors of the subsidiary.
Subsidiaries have in the past and may in the future make dividends or distributions to their parent companies. Dividend payments and other distributions by a subsidiary to its parent company may, in certain circumstances, be subject to claims made by creditors of the subsidiary which made the payment or distribution. Any such claim, if successful, may have a material and adverse impact on the financial condition of the parent company against which the claim was brought.
There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with GAAP. Any changes in estimates, judgments and assumptions used could have a material adverse effect on BFC’s financial position and operating results.
The consolidated financial statements included in the periodic reports BFC files with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012 and its subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this joint proxy statement/prospectus, are prepared in accordance with GAAP. The preparation of financial statements in accordance with GAAP involves making estimates, judgments and assumptions that affect reported amounts of assets (including goodwill and other intangible assets), liabilities and related reserves, revenues, expenses and income. This includes estimates, judgments and assumptions for assessing the amortization/accretion of purchase accounting fair value differences and the future value of goodwill and other intangible assets pursuant to applicable accounting guidance. BFC bases its estimates on historical experience and on various other assumptions that BFC believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. However, estimates, judgments and assumptions are inherently subject to change in the future. As a result, BFC’s estimates, judgments and assumptions may prove to be incorrect and BFC’s actual results may differ from these estimates under different assumptions or conditions. If any estimates, judgments or assumptions change in the future, or BFC’s actual results differ from BFC’s estimates or assumptions, BFC may be required to record additional expenses or impairment charges, which would be recorded as a charge against its earnings and could have a material adverse impact on its financial condition and operating results.
BFC’s investment in BBX Capital subjects BFC to equity pricing risks.
BBX Capital’s Class A Common Stock is currently listed for trading on the NYSE. Because BBX Capital is consolidated in BFC’s financial statements, the decline in the market price of BBX Capital’s Class A Common Stock would not impact BFC’s consolidated financial statements. However, the market price of BFC’s Class A Common Stock and/or Class B Common Stock, which is important to its valuation and ability to obtain equity or debt financing, would likely be adversely affected by a decline in the market price of BBX Capital’s Class A Common Stock. The market price of BBX Capital’s Class A Common Stock is subject to a number of factors, many of which may be beyond the control of BBX Capital, including general economic trends and conditions. In addition, BFC’s control position with respect to BBX Capital may have an adverse effect on the market price of BBX Capital’s Class A Common Stock. If the merger is completed, BBX Capital’s Class A Common Stock will no longer be publicly traded.

Certain members of BFC’s board of directors and certain of BFC’s executive officers are also directors and executive officers of BBX Capital and directors of Bluegreen.
Alan B. Levan, BFC’s Chairman and Chief Executive Officer, and John E. Abdo, BFC’s Vice Chairman, are also directors and executive officers of BBX Capital and directors of Bluegreen. None of these individuals is obligated to allocate a specific amount of time to the management of BFC, and they may devote more time and attention to the operations of BFC’s affiliates than they devote directly to BFC’s operations. Jarett S. Levan and Seth M. Wise, each of whom serves as an Executive Vice President of BFC and as a member of its board of directors, is an executive officer of BBX Capital, and Mr. Jarett Levan is also a member of BBX Capital’s board of directors. Further, John K. Grelle serves as Executive Vice President and Chief Financial Officer of both BFC and BBX Capital.
Pending legal proceedings and the impact of any finding of liability or damages could adversely impact BFC and its financial condition and operating results.
BFC and its subsidiaries are subject to the pending legal proceedings described in the “Legal Proceedings” section of its Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this joint proxy statement/prospectus, including the above-described appraisal rights litigation arising from the 2009 merger between BFC and Woodbridge Holdings Corporation and the SEC action against BBX Capital and its Chairman, as well as proceedings that may arise from time to time. While BFC believes that the parties to these proceedings have meritorious defenses in the pending legal actions, the ultimate outcomes of these matters are uncertain. Judgments against, or damages, fines or penalties imposed on, BFC, its subsidiaries or its officers in these actions, as well as actions which BFC and its subsidiaries may face in the future, may have a material adverse impact on BFC’s operating results and financial condition. See “Where You Can Find More Information” for additional information regarding pending legal proceedings to which BFC and its subsidiaries are subject. In addition, as previously described, a consolidated purported class action lawsuit is pending in Florida which seeks to enjoin the merger or, if it is completed, to recover damages as determined by the presiding court. See “The Merger — Litigation Regarding the Merger” for additional information with respect to such litigation.
BFC is subject to environmental laws related to its real estate activities and the cost of compliance could adversely affect its business.
As a current or previous owner or operator of real property, BFC may be liable under federal, state and local environmental laws, ordinances and regulations for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not BFC knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of investigating, remediating or removing such hazardous or toxic substances may be substantial.
Risks Related to BBX Capital
The following are risks related to BBX Capital and ownership of its Class A Common Stock. In addition to the risks set forth below, BBX Capital is also subject to the risks faced by Bluegreen, as described in “Risks Related to Bluegreen” below, based on BBX Capital’s investment in Bluegreen. In addition, shareholders of BBX Capital (other than shareholders that exercise appraisal rights in accordance with the FBCA) will become shareholders of BFC as a result of the merger, and will therefore be subject to the risks that BFC faces, including continued exposure to the risks faced by BBX Capital and Bluegreen, as well as those relating to ownership of BFC’s Class A Common Stock, as described in “Risks Related to BFC” above.
BBX Capital’s business and operations and the mix of BBX Capital’s assets significantly changed as a result of the sale of BankAtlantic to BB&T during July 2012, and BBX Capital’s financial condition and results of operations depend on the monetization of BBX Capital’s assets at or near their current book values and BBX Capital’s results of operations will vary depending upon the timing of such monetization and the success of any investment of available funds.
On July 31, 2012, BBX completed the sale to BB&T of all of the issued and outstanding shares of capital stock of BankAtlantic, the former wholly owned banking subsidiary of BBX Capital (the stock sale and related transactions are sometimes hereinafter referred to as the “BankAtlantic Sale”). Pursuant to the terms of the stock purchase agreement between BBX Capital and BB&T, prior to the closing of the BankAtlantic Sale, BankAtlantic formed two subsidiaries, BBX Capital Asset Management, LLC (“CAM”) and Florida Asset Resolution Group, LLC (“FAR”). BankAtlantic contributed to FAR certain performing and non-performing loans, tax certificates and real estate owned that had an aggregate carrying value on BankAtlantic’s balance sheet of approximately $346 million as of July 31, 2012 (the date the BankAtlantic Sale was consummated). FAR assumed all liabilities related to these assets. BankAtlantic also contributed approximately $50 million in cash to FAR on July 31, 2012 and thereafter distributed all of the membership interests in FAR to BBX Capital. At the closing of the BankAtlantic Sale, BBX Capital transferred to BB&T 95% of the outstanding preferred membership interests in FAR in connection with BB&T’s assumption of BBX Capital’s outstanding TruPS obligations. BBX Capital continues to hold the remaining 5% of FAR’s preferred membership interests. Under the terms of the Amended and Restated Limited Liability Company Agreement of FAR, which was entered into by BBX Capital and BB&T at the closing of the BankAtlantic Sale, BB&T will hold its 95% preferred interest in the net cash flows of FAR until such time as it has recovered $285 million in preference amount plus a priority return of LIBOR + 200 basis points per annum on any unpaid preference amount. At that time, BB&T’s interest in FAR will terminate, and BBX Capital will thereafter be entitled to any and all residual proceeds from FAR through its ownership of FAR’s Class R units. BBX Capital entered into an incremental $35 million guarantee in BB&T’s favor to further support BB&T’s recovery of the $285 million preferred interest within seven years. BB&T’s preferred interest in FAR as of September 30, 2013 was reduced through cash distributions to approximately $110.6 million. BBX Capital’s services certain nonaccrual loans for FAR and oversees the third party servicer that manages the other assets of FAR. Prior to the closing of the BankAtlantic Sale, BankAtlantic contributed to CAM certain non-performing commercial loans, commercial real estate owned and previously written-off assets that had an aggregate carrying value on BankAtlantic’s balance sheet of $125 million as of July 31, 2012. CAM assumed all liabilities related to these assets. BankAtlantic also contributed approximately $82 million in cash to CAM. Prior to the closing of the BankAtlantic Sale, BankAtlantic distributed all of the membership interests in CAM to BBX Capital. CAM remains a wholly owned subsidiary of BBX Capital.
As a result of the BankAtlantic Sale, BBX Capital’s business and operations significantly changed from its business and operations prior to the sale of BankAtlantic. As a consequence, BBX Capital’s financial condition and results of operations will be dependent in the near term, in large part, on BBX Capital’s ability to successfully manage and monetize the assets currently held by BBX Partners, Inc. (“BBX Partners”), which held approximately $13 million of loans and real estate owned as of September 30, 2013, the assets currently held by CAM, and the assets held in FAR as well as on the cash flow BBX Capital receives based on its interest in FAR. Additionally, because a majority of FAR’s assets are serviced by a third party servicer, BBX Capital is also dependent on the ability and efforts of such servicer to efficiently manage and monetize the assets. Further, nonaccrual loans and real estate may not be easily salable in the event BBX Capital decides to liquidate an asset through a sale transaction. BBX Capital’s financial condition and results of operations will be dependent in the longer term on these factors as well as BBX Capital’s ability to successfully invest these cash flows. If the assets held in CAM and BBX Partners and the assets held in FAR are not monetized at or near the current book values ascribed to them, or if these assets are liquidated for amounts less than book value, BBX Capital’s financial condition and results of operations would be adversely affected, and BBX Capital’s ability to successfully pursue BBX Capital’s business goals could be adversely affected. Because a majority of these assets do not generate income on a regular basis, BBX Capital does not expect to generate significant revenue or income with respect to these assets until such time as an asset is monetized through repayments or transactions involving the sale, joint venture or development of the underlying real estate. Accordingly, BBX Capital expects its revenues and results of operations to vary significantly on a quarterly basis and from year to year.
BBX Capital’s future acquisitions may reduce BBX Capital’s earnings, require BBX Capital to obtain additional financing and expose BBX Capital to additional risks.
BBX Capital’s business strategy includes investments in or acquisitions of middle market operating companies, such as the Renin acquisition, and some of these investments and acquisitions may be material. While BBX Capital will seek investments and acquisitions primarily in companies that provide opportunities for growth, BBX Capital may not be successful in identifying these opportunities. Investments or acquisitions that BBX Capital does complete may not prove to be successful or even if successful may not initially generate income, or may generate income on an irregular basis or over a long time period, thus causing BBX Capital’s results of operations to vary significantly on a quarterly basis and from year to year. Acquisitions may expose BBX Capital to additional risks and may have a material adverse effect on BBX Capital’s results of operations. Any acquisitions BBX Capital makes may:
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  fail to accomplish BBX Capital’s strategic objectives;
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  not perform as expected; and/or
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  expose BBX Capital to the risks of the business that BBX Capital acquires.
In addition, BBX Capital will likely face competition in making investments or acquisitions which could increase the costs associated with the investment or acquisition. BBX Capital’s investments or acquisitions may rely on additional debt or equity financing. The issuance of debt will result in additional leverage which could limit BBX Capital’s operating flexibility, and the issuance of equity could result in additional dilution to BBX Capital’s then-current shareholders. In addition, such financing could consist of equity securities which have rights, preferences or privileges senior to BBX Capital’s Class A Common Stock.
If BBX Capital requires additional financing in the future, the financing may not be available when needed or on favorable terms, if at all. Additionally, BBX Capital does not intend to seek shareholder approval of any investments or acquisitions unless required by law or regulation.
BBX Capital plans to conduct some of its operations through unconsolidated joint ventures with independent third parties in which BBX Capital does not have a controlling interest, and BBX Capital may be adversely impacted by a joint venture partner’s failure to fulfill its obligations.
By using joint ventures, BBX Capital can reduce the amount it invests in real estate properties. However, BBX Capital’s joint venture partners may become financially unable or unwilling to fulfill their obligations under the joint venture agreements. Most joint ventures borrow money to help finance their activities, and although recourse on the loans is generally limited to the joint ventures and their properties, BBX Capital and its joint venture partners may be required to provide financial support. If joint venture partners do not perform on their obligations, BBX Capital may incur significant expenditures which may have an adverse effect on BBX Capital’s operating results or financial condition.
The decline in the Florida real estate market has adversely affected, and may continue to adversely affect, BBX Capital’s earnings and financial condition.
The deterioration of economic conditions in the Florida residential real estate market, including the cumulative decline in median home prices in all major metropolitan areas in Florida, and the downturn in the Florida commercial real estate market, resulted in substantial non-performing assets and provision for loan losses. The loans retained by BBX Capital through CAM and FAR in the BankAtlantic Sale were primarily in the Florida market, and adverse changes to the Florida economy or the real estate market may negatively impact BBX Capital’s earnings and financial condition.
BBX Capital’s loan portfolio is concentrated in loans secured by real estate, a majority of which are located in Florida, which makes BBX Capital susceptible to credit losses from downturns in the real estate market.
Conditions in the United States real estate market deteriorated significantly beginning in 2007, particularly in Florida. BBX Capital’s loan portfolio is concentrated in commercial real estate loans (most of which are located in Florida), residential mortgages (nationwide), and consumer home-equity loans (mainly in Florida). BBX Capital has a heightened exposure to credit losses that may arise from this concentration as a result of the significant downturn in the Florida real estate markets. At September 30, 2013, approximately 84% of BBX Capital’s loan portfolio based on book value was located in Florida.
An increase in BBX Capital’s allowance for loan losses will result in reduced earnings.
BBX Capital is exposed to the risk that its borrowers will be unable to repay their loans according to their terms and that any collateral securing the payment of their loans will not be sufficient to assure full repayment. BBX Capital’s management evaluates the collectability of its loan portfolio and provides an allowance for loan losses that it believes is adequate based upon such factors as:

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  the risk characteristics of various classifications of loans;
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  previous loan loss experience;
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  specific loans that have probable loss potential;
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  delinquency trends;
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  estimated fair value of the collateral; and
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  current economic conditions.
Many of these factors are difficult to predict or estimate accurately, particularly in a changing economic environment. The process of determining the estimated losses inherent in BBX Capital’s loan portfolio requires subjective and complex judgments and the level of uncertainty concerning economic conditions may adversely affect BBX Capital’s ability to estimate the losses which may be incurred in its loan portfolio. If such evaluation is incorrect and borrower defaults cause losses exceeding the portion of the allowance for loan losses allocated to those loans, or if BBX Capital perceives adverse trends that require it to significantly increase its allowance for loan losses in the future, BBX Capital’s earnings could be significantly and adversely affected.
Non-performing assets take significant time to resolve and adversely affect BBX Capital’s results of operations and financial condition, and could result in further losses in the future.
At September 30, 2013, BBX Capital’s non-performing loans totaled approximately $145 million, or 74% of BBX Capital’s total loan portfolio. At September 30, 2013, BBX Capital’s non-performing assets (which include non-performing loans and foreclosed real estate) were approximately $235 million, or 57% of BBX Capital’s total assets. In addition, BBX Capital had approximately $5 million in accruing loans that were 31-89 days delinquent at September 30, 2013. BBX Capital’s non-performing assets adversely affect BBX Capital’s net income through foreclosure costs, operating expenses and taxes. Until BBX Capital monetizes these assets, BBX Capital expects to continue to incur additional losses relating to these non-performing loans and non-performing assets. BBX Capital records interest income on non-performing loans on a cash basis and generally incurs operating losses associated with real estate owned. When BBX Capital receives the collateral in foreclosures or similar proceedings, BBX Capital is required to mark the related collateral to the then fair market value, generally based on appraisals of the property obtained by BBX Capital. These loans and real estate owned also increase BBX Capital’s risk profile, and increases in the level of non-performing loans and non-performing assets adversely affect BBX Capital’s results of operations and financial condition. While BBX Capital seeks to manage its nonperforming assets, decreases in the value of these assets or deterioration in the financial condition of BBX Capital’s borrowers, which is often impacted by economic and market conditions beyond BBX Capital’s control, could adversely affect BBX Capital’s business, results of operations and financial condition. In addition, the resolution of non-performing assets requires significant commitments of management time.
FAR’s consumer loan portfolio is concentrated in home equity loans collateralized by properties located in South Florida.
The decline in residential real estate prices and higher unemployment throughout Florida over the past several years has resulted in an increase in mortgage delinquencies and higher foreclosure rates. Additionally, in response to adverse conditions in the economy and real estate markets, financial institutions and other lenders have tightened underwriting standards which has limited the ability of borrowers to refinance. These conditions have adversely impacted delinquencies and credit loss trends for home equity loan portfolios. The majority of FAR’s home equity loans are residential second mortgages that exhibit higher loss severity than residential first mortgages. If home prices remain depressed, FAR may experience higher credit losses from this loan portfolio. Since the collateral for this portfolio consists primarily of second mortgages, it is unlikely that FAR will be successful in recovering all or any portion of its loan proceeds in the event of a default unless FAR is prepared to repay the first mortgage and such repayment and the costs associated with a foreclosure are justified by the value of the property.

The cost and outcome of pending legal proceedings may impact BBX Capital’s results of operations.
BBX Capital and its subsidiaries are currently parties in ongoing litigation which has resulted in significant non-interest expenses relating to legal and other professional fees. Pending proceedings include litigation which has been brought by the SEC (as previously described), litigation arising out of BBX Capital’s workouts and foreclosures, and legal proceedings associated with BankAtlantic’s tax certificate business. While, based on current information, BBX Capital believes that it has meritorious defenses in these proceedings, BBX Capital anticipates continued elevated legal and related costs in connection with the actions, and the ultimate outcomes of the matters are uncertain. See the “Legal Proceedings” section of BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this joint proxy statement/prospectus, for additional information regarding the material legal proceedings to which BBX Capital is currently subject. See “Where You Can Find More Information.” In addition, as previously described, a consolidated purported class action lawsuit is pending in Florida which seeks to enjoin the merger or, if it is completed, to recover damages as determined by the presiding court. See “The Merger — Litigation Regarding the Merger” for additional information with respect to such litigation.
Adverse market conditions may affect BBX Capital’s business and results of operations.
BBX Capital’s financial condition and results of operations have been, and may continue to be, adversely impacted as a result of the downturn in the U.S. housing and commercial real estate markets and general economic conditions. Dramatic declines in the national and, in particular, Florida housing markets over the past years, with falling home prices and increasing foreclosures and unemployment, have negatively impacted the credit performance of BBX Capital’s loans and resulted in significant asset impairments. Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders and institutional investors reduced or ceased providing funding to borrowers. This market turmoil and tightening of credit led to an increased level of commercial and consumer delinquencies, lack of consumer confidence, increased market volatility and widespread reduction of business activity generally. The continuing economic pressure on consumers and lack of confidence in the financial markets has adversely affected and may continue to adversely affect BBX Capital’s business, financial condition and results of operations. Further negative market and economic developments may cause adverse changes in payment patterns, causing increases in delinquencies and default rates, which may impact BBX Capital’s charge-offs and provisions for loan losses. A worsening of conditions would likely exacerbate the adverse effects of these difficult market conditions. In particular, BBX Capital may experience and may continue to be impacted by the following risks in connection with these events:
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  BBX Capital’s borrowers may be unable to make timely repayments of their loans, or the value of real estate collateral securing the payment of such loans may decrease, which could result in increased delinquencies, foreclosures and customer bankruptcies, any of which would increase levels of non-performing loans resulting in significant credit losses and increased expenses and could have a material adverse effect on BBX Capital’s operating results;
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  disruptions in the capital markets or other events, including actions by rating agencies and deteriorating investor expectations, may adversely impact BBX Capital’s ability to borrow funds on favorable terms or at all; and
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  continued asset valuation declines could further increase BBX Capital’s credit losses and result in additional impairments.
Adverse events in Florida, where BBX Capital’s business is currently concentrated, could adversely impact BBX Capital’s results and future growth.
BBX Capital’s business, the primary source of repayment for its loans and the real estate collateralizing its loans are primarily concentrated in Florida. As a result, BBX Capital is exposed to geographic risks, as high unemployment rates, declines in the housing industry and declines in the real estate market have generally been more severe in Florida than in the rest of the country. Adverse changes in laws and regulations in Florida would have a negative impact on BBX Capital’s revenues, financial condition and business. Further, the State of Florida is subject to the risks of natural disasters such as tropical storms and hurricanes, which may disrupt BBX Capital’s operations, adversely impact the ability of BBX Capital’s borrowers to timely repay their loans and the value of any collateral held by BBX Capital, or otherwise have an adverse effect on BBX Capital’s results of operations. The severity and impact of tropical storms, hurricanes and other weather related events are unpredictable.
BBX Capital’s recent financial performance may adversely affect its ability to access capital and may have a material adverse effect on its business, financial condition and results of operations.
BBX Capital incurred losses from continuing operations of $28.5 million, $59.5 million and $133.5 million during the years ended December 31, 2012, 2011 and 2010, respectively, and $1.7 million during the nine months ended September 30, 2013.
BBX Capital’s ability to fund its operations and investment opportunities may depend on its ability to raise capital in the secondary markets and on its ability to monetize its portfolio of non-performing loans and real estate owned. Its ability to raise additional capital will depend on, among other things, conditions in the financial markets at the time, which are outside of BBX Capital’s control, as well as litigation and BBX Capital’s financial condition, results of operations and prospects. The failure to obtain capital in amounts needed to fund operations or anticipated investments may have a material adverse effect on BBX Capital’s results of operation and financial condition.
BBX Capital is controlled by BFC and its controlling shareholders, and this control position may adversely affect the market price of BBX Capital’s Class A Common Stock.
BFC currently owns shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing approximately 72% of BBX Capital’s total voting power. Additionally, Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital and Chairman, Chief Executive Officer and President of BFC, and John E. Abdo, Vice Chairman of BBX Capital and BFC, collectively beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 71% of BFC’s total voting power. BBX Capital’s Class A Common Stock and Class B Common Stock vote as a single group on most matters. Accordingly, BFC, directly, and Messrs. Levan and Abdo, indirectly through BFC, are in a position to control BBX Capital, elect BBX Capital’s board of directors and significantly influence the outcome of any shareholder vote. This control position may have an adverse effect on the market price of BBX Capital’s Class A Common Stock.
BFC can reduce its economic interest in BBX Capital and still maintain voting control.
BBX Capital’s Class A Common Stock and Class B Common Stock generally vote together as a single class, with BBX Capital’s Class A Common Stock possessing a fixed 53% of the aggregate voting power of BBX Capital, and BBX Capital’s Class B Common Stock possessing a fixed 47% of such aggregate voting power. BBX Capital’s Class B Common Stock currently represents less than 1% of BBX Capital’s total common equity and 47% of BBX Capital’s total voting power. As a result, the voting power of BBX Capital’s Class B Common Stock does not bear a direct relationship to the economic interest represented by the shares.
Any issuance of shares of BBX Capital’s Class A Common Stock will further dilute the relative economic interest of BBX Capital’s Class B Common Stock, but will not decrease the voting power represented by BBX Capital’s Class B Common Stock. Further, BBX Capital’s Restated Articles of Incorporation provide that these relative voting percentages will remain fixed until such time as BFC and its affiliates own less than 97,253 shares of BBX Capital’s Class B Common Stock, which is approximately 50% of the number of shares of BBX Capital’s Class B Common Stock that BFC now owns, even if additional shares of BBX Capital’s Class A Common Stock are issued. Therefore, BFC may sell up to approximately 50% of its shares of BBX Capital’s Class B Common Stock (after converting those shares to shares of Class A Common Stock), and significantly reduce its economic interest in BBX Capital, while still maintaining its voting power. If BFC were to take this action, it would widen the disparity between the equity interest represented by BBX Capital’s Class B Common Stock and its voting power. Any conversion of shares of BBX Capital’s Class B Common Stock into shares of Class A Common Stock would further dilute the voting interests of the holders of the Class A Common Stock.

Provisions in BBX Capital’s Restated Articles of Incorporation and Amended and Restated Bylaws, and BBX Capital’s recently adopted shareholder rights plan, may make it difficult for a third party to acquire BBX Capital and could depress the price of BBX Capital’s Class A Common Stock.
BBX Capital’s Restated Articles of Incorporation and Amended and Restated Bylaws contain provisions that could delay, defer or prevent a change of control of BBX Capital or its management. These provisions could make it more difficult for shareholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of BBX Capital’s Class A Common Stock. These provisions include:
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  the provisions in BBX Capital’s Restated Articles of Incorporation regarding the voting rights of BBX Capital’s Class B Common Stock;
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  the authority of BBX Capital’s board of directors to issue additional shares of common or preferred stock and to fix the relative rights and preferences of the preferred stock without additional shareholder approval; and
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  advance notice procedures to be complied with by shareholders in order to make shareholder proposals or nominate directors.
In addition, on February 7, 2013, BBX Capital adopted a shareholder rights plan which is designed to preserve certain tax benefits available to BBX Capital. However, because the rights plan provides a deterrent to investors from acquiring a 5% or greater ownership interest in BBX Capital’s Class A Common Stock, it may have an anti-takeover effect. As previously described, pursuant to the terms of the merger agreement, BBX Capital has taken steps to exempt the currently proposed merger and other transactions contemplated by the merger agreement from the operation of the rights plan and to cause the rights issued pursuant to the rights plan to expire immediately prior to the effective time of the merger if the rights plan is not otherwise terminated.
The loss of key personnel or the failure to attract and retain highly qualified personnel could adversely affect BBX Capital’s operations.
BBX Capital’s performance is largely dependent on the talents and efforts of skilled individuals. BBX Capital’s business operations could be adversely affected if BBX Capital is unable to retain and motivate its existing employees and attract new employees as needed. In addition, as previously described, the SEC has filed a lawsuit against BBX Capital’s Chairman and Chief Executive Officer, Alan B. Levan, alleging violations of securities laws. In addition to injunctive relief and monetary penalties, the complaint seeks an officer and director bar with respect to Mr. Levan. While BBX Capital believes that it and Mr. Levan fully complied with applicable law, the outcome of this litigation is uncertain. See the risk factor entitled “BFC and BBX Capital may be unable to satisfy all the conditions to consummating the merger, including the approval for listing of BFC’s Class A Common Stock on a national securities exchange at the effective time of the merger” beginning on page 21 for additional information regarding the SEC action. In the event Mr. Levan is restricted from serving, or is otherwise unable to serve, as an executive officer and/or director of BBX Capital, BBX Capital and its business, as well as the businesses of its subsidiaries, may be adversely impacted.
Risks Related to Bluegreen
The following are risks related to Bluegreen, which is a wholly owned subsidiary of Woodbridge. BFC currently owns 54% of Woodbridge’s outstanding membership interests, and BBX Capital owns the remaining 46% of BBX Capital’s outstanding membership interests. Accordingly, the shareholders of BFC and BBX Capital are each exposed to the risks which Bluegreen faces, including those related to the vacation ownership and real estate industries in which Bluegreen operates. If the merger is completed, BFC, through Woodbridge, would own 100% of Bluegreen, and BFC’s shareholders, including shareholders of BBX Capital that receive shares of BFC’s Class A Common Stock in the merger, would therefore have increased exposure to the risks faced by Bluegreen. In addition, Bluegreen’s results and financial condition are consolidated into BFC’s financial statements, while BBX Capital currently accounts for its interest in Bluegreen under the equity method of accounting. If the merger is completed, Bluegreen will continue to be consolidated into BFC’s financial statements. Accordingly, any adverse changes to Bluegreen’s results and financial condition will negatively impact the results and financial condition of BFC, both before and after the merger, and BBX Capital, pending completion of the merger.
Bluegreen’s business and operations, including its ability to market vacation ownership interests (“VOIs”), is subject to general economic conditions, as well as interest rates and the availability of financing.
Bluegreen’s business has been adversely affected by unfavorable general economic and industry conditions, including high unemployment rates and job insecurity, declines in discretionary spending, housing values and availability of financing, and geopolitical conflicts. If recent recovery trends do not continue or, economic conditions deteriorate, Bluegreen’s business and results may be adversely impacted, particularly if financing for Bluegreen or its customers is unavailable or if changes in general economic conditions or other factors adversely affect Bluegreen’s customers’ ability to pay amounts owed under notes receivable. Further, adverse changes affecting the vacation ownership industry, such as an oversupply of vacation ownership units, a reduction in demand for such units, changes in travel and vacation patterns, changes in governmental regulation of the industry, imposition of increased taxes by governmental authorities, the declaration of bankruptcy and/or credit defaults by other vacation ownership companies and negative publicity for the industry, could also have a material adverse effect on Bluegreen’s business. In addition, Bluegreen’s operations and results may be negatively impacted if Bluegreen is unable to update its strategy over time and from time to time in response to changing market conditions and economic indicators.
The vacation ownership and hospitality industries are highly competitive, and Bluegreen may not be able to compete successfully.
Bluegreen competes with various high profile and well-established operators, many of which have greater liquidity and financial resources than Bluegreen. Many of the world’s most recognized lodging, hospitality and entertainment companies develop and sell VOIs in resort properties. Bluegreen also competes with numerous smaller owners and operators of vacation ownership resorts. Bluegreen’s ability to remain competitive and to attract and retain customers depends on its customers’ satisfaction with its products and services as well as on distinguishing the quality, value, and efficiency of its products and services from those offered by its competitors. Customer dissatisfaction with experiences at its resorts or otherwise as a member of the Bluegreen Vacation Club, including due to an inability to use points for desired stays, could result in negative publicity and/or a decrease in sales, or otherwise adversely impact Bluegreen’s ability to successfully compete in the vacation ownership and hospitality industries. Bluegreen may not be able to timely and sufficiently identify and remediate the cause of customer dissatisfaction. Any of these events could materially and adversely impact Bluegreen’s operating results and financial condition.
Bluegreen would incur substantial losses and Bluegreen’s liquidity position could be adversely impacted if the customers to whom Bluegreen provides financing default on their obligations.
Prior to December 15, 2008, Bluegreen did not perform credit checks on the purchasers of its VOIs in connection with Bluegreen’s financing of their purchases. Effective December 15, 2008, Bluegreen implemented a FICO® score-based credit underwriting program. Bluegreen enhanced this credit underwriting program during January 2010. While Bluegreen’s loan portfolio originated after December 15, 2008 has to date experienced defaults at a lower rate than loans originated prior to that date, Bluegreen’s FICO® score-based underwriting standards may not continue to result in decreased default rates or otherwise result in the improved performance of Bluegreen’s notes receivable. Adverse conditions in the mortgage industry, including credit scores as well as borrower’s financial profiles, and other factors outside Bluegreen’s control may increase the default rates Bluegreen experiences or otherwise negatively impact the performance of Bluegreen’s notes receivable. Although in many cases Bluegreen may have recourse against a buyer for the unpaid purchase price, certain states have laws that limit Bluegreen’s ability to recover personal judgments against customers who have defaulted on their loans or the cost of doing so may not be justified. Historically, Bluegreen has generally not pursued such recourse against Bluegreen’s customers. In the case of Bluegreen’s notes receivable secured by VOIs, if Bluegreen is unable to collect the defaulted amount due, Bluegreen traditionally has terminated the customer’s interest in the Bluegreen Vacation Club and then remarketed the recovered VOI. Irrespective of Bluegreen’s remedy in the event of a default, Bluegreen cannot recover the marketing, selling and administrative costs associated with the original sale. In addition, Bluegreen will need to incur such costs again in order to resell the VOI. If default rates for Bluegreen’s borrowers remain at current levels or increase, Bluegreen may be required to increase its provision for credit losses. In addition, it may cause buyers of, or lenders whose loans are secured by, Bluegreen’s VOI notes receivable to reduce the amount of availability under receivables purchase and credit facilities, or to increase the interest costs associated with such facilities. In such event, the cost of financing may increase and Bluegreen may not be able to secure financing on terms acceptable to Bluegreen, if at all, which would adversely affect Bluegreen’s earnings, financial position and liquidity.
Under the terms of Bluegreen’s pledged and receivable sale facilities, Bluegreen may be required, under certain circumstances, to replace receivables or to pay down the loan to within permitted loan-to-value ratios. Additionally, the terms of Bluegreen’s securitization-type transactions require Bluegreen to repurchase or replace loans if Bluegreen breaches any of the representations and warranties Bluegreen made at the time it sold the receivables. These agreements also often include provisions that require substantially all of Bluegreen’s cash flow from its retained interest in the receivable portfolios sold to be paid to the parties who purchased the receivables from Bluegreen in the event of defaults by customers in excess of stated thresholds,. In addition, Bluegreen guaranteed certain payments under its Legacy Securitization (which is described in further detail in Note 19 to the consolidated financial statements of BFC included in BFC’s Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this joint proxy statement/prospectus). See “Where You Can Find More Information.” Substantially all of the timeshare receivables backing the notes subject to the Legacy Securitization were generated prior to December 15, 2008, when Bluegreen implemented its FICO® score-based credit underwriting program, and relate to loans to borrowers with FICO® scores below 600.
While Bluegreen has attempted to restructure its business to reduce its need for and reliance on financing for liquidity in the short term, there is no assurance that such restructuring will be successful or that Bluegreen’s business and profitability will not otherwise continue to depend on Bluegreen’s ability to obtain financing, which may not be available on favorable terms, or at all.
Bluegreen offers financing of up to 90% of the purchase price to purchasers of Bluegreen’s VOIs. However, Bluegreen incurs selling, marketing and administrative cash expenditures prior to and concurrent with the sale. These costs generally exceed the down payment Bluegreen receives at the time of the sale. Accordingly, Bluegreen’s ability to borrow against or sell Bluegreen’s notes receivable has historically been a critical factor in Bluegreen’s continued liquidity, and Bluegreen therefore has depended on funds from its credit facilities and securitization transactions to finance its operations. The disruption in the credit markets which began in 2007 made obtaining additional and replacement external sources of liquidity more difficult and more costly. The number of banks and other finance companies willing to provide “warehouse” lines of credit for VOI receivables decreased, and the term securitization market was unavailable for an extended period of time. If Bluegreen’s pledged receivables facilities terminate or expire and Bluegreen is unable to extend them or replace them with comparable facilities, or if Bluegreen is unable to continue to participate in securitization-type transactions and “warehouse” facilities on acceptable terms, Bluegreen’s liquidity, cash flow and profitability would be materially and adversely affected.
In addition, financing for real estate acquisition and development and the capital markets for corporate debt have been limited. In response to these conditions, during 2008, Bluegreen adopted initiatives, which included limiting sales and encouraging higher down payments on sales, in an attempt to conserve cash. Bluegreen also has increased its focus on expanding Bluegreen’s fee-based service business. However, there is no assurance that the implementation of these initiatives will enhance Bluegreen’s financial position or otherwise be successful. If these initiatives do not have their intended results, Bluegreen’s financial condition may be materially and adversely impacted.
Notwithstanding the initiatives implemented by Bluegreen since 2008 to improve its cash position, Bluegreen anticipates that it will continue to seek and use external sources of liquidity, including funds that Bluegreen obtains pursuant to additional borrowings under Bluegreen’s existing credit facilities, under credit facilities that Bluegreen may obtain in the future, under securitizations in which Bluegreen may participate in the future or pursuant to other borrowing arrangements, to:

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  support its operations;
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  finance the acquisition and development of VOI inventory or property and equipment;
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  finance a substantial percentage of its sales; and
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  satisfy its debt and other obligations.
Bluegreen’s ability to service or to refinance its indebtedness or to obtain additional financing (including Bluegreen’s ability to consummate future term securitizations) depends on the credit markets and on Bluegreen’s future performance, which is subject to a number of factors, including the success of Bluegreen’s business, results of operations, leverage, financial condition and business prospects, prevailing interest rates, general economic conditions and perceptions about the vacation ownership and real estate industries. Further, reputational and other risks to both the lender and to Bluegreen associated with the 2007 bankruptcy of BFC’s former Levitt and Sons, LLC subsidiary and the previously described lawsuit brought by the SEC against BBX Capital and its Chairman and Chief Executive Officer, Alan B. Levan, who is also Chairman of Bluegreen’s board of directors, may be considered by lenders in connection with both making and renewing extensions of credit.
As of September 30, 2013, Bluegreen had approximately $7.9 million of indebtedness scheduled to become due in the next twelve months. Historically, much of Bluegreen’s debt has been renewed or refinanced in the ordinary course of business. However, Bluegreen may not in the future be able to obtain sufficient external sources of liquidity on attractive terms, or at all, or otherwise renew, extend or refinance a significant portion of its outstanding debt. Any of these occurrences may have a material and adverse impact on Bluegreen’s liquidity and financial condition.
Bluegreen’s indebtedness may impact its financial condition and results of operations, and the terms of Bluegreen’s indebtedness may limit its activities.
Bluegreen’s level of debt and debt service requirements have several important effects on Bluegreen’s operations. Significant debt service cash requirements reduce the funds available for operations and future business opportunities and increase Bluegreen’s vulnerability to adverse economic and industry conditions, as well as conditions in the credit markets, generally. In addition, Bluegreen’s leverage position increases its vulnerability to economic and competitive pressures and may limit funds available for acquisitions, working capital, capital expenditures, dividends, and other general corporate purposes. Further, the financial covenants and other restrictions contained in indentures, credit agreements and other agreements relating to Bluegreen’s indebtedness require Bluegreen to meet certain financial tests and restrict Bluegreen’s ability to, among other things, pay dividends, borrow additional funds, dispose of assets or make investments. If Bluegreen fails to comply with the terms of its debt instruments, such debt may become due and payable immediately, which would have a material adverse impact on Bluegreen’s cash position and financial condition. Significant resources may be required to monitor Bluegreen’s compliance with its debt instruments (from a quantitative and qualitative perspective), and such monitoring efforts may not be effective in all cases.
The ratings of third-party rating agencies could adversely impact Bluegreen’s ability to obtain, renew or extend credit facilities, or otherwise raise funds.
Rating agencies from time to time review prior corporate and specific transaction ratings in light of tightened ratings criteria. Bluegreen currently has a “B” corporate credit rating with a “stable” outlook with Standard & Poor’s. If rating agencies were to downgrade Bluegreen’s corporate credit ratings, Bluegreen’s ability to raise funds on favorable terms, or at all, and Bluegreen’s liquidity, financial condition and results of operations could be adversely impacted. In addition, if rating agencies downgraded their original ratings on certain bond classes in Bluegreen’s securitizations, holders of such bonds may be required to sell bonds in the marketplace, and such sales could occur at a discount, which could impact the perceived value of the bonds and Bluegreen’s ability to sell future bonds on favorable terms, or at all. While Bluegreen is not currently aware of any reasonably likely downgrades to its corporate credit rating or the ratings of bond classes in Bluegreen’s securitizations, such ratings changes can occur without advance notice.

Bluegreen’s future success depends on Bluegreen’s ability to market its products and services successfully and efficiently, and marketing expenses may increase.
Bluegreen competes for customers with hotel and resort properties and other vacation ownership resorts. The identification of sales prospects and leads, and the marketing of Bluegreen’s products and services to them are essential to Bluegreen’s success. Bluegreen has incurred and will continue to incur the expenses associated with marketing programs in advance of closing sales to the leads that Bluegreen identifies. If Bluegreen’s lead identification and marketing efforts do not yield enough leads or Bluegreen is unable to successfully convert sales leads to sales, Bluegreen may be unable to recover the expense of its marketing programs and systems and Bluegreen’s business, operating results and financial condition would be adversely affected. In addition, while Bluegreen has in the past focused its marketing efforts primarily on sales to existing owners, which typically carry a relatively lower marketing cost, as opposed to new customers, Bluegreen has recently shifted its marketing focus on selling to new customers as opposed to existing owners, which has increased Bluegreen’s sales and marketing expenses as compared to historical levels. If Bluegreen’s marketing expenses continue to increase and Bluegreen is not successful in offsetting the cost increase with greater sales revenue, Bluegreen’s operating results and financial condition would be adversely impacted. In addition, Bluegreen’s marketing efforts are subject to the risk of changing consumer behavior. Changes in consumer behavior may adversely impact the effectiveness of marketing efforts and strategies which Bluegreen has in place, and Bluegreen may not be able to timely respond to such changes.
Bluegreen may not be successful in increasing or expanding its fee-based services relationships, and Bluegreen’s fee-based service activities may not be profitable, which may have an adverse impact on Bluegreen’s results of operations and financial condition.
In July 2009, Bluegreen began offering fee-based marketing, sales, resort management and other services to third-party developers. During 2012, Bluegreen continued to expand its fee-based service business, which Bluegreen believes enables it to leverage its expertise in sales and marketing, resort management, mortgage servicing, construction management and title services. Bluegreen currently intends for its fee-based services to become an increasing portion of its business over time as they generally produce positive cash flow and typically require less capital investment than Bluegreen’s traditional vacation ownership business. Bluegreen has attempted to structure these activities to cover Bluegreen’s costs and generate a profit. However, Bluegreen’s fee-based services business remains relatively new and Bluegreen has limited experience with respect to its pricing and operation. In addition, while Bluegreen’s fee-based marketing and sales services do not require Bluegreen to use its receivable credit facility capacity, Bluegreen’s clients do typically have to maintain their own receivable-backed credit facilities. Should Bluegreen’s clients not be able to maintain their facilities, Bluegreen’s fee-based marketing and sales business could be materially adversely impacted. Sales of third party developers’ VOIs must generate sufficient cash to comply with the terms of the developers’ financings as well as to pay the fees or commissions due Bluegreen. The third party developers may not be able to obtain or maintain financing necessary for its operations, which could impact Bluegreen’s ability to sell the developers’ inventory. While Bluegreen could attempt to structure other arrangements where it would utilize its receivable credit facilities in order to provide fee-based marketing and sales services, this would reduce the credit otherwise available to Bluegreen. In addition, when Bluegreen performs fee-based sales and marketing services, Bluegreen sells VOIs in a resort developed by a third party as an interest in the Bluegreen Vacation Club. This subjects Bluegreen to a number of risks typically associated with selling products developed by others under your own brand name, including litigation risks. Additionally, demand for the third party resorts may be below Bluegreen’s expectations and the third party developers may not satisfy their obligations.
As part of the expansion of Bluegreen’s fee-based service business, during January 2012, Bluegreen began selling VOI inventory in connection with a new category of sales requiring low levels of capital deployment whereby Bluegreen acquires VOI inventory from its resorts’ property owner associations (“POAs”) on a non-committed basis, in close proximity to the timing of Bluegreen’s selling of such VOIs (“POA Sales”). VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults and are generally acquired by Bluegreen at a discount. While Bluegreen intends to increase its POA Sales efforts in the future and enter into similar arrangements with third-party developers as part of Bluegreen’s fee-based services initiative, Bluegreen may not be successful in increasing its POA Sales or entering into similar arrangements, and in any event these efforts may not result in Bluegreen achieving improved results.

Bluegreen’s results of operations and financial condition may be materially and adversely impacted if Bluegreen does not continue to participate in exchange networks and other strategic alliances with third parties or if Bluegreen’s customers are not satisfied with the networks in which Bluegreen participates or Bluegreen’s strategic alliances.
Bluegreen Vacation Club members may participate in the Resort Condominiums International, LLC (“RCI”), an unaffiliated external exchange network. The RCI exchange network allows an owner to exchange stays in its VOI for occupancy at over 4,000 participating resorts located throughout the world in over 100 countries, based upon availability and the payment of a variable exchange fee. In 2012, approximately 8% of Bluegreen’s owners utilized the RCI exchange network for an exchange of two or more nights. Bluegreen also has a joint venture with Shell Vacation Club (“Shell”), an unaffiliated privately-held resort developer, called Select Connections™. Select Connections™ provides Bluegreen Vacation Club owners who purchased or upgraded their VOI since July 1, 2007 with the ability to use their vacation points to reserve accommodations in approximately 23 Shell locations for a nominal fee. The Select Connections™ joint venture also provides members of Shell access to certain Bluegreen Vacation Club resorts. Bluegreen Vacation Club members, for an additional annual fee, may also participate in the Bluegreen Traveler Plus™ program, which allows them to use their points for a variety of hotel stays, RV site stays within the “Coast to Coast” network, or various cruise vacations. In addition, during January 2013, Bluegreen entered into multi-year strategic alliance agreements with Choice Hotels International Inc. (“Choice”). Choice currently franchises approximately 6,200 hotels in the United States and more than 30 foreign countries and territories and its brands include Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn. Subject to the terms and conditions of the agreements, including specified timelines and payments to be made by Bluegreen to Choice, Choice has agreed, among other things, to brand 21 Bluegreen Vacation Club resorts as part of the Choice Hotels Ascend™ Hotel Collection, a network of historic, boutique and unique hotels in the United States, Canada, Scandinavia and Latin America. Additionally, the components of the Choice Hotels loyalty program, Choice Privileges® will be combined with the Bluegreen Traveler Plus™ program, which will allow Bluegreen Traveler Plus™ participants to enroll as members of Choice Privileges®, be upgraded to Elite Gold status to receive special benefits, and to convert their Bluegreen Vacation Club points into Choice Privileges® points, which can be used for stays at participating Choice hotels. Bluegreen Vacations Club members will also be eligible to access discounted rates at all 6,200 Choice hotels, subject to availability.
Bluegreen believes that its participation in the above-described exchange networks and other strategic alliances, as well as Bluegreen’s Traveler Plus™ program, make ownership of Bluegreen’s VOIs more attractive by providing owners with the ability to take advantage of vacation experiences in addition to stays at Bluegreen’s resorts. However, Bluegreen may not be able to continue to participate in the RCI or Select Connections™ exchange networks at some point in the future. In addition, these networks and the Bluegreen Travelers Plus™ Program may not continue to operate effectively, and Bluegreen’s customers may not continue to be satisfied with them. Further, Bluegreen’s relationship with Choice may not be well received by Bluegreen’s customers or otherwise result in the benefits Bluegreen expects to derive from the relationship. In addition, Bluegreen may not be successful in identifying and entering into new strategic relationships in the future. If any of these events should occur, Bluegreen’s results of operations and financial condition may be materially and adversely impacted.
The resale market for VOIs could adversely affect Bluegreen’s business.
Based on Bluegreen’s experience at its resorts and at destination resorts owned by third parties, Bluegreen believes that resales of VOIs in the secondary market generally are made at net sales prices below their original customer purchase prices. The relatively lower sales prices are partly attributable to the high marketing and sales costs associated with the initial sales of such VOIs. Accordingly, the initial purchase of a VOI may be less attractive to prospective buyers. Also, buyers who seek to resell their VOIs compete with Bluegreen’s efforts to sell its VOIs. While VOI resale clearing houses or brokers currently do not have a material impact on Bluegreen’s business, if a secondary market for VOIs were to become more organized and liquid, the resulting availability of resale VOIs at lower prices could adversely affect Bluegreen’s sales prices and the number of sales Bluegreen can close, which in turn would adversely affect Bluegreen’s business and results of operations.

Bluegreen is subject to the risks of the real estate market and the risks associated with real estate development, including the decline in real estate values and the deterioration of other conditions relating to the real estate market and real estate development.
Real estate markets are cyclical in nature and highly sensitive to changes in national and regional economic conditions, including:
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  levels of unemployment;
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  levels of discretionary disposable income;
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  levels of consumer confidence;
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  the availability of financing;
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  overbuilding or decreases in demand;
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  interest rates; and
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  federal, state and local taxation methods.
The adverse trends experienced in the real estate market beginning in 2007 exerted pressure upon Bluegreen, and have had, and may continue to have, an adverse impact on Bluegreen’s operations. Further, while general economic trends have recently shown signs of improvement, a deterioration in general economic conditions or continued adverse conditions in the real estate market would have a material adverse effect on Bluegreen’s business.
To the extent Bluegreen decides to acquire more real estate inventory in the future, the availability of land for development of resort properties at favorable prices at that time will be critical to Bluegreen’s profitability and the ability to cover Bluegreen’s significant selling, general and administrative expenses, cost of capital and other expenses. If Bluegreen is unable to acquire such land or resort properties at a favorable cost, it could have an adverse impact on Bluegreen’s results of operations. While Bluegreen believes that the property it has purchased at their adjusted carrying amounts will generate appropriate margins, land prices remain significantly below historical levels, and the projects Bluegreen acquired prior to or during the recent economic downturn may have been purchased at higher price levels than available in the current market.
The profitability of Bluegreen’s real estate development activities is also impacted by the cost of construction materials and services. Should the cost of construction materials and services rise, the ultimate cost of Bluegreen’s future resorts inventory when developed could increase and have a material, adverse impact on Bluegreen’s results of operations.
Adverse outcomes in legal or other regulatory procedures, including claims for development-related defects, could adversely affect Bluegreen’s financial condition and operating results.
In the ordinary course of business, Bluegreen is subject to litigation, legal and regulatory proceedings which result in significant expenses relating to legal and other professional fees. In addition, litigation is inherently uncertain, and adverse outcomes in the litigation and other proceedings to which Bluegreen is subject could adversely affect Bluegreen’s financial condition and operating results.
Bluegreen engages third-party contractors to construct Bluegreen’s resorts. Bluegreen also historically engaged third-party contractors to develop the communities within the Bluegreen Communities’ business. As previously disclosed, Bluegreen sold substantially all of the assets which comprised its Bluegreen Communities business during May 2012. Notwithstanding Bluegreen’s use of third-party contractors, Bluegreen’s customers may assert claims against Bluegreen for construction defects or other perceived development defects, including, without limitation, structural integrity, the presence of mold as a result of leaks or other defects, water intrusion, asbestos, electrical issues, plumbing issues, road construction, water and sewer defects and defects in the engineering of amenities. In addition, certain state and local laws may impose liability on property developers with respect to development defects discovered in the future. Bluegreen could have to accrue a significant portion of the cost to repair such defects in the quarter when such defects arise or when the repair costs are reasonably estimable. In addition, liabilities related to Bluegreen Communities that were not assumed by the purchaser of the assets which comprised Bluegreen Communities during May 2012, including those relating to Bluegreen Communities’ operations prior to the closing of the transaction, remain Bluegreen’s responsibility. See the “Legal Proceedings” section of BFC’s Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this joint proxy statement/prospectus, for additional information regarding pending legal matters with respect to Bluegreen, including those relating to Bluegreen Communities. A significant number of claims for development-related defects could adversely affect Bluegreen’s liquidity, financial condition and operating results.
Bluegreen may be adversely affected by extensive federal, state and local laws and regulations and changes in applicable laws and regulations, including with respect to the imposition of additional taxes on operations. In addition, results of audits of Bluegreen’s tax returns or those of Bluegreen’s subsidiaries may have a material and adverse impact on Bluegreen’s financial condition.
The federal government and the states and local jurisdictions in which Bluegreen operates have enacted extensive regulations that affect the manner in which Bluegreen markets and sells VOIs and conducts its other business operations. In addition, many states have adopted specific laws and regulations regarding the sale of VOIs. Many states, including Florida and South Carolina, where some of Bluegreen’s resorts are located, extensively regulate the creation and management of timeshare resorts, the marketing and sale of timeshare properties, the escrow of purchaser funds prior to the completion of construction and closing, the content and use of advertising materials and promotional offers, the delivery of an offering memorandum and the creation and operation of exchange programs and multi-site timeshare plan reservation systems. Moreover, with regard to sales conducted in South Carolina, the closing of real estate and mortgage loan transactions must be conducted under the supervision of an attorney licensed in South Carolina and otherwise in accordance with South Carolina’s Time Sharing Transaction Procedures Act. Most states also have other laws that regulate Bluegreen’s activities, such as timeshare project registration laws, real estate licensure laws, mortgage licensure laws, sellers of travel licensure laws, anti-fraud laws, consumer protection laws, telemarketing laws, prize, gift and sweepstakes laws, and consumer credit laws. Bluegreen’s management of, and dealings with, POAs, including Bluegreen’s purchase of defaulted inventory from POAs, also subject Bluegreen to state laws and resort rules and regulations, including those with respect to the establishment of budgets and expenditures, rule-making, and the imposition of maintenance assessments.
Bluegreen is currently authorized to market and sell VOIs in all states in which its operations are currently conducted. If Bluegreen’s agents or employees violate applicable regulations or licensing requirements, however, their acts or omissions could cause the states where the violations occurred to revoke or refuse to renew Bluegreen’s licenses, render Bluegreen’s sales contracts void or voidable, or impose fines on Bluegreen based on past activities.
In addition, the federal government and the states and local jurisdictions in which Bluegreen conducts business have generally enacted extensive regulations relating to direct marketing and telemarketing, including the federal government’s national “Do Not Call” list. These regulations have impacted Bluegreen’s marketing of VOIs, and Bluegreen has taken steps in an attempt to decrease its dependence on restricted calls. These steps have increased, and are expected to continue to increase, Bluegreen’s marketing costs. Bluegreen cannot predict the impact that these legislative initiatives or any other legislative measures that may be proposed or enacted in the future may have on its marketing strategies and results. Further, from time to time, complaints are filed against Bluegreen by individuals claiming that they received calls in violation of the applicable regulations.
Currently, most states have taxed VOIs as real estate, imposing property taxes that are billed to the respective POAs that maintain the related resorts and have not sought to impose sales tax upon the sale of the VOI or accommodations tax upon the use of the VOI. From time to time, however, various states have attempted to promulgate new laws or apply existing laws impacting the taxation of VOIs to require that sales or accommodations taxes be collected. Should new state or local laws be implemented or interpreted to impose sales or accommodations taxes on VOIs, Bluegreen’s business could be materially and adversely affected.
From time to time, consumers file complaints against Bluegreen in the ordinary course of Bluegreen’s business. Bluegreen could be required to incur significant costs to resolve these complaints or enter into consents with regulators regarding Bluegreen’s activities. Bluegreen may not remain in material compliance with all applicable federal, state and local laws and regulations, and violations of applicable laws may have adverse implications on Bluegreen, including negative public relations, potential litigation and regulatory sanctions. The expense, negative publicity and potential sanctions associated with any failure to comply with applicable laws or regulations could have a material adverse effect on Bluegreen’s results of operations, liquidity or financial position.
In addition, VOIs may in the future be deemed to be securities under federal or state law and therefore subject to applicable securities regulation, which could have a material adverse effect on Bluegreen due to, among other things, the cost of compliance with such regulations.
Environmental liabilities, including claims with respect to mold or hazardous or toxic substances, could have a material adverse impact on Bluegreen’s financial condition and operating results.
Under various federal, state and local laws, ordinances and regulations, as well as common law, Bluegreen may be liable for the costs of removal or remediation of certain hazardous or toxic substances, including mold, located on, in or emanating from property that Bluegreen owns, leases or operates, as well as related costs of investigation and property damage at such property. These laws often impose liability without regard to whether Bluegreen knew of, or was responsible for, the presence of the hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect Bluegreen’s ability to sell or lease the property or to borrow money using the property or receivables generated from the sale of the property as collateral. Noncompliance with environmental, health or safety requirements may require Bluegreen to cease or alter operations at one or more of its properties. Further, Bluegreen may be subject to common law claims by third parties based on damages and costs resulting from violations of environmental regulations or from contamination associated with one or more of its properties.
A failure to maintain the integrity of internal or customer data could result in damage to Bluegreen’s reputation and/or subject Bluegreen to costs, fines, or lawsuits.
Bluegreen’s operations and activities require the collection and retention of large volumes of internal and customer data, including credit card numbers and other personally identifiable information of Bluegreen’s customers and employees. The integrity and protection of that customer, employee and company data is critical to Bluegreen. If that data is inaccurate or incomplete, Bluegreen could make faulty decisions. Bluegreen’s customers and employees also have a high expectation that Bluegreen will adequately protect their personal information. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Bluegreen’s systems may not be able to satisfy these changing requirements and employee and customer expectations, or may require significant additional investments or time in order to do so. Efforts to hack or breach security measures, failures of systems or software to operate as designed or intended, viruses, operator error, or inadvertent releases of data all threaten Bluegreen’s information systems and records. Bluegreen’s reliance on computer, Internet-based and mobile systems and communications and the frequency and sophistication of efforts by hackers to gain unauthorized access to such systems have increased significantly in recent years. A significant theft, loss, or fraudulent use of customer, employee, or company data could adversely impact Bluegreen’s reputation and could result in remedial and other expenses, fines, or litigation.
A failure to keep pace with developments in technology could impair Bluegreen’s operations or competitive position.
The vacation ownership and hospitality industries continue to demand the use of sophisticated technology and systems, including technology utilized for property management, brand assurance and compliance, procurement and reservation systems. These technologies can be expected to require refinements, including to comply with the legal requirements such as privacy regulations and requirements established by third parties. Bluegreen is in the process of updating its information technology platform, which has required, and is likely to continue to require, significant capital expenditures. Bluegreen’s older systems which have yet to be updated may increase the risk of operational efficiencies, financial loss and non-compliance with applicable legal and regulatory requirements, and Bluegreen may not be successful in updating such systems in the time frame or at the cost anticipated. Further, as a result of the rapidly changing technological environment, new systems which Bluegreen has put in place or expects to put in place in the near term will become outdated in the future and new technology will be required, and Bluegreen may not be able to replace those systems as quickly as its competition or within budgeted costs and time frames. Further, Bluegreen may not achieve the benefits that may have been anticipated from any new technology or system.
The loss of the services of Bluegreen’s key management and personnel could adversely affect Bluegreen’s business.
Bluegreen’s ability to successfully implement its business strategy will depend on Bluegreen’s ability to attract and retain experienced and knowledgeable management and other professional staff. If Bluegreen’s efforts to retain and attract key management and other personnel are unsuccessful, Bluegreen’s business, prospects, results of operations and financial condition may be materially and adversely impacted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities, plans and objectives of management, markets for the securities of BFC and BBX Capital, the merger and the effects thereof (if consummated) upon the companies and other matters relating to the companies and their respective subsidiaries, including Bluegreen. Statements included in or incorporated by reference into this joint proxy statement/prospectus that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Words such as “estimate,” “project,” “anticipate,” “plan,” “intend,” “expect,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements, wherever they occur in this joint proxy statement/prospectus or in the documents incorporated into this joint proxy statement/prospectus by reference, reflect the judgment of the management of the applicable company, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including, without limitation, those set forth below and the risks and uncertainties described in the “Risk Factors” sections of this joint proxy statement/prospectus and the documents incorporated herein by reference.
Risks and uncertainties associated with the merger include, but are not limited to, the following:
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  the parties’ ability to satisfy the conditions to closing the merger, including BFC’s ability to obtain the listing of its Class A Common Stock on a national securities exchange (or inter-dealer quotation system of a registered national securities association) at the effective time of the merger, and otherwise consummate the merger on the contemplated terms;
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  the expected benefits of the merger, including those described in the sections of this joint proxy statement/prospectus entitled “The Merger — Recommendation of the BBX Capital Board and Its Reasons for the Merger” and “The Merger — Recommendation of the BFC Board and Its Reasons for the Merger,” may not be realized to the extent anticipated, or at all;
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  the outcome of the pending litigation challenging the merger, as described in the section of this joint proxy statement/prospectus entitled “The Merger — Litigation Regarding the Merger”, and any future actions which may be instituted against BFC and/or BBX Capital in connection with the merger;
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  the substantial costs incurred and to be incurred by BFC and BBX Capital with respect to the merger, including the legal fees and other expenses incurred and to be incurred in connection with the litigation challenging the merger;
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  diversion of management attention to the merger instead of the operations of BFC and BBX Capital and their pursuit of business and investment opportunities;
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  fluctuations in the trading prices of BFC’s Class A Common Stock and BBX Capital’s Class A Common Stock;
•
  the impact on the combined company’s financial condition and cash position of the cash payments which will be required to be made to shareholders of BBX Capital who exercise appraisal rights if the merger is consummated; and
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  the other risks and uncertainties described in the “Risk Factors — Risks Related to the Merger” section of this joint proxy statement/prospectus.
In addition to the risks and uncertainties related to the merger, risks and uncertainties associated with BFC, include, but are not limited to, the following:
•
  BFC has negative cash flow and limited sources of cash and relies on dividends from its subsidiaries to fund its ongoing operations;

•
  risks associated with BFC’s current business strategy, including the risk that BFC will not be in a position to provide strategic support to its affiliated entities or that such support will not achieve the anticipated benefits, and the risk that BFC will not be in a position to make new investments or that any investments made, including BFC’s investment in Renin, will not prove to be advantageous;
•
  the risks and uncertainties affecting BFC and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including with respect to BBX Capital, risks associated with its ability to successfully implement its currently anticipated plans and uncertainties regarding BBX Capital’s ability to generate earnings under its new business strategy;
•
  the risk that creditors of BFC’s subsidiaries or other third parties may seek to recover from the subsidiaries’ respective parent companies, including BFC, distributions or dividends made by such subsidiaries or other amounts owed by such subsidiaries to such creditors or third parties;
•
  BFC’s shareholders’ interests will be diluted if additional shares of BFC’s Common Stock are issued, including shares issued in connection with the merger, and BFC’s investments in its subsidiaries will be diluted if such subsidiaries issue additional shares of stock to the public or persons other than BFC;
•
  adverse conditions in the stock market, the public debt market and other capital markets, and the impact of such conditions on the activities of BFC and its subsidiaries;
•
  the impact of the economy on BFC, the price and liquidity of BFC’s Common Stock and BFC’s ability to obtain additional capital, including the risk that if BFC needs or otherwise believes it is advisable to issue debt or equity securities to fund its operations, it may not be possible to issue any such securities on favorable terms, if at all;
•
  the performance of entities in which BFC has made investments may not be profitable or their results as anticipated;
•
  BFC is dependent upon dividends from its subsidiaries to fund its operations; BFC’s subsidiaries may not be in a position to pay dividends or otherwise make a determination to pay dividends to its shareholders; dividend payments may be subject to certain restrictions, including, in the case of Bluegreen, restrictions contained in its debt instruments; any payment of dividends by a subsidiary of BFC is subject to declaration by such subsidiary’s board of directors or managers (which, in the case of BBX Capital, is currently comprised of a majority of independent directors under the listing standards of the NYSE) as well as the boards of directors of both BBX Capital and BFC in the case of dividend payments by Woodbridge; and dividend decisions may not be made in BFC’s best interests;
•
  risks relating to Woodbridge’s April 2013 acquisition of Bluegreen, including that the transaction may not result in the realization of the expected benefits, as well as the significant costs incurred in connection with the transaction, including with respect to the shareholder class action lawsuits relating to the transaction;
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  the uncertainty regarding, and the impact on BFC’s cash position of, the amount of cash that will be required to be paid to former shareholders of Woodbridge Holdings Corporation who exercised appraisal rights in connection with the 2009 merger between BFC and Woodbridge Holdings Corporation, including the legal and other professional fees and other costs and expenses of the appraisal rights proceeding;
•
  the preparation of financial statements in accordance with GAAP involves making estimates, judgments and assumptions, and any changes in estimates, judgments and assumptions used could have a material adverse impact on the financial condition and operating results of BFC or its subsidiaries;
•
  risks related to litigation and other legal proceedings involving BFC and its subsidiaries, including (i) the legal and other professional fees and other costs and expenses of such proceedings, as well as the impact of any finding of liability or damages on the financial condition and operating results of BFC or its subsidiaries and (ii) with respect to the pending action brought by the SEC against BBX Capital and its Chairman, who also serves as BFC’s Chairman, reputational risks and risks relating to the loss of the services of BFC’s Chairman (as well as the impact of such action on BFC’s ability to obtain the listing of its Class A Common Stock on a national securities exchange or qualified inter-dealer quotation system, as required by the terms of the merger agreement);
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  the risks and uncertainties described below with respect to BBX Capital and Bluegreen;
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  the other risks and uncertainties described in the “Risk Factors — Risks Relating to BFC” section of this joint proxy statement/prospectus; and
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  BFC’s success at managing the risks involved in the foregoing.
With respect to BBX Capital, the risks and uncertainties include, but are not limited to, the following:
•
  the impact of economic, competitive and other factors affecting BBX Capital and its markets, products and services; decreases in real estate values, and increased unemployment or sustained high unemployment rates on BBX Capital’s business generally; the ability of BBX Capital’s borrowers to service their obligations; and the value of collateral securing BBX Capital’s outstanding loans;
•
  credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact of the economy and real estate market values on BBX Capital’s assets and the credit quality of its loans;
•
  the risk that loan losses will continue and the risks of additional charge-offs, impairments and required increases in BBX Capital’s allowance for loan losses;
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  the impact of and expenses associated with litigation, including, but not limited to, the pending action brought by the SEC against BBX Capital and its Chairman;
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  adverse conditions in the stock market, the public debt market and other financial and credit markets, and the impact of such conditions on BBX Capital’s activities;
•
  the risks associated with the impact of periodic valuations of BBX Capital’s assets for impairment;
•
  the risks related to BBX Capital’s ability to successfully implement its currently anticipated business plans, which may not be realized as anticipated, if at all, or which may not be profitable, including BBX Capital’s investment in Woodbridge, the success of which will be dependent on the results of Bluegreen;
•
  the risks associated with the assets retained by BBX Capital in CAM and FAR, including that they may not be monetized at the values currently ascribed to them, and that the assets retained by FAR may not be monetized in amounts sufficient to repay BB&T’s full preference amount;
•
  the risks relating to BBX Capital’s acquisition of Renin, including that such acquisition may not be advantageous to BBX Capital and that BBX Capital may not realize the anticipated benefits;
•
  the risks relating to BBX Capital’s potential future investments, including that they may not achieve the returns anticipated, if at all;
•
  the other risks and uncertainties described in the “Risk Factors — Risks Relating to BBX Capital” section of this joint proxy statement/prospectus; and
•
  BBX Capital’s success at managing the risks involved in the foregoing.

With respect to Bluegreen, the risks and uncertainties include, but are not limited to, the following:
•
  the overall state of the economy, interest rates and the availability of financing, as well as competitive and other factors, may affect Bluegreen’s operations, markets, products and services, including its ability to market VOIs;
•
  the risks related to Bluegreen’s notes receivable and loans, including that Bluegreen would incur substantial losses and its liquidity position could be adversely impacted if Bluegreen experiences a significant number of defaults and, if actual default trends differ from Bluegreen’s expectations, Bluegreen may be required to increase its allowance for loan losses and record impairment charges, which may be material, in connection with any such increase;
•
  the risk that, if financing is required, Bluegreen may not be able to draw down on, or renew or extend, existing credit facilities or successfully securitize additional VOI notes receivable and/or obtain receivable-backed credit facilities on favorable terms, or at all;
•
  while Bluegreen has attempted to restructure its business to reduce its need for and reliance on financing for liquidity in the short term, there is no assurance that such restructuring will be successful or that Bluegreen’s business and profitability will not otherwise continue to depend on its ability to obtain financing, which may not be available on favorable terms, or at all, and Bluegreen may need to increase its capital expenditures in the future;
•
  Bluegreen’s future success depends on its ability to market its products successfully and efficiently, and Bluegreen’s marketing expenses may continue to increase, particularly if Bluegreen’s marketing efforts continue to focus on new customers rather than sales to existing owners, and may not result in increased sales;
•
  loss, damage or interruption to any of the products or services offered at Bluegreen’s resorts may negatively impact Bluegreen’s operations;
•
  Bluegreen competes with various high profile and well-established operators, many of which have greater liquidity and financial resources than Bluegreen, and Bluegreen may not be able to compete effectively;
•
  Bluegreen may not be able to meet its customers’ expectations as to the quality, value and efficiency of its products and services, and customer dissatisfaction with Bluegreen’s products and services may result in negative publicity and/or decreased sales, or otherwise adversely impact Bluegreen’s operating results and financial condition;
•
  an increase in the points assigned to Bluegreen’s VOI inventory, including as a result of any future acquisition of higher cost VOIs, may cause the cost of Bluegreen’s products and services to no longer align with its customers’ financial ability, result in customer dissatisfaction relating to an inability to use points for desired stays or otherwise adversely impact Bluegreen and its business and operations;
•
  Bluegreen may not be successful in increasing or expanding its fee-based services relationships and its fee-based service activities may not be profitable, which may have an adverse impact on its results of operations and financial condition;
•
  Bluegreen’s results of operations and financial condition may be materially and adversely impacted if Bluegreen Resorts does not continue to participate in exchange networks or its customers are not satisfied with the networks in which it participates;
•
  the resale market for VOIs could adversely affect Bluegreen’s business;
•
  Bluegreen is subject to the risks of the real estate market and the risks associated with real estate development, including the decline in real estate values and the deterioration of other conditions relating to the real estate market and real estate development;
•
  Bluegreen has a complex inventory management process, and Bluegreen faces the risk of customer dissatisfaction, financial loss, reputational damage, and non-compliance with applicable legal and regulatory requirements if it fails to manage its inventory effectively;

•
  adverse outcomes in legal or other regulatory procedures, including assessments and claims for development-related defects and the costs and expenses associated with litigation, could adversely affect Bluegreen’s financial condition and operating results;
•
  Bluegreen may be adversely affected by federal, state and local laws and regulations and changes in applicable laws and regulations, including the imposition of additional taxes on operations;
•
  results of audits of Bluegreen’s tax returns or those of its subsidiaries may have a material and adverse impact on Bluegreen’s financial condition;
•
  Bluegreen has outstanding indebtedness which may negatively impact its available cash and its flexibility in the event of a deterioration of economic conditions and increase Bluegreen’s vulnerability to adverse economic changes and conditions, and Bluegreen’s level of indebtedness may increase in the future;
•
  environmental liabilities, including claims with respect to mold or hazardous or toxic substances, could have a material adverse impact on Bluegreen’s business;
•
  the ratings of third-party rating agencies could adversely impact Bluegreen’s ability to obtain, renew, or extend credit facilities, debt, or otherwise raise capital;
•
  Bluegreen may not be able to accurately forecast its short-term and long-term cash needs;
•
  there are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with GAAP, and any changes in estimates, judgments and assumptions used could have a material adverse impact on Bluegreen’s operating results and financial condition;
•
  fraud or undetected material errors in financial reporting may negatively impact Bluegreen’s reputation and may result in financial loss;
•
  the loss of the services of Bluegreen’s key management and personnel could adversely affect Bluegreen’s business;
•
  the other risks and uncertainties described in the “Risk Factors — Risks Relating to Bluegreen” section of this joint proxy statement/prospectus; and
•
  Bluegreen’s success at managing the risks involved in the foregoing.
The risks and uncertainties described above and elsewhere in this joint proxy statement/prospectus or in the documents incorporated into this joint proxy statement/prospectus should not be considered a complete statement of all potential risks and uncertainties. In addition, shareholders are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made, and it should not be assumed that the statements remain accurate as of any future date. Except as required by applicable law, rule or regulation, none of BFC, BBX Capital or any other person undertakes any obligation to update the forward-looking statements to reflect future events or circumstances. In the event that BFC, BBX Capital or any other person updates any forward-looking statement, no inference should be made that additional updates with respect to that statement, related matters, or any other forward-looking statements will be made. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including discussions of significant risk factors, may appear in BFC’s or BBX Capital’s public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”

THE BBX CAPITAL SPECIAL MEETING
General
This joint proxy statement/prospectus is being provided to BBX Capital’s shareholders as part of a solicitation of proxies by the board of directors of BBX Capital for use at the special meeting of BBX Capital’s shareholders.
Date, Time and Place
The special meeting of BBX Capital’s shareholders will be held on April 29, 2014 at 10:30 a.m., local time, at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.
Purpose of the Meeting
At the meeting, BBX Capital’s shareholders will be asked to consider and vote upon the proposal to approve the merger agreement.
Record Date; Shares Entitled to Vote
Only shareholders of record of BBX Capital at the close of business on March 4, 2014, the record date for the BBX Capital meeting, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. As of the close of business on the record date, 17,088,390 shares of BBX Capital’s Class A Common Stock and 195,045 shares of BBX Capital’s Class B Common Stock were outstanding and eligible to be voted at the meeting.
A complete list of BBX Capital’s shareholders of record will be open for examination by any shareholder of record of BBX Capital at BBX Capital’s principal executive offices, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, during regular business hours for a period of no less than ten days prior to the meeting. The list will also be available for examination by any shareholder of record of BBX Capital present at the meeting.
Voting Rights
Holders of BBX Capital’s Class A Common Stock and Class B Common Stock will vote as one class on the merger agreement. Holders of BBX Capital’s Class A Common Stock are entitled to one vote per share, with all holders of BBX Capital’s Class A Common Stock having in the aggregate 53% of the general voting power. The number of votes represented by each share of BBX Capital’s Class B Common Stock, which represents in the aggregate 47% of the general voting power, is calculated in accordance with the Company’s Restated Articles of Incorporation. At the meeting, each outstanding share of BBX Capital’s Class B Common Stock will be entitled to 77.69 votes.
Quorum
The presence at the meeting, in person or by proxy, of the holders of shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing a majority of the total voting power of such stock as of the close of business on the record date will constitute a quorum, permitting the conduct of business at the meeting.
Voting Choices
BBX Capital’s shareholders may vote for or against, or abstain from voting on, the merger agreement.
Vote Required for Approval
Under the FBCA, approval of the merger agreement requires the affirmative vote of holders of shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast on the proposal. Abstentions and failures to vote will have the same effect as votes cast against the merger agreement. As described below, BFC owns shares of BBX Capital’s Class A Common

Stock and Class B Common Stock representing in the aggregate approximately 72% of BBX Capital’s total voting power and has agreed to vote those shares in favor of the merger agreement, which would constitute the requisite approval of the merger agreement by BBX Capital’s shareholders under the FBCA.
Recommendation of the Board of Directors of BBX Capital
For the reasons described in this joint proxy statement/prospectus, including the recommendation of BBX Capital’s special committee and the opinion of the financial advisor to BBX Capital’s special committee as to the fairness of the merger consideration, from a financial point of view, to the holders of BBX Capital’s Class A Common Stock, the board of directors of BBX Capital has determined that the merger is advisable, fair to and in the best interests of BBX Capital’s shareholders. Accordingly, the board of directors of BBX Capital recommends that BBX Capital’s shareholders vote “FOR” the merger agreement. See “The Merger — Recommendation of the BBX Capital Board and Its Reasons for the Merger.”
Shares Owned by BFC and Directors and Executive Officers of BBX Capital
BFC currently owns 8,133,353 shares of BBX Capital’s Class A Common Stock, representing approximately 51% of the outstanding shares of such stock, and all 195,045 outstanding shares of BBX Capital’s Class B Common Stock. These shares represent in the aggregate approximately 72% of BBX Capital’s total voting power. BFC agreed in the merger agreement to vote all of the shares of BBX Capital’s Common Stock that it owns in favor of the merger agreement, which would constitute the requisite approval of the merger agreement by BBX Capital’s shareholders under the FBCA. Alan B. Levan, who serves as Chairman, Chief Executive Officer and President of BFC and Chairman and Chief Executive Officer of BBX Capital, and John E. Abdo, who serves as Vice Chairman of each of BFC and BBX Capital, may be deemed to beneficially own the shares of BBX Capital’s Class A Common Stock and Class B Common Stock owned by BFC by virtue of their collective ownership interest in BFC’s Class A Common Stock and Class B Common Stock.
In addition to the shares of BBX Capital’s Class A Common Stock and Class B Common Stock which Messrs. Levan and Abdo may be deemed to beneficially own by virtue of their ownership interest in BFC, BBX Capital’s directors and executive officers, including Messrs. Levan and Abdo, may be deemed to collectively own and are entitled to vote 432,266 shares, or approximately 2.7%, of BBX Capital’s Class A Common Stock. While it is expected that BBX Capital’s directors and executive officers will vote all such shares in favor of the merger agreement, none of them nor any other person other than BFC has any binding agreement to do so.
In addition to the shares indicated in the preceding two paragraphs, BBX Capital’s compensation committee has the right to vote 1,277,802 shares of BBX Capital’s Class A Common Stock underlying unvested restricted stock awards previously granted to executive officers of BBX Capital. These shares represent approximately 7% of the total number of outstanding shares of BBX Capital’s Class A Common Stock. It is currently expected that BBX Capital’s compensation committee will vote these shares in accordance with the recommendation of BBX Capital’s board of directors in favor of the merger agreement.
Voting of Shares
If you are a shareholder of record of BBX Capital, which means your shares are registered directly in your name with AST, BBX Capital’s stock transfer agent, you can give a proxy to be voted at the meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described in further detail on the enclosed proxy card. Shareholders of record of BBX Capital may also vote their shares at the meeting as described below.
If you hold your shares of BBX Capital in “street name,” which means your shares are held in a stock brokerage account or by a bank or other nominee and you are considered the beneficial owner of the shares but not the shareholder of record, you must vote your shares in accordance with the directions set forth on the voting instruction card enclosed or provided by your broker, bank or other nominee.

Voting in Person
If you are a shareholder of record of BBX Capital, you may attend the meeting and vote your shares in person, rather than signing and returning your proxy card or otherwise transmitting your voting instructions as described on the proxy card.
If you hold your shares of BBX Capital in “street name,” you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from your broker, bank or other nominee giving you the right to vote the shares in person.
The votes of all shareholders of BBX Capital are important. Accordingly, all shareholders of BBX Capital should sign and return the enclosed proxy card or otherwise transmit their voting instructions as described on the proxy card, whether or not they plan to attend the meeting in person. Shareholders of record and “street name” holders who have obtained proxies to vote their shares in person can always change their votes at the meeting if they desire to do so.
Revocation of Proxies
If you are a shareholder of record of BBX Capital, you may revoke your proxy by providing written notice of revocation addressed to, or in person to, BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary. Shareholders of record may also submit a new valid proxy bearing a later date or transmit new voting instructions by telephone or the internet in accordance with the voting procedures described on the proxy card. To be valid, any such revocation notice or new proxy card must be received, and any new voting instructions must be transmitted, in each case by no later than 11:59 p.m., local time, on the date immediately preceding the meeting. In addition, shareholders of record may revoke previously granted proxies or change their vote by attending the meeting and voting in person, although attendance at the meeting will not by itself revoke a previously granted proxy.
The options described in the preceding paragraph do not apply to shareholders of BBX Capital who hold their shares in “street name.” Rather, shareholders of BBX Capital who hold their shares in “street name” must contact their broker, bank or other nominee to find out how to change their vote.
Failure to Vote Shares or Provide Voting Instructions to Nominee Holders
The failure of a shareholder of record of BBX Capital to return his, her or its proxy card or vote his, her or its shares at the meeting or by telephone or the internet pursuant to the directions set forth on the proxy card will have the same effect as voting against the merger agreement.
If you hold your shares in “street name” through a broker, bank or other nominee and do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee will not have discretion to vote your shares on the merger agreement. Therefore, without instructions, your shares will not be voted on the merger agreement and will effectively count as votes against the merger agreement. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares.
Proxy Cards Returned without Voting Instructions
All properly signed and dated proxies received by BBX Capital prior to the vote at the meeting that do not contain any direction as to how to vote will be voted “FOR” the merger agreement.
Proxy Solicitation
BBX Capital is soliciting proxies for the special meeting of its shareholders. BBX Capital will bear the entire cost of soliciting proxies from its shareholders, except that BBX Capital and BFC have each agreed to share equally all expenses incurred in connection with this joint proxy statement/prospectus and the registration statement of which this joint proxy statement/prospectus is a part, including the preparation, printing, mailing, filing and legal and other professional fees and expenses associated therewith. In addition to the solicitation of proxies by mail, BBX Capital will request that brokers, banks and other nominees send proxies and proxy materials to BBX Capital’s “street name” holders and secure their voting instructions, if necessary. BBX Capital will reimburse those nominee holders for their reasonable expenses in so doing. Additionally, BBX Capital and BFC have engaged Georgeson, a proxy solicitation firm, to assist in the solicitation of proxies from their respective shareholders. BBX Capital and BFC have agreed to pay Georgeson customary fees for its services, as well as reimburse Georgeson for its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters, and indemnify Georgeson against any losses arising out of its proxy soliciting services. BBX Capital also may use its directors, officers and other employees, who will not be specially compensated, to solicit proxies from BBX Capital’s shareholders, either personally or by telephone, the Internet, telegram, facsimile or special delivery letter.
Other Business
No business other than the vote on the merger agreement will be considered or acted upon at the meeting.
Assistance
If you are a shareholder of BBX Capital and you need assistance in completing your proxy card or otherwise providing your voting instructions, or if you have questions regarding the meeting or the merger agreement, please contact the information agent for the merger, Georgeson, at (888) 613-9988.

THE BFC SPECIAL MEETING
General
This joint proxy statement/prospectus is being provided to BFC’s shareholders as part of a solicitation of proxies by the board of directors of BFC for use at the special meeting of BFC’s shareholders.
Date, Time and Place
The special meeting of BFC’s shareholders will be held on April 29, 2014 at 10:00 a.m., local time, at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.
Purposes of the Meeting
At the meeting, BFC’s shareholders will be asked to consider and vote upon a proposal to approve the merger.
Record Date; Shares Entitled to Vote
Only shareholders of record of BFC at the close of business on March 4, 2014, the record date for the BFC meeting, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. As of the close of business on the record date, 75,848,502 shares of BFC’s Class A Common Stock and 7,334,043 shares of BFC’s Class B Common Stock were outstanding and eligible to be voted at the meeting.
A complete list of BFC’s shareholders of record will be open for examination by any shareholder of record of BFC at BFC’s principal executive offices, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, during regular business hours for a period of no less than ten days prior to the meeting. The list will also be available for examination by any shareholder of record of BFC present at the meeting.
Voting Rights
The holders of BFC’s Class A Common Stock and Class B Common Stock will vote together as a single class on the merger. Each share of BFC’s Class A Common Stock entitles the holder thereof to one vote per share, with all holders of BFC’s Class A Common Stock having in the aggregate 22% of the general voting power of BFC. The number of votes represented by each share of BFC’s Class B Common Stock, which represents in the aggregate 78% of the general voting power of BFC, is calculated in accordance with BFC’s Amended and Restated Articles of Incorporation. At the meeting, each outstanding share of BFC’s Class B Common Stock will be entitled to 36.67 votes.
Quorum
The presence at the meeting, in person or by proxy, of the holders of shares BFC’s Class A Common Stock and Class B Common Stock representing a majority of the total voting power of such stock as of the close of business on the record date will constitute a quorum, permitting the conduct of business at the meeting.
Voting Choices
BFC’s shareholders may vote for or against, or abstain from voting on, the merger.
Vote Required for Approval
The merger will be approved by BFC’s shareholders if it receives the affirmative vote of a majority of the votes entitled to be cast on such proposal. Abstentions and failures to vote will have the same effect as votes against the merger.

Recommendation of the Board of Directors of BFC
For the reasons described in this joint proxy statement/prospectus, including the opinion of KBW to BFC’s board of directors as to the fairness of the exchange ratio in the merger, from a financial point of view, to BFC, the board of directors of BFC has determined that the merger is advisable, fair to and in the best interests of BFC and its shareholders. Accordingly, the board of directors of BFC recommends that BFC’s shareholders vote “FOR” the merger. See “The Merger — Recommendation of the BFC Board and Its Reasons for the Merger.”
Shares Owned by Directors and Executive Officers of BFC
BFC’s directors and executive officers collectively own and are entitled to vote 13,213,803 shares, or approximately 17%, of BFC’s Class A Common Stock, and 6,361,808 shares, or approximately 87%, of BFC’s Class B Common Stock, representing in the aggregate approximately 71% of BFC’s total voting power. Included in those shares are a total of 12,116,991 shares of BFC’s Class A Common Stock and 6,333,728 shares of BFC’s Class B Common Stock owned in the aggregate by Alan B. Levan, who serves Chairman, Chief Executive Officer and President of BFC and Chairman and Chief Executive Officer of BBX Capital, and John E. Abdo, who serves as Vice Chairman of BFC and BBX Capital. Messrs. Levan and Abdo have indicated their intention to vote all of the shares of BFC’s Class A Common Stock and Class B Common Stock owned by them in favor of the merger, although neither of them nor any other person has any binding commitment to do so. If Messrs. Levan and Abdo vote their shares as expected, then the approval of the merger by BFC’s shareholders is assured.
In addition to the shares indicated in the preceding paragraph, BFC’s compensation committee has the right to vote 4,577,220 shares of BFC’s Class A Common Stock underlying unvested restricted stock awards previously granted to executive officers of BFC. These shares represent approximately 6% of the total number of outstanding shares of BFC’s Class A Common Stock. It is currently expectd that BFC’s compensation committee will vote these shares in accordance with the recommendation of BFC’s board of directors in favor of the merger.
Voting of Shares
If you are a shareholder of record of BFC, which means your shares are registered directly in your name with AST, BFC’s stock transfer agent, you can give a proxy to be voted at the meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described in further detail on the enclosed proxy card. Shareholders of record of BFC may also vote their shares at the meeting as described below.
If you hold your shares of BFC in “street name,” which means your shares are held in a stock brokerage account or by a bank or other nominee and you are considered the beneficial owner of the shares but not the shareholder of record, you must vote your shares in accordance with the directions set forth on the voting instruction card enclosed or provided by your broker, bank or other nominee.
Voting in Person
If you are a shareholder of record of BFC, you may attend the meeting and vote your shares in person, rather than signing and returning your proxy card or otherwise transmitting your voting instructions as described on the proxy card.
If you hold your shares of BFC in “street name,” you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from your broker, bank or other nominee giving you the right to vote the shares in person.
The votes of all shareholders of BFC are important. Accordingly, all shareholders of BFC should sign and return the enclosed proxy card or otherwise transmit their voting instructions as described on the proxy card, whether or not they plan to attend the meeting in person. Shareholders of record and “street name” holders who have obtained proxies to vote their shares in person can always change their votes at the meeting if they desire to do so.

Revocation of Proxies
If you are a shareholder of record of BFC, you may revoke your proxy by providing written notice of revocation addressed to, or in person to, BFC Financial Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary. Shareholders of record may also submit a new valid proxy bearing a later date or transmit new voting instructions by telephone or the internet in accordance with the voting procedures described on the proxy card. To be valid, any such revocation notice or new proxy card must be received, and any new voting instructions must be transmitted, in each case by no later than 11:59 p.m., local time, on the date immediately preceding the meeting. In addition, shareholders of record may revoke previously granted proxies or change their vote by attending the meeting and voting in person, although attendance at the meeting will not by itself revoke a previously granted proxy.
The options described in the preceding paragraph do not apply to shareholders of BFC who hold their shares in “street name.” Rather, shareholders of BFC who hold their shares in “street name” must contact their broker, bank or other nominee to find out how to change their vote.
Failure to Vote Shares or Provide Voting Instructions to Nominee Holders
The failure of a shareholder of record of BFC to return his, her or its proxy card or vote his, her or its shares at the meeting or by telephone or the internet pursuant to the directions set forth on the proxy card will have the same effect as voting against the merger.
If you hold your shares in “street name” through a broker, bank or other nominee and do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee will not have discretion to vote your shares on the merger. Therefore, without instructions, your shares will not be voted at the meeting and will effectively count as votes against the merger. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares.
Proxy Cards Returned without Voting Instructions
All properly signed and dated proxies received by BFC prior to the vote at the meeting that do not contain any direction as to how to vote will be voted “FOR” the merger.
Proxy Solicitation
BFC is soliciting proxies for the special meeting of its shareholders. BFC will bear the entire cost of soliciting proxies from its shareholders, except that BFC and BBX Capital have each agreed to share equally all expenses incurred in connection with this joint proxy statement/prospectus and the registration statement of which this joint proxy statement/prospectus is a part, including the preparation, printing, mailing, filing and legal and other professional fees and expenses associated therewith. In addition to the solicitation of proxies by mail, BFC will request that brokers, banks and other nominees send proxies and proxy materials to BFC’s “street name” holders and secure their voting instructions, if necessary. BFC will reimburse those nominee holders for their reasonable expenses in so doing. Additionally, BFC and BBX Capital have engaged Georgeson, a proxy solicitation firm, to assist in the solicitation of proxies from their respective shareholders. BFC and BBX Capital have agreed to pay Georgeson customary fees for its services, as well as reimburse Georgeson for its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters, and indemnify Georgeson against any losses arising out of its proxy soliciting services. BFC also may use its directors, officers and other employees, who will not be specially compensated, to solicit proxies from BFC’s shareholders, either personally or by telephone, the Internet, telegram, facsimile or special delivery letter.
Other Business
No business other than the proposal to approve the merger will be considered or acted upon at the meeting.

Assistance
If you are a shareholder of BFC and you need assistance in completing your proxy card or otherwise providing your voting instructions, or if you have questions regarding the BFC meeting or the merger, please contact the information agent for the merger, Georgeson, at (888) 613-9988.

THE MERGER
General
The boards of directors of BFC and BBX Capital have each approved the merger on the terms and subject to the conditions described in this joint proxy statement/prospectus. Upon consummation of the merger, BBX Capital will merge with and into BBX Merger Sub, LLC, a wholly owned subsidiary of BFC formed solely for purposes of the merger (“Merger Sub”), BBX Capital’s separate corporate existence will cease, and Merger Sub will continue as the surviving company of the merger and as a wholly owned subsidiary of BFC. Under the terms of the merger agreement, BBX Capital’s shareholders (other than BFC and shareholders who duly exercise and perfect their appraisal rights in accordance with the FBCA) will be entitled to receive 5.39 shares of BFC’s Class A Common Stock in exchange for each share of BBX Capital’s Class A Common Stock that they hold at the effective time of the merger. This exchange ratio will be subject to adjustment only in connection with a stock split, reverse stock split or other similar transaction involving BFC’s Class A Common Stock or BBX Capital’s Class A Common Stock, including any reverse stock split effected by BFC in connection with the listing of its Class A Common Stock on a national securities exchange or inter-dealer quotation system of a registered national securities association. BFC will not issue fractional shares of its Class A Common Stock in the merger, but instead, the aggregate number of shares of BFC’s Class A Common Stock to which each eligible shareholder of BBX Capital will be entitled in connection with the merger will be rounded up to the next largest whole share. The shares of BBX Capital’s Class A Common Stock and Class B Common Stock owned by BFC will be canceled in connection with the merger without any consideration therefor. Consideration is also being given to changing BFC’s name to “BBX Capital Corporation” at or following the effective time of the merger.
The terms and conditions of the merger are contained in the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus. Please carefully read the merger agreement, as it is the legal document that governs the merger.
The Companies
BFC Financial Corporation
401 East Las Olas Boulevard, Suite 800
Fort Lauderdale, FL 33301
(954) 940-4900
BFC is a Florida-based holding company whose principal holdings include a 52% equity interest in BBX Capital and, through its investment in Woodbridge, a 54% equity interest in Bluegreen, a sales, marketing and management company primarily focused on the hospitality and vacation ownership industries. As described below, BBX Capital holds the remaining 46% equity interest in Bluegreen. BFC also holds interests in other investments and subsidiaries and previously held a significant investment in Benihana Inc. (“Benihana”) until the acquisition of Benihana by Safflower Holdings Corp. during August 2012.
BFC’s business strategy has been to invest in and acquire businesses in diverse industries either directly or through controlled subsidiaries. Most recently, BFC has focused on providing strategic support to its existing investments with a view to the improved performance of the organization as a whole. In the future, BFC may also seek to make opportunistic investments outside of its existing portfolio, including investments in real estate based opportunities and operating businesses. However, BFC does not currently have pre-determined parameters as to any future investment. In furtherance of its goals, BFC expects to continue to evaluate various financing transactions, including raising additional debt or equity as well as other alternative sources of new capital.
As of December 31, 2012 and September 30, 2013, BFC had total consolidated assets of approximately $1.5 billion and $1.4 billion, respectively, and shareholders’ equity attributable to BFC of approximately $299.0 million and $214.8 million, respectively. Net income attributable to BFC for the year ended December 31, 2012 was approximately $166.0 million, including a gain on sale of approximately $293 million recognized by BFC in connection with BBX Capital’s sale of BankAtlantic to BB&T during July 2012, as described below. Net income attributable to BFC was approximately $5.3 million for the nine months ended September 30, 2013.

Additional information about BFC is included in documents incorporated by reference into this joint proxy statement/prospectus. For further information, please see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”
BBX Capital Corporation
401 East Las Olas Boulevard, Suite 800
Fort Lauderdale, FL 33301
(954) 940-4000
BBX Capital is a Florida-based company involved in the ownership, financing, acquisition, development and management of real estate and real estate related assets. BBX Capital is also involved in the investment in or acquisition of operating businesses. In addition, BBX Capital anticipates engaging in joint venture arrangements with developers for residential and commercial development projects in which BBX Capital funds its equity investment in the real estate joint ventures through cash investments or by contributing real estate properties.
On July 31, 2012, BBX Capital sold BankAtlantic to BB&T. Prior to such transaction, BBX Capital was a bank holding company and its principal asset was its ownership of BankAtlantic, a federal savings bank.
On April 2, 2013, BBX Capital invested $71.75 million in Woodbridge in exchange for a 46% equity interest in Woodbridge. BBX Capital’s investment in Woodbridge was made in connection with the consummation of Woodbridge’s acquisition through a cash merger of all of the shares of Bluegreen’s common stock not previously owned by Woodbridge. Prior to BBX Capital’s investment in Woodbridge and the merger involving Bluegreen and Woodbridge, Woodbridge was a wholly owned subsidiary of BFC and owned approximately 54% of Bluegreen’s outstanding common stock.
The majority of BBX Capital’s assets do not generate income on a regular or predictable basis. Recognizing the nature of its assets, BBX Capital’s goal is to build long-term value. BBX Capital does not expect to generate significant revenues from its assets until the assets are monetized through repayments or transactions involving the sale, joint venture or development of the underlying real estate. BBX Capital currently intends to utilize the cash flow from the monetization of its assets to pay operating expenses and to invest in income producing real estate, real estate developments and real estate joint ventures and to invest in operating businesses. BBX Capital is seeking to balance its cash needs and the timing of monetizing its existing assets with new investments to maximize its returns. In some cases, this may involve immediate sale and in other cases a longer term hold or development (either directly or with a joint venture partner). BBX Capital anticipates funding investments and operations through the monetization of its assets, cash flows from its 5% preferred interest in FAR, returns from its investments, such as dividends from its investment in Woodbridge, borrowings and through joint venture partners or solicitation of funds from investors.
As of December 31, 2012 and September 30, 2013, BBX Capital had total consolidated assets of approximately $470.7 million and $409.1 million, respectively, and shareholders’ equity of approximately $240.3 million and $252.0 million, respectively. Net income generated by BBX Capital for the year ended December 31, 2012 was approximately $235.8 million, including a gain on sale of BankAtlantic of approximately $290.6 million. BBX Capital incurred a net loss of approximately $1.7 million for the nine months ended September 30, 2013.
Additional information about BBX Capital is included in documents incorporated by reference into this joint proxy statement/prospectus. For further information, please see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”
Background of the Merger
BFC has held a significant investment in BBX Capital (or its predecessor company) for over 25 years. BFC currently owns shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing approximately 52% of BBX Capital’s total outstanding equity and 72% of BBX Capital’s total voting power. In recent years, BFC has primarily focused on providing overall support for its controlled subsidiaries with a view to the improved performance of the organization as a whole. Consistent with this strategy, BFC’s board of directors has focused on possible ways to maximize the utilization of assets and resources within the consolidated organization. In addition, for several years, the companies have been of the view that, subject to regulatory and tax issues, it would be more efficient and less complex from an organizational point of view to merge the entities and move forward with a single public company. However, in the past, regulatory issues, including those related to the regulation of BBX Capital and BFC as unitary savings and loan holding companies prior to BBX Capital’s sale of BankAtlantic to BB&T during July 2012, and tax issues presented significant barriers to pursuing a business combination transaction between the companies.
At a meeting of BFC’s board of directors held on January 7, 2013, Alan B. Levan, who serves as Chairman, Chief Executive Officer and President of BFC and as Chairman and Chief Executive Officer of BBX Capital, discussed with BFC’s board of directors the possibility of considering a future strategic transaction between BFC and BBX Capital. After a discussion of certain of the potential reasons for and benefits of a transaction between BFC and BBX Capital, BFC’s board of directors advised Mr. Levan that it would be receptive to considering such a transaction.
At a meeting of BFC’s board of directors held on March 4, 2013, Mr. Levan advised BFC’s board of directors that BFC’s management was continuing its consideration of a possible strategic transaction between BFC and BBX Capital but that no material developments had occurred since the January 7, 2013 meeting of the board.
On April 1, 2013, BFC’s board of directors held a meeting at which the possibility of pursuing a strategic transaction between BFC and BBX Capital was further discussed. Mr. Levan discussed with the board certain of the potential benefits of the merger, specifically noting the simplification of BFC’s corporate structure and a greater market capitalization of the combined company. Potential structures for the transaction were also discussed, including a stock-for-stock merger of equals based on the respective market prices of BFC’s Class A Common Stock and BBX Capital’s Class A Common Stock, which at the time would have resulted in an exchange ratio of approximately 4.3 shares of BFC’s Class A Common Stock for each share of BBX Capital’s Class A Common Stock. Mr. Levan also discussed with the board certain other items relating to the potential transaction, including tax considerations, a contemplated time line for completing the transaction, and the contemplated requirement that BFC’s Class A Common Stock be listed on a national securities exchange (or inter-dealer quotation system of a registered national securities association) as well as the pending SEC litigation against BBX Capital and Mr. Levan and the impact that such litigation may have on BFC’s ability to obtain the listing of its Class A Common Stock. The board also discussed the potential engagement of a financial advisor with respect to the transaction.
On April 2, 2013, Woodbridge acquired all of the then-outstanding shares of Bluegreen not previously owned by Woodbridge in a cash merger transaction. In connection with the financing of the transaction, BFC and Woodbridge entered into a Purchase Agreement with BBX Capital on April 2, 2013. Pursuant to the terms of the purchase agreement, BBX Capital invested $71.75 million in Woodbridge in exchange for a 46% equity interest in Woodbridge. In connection with the transactions, Bluegreen became a wholly owned subsidiary of Woodbridge, and BFC and BBX Capital own 54% and 46%, respectively, of Woodbridge. See the section of this joint proxy statement/prospectus entitled “Material Contracts Between BFC and BBX Capital, and Other Relationships and Related Party Transactions” for additional information with respect to the cash merger transaction involving Woodbridge and Bluegreen, the related investment in Woodbridge by BBX Capital, and the Purchase Agreement and other agreements and instruments entered into between BFC and BBX Capital in connection with BBX Capital’s investment in Woodbridge.
At a meeting of BBX Capital’s board of directors held on April 2, 2013, Mr. Levan advised the members of BBX Capital’s board of directors of BFC’s interest in pursuing a possible merger of equals between the two companies as described above. Because of the affiliation between BFC and BBX Capital and the interests of certain of the executive officers and directors of the companies in the merger, including those of Mr. Alan Levan as well as John E. Abdo and Jarett S. Levan, a special committee comprised of the disinterested members of BBX Capital’s board of directors was formed to explore the possible combination of the two companies. Directors David A. Lieberman (Chairman), Steven M. Coldren, Bruno Di Giulian, Willis N. Holcombe, Anthony P. Segreto and Charlie C. Winningham II, each of whom is an independent director of BBX Capital, were appointed to the special committee. Mr. Lieberman resigned from the board of directors of BBX Capital on June 4, 2013, believing his role as Chairman of the special committee had been completed, and reiterated his support for the merger.

BBX Capital’s special committee was formed to explore the possible combination of BFC and BBX Capital and, with the assistance of the special committee’s legal and financial advisors, negotiate, review and evaluate the terms and conditions of a transaction between the companies. As previously described, BFC currently owns shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing approximately 72% of the total voting power of BBX Capital and, as a result, a sale of BBX Capital to a third party cannot be accomplished without BFC’s support. In light of such voting interest and the fact that BFC expressly advised BBX Capital’s special committee of its desire to maintain its ownership position in BBX Capital and that it would not support a third party sale, BBX Capital’s special committee did not conduct a market check or auction process with respect to the possible sale of BBX Capital nor did it consider potential business combinations with parties other than BFC. Instead, BBX Capital’s special committee, together with its legal and financial advisors, explored, considered and negotiated a transaction with BFC seeking to obtain an exchange ratio that was both fair to and the highest possible for BBX Capital’s shareholders.
BBX Capital’s special committee held its initial meeting on April 2, 2013 following the meeting of BBX Capital’s board of directors. The meeting was held for the purpose of approving the engagement of legal counsel and an independent financial advisor for the special committee. After discussion, the special committee unanimously approved the engagement of Hogan Lovells as independent legal counsel and Sandler O’Neill as its financial advisor with respect to the proposed transaction. Sandler O’Neill was formally engaged to serve as financial advisor to BBX Capital’s special committee with respect to the transaction pursuant to a letter agreement dated April 23, 2013. The special committee selected Sandler O’Neill based on, among other things, Sandler O’Neill’s experience in providing financial advice in connection with mergers, acquisitions, sales of companies, businesses and other assets, and other transactions.
On April 8, 2013, a special meeting of BFC’s board of directors was held for the purpose of discussing the possible transaction between BFC and BBX Capital. Mr. Levan advised the board that management was continuing to explore and consider potential structures for the transaction. Mr. Levan discussed with the board tax matters relating to, and the potential pricing of, the transaction. Mr. Levan also informed the board that BBX Capital’s special committee had advised him that it was receptive to exploring a potential transaction with BFC and had discussed the engagement of a financial advisor with respect to the potential transaction.
A special meeting of BFC’s board of directors was held on April 19, 2013. At the meeting, Mr. Levan updated the board on the status of the possible transaction between BFC and BBX Capital. Mr. Levan informed the board that BBX Capital’s special committee had engaged Sandler O’Neill to serve as its financial advisor with respect to the transaction and the law firm of Hogan Lovells to serve as its legal counsel with respect to the transaction. Mr. Levan discussed with the board the engagement of Stearns Weaver, BFC’s regular outside legal counsel, to serve as legal advisor to BFC with respect to the transaction, as well as the potential engagement of a financial advisor to render a fairness opinion to BFC’s board of directors with respect to the transaction. Mr. Levan advised the board that he had engaged in discussions with KBW relating to the engagement of such firm as financial advisor to BFC’s board of directors for the transaction. KBW was subsequently formally engaged to serve as financial advisor to BFC’s board of directors with respect to the transaction. BFC’s board of directors selected KBW because, among other considerations, KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with BFC and its business. The board also discussed the potential time line for completing, and the processes and actions required to complete, the transaction, as well as matters relating to the structure and form of the transaction based on, among other things, accounting and tax considerations.
Over the next several days, KBW and Sandler O’Neill engaged in discussions regarding the structure and terms of a potential merger between BFC and BBX Capital. These discussions included negotiations with respect to an exchange ratio that might be acceptable to both companies, with Sandler O’ Neill proposing an exchange ratio of 5.39 shares of BFC’s Class A Common Stock for each share of BBX Capital’s Class A Common Stock and KBW responding with a proposed exchange ratio of 5.3 shares of BFC’s Class A Common Stock for each share of BBX Capital’s Class A Common Stock.
On April 29, 2013, a special meeting of BFC’s board of directors was held for the purpose of continuing the discussion of a possible transaction between BFC and BBX Capital. At the request of

Mr. Levan, representatives of KBW attended the meeting and discussed with the board the status of its due diligence process, including its discussions with the management teams of BFC, BBX Capital and Bluegreen, as well as its discussions with representatives of Sandler O’Neill, and considerations relating to the contemplated exchange ratio in the merger. The scope of KBW’s engagement with respect to the transaction, specifically to make a determination as to the fairness, from a financial point of view, of the exchange ratio in the merger to BFC, was also discussed. The board was advised of the status of the discussions between KBW and Sandler O’Neill with respect to the exchange ratio for the merger. Mr. Levan then discussed with the board, and with the representatives from KBW and Stearns Weaver answered questions from the board regarding, certain of the potential benefits of the merger, including simplification of BFC’s corporate structure and cost savings related to, among other things, accounting, tax and SEC reporting matters, and the formal processes to be taken by the companies with respect to the merger.
On April 29, 2013, BBX Capital’s special committee held a meeting to discuss the potential transaction with BFC. At the meeting, representatives of Sandler O’Neill reviewed with BBX Capital’s special committee certain preliminary financial analyses regarding BBX Capital, BFC and the proposed merger. Sandler O’Neill discussed with the special committee the status of negotiations with KBW relating to the proposed terms of the merger, including the exchange ratio. Hogan Lovells summarized the fiduciary and legal duties that may be applicable to the members of the special committee in connection with their evaluation of a transaction with BFC, and the provisions of law applicable to a potential transaction between BBX Capital and BFC. Hogan Lovells then discussed with the special committee, among other items, a timeline to close the transaction, executive compensation matters, stock exchange listing requirements, termination rights in the event BBX Capital receives a more favorable offer after entering into a merger agreement with BFC, and the possible impact of the ongoing SEC litigation on the proposed transaction.
On April 30, 2013, Stearns Weaver sent a preliminary draft of the merger agreement to Hogan Lovells.
KBW and Sandler O’Neill continued to discuss the exchange ratio for the merger. Based on these discussions, the currently proposed exchange ratio of 5.39 shares of BFC’s Class A Common Stock for each share of BBX Capital’s Class A Common Stock was established as the exchange ratio to be presented to BFC’s board of directors and BBX Capital’s special committee.
On May 1, 2013, attorneys from Stearns Weaver and Hogan Lovells participated in a telephone conference call during which they discussed the proposed merger and the merger agreement. At the request of Hogan Lovell’s attorneys, Stearns Weaver’s attorneys also discussed, among other things, BFC’s efforts to list its Class A Common Stock on a national securities exchange in connection with BFC’s previously proposed stock-for-stock merger with Bluegreen as well as the reasons why BFC was not able to secure such listing at that time and the facts and circumstances relating thereto. See “Risk Factors — Risks Related to the Merger — BFC and BBX Capital may be unable to satisfy all the conditions required to complete the merger, including the approval for listing of BFC’s Class A Common Stock on a national securities exchange at the effective time of the merger” above for additional information with respect to BFC’s efforts to list its Class A Common Stock on a national securities exchange in connection with BFC’s previously proposed stock-for-stock merger with Bluegreen. The conference call also included a discussion regarding BBX Capital’s special committee’s request for confirmation that BBX Capital’s executive officers would not be seeking compensation, or the acceleration of benefits or other compensation, in connection with the merger, pursuant to their respective employment agreements with BBX Capital. This was confirmed and BBX Capital’s executive officers executed and delivered letters to such effect prior to BBX Capital’s entry into the merger agreement on May 7, 2013. On the conference call, the attorneys from Stearns Weaver and Hogan Lovells also discussed the contemplated condition to closing the merger that holders of not more than 10% of BBX Capital’s Common Stock exercise appraisal rights in connection with the merger. This condition was included in the initial draft of the merger agreement sent by Stearns Weaver and, following this discussion, it was agreed that this would remain a condition to closing.
A special meeting of BFC’s board of directors was held on May 2, 2013. At the meeting, Mr. Levan discussed with the board the proposed structure of the merger, including the formation of a merger subsidiary into which BBX Capital would merge, with the merger subsidiary to be the surviving company of the merger and continue as a wholly owned subsidiary of BFC. The contemplated composition of BFC’s board of directors following the merger was also discussed, with Mr. Levan specifically noting that the merger agreement contemplates for the directors of BBX Capital who are not also directors of BFC to be appointed to BFC’s board of directors upon consummation of the merger. The board also discussed and considered certain risks relating to the transaction, including the possibility of shareholder litigation challenging the transaction and the contemplated requirement that BFC’s Class A Common Stock be approved for listing on a national securities exchange (or inter-dealer quotation system of a registered national securities) at the effective time of the merger as well as the impact that the pending SEC litigation against BBX Capital and Mr. Levan may have on the ability of BFC to obtain such listing. Attorneys from Stearns Weaver then reviewed, and answered questions from the board regarding, the material terms and conditions of the then-current draft merger agreement. The right of BBX Capital’s shareholders to exercise appraisal rights in connection with the merger was also discussed at length, including a discussion of the impact that payments made in respect of appraisal rights may have on the cash position of the combined company following the merger and the condition to BFC’s obligation to close the merger that holders of not more than 10% of BBX Capital’s Common Stock exercise appraisal rights in connection with the merger. Representatives of KBW then advised the board that the proposed exchange ratio would be 5.39 shares of BFC’s Class A Common Stock for each share of BBX Capital’s Class A Common Stock and made a presentation to the board relating to the proposed merger and its preliminary analysis of the fairness of the proposed exchange ratio. The contemplated time line for completing the transaction was also discussed.
On May 2, 2013, BBX Capital’s special committee met with its legal and financial advisors for continued discussions regarding the potential merger. At the meeting, representatives of Sandler O’Neill reviewed with the special committee certain financial analyses regarding BBX Capital, BFC and the proposed transaction. Hogan Lovells reviewed with the special committee various terms and conditions of the merger agreement, including the structure of the merger, the board structure for the combined company, the treatment of BBX Capital stock options and restricted stock, provisions and matters relating to executive compensation, the indemnification of BBX Capital’s officers and directors, the provisions contained in the merger agreement which restrict BBX Capital’s right to solicit and consider competing transactions as well as the “superior proposal” exception thereto, and the proposed termination date of the merger agreement. Hogan Lovells also discussed with the members of the special committee provisions of law applicable to the transaction and the status of BBX Capital’s shareholder rights agreement.
On May 3, 2013, Hogan Lovells provided comments to the draft merger agreement, which included, among other things, proposed revisions to the “Material Adverse Effect” definition in the merger agreement as well as to certain representations and warranties made by each company in the merger agreement, and further limitations on the ability of the companies’ to take certain actions with respect to the compensation of their respective Named Executive Officers during the interim period between the date of the merger agreement and the effective time of the merger.
On May 6, 2013, attorneys from Stearns Weaver and Hogan Lovells participated in a telephone conference call during which they further negotiated the proposed terms of the merger agreement. Following such conference call, Stearns Weaver sent a revised draft of the merger agreement to Hogan Lovells reflecting the matters discussed on the call, including the addition of representations relating to the exemption of the merger from the operation of BFC’s and BBX Capital’s respective shareholder rights plans and an agreement that BFC and BBX Capital would share equally all expenses relating to this joint proxy statement/prospectus. Because the “no solicitation” and “superior proposal” provisions of the merger agreement presented in the initial draft of the merger agreement sent by Stearns Weaver were equally applicable to both BFC and BBX Capital and were deemed by the companies and their respective legal advisors to be appropriate, these provisions were not the subject of extensive negotiations and were revised solely to reflect comments made by Hogan Lovells relating to the documentation that a party receiving an “acquisition proposal” would be required to provide to the other party. For additional information relating to the “no solicitation” and “superior proposal” provisions of the merger agreement, see the section of this joint proxy statement/prospectus entitled “The Merger Agreement — No Solicitation” and “The Merger Agreement — Superior Proposal.” The revised draft sent by Stearns Weaver also reflected certain revisions relating to a change in the Merger Sub entity from a corporation to a limited liability company. Thereafter, Hogan Lovells and Stearns Weaver finalized the proposed terms of the merger agreement.

A regular meeting of BFC’s board of directors was held on May 6, 2013. At the meeting, representatives of KBW made a presentation to the board relating to the proposed merger and its analysis of the fairness of the exchange ratio, as well as changes made to the presentation from the presentation that was made on May 2, 2013. In addition, attorneys from Stearns Weaver reviewed the material terms and conditions of the then-current draft of the merger agreement, specifically noting and discussing revisions made to the merger agreement since the draft that was distributed for the May 2, 2013 meeting. The attorneys from Stearns Weaver also discussed the ownership interests of BFC’s directors and executive officers, including Mr. Levan and John E. Abdo in BBX Capital’s Common Stock. See “Interests of Certain Persons in the Merger” below for additional information regarding these interests. The contemplated time line for finalizing and entering into the merger agreement was also discussed.
A special meeting of BFC’s board of directors was held on May 7, 2013 for the purpose of considering and acting upon the merger agreement. Copies of the proposed final draft of the merger agreement and KBW presentation were delivered to BFC’s board of directors prior to the meeting. The attorneys from Stearns Weaver noted that there were no material changes to the merger agreement compared to the draft that was distributed in advance of, and reviewed and discussed at, the preceding day’s meeting. In addition, representatives of KBW noted that there were no material changes to its presentation regarding the fairness of the exchange ratio in the merger from the presentation that was made to the board at the preceding day’s meeting. Thereafter, KBW rendered to BFC’s board of directors its oral opinion (which was subsequently confirmed in writing), to the effect that, as of May 6, 2013 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by KBW in its opinion, the exchange ratio in the merger pursuant to the merger agreement was fair, from a financial point of view, to BFC. The board then further discussed and deliberated with respect to the proposed merger. Following such discussions and deliberations, the board unanimously determined that the merger was advisable, fair to and in the best interests of BFC and its shareholders, and adopted resolutions approving the merger agreement and the merger.
On May 7, 2013, BBX Capital’s special committee met with its legal and financial advisors. A copy of the proposed final draft of the merger agreement had previously been delivered to the members of the special committee. The proposed final draft of the merger agreement was discussed and considered by BBX Capital’s special committee, with Hogan Lovells reviewing and discussing with the special committee the material terms, conditions and provisions of the merger agreement. Sandler O’Neill then reviewed and discussed its financial analyses with respect to BFC, BBX Capital and the proposed merger. Thereafter, Sandler O’Neill rendered to BBX Capital’s special committee its opinion, to the effect that, as of May 7, 2013, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Sandler O’Neill in preparing its opinion, the merger consideration pursuant to the merger agreement was fair from a financial point of view to the holders of BBX Capital’s Class A Common Stock. After discussions and deliberations, BBX Capital’s special committee unanimously determined that the merger was advisable, fair to and in the best interests of BBX Capital and its shareholders and adopted resolutions approving the merger agreement and the merger, and recommended that BBX Capital’s board also approve the merger agreement and the merger.
BBX Capital’s board of directors held a meeting on May 7, 2013 immediately following the meeting of BBX Capital’s special committee to consider and discuss the merger agreement and the merger. Hogan Lovells and Sandler O’Neill participated in the meeting at the request of BBX Capital’s special committee. A copy of the proposed final draft of the merger agreement had previously been delivered to each member of BBX Capital’s board of directors. At the meeting, BBX Capital’s special committee informed BBX Capital’s board of directors of its approval of the merger agreement and the merger and its recommendation that the full board also approve the merger agreement and the merger. After further discussion and consideration, BBX Capital’s board of directors unanimously determined that the merger was advisable, fair to and in the best interests of BBX Capital and its shareholders and adopted resolutions approving the merger agreement and the merger.
The merger agreement was entered into and publicly announced on May 7, 2013.
Role and Recommendation of BBX Capital’s Special Committee
The board of directors of BBX Capital designated a special committee comprised solely of disinterested and independent members of the board to, among other things, negotiate, review and evaluate the terms and conditions of the merger agreement and determine the advisability of the merger. Directors David A. Lieberman (Chairman), Steven M. Coldren, Bruno Di Giulian, Willis N. Holcombe, Anthony P. Segreto and Charlie C. Winningham II were appointed to the special committee. As previously described, Mr. Lieberman resigned from the board of directors of BBX Capital on June 4, 2013, believing his role as Chairman of the special committee had been completed, and reiterated his support for the merger.
The special committee, with the assistance of Hogan Lovells, outside legal counsel to the special committee, and Sandler O’Neill, financial advisor to the special committee, negotiated the terms and conditions of the merger agreement on behalf of BBX Capital and, after review and consideration, the special committee determined that the merger is advisable, fair to and in the best interests of BBX Capital’s shareholders and approved the merger agreement and the merger. The special committee therefore recommended that the board of directors of BBX Capital approve the merger agreement and the merger and recommend to BBX Capital’s shareholders that they approve the merger agreement.
The special committee was aware of the interests of certain officers and directors of BBX Capital in the merger, as described below under “Interests of Certain Persons in the Merger.”
In arriving at its determination, the special committee consulted with Hogan Lovells with respect to legal and regulatory matters and with Sandler O’Neill with respect to its financial analyses. In arriving at its determination, the special committee also independently considered the factors described below under “Recommendation of the BBX Capital Board and its Reasons for the Merger.” In light of the number and wide variety of factors considered in connection with its evaluation of the merger, the special committee did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determination. The special committee viewed its determination and recommendation as being based on the information available and factors presented to and considered by it. In addition, individual directors serving on the special committee may have given different weight to different factors.
Recommendation of the BBX Capital Board and Its Reasons for the Merger
After considering the recommendation of BBX Capital’s special committee and the other factors discussed below, the board of directors of BBX Capital determined that the merger is advisable, fair to and in the best interests of BBX Capital’s shareholders, approved the merger agreement and recommends that BBX Capital’s shareholders vote “FOR” the merger agreement at the BBX Capital special meeting.
In reaching this determination, the board of directors of BBX Capital considered the following material factors weighing positively in favor of the merger:
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  the fact that, based on share and market price information as of May 7, 2013, the date of the merger agreement, BFC, after the merger, will have a pro forma market capitalization of approximately $283.2 million compared to BBX Capital’s stand-alone market capitalization of $206.7 million, which can enhance shareholder liquidity;
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  the fact that the proposed merger would simplify the current ownership structure into one combined company with a shared strategy;
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  the fact that the proposed merger would diversify the risks to which BBX Capital’s shareholders are exposed over a greater amount of assets and increase their exposure to the business, operations and assets of Bluegreen and decrease their exposure to the assets of CAM and FAR;
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  the requirement that BFC’s Class A Common Stock be approved for listing on a national securities exchange (or inter-dealer quotation system of a registered national securities association) at the effective time of the merger;
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  the opinion of Sandler O’Neill rendered to BBX Capital’s special committee that, as of May 7, 2013 and subject to and based on the qualifications, limitations and assumptions set forth in the opinion, the consideration to be received by holders of BBX Capital’s Class A Common Stock (other than BFC and its affiliates) in the merger is fair, from a financial point of view, to such holders (see “The Merger — Opinion of the Financial Advisor to BBX Capital’s Special Committee” for additional information regarding Sandler O’Neill’s opinion and the financial analyses performed by Sandler O’Neill in connection with the rendering of its opinion);
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  the opportunity for holders of BBX Capital’s Class A Common Stock to benefit from any increase in the trading price of BFC’s Class A Common Stock between the date of the merger agreement and the effective time of the merger;
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  the fact that all outstanding stock options and shares of restricted stock of BBX Capital will be assumed by BFC in the merger;
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  the fact that none of the members of senior management of BBX Capital or BFC will receive any severance payments or other “golden parachute compensation” in connection with the merger;
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  the fact that, while the merger agreement generally prohibits BBX Capital from soliciting certain alternative transactions to the merger, BBX Capital does have the right to furnish information about its business to any person making an unsolicited “superior proposal” and to participate in negotiations regarding, and, in specific circumstances, to accept, such “superior proposal” in lieu of the merger;
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  the absence of any termination or similar fee to be paid if the merger agreement is terminated (other than based upon a willful or intentional breach), including in the event BBX Capital accepts a “superior proposal” in lieu of the merger, as described above;
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  the fact that both companies already have overlapping ownership of assets and the same management, and that three of BBX Capital’s directors, including its Chairman and Vice Chairman, are also directors of BFC and the merger agreement requires BFC to cause the directors of BBX Capital immediately prior to the effective time of the merger who are not also directors of BFC to be appointed to BFC’s board of directors upon consummation of the merger;
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  other factors related to BFC’s long-term relationship with BBX Capital, including the limited business integration risks in connection with the merger and BFC’s knowledge of BBX Capital’s business, operations, financial condition, earnings and prospects, as well as the risks associated with its business and prospects;
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  the efficiencies that could be realized as a result of the merger in legal, accounting and audit fees as well as fees relating to SEC reporting;
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  the expected qualification of the merger as a “reorganization” within the meaning of Section 368(a) of the Code, resulting in the shares of BFC’s Class A Common Stock to be received by holders of BBX Capital’s Class Common Stock in connection with the merger not being subject to federal income tax, as described under the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”; and
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  the fact that the financial and other terms and conditions of the merger agreement were the product of extensive negotiations among the parties.
The board of directors of BBX Capital, in reaching its decision to approve the merger, also considered the following potential risks and uncertainties related to the merger:
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  the risk that the pending litigation brought by the SEC against BBX Capital and Alan B. Levan may not be resolved favorably or in a timely manner, and the impact of an adverse outcome of such litigation on the ability of the companies to consummate the merger;
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  the possibility of shareholder litigation seeking to enjoin the merger or recover damages if the merger is completed, including the impact that such litigation and any potential liability arising therefrom may have on the ability of the companies to consummate the merger, and on the business, operations and financial condition of BBX Capital prior to the completion of the merger and, if the merger is consummated, on the business, operations and financial condition of the combined company following the completion of the merger (See “The Merger — Litigation Regarding the Merger” for information relating to the consolidated purported class action lawsuit challenging the merger);
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  the risk that the merger may not otherwise be consummated on the contemplated terms, or at all, and the substantial costs to be incurred in connection with the merger, including transaction expenses arising from the merger, whether or not the merger is consummated;
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  the possibility that BBX Capital’s shareholders could be adversely affected by a decrease in the trading price of BFC’s Class A Common Stock between the date of the merger agreement and the effective time of the merger;
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  the possibility that holders of a significant amount of shares of BBX Capital’s Class A Common Stock may exercise appraisal rights, which could cause the merger not to be completed or, if the merger is completed, have a material adverse impact on the combined company’s cash position;
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  possible disruptions to BBX Capital’s operations, and management distractions that could arise from the merger;
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  the possibility that the expected benefits from the merger described above may not be realized to the extent anticipated or at all;
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  the limitations generally imposed by the merger agreement on the solicitation or consideration by BBX Capital of alternative business combinations prior to the consummation of the merger, subject to the exception described above, and the fact that, in light of BFC’s ownership and voting interest in BBX Capital and its intention to maintain its ownership position in BBX Capital, BBX Capital did not seek out any alternative transactions prior to signing the merger agreement;
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  the interests that directors and executive officers of BBX Capital have with respect to the merger in addition to their interests as shareholders of BBX Capital generally, as described under “The Merger — Interests of Certain Persons in the Merger”; and
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  other risks associated with the merger and the businesses and operations of BFC and its subsidiaries, including the risks and uncertainties described in the “Risk Factors” and “Special Note Regarding Forward-Looking Statements” sections of this joint proxy statement/prospectus.
The board of directors of BBX Capital reviewed and considered the potential benefits, advantages and opportunities of the merger against the uncertainties and risks described above, both generally and particularly in light of the fact that there can be no assurance about future results. After such review and consideration, the board of directors of BBX Capital concluded that the potential benefits of the merger outweighed the potential uncertainties and risks relating to the merger. In reaching its determination to approve and recommend the merger agreement, the board of directors of BBX Capital did not quantify or assign any relative or specific weights to the various factors that it considered. Rather, the board of directors of BBX Capital viewed its determination and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual members of the board of directors of BBX Capital may have given different weight to different factors.
Recommendation of the BFC Board and its Reasons for the Merger
The board of directors of BFC believes that there are substantial benefits to BFC and its shareholders that can be obtained as a result of the merger and has determined that the merger is advisable, fair to and in the best interests of BFC and its shareholders. Accordingly, the board of directors of BFC has approved the merger and recommends that BFC’s shareholders vote “FOR” the merger at the BFC special meeting. In reaching its decision to approve the merger, the board of directors of BFC consulted with KBW, financial advisor to the board of directors of BFC, and Stearns Weaver, BFC’s outside legal counsel, and considered the following material factors which weighed positively in favor of the merger:
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  the fact that BFC would realize a significant increase in its shareholders’ equity upon consummation of the merger;

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  the fact that, based on share and market price information as of May 6, 2013, BFC, after the merger, will have a pro forma market capitalization of approximately $253.7 million compared to a stand-alone market capitalization of $167.1 million;
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  the potential increased visibility and trading liquidity for BFC’s capital stock resulting from the merger, including as a result of the listing of BFC’s Class A Common Stock on a national securities exchange or qualified inter-dealer quotation system at the effective time of the merger and the increased market capitalization described above, and the potential benefits related thereto, including that it may increase BFC’s ability to raise capital to the extent necessary to support the business and investment plans of BFC and its subsidiaries;
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  the simplification of BFC’s balance sheet that would result from the merger;
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  the judgment, advice and analysis of BFC’s senior management with respect to the potential benefits of the merger;
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  the opinion of KBW rendered to BFC’s board of directors to the effect that, as of the date of the opinion, and subject to and based on the qualifications and assumptions set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to BFC (see “The Merger — Opinion of the Financial Advisor to BFC’s Board of Directors” for additional information regarding KBW’s opinion and the financial analyses performed by KBW in connection with the rendering of its opinion);
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  factors related to BFC’s long-term relationship with BBX Capital, including the limited business integration risks in connection with the merger and BFC’s knowledge of BBX Capital’s business, operations, financial condition, earnings and prospects, as well as the risks associated with its business and prospects;
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  the fact that the merger would simplify the current ownership structure into one combined company with a shared strategy;
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  the fact that none of the members of senior management of BFC or BBX Capital will receive any severance payments or other “golden parachute compensation” in connection with the merger;
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  the fact that, while the merger agreement generally prohibits BFC from soliciting certain alternative transactions to the merger, BFC does have the right to furnish information about its business to any person making an unsolicited “superior proposal” and to participate in negotiations regarding, and, in specific circumstances, to accept, such “superior proposal” in lieu of the merger;
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  the absence of any termination or similar fee to be paid if the merger agreement is terminated (other than based upon a willful or intentional breach), including in the event BFC accepts a “superior proposal” in lieu of the merger, as described above;
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  the fact that the merger will result in tax consolidation, thereby eliminating the potential for “double taxation” on BFC’s share of BBX Capital’s earnings;
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  the efficiencies and cost savings that could be realized as a result of the merger, including in respect of legal, accounting and audit fees as well as fees relating to SEC reporting; and
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  the fact that financial and other terms and conditions of the merger agreement were the product of extensive negotiations among the parties.
The board of directors of BFC, in reaching its decision to approve the merger, also considered the following potential uncertainties and risks related to the merger:
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  the risk that the pending litigation brought by the SEC against BBX Capital and Alan B. Levan may not be resolved favorably or in a timely manner, and the impact of an adverse outcome of such litigation on the business and operations of BBX Capital and the ability of the companies to consummate the merger;

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  the possibility of shareholder litigation seeking to enjoin the merger or recover damages if the merger is completed, including the impact that such litigation and any potential liability arising therefrom may have on the ability of the companies to consummate the merger, and on the business, operations and financial condition of BFC prior to the completion of the merger and, if the merger is consummated, on the business, operations and financial condition of the combined company following the completion of the merger (See “The Merger — Litigation Regarding the Merger” for information relating to the consolidated purported class action lawsuit challenging the merger);
•
  the risk that the merger may not otherwise be consummated on the contemplated terms, or at all, and the substantial costs to be incurred in connection with the merger, including transaction expenses arising from the merger, whether or not the merger is consummated;
•
  the possibility that holders of a significant amount of shares of BBX Capital’s Class A Common Stock may exercise appraisal rights, which could cause the merger not to be completed or, if the merger is completed, have a material adverse impact on the combined company’s cash position;
•
  the risks related to changes in the market price of BFC’s Class A Common Stock, including the risk that the value of the shares of BFC’s Class A Common Stock issuable in connection with merger may, at the effective time of the merger, exceed the value of those shares as of the date on which the board of directors of BFC approved the merger;
•
  possible disruptions to BFC’s operations, and management distractions that could arise from the merger;
•
  the possibility that the expected benefits from the merger described above may not be realized to the extent anticipated or at all;
•
  the limitations generally imposed by the merger agreement on the solicitation or consideration by BFC of alternative business combinations prior to the consummation of the merger, subject to the exception described above;
•
  the interests that certain executive officers and directors of BFC have with respect to the merger in addition to their interests as shareholders of BFC generally, as described under “The Merger —  Interests of Certain Persons in the Merger;” and
•
  other risks and uncertainties associated with the merger and BBX Capital’s business, including those described in the “Risk Factors” and “Special Note Regarding Forward-Looking Statements” sections of this joint proxy statement/prospectus.
The board of directors of BFC reviewed and considered the potential benefits, advantages and opportunities of the merger against the uncertainties and risks described above, both generally and particularly in light of the fact that there can be no assurance about future results. After such review and consideration, the board of directors of BFC concluded that the potential benefits of the merger outweighed the potential uncertainties and risks relating to the merger. In reaching its determination to approve, and recommend to BFC’s shareholders that they approve, the merger, the board of directors of BFC did not quantify or assign any relative or specific weights to the various factors that it considered. Rather, the board of directors of BFC viewed its determination and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual members of the board of directors of BFC may have given different weight to different factors.
Opinion of the Financial Advisor to the BBX Capital Special Committee
General
By letter dated April 24, 2013, BBX Capital’s special committee retained Sandler O’Neill + Partners, L.P. to act as its financial advisor in connection with a possible transaction between BBX Capital and BFC. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor to BBX Capital’s special committee in connection with the proposed merger and participated in certain of the negotiations leading up to the execution of the merger agreement. At its May 7, 2013 meeting, the special committee reviewed the merger agreement and Sandler O’Neill delivered to the special committee its oral opinion, that, as of such date, the merger consideration was fair to the holders of BBX Capital’s Common Stock from a financial point of view. Immediately following the special committee meeting, the full board of directors of BBX Capital met to review the recommendation of the special committee. At that meeting, the board reviewed the merger agreement and the special committee’s recommendation, and Sandler O’Neill delivered to the board its oral opinion, that, as of such date, the merger consideration was fair to the holders of BBX Capital’s Common Stock from a financial point of view. Sandler O’Neill’s oral opinion was subsequently confirmed in writing. The full text of Sandler O’Neill’s written opinion dated May 7, 2013 is attached as Annex B to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. BBX Capital’s shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.
Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to BBX Capital’s special committee and is directed only to the fairness of the merger consideration to the holders of BBX Capital’s Class A Common Stock from a financial point of view. Sandler O’ Neill’s opinion shall not be reproduced or used for any other purposes, without Sandler O’Neill’s prior written consent. Sandler O’Neill’s opinion does not address the underlying business decision of BBX Capital to engage in the merger or any other aspect of the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for BBX Capital or the effect of any other transaction in which BBX Capital might engage. Sandler O’Neill’s opinion is not a recommendation to any shareholder of BBX Capital as to how such shareholder should vote at BBX Capital’s special meeting with respect to the merger or any other matter. Sandler O’Neill does not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by BBX Capital’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the merger by any other shareholders of BBX Capital, if any.
In connection with rendering its opinion on May 7, 2013, Sandler O’Neill reviewed and considered, among other things:
•
  the merger agreement;
•
  certain publicly available financial statements and other historical financial information of BBX Capital that Sandler O’Neill deemed relevant;
•
  certain publicly available financial statements and other historical financial information of BFC that Sandler O’Neill deemed relevant;
•
  internal financial projections for BFC and BBX Capital for the year ending December 31, 2013 as provided by senior management of the companies;
•
  internal financial projections for Woodbridge and Bluegreen for the years ending December 31, 2013 through December 31, 2016 as provided by senior management of BFC;
•
  the expected relative contributions of assets, liabilities, cash flow, equity and earnings of BFC and BBX Capital to the combined company following the merger;
•
  the current market environment generally; and
•
  such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.
Sandler O’Neill also discussed with certain members of senior management of BBX Capital the business, financial condition, results of operations and prospects of BBX Capital, including discussions with senior management regarding certain liquidation scenarios. Sandler O’Neill held similar discussions with certain members of senior management of BFC regarding the business, financial condition, results of operations and prospects of BFC.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to Sandler O’Neill by BBX Capital and BFC or their respective representatives or that was otherwise reviewed by Sandler O’Neill, and Sandler O’Neill has assumed such accuracy and completeness for purposes of rendering its opinion. Sandler O’Neill further relied on the assurances of the management teams of BBX Capital and BFC that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Sandler O’Neill was not asked to and did not undertake an independent verification of any of such information and assumes no responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of BBX Capital or BFC or any of their respective subsidiaries.
In preparing its analyses, Sandler O’Neill received internal financial projections and estimates for BBX Capital and BFC and its subsidiaries as provided by the senior management teams of BBX Capital and BFC. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments and expected cost savings which were prepared by and/or reviewed with the management of BBX Capital and BFC. With respect to those projections, estimates and judgments, management of BBX Capital and BFC confirmed to Sandler O’Neill that those projections, estimates and judgments reflected management’s best currently available estimates and judgments of the future financial performance of BBX Capital and BFC, respectively, and Sandler O’Neill assumed that such performance would be achieved. Sandler O’Neill expressed no opinion as to such projections, estimates or the assumptions on which they are based. Sandler O’Neill also assumed that there was no material change in BBX Capital’s or BFC’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to its analyses that BBX Capital and BFC would remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the merger agreement were true and correct, that each party to the merger agreement would perform all of the covenants required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement would be satisfied and not waived. Finally, Sandler O’Neill did not render any opinion with respect to the legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.
Sandler O’Neill’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date of Sandler O’Neill’s opinion could materially affect the opinion. Sandler O’Neill did not undertake to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof.
Summary of Financial Analyses Performed by Sandler O’Neill
In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion. Rather, Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of BBX Capital, BFC and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to BBX Capital’s special committee and full board of directors at their respective meetings hold on May 7, 2013. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of BBX Capital’s Class A Common Stock or the prices at which BBX Capital’s Class A Common Stock may be sold at any time. The analysis and opinion of Sandler O’Neill was among a number of factors taken into consideration by BBX Capital’s special committee in making its determination to approve, and recommend that BBX Capital’s full board of directors approve, the merger agreement, and by BBX Capital’s board of directors in making its determination to approve the merger agreement, and the analyses described below should not be viewed as determinative of such decisions with respect to the fairness of the merger consideration.
Summary of Proposal
Sandler O’Neill reviewed the financial terms of the proposed merger. Pursuant to the terms of the merger agreement, each share of BBX Capital’s Class A Common Stock issued and outstanding immediately prior to the merger, other than shares held by BFC or shareholders who exercise appraisal rights in accordance with Florida law, will be converted into the right to receive 5.39 shares of BFC’s Class A Common Stock (as such exchange ratio may be ratably adjusted in connection with BFC’s contemplated reverse stock split or otherwise in accordance with the terms of the merger agreement). BFC currently owns approximately 52% of the outstanding shares of BBX Capital’s Class A Common Stock and 100% of the outstanding shares of BBX Capital’s Class B Common Stock, all of which will be canceled upon consummation of the merger. It is expected that, following the merger, BBX Capital’s shareholders other than BFC (sometimes hereinafter referred to as the “BBX Capital minority shareholders”) will collectively have an approximately 34.2% economic ownership interest and 11.2% voting interest in BFC, and existing shareholders of BFC will retain an approximately 65.8% economic ownership interest and 88.8% voting interest in BFC. Following the merger, BFC will have a 100% ownership interest in each of BBX Capital, Woodbridge and, indirectly through Woodbridge, Bluegreen.
Has/Gets Summary
The BBX Capital minority shareholders currently have an approximately 47.3% economic ownership interest in BBX Capital. BFC currently owns the remaining 52.7% economic interest in BBX Capital. In effect, the BBX Capital minority shareholders have a 47.3% implied equity interest in each of FAR, CAM and BBX Partners (collectively, the “Asset Workout Subsidiaries”) and a 21.8% implied equity interest in Woodbridge, which owns 100% of Bluegreen. On a pro-forma basis, the BBX Capital minority shareholders will indirectly own 34.2% of the Asset Workout Subsidiaries (down from 47.3%) and 34.2% of Woodbridge (up from 21.8%). As a result, the economic interest of the BBX Capital minority shareholders increases from $113.9 million to $120.5 million.

	BBX Capital Minority Shareholders
	Has	Gets
Economic Interest in Woodbridge	21.8%	34.2%
Economic Interest in Asset Workout Subsidiaries	47.3%	34.2%
Pro Forma Economic Interest ($000)	$113,865	$120,556

	BBX Capital Minority Shareholders (‘‘Has’’)
($000)	Economic Interest %	Total Economic Value of Entity	Implied Economic Value to Minority Shareholders
Minority Shareholders
Economic Ownership of Asset Workout Subsidiaries(1)	47.3%	$126,431	$59,808
Economic Ownership of Woodbridge	21.8%	$248,415	$54,056
Total Implied Economic Value For Minority Shareholders			$113,865

(1)
  Liquidity discount based on current management estimates.

	BBX Capital Minority Shareholders (‘‘Gets’’)
($000)	Economic Interest %	Total Economic Value of Entity	Implied Economic Value to Minority Shareholders
Minority Shareholders
Economic Ownership of BFC	34.2%	$352,846	$120,556
Calculating “Economic Value” of Asset Workout Subsidiaries

Economic Value of Assets of Asset Workout Subsidiaries ($000)
Tangible Net Worth of BBX Capital	$249,420
Investment in Woodbridge	80,846
Tangible Net Worth of Assets of Asset Workout Subsidiaries	$168,574
Less: Liquidation Discount on Assets of Asset Workout Subsidiaries(1)	25.0%
Adjusted Pro Forma Tangible Net Worth of Assets of Asset Workout Subsidiaries After Liquidation	$126,431

(1)
  Liquidity discount based on current management estimates.
Calculating “Economic Value” of Woodbridge

Value of Woodbridge ($000)
Implied Bluegreen Value Based on April 2, 2013 Purchase of 46% Minority Interest(1)	$318,065
Less: TruPS(2)	(85,052)
Plus: Promissory Note Due(3)	11,800
Plus: Other Assets	3,602
Economic Value of Woodbridge	$248,415

(1)
  In connection with the April 2, 2013 merger of Bluegreen with a wholly owned subsidiary of Woodbridge, Bluegreen’s minority shareholders received a total of approximately $146.3 million in cash in consideration for their 46.0% ownership interest in Bluegreen.
(2)
  Woodbridge has $85.0 million of trust preferred securities outstanding .
(3)
  Represents the $11.75 million promissory note issued by BBX Capital in favor of Woodbridge in connection with BBX Capital’s investment in Woodbridge.

BBX Capital Minority Shareholders Implied Economic Ownership in Woodbridge and Asset Workout Subsidiaries ($000)
47.3% of Asset Workout Subsidiaries	$59,808
21.8% of Woodbridge	54,056
Implied Economic Value of BBX Capital Minority Shareholders Interest	$113,865
Valuation of Pro Forma BFC

Implied Economic Value of Pro Forma BFC ($000)
100% Ownership In Woodbridge	$248,415
100% Ownership in Asset Workout Subsidiaries	126,431
Less: Net Liabilities	(22,000)
Pro Forma Economic Value of BFC	$352,846
BBX Capital Minority Shareholders Ownership %	34.2%
Implied Pro Forma Economic Value to BBX Capital Minority Shareholders	$120,556
Sensitivity Analysis
Sandler O’Neill also performed the following sensitivity analysis based on various liquidation discounts applicable to the Asset Workout Subsidiaries.

($000)
Assumptions:
Current Book Value of Asset Workout Subsidiaries	$168,574
Implied Economic Value of Woodbridge	248,415
Net Liabilities at BFC	22,000
BBX Capital Minority Shareholders Pro Forma Ownership of BFC	34.2%

	Asset Workout Subsidiaries Liquidation Discount
	0.0%	5.0%	10.0%	15.0%	20.0%	25.0%	30.0%	35.0%
Implied Economic Value
Value of Asset Workout Subsidiaries at 47.3% Ownership	$79,744	$75,757	$71,770	$67,783	$63,796	$59,808	$55,821	$51,834
Value of Woodbridge at 21.8% Ownership	54,056	54,056	54,056	54,056	54,056	54,056	54,056	54,056
Total Implied Economic Value for BBX Capital Minority Shareholders	$133,801	$129,814	$125,826	$121,839	$117,852	$113,865	$109,877	$105,890
Pro Forma Implied Economic Value
Pro Forma Total Value of BFC	$394,989	$386,561	$378,132	$369,703	$361,274	$352,846	$344,417	$335,988
Implied Economic Value of BBX Capital Minority Shareholders Pro Forma 34.2% Economic Ownership in BFC	$134,955	$132,075	$129,195	$126,315	$123,436	$120,556	$117,676	$114,796
BBX Capital Minority Shareholders Increase in Implied Economic Value	$1,154	$2,261	$3,369	$4,476	$5,584	$6,691	$7,799	$8,906
Sandler O’Neill’s Compensation and Other Relationships and Matters
Sandler O’Neill has acted as financial advisor to BBX Capital’s special committee in connection with the merger. BBX Capital paid Sandler O’Neill a fee of $250,000 in consideration for its services and agreed to reimburse Sandler O’Neill for its reasonable out-of-pocket expenses, up to $10,000, and to indemnify Sandler O’Neill against certain liabilities arising out of its engagement.
Sandler O’Neill also served as financial advisor to BBX Capital’s special committee in connection with BBX Capital’s $71.75 million investment in Woodbridge, which was consummated on April 2, 2013, and as financial advisor to BBX Capital’s board of directors in connection with BBX Capital’s sale of BankAtlantic to BB&T, which was consummated on July 31, 2012. Sandler O’Neill received compensation from BBX Capital for its financial advisory services with respect to each of those transactions.

In the ordinary course of its broker and dealer business, Sandler O’Neill may purchase securities from and sell securities to BBX Capital, BFC and/or their respective affiliates. Sandler O’Neill may also actively trade the debt and/or equity securities of BBX Capital, BFC and/or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.
Sandler O’Neill’s opinion has been approved by its fairness opinion committee.
Opinion of the Financial Advisor to BFC’s Board of Directors
General
On April 25, 2013, BFC executed an engagement agreement with KBW to render financial advisory and investment banking services to BFC in connection with a potential transaction with BBX Capital. As of May 6, 2013, BFC owned an approximately 53% economic ownership interest in BBX. KBW agreed to provide BFC with an opinion as to the fairness, from a financial point of view, to BFC, of the exchange ratio in the proposed merger with BBX Capital. BFC selected KBW in part because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with BFC and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions.
As part of its engagement, representatives of KBW attended certain meetings of the BFC board at which the BFC board evaluated the proposed merger with BBX Capital. At the meeting of the BFC board held on May 7, 2013, KBW reviewed the financial aspects of the proposed merger and rendered an opinion to the BFC board that, as of May 6, 2013, the exchange ratio was fair, from a financial point of view, to BFC. The BFC board approved the merger agreement at this meeting.
The full text of KBW’s written opinion to the BFC board is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. BFC’s shareholders are encouraged to read KBW’s opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW. The description of KBW’s opinion set forth herein is qualified in its entirety by reference to the full text of KBW’s opinion.
KBW’s opinion speaks only as of the date of the opinion. The opinion is directed to the BFC board and addresses only the fairness, from a financial point of view, of the exchange ratio to BFC. It does not compare the relative merits of the merger with any alternative transaction or business strategy that may have been available to BFC, does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any BFC shareholder as to how the shareholder should vote at the BFC special meeting on the merger or any related matter. BFC and BBX Capital determined the exchange ratio through a negotiation process. KBW’s opinion does not represent a recommendation as to the exchange ratio and does not address developments subsequent to the date of the opinion. KBW undertakes no obligation to revise or update its opinion.
In rendering its opinion, KBW reviewed, among other things:
•
  a draft of the merger agreement as of May 6, 2013 (which was the most recent draft made available to KBW);
•
  Annual Reports to Shareholders and the Annual Reports on Form 10-K for the three years ended December 31, 2012 of BFC and BBX Capital;
•
  certain interim reports to shareholders and Quarterly Reports on Form 10-Q of BFC and BBX Capital, and certain other communications from BFC and BBX Capital to their respective shareholders; and
•
  certain other financial information concerning the businesses and operations of BFC and BBX Capital furnished to KBW by BFC and BBX Capital for purposes of KBW’s analysis.
In addition, KBW held discussions with members of senior management of BFC and BBX Capital regarding past and current business operations, financial condition and future prospects of their respective companies, and other matters KBW deemed relevant. In addition, KBW compared certain financial information for BFC and BBX Capital and performed studies and analyses that it considered appropriate.

In conducting its review and arriving at its opinion, KBW relied upon the accuracy and completeness of all of the financial and other information provided to KBW or otherwise publicly available. KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification or accuracy. KBW relied upon the management of both BFC and BBX Capital as to the reasonableness and achievability of their respective financial and operating forecasts and projections provided to KBW (and the respective assumptions and bases therefore) and assumed that such forecasts and projections reflected the best currently available estimates and judgments of management. KBW relied on assertions of management of both BFC and BBX Capital that management was not aware of any facts or circumstances that would make such information materially misleading. KBW assumed, without independent verification, that the allowance for loan losses for BFC and BBX Capital were adequate to cover those losses. KBW did not make or obtain any independent evaluations or appraisals of the property, assets (or the collectability of such assets) or liabilities of BFC or BBX Capital, nor did KBW examine any individual credit files, and KBW does not assume any responsibility or liability of the accuracy or completeness thereof.
The projections and associated assumptions furnished to and used by KBW in certain of its analyses were prepared by BFC’s and BBX Capital’s senior management teams. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.
For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:
•
  the merger will be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed will not differ in any respect material to KBW’s analyses from the draft reviewed) with no adjustments to the exchange ratio (other than ratable adjustments in connection with any reverse stock split which may be effected by BFC) or additional payments;
•
  the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;
•
  each party to the merger agreement will perform all of the covenants and agreements required to be performed by such party under the agreement;
•
  all conditions to the completion of the merger will be satisfied or waived; and
•
  in the course of obtaining any necessary consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.
KBW’s opinion is limited to whether the exchange ratio in the proposed merger is fair to BFC from a financial point of view and does not express any view or opinion as to any terms or other aspects of the proposed merger. KBW’s opinion does not consider, include or address (i) any other strategic alternatives currently (or which have been or may be) contemplated by BFC or its board of directors, (ii) the legal, tax, regulatory or accounting consequences of the merger on BFC, BBX Capital or their respective shareholders, including, without limitation, whether or not the merger will be accounted for using the acquisition method under GAAP, or whether or not the merger will qualify as a tax-free reorganization for United States federal income tax purposes, (iii) any advice or opinions provided by any other advisor to BFC or BBX Capital, (iv) the fairness of the amount or nature of any compensation to be paid to any of BFC’s or BBX Capital’s officers, directors or employees, or class of such persons, relative to the exchange ratio, (v) any separate merger or other agreements contemplated to be entered into by BFC or (vi) the effect of any pending litigation involving BBX Capital or its officers, directors or affiliates. KBW’s opinion does not in any manner address the prices at which shares of BFC’s Class A Common Stock or Class B Common Stock or shares of BBX Capital’s Class A Common Stock will trade at any time following the date of its opinion or the actual value of the shares of BFC’s Class A Common Stock when issued pursuant to the merger, or the prices at which the shares of such stock or BFC’s Class B Common Stock will trade following the consummation of the merger.

KBW was not authorized to and did not solicit any expressions of interest from any other parties with respect to any alternative transaction to the proposed merger.
In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, BFC and BBX Capital. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, KBW’s opinion was among several factors taken into consideration by the BFC board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the BFC board with respect to the fairness of the exchange ratio.
Summary of KBW’s Financial Analyses
The following is a summary of the material analyses performed by KBW and presented to the BFC board on May 6, 2013 and confirmed on May 7, 2013, in connection with KBW’s fairness opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to the BFC board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. KBW’s analyses and the summary of its analyses should be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete understanding of the process underlying KBW’s analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.
Summary of Proposal
Pursuant to the terms of the merger agreement, each share of BBX Capital’s Class A Common Stock outstanding at the effective time of the merger (other than shares owned by BFC and shares owned by holders of BBX Capital’s Class A Common Stock who duly assert and exercise appraisal rights in accordance with the FBCA) will be converted into the right to receive 5.39 shares of BFC’s Class A Common Stock. Such exchange ratio is subject to adjustment in accordance with the terms of the merger agreement only in connection with a reverse stock split or other similar transactions which may affect BFC’s Class A Common Stock or BBX Capital’s Class A Common Stock. Based on the closing price of BFC’s Class A Common Stock on May 3, 2013 of $2.15 per share, the exchange ratio implied a price of $11.59 per share to holders of BBX Capital’s Class A Common Stock.
Pro Forma Financial Impact Analysis
KBW performed pro forma merger analyses that combined projected income statement and balance sheet information of BFC and BBX Capital. In the course of this analysis, KBW used earnings estimates for Bluegreen for 2013 and 2014 prepared by Bluegreen’s management, earnings estimates for BBX Capital for 2013 and 2014 prepared by BBX Capital’s management, and earnings estimates for BFC for 2013 and 2014 prepared by BFC’s management, incorporating BFC’s economic ownership interests in Bluegreen and BBX Capital. As of May 6, 2013, (i) BFC owned an approximately 53% economic ownership interest in BBX Capital and 54% of the economic ownership interests in Woodbridge, (ii) BBX Capital held the remaining 46% of the economic ownership interests in Woodbridge, and (iii) Woodbridge held 100% of the economic ownership interests in Bluegreen. This analysis indicated that the merger is expected to be accretive to BFC’s book value per share. Because this pro forma analysis is based on projections, it is expected that actual results achieved by BFC following the merger will vary from the projected results, and the variations may be material.
($ in millions, except for per share data)

Financial Impact Analysis	BFC(2)		BBX Capital(3)		Pro Forma		Impact to BFC
Balance Sheet Information(1)
Total Consolidated Assets	$1,474.9		$491.5		$1,474.9		0.0%
Total Consolidated Debt	$905.6		$218.9		$905.6		0.0%
Shareholders Equity	$218.6		$249.4		$336.3		53.9%
Noncontrolling Interest(4)	$150.9		—		$33.2		(78.0)%
Total Equity	$369.5		$249.4		$369.5		0.0%
Per Share
Book Value per Share(1)	$2.83		$15.81		$2.87		1.2%
Projected 2013 GAAP EPS	$(0.04)		$(0.38)		$(0.05)		NM
Projected 2014 GAAP EPS	$(0.02)		$(0.28)		$(0.04)		NM
Leverage
Debt/Equity (Consolidated)	2.45	x	0.88	x	2.45	x	0.0%

(1)
  Balance sheet and book value per share information is as of 12/31/2012, but in each case after giving effect to Woodbridge’s April 2, 2013 acquisition of all of the shares of Bluegreen’s common stock not previously owned by Woodbridge and BBX Capital’s related $75 million investment in Woodbridge.
(2)
  BFC’s balance sheet is consolidated to include the 47.2% of BBX Capital that it does not currently own, pursuant to GAAP.
(3)
  BBX Capital’s balance sheet represents its total balance sheet, including the 52.8% of BBX Capital currently owned by BFC.
(4)
  Represents the equity interest in subsidiaries that BFC consolidates on its balance sheet but does not own. BFC’s $150.9 million noncontrolling interest includes $117.7 million related to BBX Capital. The remainder of such $150.9 million noncontrolling interest as well as the $33.2 million pro forma noncontrolling interest relates solely to Bluegreen’s Big Cedar joint venture.
Bluegreen Discounted Cash Flow Analysis
KBW performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Bluegreen could provide to equity holders through 2017 on a stand-alone basis. In performing this analysis, KBW used earnings estimates for Bluegreen prepared by Bluegreen’s management, and assumed discount rates ranging from 8.0% to 12.0%. The range of values was determined by adding (i) the present value of projected cash flows to Bluegreen’s shareholders from 2013 to 2017 and (ii) the present value of the terminal value of Bluegreen’s book value. In determining cash flows available to shareholders, KBW assumed balance sheet growth provided by Bluegreen’s management and assumed that Bluegreen would maintain a debt-to-equity ratio of 2.5x and would retain sufficient earnings to maintain these levels. Any earnings in excess of what would need to be retained represented dividendable cash flows for Bluegreen. In calculating the terminal value of Bluegreen, KBW applied multiples ranging from 0.75x to 1.25x 2017 forecasted book value. This resulted in a range of values of Bluegreen from $209.9 million to $347.2 million. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Bluegreen.
Woodbridge Valuation Analysis
KBW performed a valuation analysis to estimate the implied valuation of Woodbridge. The calculated range of values for Bluegreen from the Bluegreen discounted cash flow analysis was incorporated into KBW’s valuation analysis for Woodbridge as Bluegreen is a wholly owned subsidiary of Woodbridge and comprises substantially all of Woodbridge’s assets. KBW also incorporated the impact to Woodbridge’s valuation from the balance sheet items that were not related to Bluegreen provided by BFC’s management to determine an implied value for Woodbridge.
BBX Capital Valuation Analysis
To arrive at a valuation for BBX Capital, KBW segregated BBX Capital’s financials between financial data related to BBX Capital’s equity ownership in Woodbridge and financial data related to BBX Capital’s other assets and liabilities. KBW then performed a discounted cash flow analysis on BBX Capital’s non-Woodbridge related financial data to estimate a range of the present values of after-tax cash flows that BBX Capital could provide to equity holders through 2017 on a stand-alone basis. In performing this analysis, KBW used earnings estimates for BBX Capital prepared by BBX Capital’s management and assumed discount rates ranging from 13.0% to 17.0%. The range of values was determined by adding (i) the present value of projected cash flows to BBX Capital’s shareholders from non-Woodbridge related earnings from 2013 to 2017 and (ii) the present value of the terminal value of BBX Capital’s book value, independent of BBX Capital’s equity interest in Woodbridge. In calculating the terminal value of BBX Capital independent of BBX Capital’s interest in Woodbridge, KBW applied multiples ranging from 0.75x to 1.25x 2017 forecasted book value. This resulted in a range of values that KBW then added to BBX Capital’s implied valuation from its equity ownership interest in Woodbridge resulting in a range of values of BBX Capital from $142.7 million to $189.0 million. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of BBX Capital.
BFC Valuation Analysis
To arrive at a valuation for BFC, KBW added the economic ownership interests of BFC in both Woodbridge and BBX Capital. KBW then made adjustments to account for other assets, liabilities and expenses at BFC that are not related to Woodbridge or BBX Capital. Assets and liabilities were valued at fair values provided by BFC’s management. KBW calculated the net present value of BFC’s expenses not related to Woodbridge or BBX Capital through 2017. In performing this analysis KBW used expense estimates prepared by BFC’s management and assumed a discount rate of 12.0%.
Contribution Analysis
KBW analyzed the relative contributions of BFC and BBX Capital to the pro forma balance sheet and estimated earnings of the combined company, including assets, debt, shareholders’ equity and projected 2013 and 2014 GAAP earnings, and compared the pro forma ownership interests of BFC and BBX Capital of 65.8% and 34.2%, respectively, to that selected financial information set forth in the following table.
($ in millions)

Contribution Analysis	BFC	BFC % of Total	BBX Capital	BBX Capital % of Total	Total(1)
Ownership at 5.39x Exchange Ratio		65.8%		34.2%
Balance Sheet(2)
Total Assets	$1,242.8	84.3%	$232.0	15.7%	$1,474.9
Debt	802.2	88.6%	103.3	11.4%	905.6
Shareholders’ Equity	218.6	65.0%	117.7	35.0%	336.3
Projected Earnings
Projected 2013 GAAP Earnings	$(2.9)	—	$(6.0)	—	$(8.9)
Projected 2014 GAAP Earnings	(1.9)	—	(4.4)	—	(6.3)

(1)
  Does not include any purchase accounting adjustments.
(2)
  The BFC balance sheet information excludes 47.2% of BBX Capital not owned by BFC. The BBX balance sheet information represents only the 47.2% of BBX Capital not owned by BFC.

KBW’s Compensation and Other Relationships
BFC’s board of directors retained KBW as financial advisor to BFC in connection with the proposed merger. As specialists in the securities of financial services companies, KBW has experience in, and knowledge of, the valuation of financial services enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, BFC or BBX Capital. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of BFC or BBX Capital for KBW’s own account or for the accounts of its customers and employees. To the extent KBW held any such positions, they were disclosed to BFC.
Pursuant to the KBW engagement agreement, BFC agreed to pay KBW a fee of $250,000 concurrently with the rendering of its opinion. In addition, BFC also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements, including fees and reasonable expenses of counsel, incurred in connection with its retention up to $25,000 and to indemnify against certain liabilities, including liabilities under the federal securities laws. During the two years preceding the date of its opinion to BFC, an affiliate of KBW provided investment banking and financial advisory services to BankAtlantic, the former wholly owned banking subsidiary of BBX Capital, and received compensation for such services.
Trading of BFC’s Class A Common Stock
BFC’s Class A Common Stock is currently listed for trading on the OTCQB under the trading symbol “BFCF.” As previously described, the closing of the merger is conditioned upon, among other things, BFC’s Class A Common Stock being approved for listing on a national securities exchange (or inter-dealer quotation system of a registered national securities association) at the effective time of the merger. BFC is considering the national securities exchanges on which it may pursue listing. However, as previously described, BFC has been advised by the NYSE and NASDAQ that, subject to a change in their position in the future, they would not consider approval of any application for listing of BFC’s Class A Common Stock during the pendency of the litigation brought by the SEC against BBX Capital and its Chairman. Accordingly, BFC has not yet filed an application for the listing of its Class A Common Stock and may or may not do so depending on whether a national securities exchange or qualified inter-dealer quotation system indicates an application could be considered for approval prior to resolution of the litigation. The SEC action was not, as previously anticipated, heard during the January 2014 trial calendar and the case is currently on the trial calendar in November 2014.
Deregistration of BBX Capital’s Class A Common Stock
If the merger is consummated, all of the shares of BBX Capital’s Class A Common Stock and Class B Common Stock will be canceled. Following the merger, BBX Capital’s Class A Common Stock will be deregistered under the Exchange Act.
Operations of BBX Capital and BFC Prior to and After the Effective Time of the Merger
Both BBX Capital and BFC expect to, and have agreed in the merger agreement to, conduct their respective businesses prior to the effective time of the merger in the usual and ordinary course, consistent with their existing business and investment strategies and operational plans.
Following the merger, it is expected that BFC and BBX Capital (as a wholly owned subsidiary of BFC) will continue to conduct their respective businesses in substantially the way they are currently conducted. Specifically, BFC expects to continue to focus on providing strategic support to its existing investments, including Bluegreen, with a view to the improved performance of the organization as a whole and may in the future also seek to make opportunistic investments outside of its existing portfolio, including investments in real estate based opportunities and middle market operating businesses. It is expected that BBX Capital will continue its activities related to the ownership, financing and management of real estate and real estate related assets, as well as pursue investment opportunities, including direct acquisition and joint venture equity in real estate and investments in middle market operating businesses.
As previously described, consideration is also being given to changing BFC’s name to “BBX Capital Corporation” at or following the effective time of the merger.

Interests of Certain Persons in the Merger
In considering the recommendation of the board of directors of BFC to vote in favor of the merger and the recommendation of the board of directors of BBX Capital to vote in favor of the merger agreement, shareholders should be aware that certain directors and executive officers of BFC and BBX Capital have interests in the merger that are different from, or are in addition to, the interests of BFC’s and BBX Capital’s respective shareholders generally. The boards of directors of each of BFC and BBX Capital, as well as the BBX Capital special committee, were aware of these interests during their deliberations on the merits of the merger and in determining to make their recommendations.
As of the date of this joint proxy statement/prospectus, Alan B. Levan, the Chairman, Chief Executive Officer and President of BFC, John E. Abdo, the Vice Chairman of BFC, and their respective affiliates collectively beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 71% of the general voting power and approximately 23% of the total outstanding common stock of BFC. These shares consist of 12,907,051 shares, or approximately 17%, of BFC’s Class A Common Stock and 6,521,228 shares, or approximately 87%, of BFC’s Class B Common Stock. Each of Messrs. Levan and Abdo was also previously granted 1,389,073 restricted shares of BFC’s Class A Common Stock which are scheduled to vest in three equal annual installments beginning on September 30, 2014. In addition, during October 2013, BFC’s Compensation Committee approved restricted stock award grants to each of Messrs. Levan and Abdo of 297,408 shares of BFC’s Class A Common Stock which would vest in one lump sum during October 2017. The grant of 160,408 of those restricted shares to each of Messrs. Levan and Abdo is subject to the approval of BFC’s shareholders of an amendment of BFC’s 2005 Stock Incentive Plan to increase the number of shares available for grant under such plan. BFC currently intends to seek the approval of its shareholders to the plan amendment at its 2014 Annual Meeting of Shareholders. BFC’s Compensation Committee has the right to vote the shares of BFC’s Class A Common Stock subject to unvested restricted stock awards; however, the shares subject to unvested restricted stock awards which remain subject to shareholder approval are not considered issued or outstanding and may not be voted by BFC’s Compensation Committee or any other person. Messrs. Levan and Abdo also serve as Chairman and Chief Executive Officer of BBX Capital and Vice Chairman of BBX Capital, respectively. Further, as a result of their ownership position in BFC’s Class A Common Stock and Class B Common Stock, Messrs. Levan and Abdo may be deemed to control BFC and therefore may be deemed to beneficially own the 8,133,353 shares, or approximately 51%, of BBX Capital’s Class A Common Stock and all 195,045 shares of BBX Capital’s Class B Common Stock owned directly by BFC, which in the aggregate represent approximately 52% of the total outstanding common stock of BBX Capital and 72% of the total voting power of BBX Capital. In addition to the shares which they may be deemed to beneficially own through BFC, Messrs. Levan and Abdo currently beneficially own 157,438 shares and 169,184 shares, respectively, of BBX Capital’s Class A Common Stock. Each of Messrs. Levan and Abdo was also previously granted 282,601 restricted shares of BBX Capital’s Class A Common Stock which are scheduled to vest in three equal annual installments beginning on September 30, 2014 and 143,333 restricted shares of BBX Capital’s Class A Common Stock which were granted during October 2013 and are scheduled to vest during October 2017. Prior to vesting, BBX Capital’s compensation committee has (or, following the merger, BFC’s compensation committee will have) the right to vote the shares subject to the BBX Capital Class A Common Stock restricted stock awards. Based on their current holdings and current share information with respect to BFC and BBX Capital, if the merger is consummated on the contemplated terms, Messrs. Levan and Abdo would beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 70% of the general voting power and approximately 16% of the total common stock of BFC. In addition, pursuant to the terms of the merger agreement, the restricted shares of BBX Capital’s Class A Common Stock previously granted to Messrs. Levan and Abdo, as described above, which are unvested at the effective time of the merger will be converted into restricted shares of BFC’s Class A Common Stock upon consummation of the merger and be subject to the same terms and conditions as in effect at the effective time of the merger, provided that the number of shares will be multiplied by the exchange ratio in the merger. Messrs. Levan and Abdo are parties to an agreement pursuant to which they have agreed to vote their shares of BFC’s Class B Common Stock in favor of the election of the other to BFC’s board of directors for so long as they are willing and able to serve as directors of BFC. Additionally, Mr. Abdo has agreed to vote the shares of BFC’s Class B Common Stock he owns in the same manner that Mr. Levan votes his shares of BFC’s Class B Common Stock. Mr. Abdo has also agreed, subject to certain exceptions, not to transfer certain of his shares of BFC’s Class B Common Stock and to obtain the consent of Mr. Levan prior to the conversion of certain of his shares of BFC’s Class B Common Stock into shares of BFC’s Class A Common Stock. See the section of this joint proxy statement/prospectus entitled “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership interests of BBX Capital’s and BFC’s other directors and executive officers in BBX Capital’s and BFC’s securities.
Jarett S. Levan, the son of Mr. Alan Levan, is a director and the President of BBX Capital and a director and Executive Vice President of BFC. Seth M. Wise is Executive Vice President of BBX Capital and a director and Executive Vice President of BFC. John K. Grelle is Executive Vice President and Chief Financial Officer of BBX Capital and Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Chief Risk Officer of BFC.
Each of Alan B. Levan, John E. Abdo, Jarett S. Levan, Seth M. Wise and John K. Grelle has employment agreements with BFC and with BBX Capital pursuant to which he is paid by the applicable company an annual base salary and is entitled to receive from the applicable company bonus payments under bonus plans established from time to time. It is expected that, following the merger, each of Messrs. Alan Levan, Abdo, Jarett Levan, Wise and Grelle will continue to receive the full amounts payable to him or to which he is otherwise entitled under both of these agreements. Additional information regarding these employment agreements is set forth in Amendment No. 1 to BFC’s Annual Report on Form 10-K for the year ended December 31, 2012 and Amendment No. 1 to BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2012, each of which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”
The directors of BFC immediately prior to the effective time of the merger will continue to serve as directors of BFC following the merger. In addition, BFC has agreed to cause the individuals serving as directors of BBX Capital immediately prior to the effective time of the merger who are not also directors of BFC to be appointed to BFC’s board of directors at the effective time of the merger. In connection therewith, it is currently anticipated that Steven M. Coldren, Bruno L. Di Giulian, Willis N. Holcombe, Anthony P. Segreto and Charlie C. Winningham, II, each of whom serves on BBX Capital’s special committee, as well as Norman H. Becker, who was appointed to BBX Capital’s board of directors during May 2013, will be appointed to BFC’s board of directors upon consummation of the merger. BFC’s directors will continue to receive compensation, which may include equity-based compensation, from BFC for their services. BFC currently provides compensation to its directors for board and committee service at levels which are equal to or less than the compensation which BBX Capital pays to its directors for board and committee service.
In consideration of the time and effort required of the members of BBX Capital’s special committee in evaluating the merger, including negotiating the terms and conditions of the merger agreement, upon the approval of BBX Capital’s full board of directors, the chairman of the special committee received a cash fee of $10,000 for his service as chairman of the special committee and each other member of the special committee received a cash fee of $5,000 for serving on the special committee. These fees were not contingent on the merger being completed and were paid in June 2013.
The merger agreement provides that the Surviving Company will indemnify, defend and hold harmless each present and former director and officer of BBX Capital for each such director’s and officer’s liabilities with respect to acts or omissions occurring prior to the effective time of the merger, to the same extent as provided for under the FBCA and in BBX Capital’s Restated Articles of Incorporation or Amended and Restated Bylaws.
The merger agreement also provides that, for six years after the effective time of the merger, the Surviving Company will maintain or cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by BBX Capital or a substitute policy of at least the same coverage and amount as, and containing terms and conditions which are substantially no less advantageous than, the BBX Capital policy, in each case, with respect to claims arising from facts or events which occurred before the effective time of the merger. Alternatively, the Surviving Company may obtain single limit tail coverage providing at least the same coverage and amount as, and containing terms and conditions which are substantially no less advantageous than, the BBX Capital policy for such six-year period with respect to claims arising from facts or events which occurred before the effective time of the merger.

No “Golden Parachute” Compensation
Neither BBX Capital nor BFC has any arrangement or understanding with its or the other company’s Named Executive Officers concerning any type of compensation that is based on or otherwise relates to the merger. Further, prior to the execution of the merger agreement, each of BBX Capital’s executive officers delivered a letter to BBX Capital pursuant to which the executive officer (i) confirmed that neither the merger nor any of the other transactions contemplated by the merger agreement would be deemed to constitute a “Change in Control” under his employment agreement with BBX Capital and (ii) expressly waived any rights under his employment agreement with BBX Capital that might be triggered in the event that a “Change in Control” was deemed to have occurred either due to the consummation of the merger or the other transactions contemplated by the merger agreement. As a result, the advisory shareholder vote relating to “golden parachute compensation” otherwise required by Item 402(t) of Regulation S-K of the SEC is not applicable to the merger.
Reverse Stock Split
As previously described, consummation of the merger is currently subject to a number of conditions, including that BFC’s Class A Common Stock be approved for listing on a national securities exchange (or an inter-dealer quotation system of a registered national securities association) at the effective time of the merger. It is expected that BFC may effect a reverse stock split prior to the effective time of the merger in order to meet applicable listing requirements. If BFC effects a reverse stock split, a specified number of shares of BFC’s Class A Common Stock would be automatically converted into one share of BFC’s Class A Common Stock, and that same specified number of shares of BFC’s Class B Common Stock would be converted into one share of BFC’s Class B Common Stock. If BFC seeks to effect a reverse stock split, it is expected that BFC would determine the reverse stock split ratio and obtain the separate approval or consent of its shareholders to the reverse stock split as well as any other amendments to BFC’s Amended and Restated Articles of Incorporation which require the approval of BFC’s shareholders as described herein, including a possible reduction in the authorized number of shares of BFC’s Class A Common Stock and Class B Common Stock, at a time closer to the effective time of the merger and, with respect to the reverse stock split, in connection with its application to list its Class A Common Stock. If BFC effects a reverse stock split prior to the effective time of the merger, the number of shares of BFC’s Class A Common Stock to be received by BBX Capital’s shareholders in the merger will be ratably adjusted to reflect the reverse stock split.
Anticipated Changes to the Articles of Incorporation and Bylaws of BFC
Pursuant to the FBCA, if BFC effects a reverse stock split, it will do so by amending its Amended and Restated Articles of Incorporation. In addition to effecting the reverse stock split, BFC may also amend its Amended and Restated Articles of Incorporation to (i) reduce the number of authorized shares of BFC’s Class A Common Stock and Class B Common Stock, (ii) modify the current provisions relating to shareholder approval of certain corporate transactions and future amendments of BFC’s Articles of Incorporation so that any required shareholder approval of such actions would be governed by applicable corporate law (rather than BFC’s Articles of Incorporation) and (iii) delete certain historical provisions which are no longer applicable to BFC. Consideration is also being given to changing BFC’s name to “BBX Capital Corporation” at or following the effective time of the merger. The Form of BFC’s Second Amended and Restated Articles of Incorporation, which reflects the provisions of BFC’s Amended and Restated Articles of Incorporation as currently in effect and notes the anticipated amendments to such provisions as described herein, is included as Annex D to this joint proxy statement/prospectus.
In addition, BFC’s board of directors has approved an amendment to BFC’s Bylaws which, effective upon consummation of the merger and in connection with the appointment at that time of the directors of BBX Capital who are not currently directors of BFC, will increase the maximum number of members of the board of directors of BFC from 15 to 20. Shareholder approval of the amendment to BFC’s Bylaws is not required. The Form of BFC’s Bylaws, which reflects the amendment, is included as Annex E to this joint proxy statement/prospectus.
Board of Directors and Executive Officers of BFC Following the Merger
BFC’s board of directors is currently comprised of the following ten directors: Alan B. Levan, John E. Abdo, Darwin Dornbush, Oscar Holzmann, Jarett S. Levan, Alan J. Levy, Joel Levy, William Nicholson,

Neil Sterling and Seth M. Wise. Each of these directors is expected to continue to serve as a director of BFC following the merger. Additionally, in connection with the merger, BFC has agreed to cause the directors of BBX Capital who are not also directors of BFC to be appointed to the board of directors of BFC at the effective time of the merger. In connection therewith, it is currently anticipated that Norman H. Becker, Steven M. Coldren, Bruno L. Di Giulian, Willis N. Holcombe, Anthony P. Segreto and Charlie C. Winningham, II will be appointed to BFC’s board of directors upon consummation of the merger. As of the date of this joint proxy statement/prospectus, no determination has been made as to the changes, if any, to be made to the constitution of the committees of BFC’s board of directors.
The executive officers of BFC in office immediately prior to the effective time of the merger are currently expected to continue to hold the same positions at BFC upon completion of the merger. As of the date of this joint proxy statement/prospectus, the executive officers of BFC are Alan B. Levan, Chairman, Chief Executive Officer and President, John E. Abdo, Vice Chairman, Jarett S. Levan, Executive Vice President, Seth M. Wise, Executive Vice President, and John K. Grelle, Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Chief Risk Officer.
See the section of this joint proxy statement/prospectus entitled “Management of BFC” for information regarding the current directors and executive officers of BFC as well as the members of BBX Capital’s board of directors who are expected to be appointed to BFC’s board of directors upon consummation of the merger.
Ownership of BFC Following the Merger
Based on the number of outstanding shares of BBX Capital’s Class A Common Stock (other than shares owned by BFC) and BFC’s Class A Common Stock and Class B Common Stock as of the date of this joint proxy statement/prospectus, and assuming no shareholders of BBX Capital choose to assert and exercise their appraisal rights, immediately following the merger, BBX Capital’s shareholders (other than BFC) and BFC’s current shareholders will own approximately 37% and 63%, respectively, of the outstanding shares of BFC’s Class A Common Stock, representing approximately 34% and 66%, respectively, of the total outstanding common equity of BFC. Immediately following the merger, shares of BFC’s Class A Common Stock and Class B Common Stock will represent in the aggregate 22% and 78%, respectively, of the general voting power of BFC and approximately 94% and 6%, respectively, of the total outstanding common equity of BFC.
Exemption of Merger from Operation of Shareholder Rights Plans; Termination of BBX Capital’s Shareholder Rights Plan
Both BBX Capital and BFC have in place shareholder rights plans which were adopted in an effort to preserve the respective company’s ability to utilize its net operating loss carryforwards to offset future taxable income. The shareholder rights plans are designed to prevent BBX Capital or BFC, as the case may be, from experiencing an “ownership change” for purposes of Section 382 of the Code by causing substantial dilution to any person or group that, without the approval of the respective company’s board of directors, acquires beneficial ownership of (i) in the case of BFC, shares of BFC’s Class A Common Stock or Class B Common Stock, which together with all other shares owned by the person or group, represents 5% or more of the outstanding shares of BFC’s Class A Common Stock and Class B Common Stock, and (ii) in the case of BBX Capital, shares of BBX Capital’s Class A Common Stock, which together with all other shares owned by the person or group, represents 5% or more of the outstanding shares of BBX Capital’s Class A Common Stock.
Prior to entering into the merger agreement, BFC’s board of directors adopted a resolution which exempted the merger and other transactions contemplated by the merger agreement from the operation of BFC’s shareholder rights plan.
Prior to entering into the merger agreement, BBX Capital entered into an amendment to its shareholder rights plan which renders the rights plan inapplicable to the merger agreement and the merger and other transactions contemplated thereby. Specifically, the amendment, among other matters, provides that none of (i) the approval, execution, delivery, performance or public announcement of the merger agreement (including any amendments or supplements thereto), (ii) the consummation or public announcement of the merger or (iii) the consummation of any of the other transactions contemplated by the merger agreement will result in BFC, Merger Sub or any of their respective affiliates or associates being deemed an “Acquiring Person” (as such term is defined in the rights plan) or give rise to any event that would result in the occurrence of a “Distribution Date” or “Stock Acquisition Date” (as those terms are defined in the rights plan). The amendment also provides that the rights issued under the rights plan shall expire immediately prior to the effective time of the merger if the rights plan has not otherwise terminated.
With each share of BFC’s Class A Common Stock that BBX Capital’s shareholders receive in the merger, BBX Capital’s shareholders will also receive an associated preferred share purchase right under BFC’s shareholder rights plan. See the sections of this joint proxy statement/prospectus entitled “Description of Capital Stock” and “Comparison of Rights of Common Shareholders of BFC and BBX Capital” for additional information regarding BFC’s shareholder rights plan and the preferred share purchase rights.
Material U.S. Federal Income Tax Consequences of the Merger
General
The following summary discusses the material U.S. federal income tax consequences of the merger to U.S. holders of shares of BBX Capital’s Class A Common Stock and represents the opinion of Stearns Weaver, counsel to BFC. This discussion is based upon the Code, applicable U.S. Treasury regulations promulgated thereunder, and administrative rulings and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of this discussion. This discussion relates solely to holders of BBX Capital’s Class A Common Stock who hold their shares of such stock, and will hold their shares of BFC’s Class A Common Stock, as capital assets within the meaning of Section 1221 of the Code. Further, this discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of BBX Capital’s Class A Common Stock in light of his, her or its personal investment circumstances or to holders of BBX Capital’s Class A Common Stock subject to special treatment under the U.S. federal income tax laws such as:
•
  insurance companies;
•
  tax-exempt organizations;
•
  dealers in securities or foreign currency;
•
  banks or trusts;
•
  persons that hold shares of BBX Capital’s Class A Common Stock as part of a straddle, a hedge against currency risk, a constructive sale or conversion transaction;
•
  persons that have a functional currency other than the U.S. dollar;
•
  investors in pass-through entities;
•
  shareholders of BBX Capital who acquired their shares of BBX Capital’s Class A Common Stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan; or
•
  holders of options or restricted shares granted under any BBX Capital benefit plan.
Furthermore, this discussion does not consider the potential effects of any state, local or foreign tax laws.
You should consult your own tax advisor regarding the specific tax consequences to you of the merger, including the applicability and effect of federal, state, local and foreign income and other tax laws, in light of your particular circumstances.

For purposes of this discussion, you are a “U.S. Holder” if you beneficially own shares of BBX Capital’s Class A Common Stock and you are:
•
  a citizen or resident of the United States;
•
  a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions;
•
  a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or
•
  an estate that is subject to United States federal income tax on its income regardless of its source.
In the opinion of Stearns Weaver, (i) the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and (ii) BFC and BBX Capital will each be a party to the reorganization within the meaning of Section 368(b) of the Code. It is a condition to the completion of the merger that BFC and BBX Capital each receives a written opinion from Stearns Weaver as of the effective time of the merger to such effect.
The opinions described above have been or will be based, in part, on the accuracy of certain assumptions and representations as to factual matters and covenants and undertakings. If any such assumptions, representations, covenants or undertakings are inaccurate as of the effective time of the merger, or are violated in any material respect, the tax consequences to holders of BBX Capital’s Class A Common Stock of the merger could differ materially from those described below. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) as to the U.S. federal income tax consequences of the merger. An opinion of counsel represents counsel’s best legal judgment but is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS or a court would not disagree with or challenge any of the conclusions described herein.
Holders of BBX Capital’s Class A Common Stock who Receive Shares of BFC’s Class A Common Stock in the Merger
Exchange of BBX Capital’s Class A Common Stock for BFC’s Class A Common Stock
U.S. Holders who receive shares of BFC’s Class A Common Stock in exchange for shares of BBX Capital’s Class A Common Stock in connection with the merger will not recognize gain or loss in the merger. Such U.S. Holder’s aggregate tax basis in the shares of BFC’s Class A Common Stock received in connection with the merger will be equal to the aggregate tax basis of the shares of BBX Capital’s Class A Common Stock surrendered, and his, her or its holding period in the shares of BFC’s Class A Common Stock received will include his, her or its holding period in the shares of BBX Capital’s Class A Common Stock surrendered.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to backup withholding unless (i) such holder is an exempt holder (such as a corporation or a tax-exempt organization), (ii) such holder furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 or successor form or (iii) such holder is otherwise exempt from backup withholding. A U.S. Holder may credit any amount withheld under the backup withholding rules against his, her or its U.S. federal income tax liability and may seek a refund of any excess amount withheld under the backup withholding rules by filing the appropriate form with the IRS.
Miscellaneous
Under Treasury Regulations Section 1.368-3T, if a U.S. Holder who receives shares of BFC’s Class A Common Stock in exchange for shares of BBX Capital’s Class A Common Stock in connection with the merger and who owned immediately before the merger either (i) five percent or more, by vote or value, of the publicly traded stock of BBX Capital or (ii) securities of BBX Capital with a tax basis of $1.0 million or more, such U.S. Holder will be required to file a statement with his, her or its U.S. federal income tax return covering the year during which the merger was consummated. That statement must set forth such U.S.

Holder’s tax basis in, and the fair market value of, the shares of BBX Capital’s Class A Common Stock that he, she or it surrendered pursuant to the merger, the effective date of the merger and the respective corporate names and employer identification numbers of BFC and BBX Capital. The U.S. Holder will be required to retain permanent records of these facts.
Cash Received by Shareholders of BBX Capital who Exercise Appraisal Rights
A holder of BBX Capital’s Class A Common Stock that duly exercises and perfects his, her or its appraisal rights in accordance with the FBCA should generally recognize capital gain or loss in an amount equal to the difference between the amount paid to such holder in respect of his, her or its appraisal rights and the tax basis of the holder’s shares of BBX Capital’s Class A Common Stock. Such gain or loss will be a long-term capital gain or loss if the holder’s holding period is more than one year from the date that the holder asserts and exercises his, her or its appraisal rights. In addition, a portion of any proceeds received following the effective date of the merger may be characterized as interest, taxable as ordinary income, thus reducing the amount of such capital gain or increasing the amount of such capital loss (as the case may be). Shareholders of BBX Capital are encouraged to consult with their own tax advisors as to the tax consequences of asserting and exercising appraisal rights.
Treatment of the Companies
No gain or loss will be recognized by BFC or BBX Capital as a result of the merger.
Anticipated Accounting Treatment
The merger will be accounted for as an equity transaction by BFC for financial reporting and accounting purposes under GAAP. The results of operations of BBX Capital will continue to be included in the consolidated financial statements of BFC.
Regulatory Matters
Neither BFC nor BBX Capital is aware of any regulatory approvals or filings required for the completion of the merger other than the filing of this joint proxy statement/prospectus with the SEC and BFC’s compliance with applicable federal and state securities laws in connection with the issuance of the shares of BFC’s Class A Common Stock in the merger.
Resale of BFC’s Class A Common Stock
The shares of BFC’s Class A Common Stock to be issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act, except for shares of BFC’s Class A Common Stock issued to any shareholder of BBX Capital who may be deemed to be an affiliate of BFC for purposes of Rule 144 under the Securities Act after completion of the merger and shares issued in respect of BBX Capital restricted stock awards which are outstanding and unvested at the effective time of the merger. Persons who may be deemed to be affiliates of BFC after completion of the merger include individuals or entities that control, are controlled by, or are under common control with BFC, such as executive officers, directors and significant shareholders of BFC, including the directors of BBX Capital who are also directors of BFC or will be appointed to the board of directors of BFC upon consummation of the merger. This joint proxy statement/prospectus does not cover resales of shares of BFC’s Class A Common Stock received by any person in connection with the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.
Litigation Regarding the Merger
On May 30, 2013, Haim Ronan filed a purported class action against BFC, Merger Sub, BBX Capital and the members of BBX Capital’s board of directors seeking to represent BBX Capital’s shareholders in a lawsuit challenging the currently proposed merger. In this action, which is styled Haim Ronan, On Behalf of Himself and All Others Similarly Situated, v. Alan B. Levan, John E. Abdo, Jarett S. Levan, Steven M. Coldren, Bruno L. Di Giulian, Charlie C. Winningham, II, David A. Lieberman, Willis N. Holcombe, Anthony P. Segreto, BBX Capital Corporation, BFC Financial Corporation and BBX Merger Sub, LLC and was filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Mr. Ronan asserted as a cause of action that the individual defendants breached their fiduciary duties of care, loyalty and good faith, in part, by failing to obtain a high enough price for the shares of BBX Capital’s Class A Common Stock to be acquired by BFC in the merger. Mr. Ronan also asserted a cause of action against BFC and Merger Sub for aiding and abetting the alleged breaches of fiduciary duties. Mr. Ronan is seeking an injunction blocking the proposed merger. On May 31, 2013, in an action styled John P. Lauterbach, on Behalf of Himself and All Others Similarly Situated, v. BBX Capital Corporation, John E. Abdo, Norman H. Becker, Steven M. Coldren, Bruno L. Di Giulian, John K. Grelle, Willis N. Holcombe, Alan B. Levan, Jarett S. Levan, David A. Lieberman, Anthony P. Segreto, Charlie C. Winningham II, Seth M. Wise, BFC Financial Corporation and BBX Merger Sub, LLC and filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, John P. Lauterbach filed a purported class action against all of the defendants named in Mr. Ronan’s complaint, challenging the currently proposed merger for substantially the same reasons as set forth in Mr. Ronan’s complaint, but asserting an additional, direct cause of action for breach of fiduciary duties against BFC, Alan B. Levan and John E. Abdo. Mr. Lauterbach also added as defendants Norman H. Becker, who was appointed to BBX Capital’s board of directors on May 7, 2013, as well as Seth M. Wise, who serves as an executive officer and director of BFC and as an executive officer of BBX Capital, and John K. Grelle, who serves as an executive officer of BFC and BBX Capital. On September 4, 2013, the Ronan and Lauterbach actions were consolidated into a single action styled In Re BBX Capital Corporation Shareholder Litigation, with the complaint filed in the Lauterbach action being the operative complaint in the consolidated action. On October 11, 2013, the plaintiffs filed an amended complaint in the consolidated action. In the amended complaint, which includes the same causes of action set forth in the Lauterbach complaint, the plaintiffs: (i) allege that the merger, including the exchange ratio and other terms and conditions of the merger agreement, is unfair to BBX Capital’s minority shareholders and is the product of unfair dealing on the part of the defendants; (ii) allege that the defendants initiated, timed, negotiated and structured the merger for the benefit of BFC and to the detriment of BBX Capital’s minority shareholders, including that BFC and its and BBX Capital’s management caused BBX Capital to engage in transactions which had the effect of reducing BBX Capital’s intrinsic value; (iii) challenge the independence of the members of BBX Capital’s special committee and the merger process, including the process pursuant to which BBX Capital’s special committee engaged its legal and financial advisors, and negotiated and approved the merger agreement, the limitations on the ability of BBX Capital to pursue alternative transactions, and that the merger does not require the approval of a majority-of-the-minority of BBX Capital’s shareholders; (iv) assert that BBX Capital’s shareholders’ rights to appraisal do not constitute an adequate remedy; and (v) allege that this joint proxy statement/prospectus contains material misrepresentations and does not contain adequate disclosure regarding the merger and specifically the value of BBX Capital and the shares of its Class A Common Stock, and fails to provide the plaintiffs and BBX Capital’s minority shareholders the information necessary to determine whether the merger consideration is fair. BFC and BBX Capital believe the claims to be without merit and intend to vigorously defend the action.
Recent Events
On October 30, 2013, Renin Holdings LLC, a newly formed joint venture entity currently beneficially owned 81% by BBX Capital and 19% by BFC, through newly formed acquisition subsidiaries (Renin Holdings LLC and its acquisition subsidiaries are referred to collectively as the “Renin purchasers”), acquired substantially all of the assets of Renin Corp. and its subsidiaries, manufacturers of interior closet doors, wall décor, hardware and fabricated glass products, for approximately $14.5 million in cash. The acquired assets include, among other things, inventory, trade accounts receivable, property, plant and equipment, and intellectual property and other intangible assets with an estimated carrying value, subject to adjustment, of $23.0 million. In addition to acquiring the assets, approximately $9.0 million of certain trade accounts payable and accrued liabilities of Renin, which represent ordinary course business obligations incurred by Renin prior to the closing and certain accrued employee benefits, were assumed in the transaction. The $14.5 million transaction consideration was subject to certain potential post-closing adjustments based on the working capital of Renin Corp. and its subsidiaries as of the closing and certain contractually provided indemnities of Renin Corp. and its subsidiaries. Bluegreen funded approximately $9.4 million of the transaction consideration in a term loan and revolver facility to the Renin purchasers. The loan includes a $3.0 million term loan and provides for additional borrowings of up to $9.0 million on a revolving basis ($6.4 million of which was drawn upon at the closing of the Renin acquisition), subject to the terms of a borrowing base specified in the loan. Amounts outstanding under the loan bear interest at a fixed rate of 7.25% per annum and are collateralized by substantially all of the acquired assets. All amounts outstanding under the loan will, unless extended, become due on April 30, 2014. The balance of the transaction consideration of approximately $5.0 million was funded approximately $4.1 million by BBX Capital and approximately $1.0 million by BFC in accordance with their percentage equity interests in Renin Holdings LLC. The transaction consideration was used to satisfy certain of Renin’s outstanding debt and other liabilities, obligations and expenses. During the first quarter of 2014, the working capital adjustment and indemnification obligations of Renin Corp. and its subsidiaries were finalized pursuant to which $1.7 million of the transaction consideration which was previously placed in escrow was distributed to Renin Holdings, LLC. Additional information regarding Renin, including its historical financial statements, is set forth in Amendment Nos. 1 and 2 to BBX Capital’s Current Report on Form 8-K, filed with the SEC on January 8, 2014, which are incorporated herein by reference. See “Where You Can Find More Information.” See also the section of this joint proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements.”

APPRAISAL RIGHTS
BBX Capital’s Shareholders
General.   BBX Capital’s shareholders are entitled to pursue appraisal rights in connection with the merger. Accordingly, BBX Capital’s shareholders who do not vote, or cause or permit to be voted, any of their shares of BBX Capital’s Class A Common Stock in favor of the merger agreement and who comply with the other appraisal rights procedures set forth in Sections 607.1301 to 607.1333 of the FBCA will be entitled to receive from the Surviving Company a cash payment in an amount equal to the “fair value” of the shares of BBX Capital’s Class A Common Stock as to which they are exercising appraisal rights (plus interest thereon). As described below, “fair value” under the appraisal rights provisions of the FBCA means the value of a dissenting holder’s shares of BBX Capital’s Class A Common Stock determined immediately preceding the consummation of the merger and excluding any appreciation or depreciation in anticipation of the merger (unless exclusion would be inequitable). This amount could be more than, less than or equal to the value of the shares of BFC’s Class A Common Stock that the shareholder would otherwise have received in connection with the merger. A BBX Capital shareholder that wishes to exercise his, her or its appraisal rights in connection with the merger must strictly comply with the procedures set forth in Sections 607.1301 to 607.1333 of the FBCA, a summary of which is set forth below. Any failure to follow the required procedures will result in a termination or loss of appraisal rights.
Summary of Florida Appraisal Rights Statutes.   To assert appraisal rights, a BBX Capital shareholder must not vote, or cause or permit to be voted, any of his, her or its shares of BBX Capital’s Class A Common Stock in favor of the merger agreement and must provide written notice to BBX Capital indicating that such shareholder intends to demand payment for his, her or its shares of BBX Capital’s Class A Common Stock if the merger is effected. Such written notification must be received by BBX Capital before the vote on the merger agreement is taken at the BBX Capital meeting (which is scheduled to be held on April 29, 2014) and delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary. All such notices must be signed in the same manner as the shares to which the notices relate are registered on the books of BBX Capital. If a BBX Capital shareholder votes, or causes or permits to be voted, any of his, her or its shares of BBX Capital’s Class A Common Stock in favor of the merger agreement or BBX Capital does not receive written notice of such shareholder’s intent to exercise appraisal rights before the vote is taken at the BBX Capital meeting, the shareholder will be deemed to have waived his, her or its appraisal rights.
If the merger is consummated, then within ten days after effective date of the merger, the Surviving Company will provide to each former BBX Capital shareholder who did not vote in favor of the merger agreement and who properly and timely provided the required written notification of his, her or its intent to exercise appraisal rights, a written appraisal notice and election form which will set forth, among other items required by the FBCA, the Surviving Company’s estimate of the “fair value” of BBX Capital’s Class A Common Stock (as determined in accordance with the FBCA). The appraisal notice and election form provided by the Surviving Company will also include a copy of Sections 607.1301 to 607.1333 of the FBCA as well as the financial statements of BBX Capital required thereunder.
Pursuant to the FBCA, the “fair value” of the shares of BBX Capital’s Class A Common Stock held by a shareholder exercising appraisal rights means the value of such shares determined immediately preceding the consummation of the merger and excluding any appreciation or depreciation in anticipation of the merger (unless exclusion would be inequitable). This amount could be more than, less than or equal to the value of the shares of BFC’s Class A Common Stock that the shareholder would otherwise have received in connection with the merger. “Fair value” is determined based on the value of the shares immediately preceding consummation of the merger and without regard to when the vote on the merger is taken. BBX Capital’s special meeting to vote on the merger is scheduled to be held on April 29, 2014. It is not currently expected that the merger will be consummated prior to the first quarter of 2015.
A BBX Capital shareholder asserting appraisal rights must execute and return the election form to the Surviving Company and deposit the shareholder’s certificates representing the shares of BBX Capital’s Class A Common Stock as to which he, she or it is exercising appraisal rights in accordance with the terms of the appraisal notice on or before the date specified therein (which will not be fewer than 40 or more than

60 days after the date on which the appraisal notice and election form were sent to the shareholder). A BBX Capital shareholder who timely complies with the required procedures and does not timely withdraw his, her or its appraisal rights demand (as described in further detail below) will not have any rights with respect to BBX Capital or the merger other than the right to receive the “fair value” of his, her or its shares in accordance with the appraisal rights procedures. A BBX Capital shareholder who does not execute and return the election form and deposit his, her or its BBX Capital stock certificates by the date set forth in the appraisal notice will lose his, her or its appraisal rights and will thereafter be entitled to receive, pursuant to the terms of the merger agreement, 5.39 shares of BFC’s Class A Common Stock in exchange for each share of BBX Capital’s Class A Common Stock owned by such shareholder (as such exchange ratio may be ratably adjusted to reflect any stock split, reverse stock split or similar transaction affecting BFC’s Class A Common Stock or BBX Capital’s Class A Common Stock, and subject to rounding up of fractional shares).
A BBX Capital shareholder who complies with the requirements for asserting and exercising appraisal rights but subsequently wishes to withdraw from the appraisal process may do so by providing the Surviving Company with written notification of such withdrawal by the deadline set forth in the appraisal notice (which will not be more than 20 days after the date on which the election form was due). Any such written notification of withdrawal must be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary. A shareholder who fails to timely withdraw from the appraisal process may not thereafter withdraw without the Surviving Company’s written consent.
A BBX Capital shareholder wishing to assert appraisal rights must do so with respect to all of the shares of BBX Capital’s Class A Common Stock registered in his, her or its name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but which are owned by a beneficial shareholder if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify the Surviving Company in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the shareholder only if the shareholder submits to the Surviving Company the record shareholder’s written consent to the assertion of such appraisal rights before the date specified in the appraisal notice and does so with respect to all shares that are beneficially owned by the beneficial shareholder.
If a BBX Capital shareholder timely accepts the Surviving Company’s offer to pay the “fair value” of the shares of BBX Capital’s Class A Common Stock as set forth in the appraisal notice, payment will be made within 90 days after the Surviving Company receives the election form from the shareholder. A BBX Capital shareholder who is dissatisfied with the Surviving Company’s payment offer set forth in the appraisal notice must include in his, her or its returned election form the shareholder’s estimate of the “fair value” of his, her or its shares, as well as a demand for payment in such amount (plus interest). Otherwise, the shareholder will be entitled to payment of only the amount offered by the Surviving Company. Pursuant to the FBCA, interest accrues from the effective date of the merger until the date of payment at the interest rate on judgments in Florida on the effective date of the merger. Once the Surviving Company has made payment of an agreed upon value to a BBX Capital shareholder, such shareholder will cease to have any interest in, or rights with respect to, his, her or its shares.
If the Surviving Company and a BBX Capital shareholder who has exercised appraisal rights are unable to agree on the “fair value” of the shares of BBX Capital’s Class A Common Stock, then within 60 days after the Surviving Company’s receipt of the dissenting shareholder’s payment demand described above, the Surviving Company may file an appraisal action in a court of competent jurisdiction in Broward County, Florida requesting that the “fair value” of the shares of BBX Capital’s Class A Common Stock be determined by the court. If the Surviving Company fails to file such proceeding within such 60-day period, any shareholder who has exercised appraisal rights and made a payment demand based on his, her or its estimate of the “fair value” of BBX Capital’s Class A Common Stock may file the appraisal action in the name of BBX Capital. All such shareholders, other than shareholders who have agreed upon a value with the Surviving Company, are deemed to be parties to the proceeding. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of “fair value.” Each shareholder that is a party to the appraisal rights proceeding will be entitled to receive a payment from the Surviving Company in the amount determined by the presiding court within ten days after final determination of the proceeding. Upon payment of the amount determined by the court, the shareholders will cease to have any interest in, or rights with respect to, their shares of BBX Capital’s Class A Common Stock.
The court in an appraisal rights proceeding will determine the cost and expense of such proceeding, and such costs and expenses will be assessed against the Surviving Company. However, all or any part of such costs and expenses may be apportioned and assessed against all or some of the shareholders that are parties to the proceeding in such amount as the court deems equitable if the court determines that such shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court may also assess the fees and expenses of counsel and experts for the respective parties in the amounts the court finds equitable against the Surviving Company if the court finds that the Surviving Company did not substantially comply with the requirements applicable to it under Sections 607.1320 and 607.1322 of the FBCA, or against any party which the court finds acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. In the event the Surviving Company fails to make any required payments, the shareholders to which such payments are due may sue directly for the amount owed and, to the extent successful, will be entitled to recover all costs and expenses of the suit, including attorneys’ fees.
The foregoing discussion is not a complete statement of the law pertaining to appraisal rights under the FBCA and is qualified in its entirety by reference to the full text of Sections 607.1301 to 607.1333 of the FBCA, which is attached to this joint proxy statement/prospectus as Annex F. The foregoing discussion does not constitute any legal or other advice nor does it constitute a recommendation that holders of BBX Capital’s Common Stock exercise or waive their appraisal rights. Any BBX Capital shareholder wishing to assert and exercise appraisal rights is urged to consult with his, her or its legal counsel before attempting to assert and exercise those rights.
Condition to BFC’s Obligation to Consummate the Merger.   Unless waived by BFC, BFC’s obligation to consummate the merger is conditioned upon holders of not more than 10% of the outstanding shares of BBX Capital’s Common Stock exercising, or remaining entitled to exercise immediately prior to the effective time of the merger, appraisal rights for their shares.
BFC’s Shareholders
BFC’s shareholders are not entitled to appraisal rights in connection with the merger.

THE MERGER AGREEMENT
The following discussion describes certain material provisions of the merger agreement and may not contain all the information about the merger agreement that is important to you. This discussion is qualified in its entirety by reference to the full text of the merger agreement, which is included as Annex A to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. You are encouraged to carefully read the merger agreement in its entirety.
Form of the Merger
Subject to the terms and conditions of the merger agreement and in accordance with the FBCA, at the effective time of the merger, BBX Capital will merge with and into Merger Sub, a wholly owned subsidiary of BFC. At that time, BBX Capital’s separate corporate existence will cease, and Merger Sub will be the surviving company of the merger and will continue in existence as a wholly owned subsidiary of BFC.
Effective Time of the Merger
The consummation of the merger will occur as promptly as practicable after the satisfaction or waiver of the conditions to consummation of the merger set forth in the merger agreement. The merger will become effective upon filing of the related Articles of Merger with the Florida Department of State.
Consideration to be Received Pursuant to the Merger
Upon consummation of the merger, shareholders of BBX Capital (other than BFC and shareholders who duly exercise and perfect their appraisal rights in accordance with the FBCA) will be entitled to receive 5.39 shares of BFC’s Class A Common Stock in exchange for each share of BBX Capital’s Class A Common Stock they hold at the effective time of the merger. This exchange ratio will be subject to adjustment only in connection with any stock split, reverse stock split or other similar transactions involving BFC’s Class A Common Stock or BBX Capital’s Class A Common Stock, including any reverse stock split effected by BFC in connection with the listing of its Class A Common Stock on a national securities exchange or an inter-dealer quotation system of a registered national securities association. BFC will not issue fractional shares of its Class A Common Stock in the merger, but instead, the aggregate number of shares of BFC’s Class A Common Stock to which each eligible shareholder of BBX Capital will be entitled in connection with the merger will be rounded up to the next largest whole share.
BFC currently owns 8,133,353 shares of BBX Capital’s Class A Common Stock, representing approximately 51% of the outstanding shares of such stock, and all 195,045 outstanding shares of BBX Capital’s Class B Common Stock. These shares, which represent in the aggregate approximately 72% of BBX Capital’s total voting power, will be canceled in connection with the merger without any consideration therefor.
BFC’s shareholders will not receive any consideration in connection with the merger. Subject to the conversion of shares pursuant to the terms of any reverse stock split effected by BFC, each share of BFC’s Class A Common Stock and Class B Common Stock outstanding immediately prior to the merger will remain outstanding as a share of BFC’s Class A Common Stock and Class B Common Stock, respectively, immediately following the merger.
Treatment of Stock Options and Restricted Stock Awards Outstanding under BBX Capital’s Stock Incentive Plans
Pursuant to the terms of the merger agreement, BFC will assume the BBX Capital Equity Compensation Plans. Each option to purchase shares of BBX Capital’s Class A Common Stock granted under a BBX Capital Equity Compensation Plan and outstanding and unexercised immediately prior to the effective time of the merger will be assumed by BFC and converted into an option to purchase shares of BFC’s Class A Common Stock. The number of shares of BFC’s Class A Common Stock which may be purchased upon exercise of the new option will be equal to 5.39 times the number of shares of BBX Capital’s Class A Common Stock which, immediately prior to the effective time of the merger, were purchasable upon exercise of the original option, and the exercise price per share of BFC’s Class A Common Stock under the new option will be equal to the result of dividing the exercise price per share of

BBX Capital’s Class A Common Stock in effect under the original option immediately prior to the effective time of the merger by 5.39 (but in each case subject to ratable adjustment to reflect any stock split, reverse stock split or other similar transaction involving BFC’s Class A Common Stock or BBX Capital’s Class A Common Stock). In addition, at the effective time of the merger, each restricted stock award issued under a BBX Capital Equity Compensation Plan and outstanding immediately prior to the effective time of the merger will be assumed by BFC and converted into a restricted stock award of BFC’s Class A Common Stock. Each new restricted stock award will have and be subject to the same terms, conditions and restrictions applicable to the original restricted stock award immediately prior to the effective time of the merger, but the number of shares of BFC’s Class A Common Stock underlying the restricted stock award will be equal to 5.39 times the number of shares of BBX Capital’s Class A Common Stock which were covered by the restricted stock award immediately prior to the effective time of the merger (subject to ratable adjustment to reflect any stock split, reverse stock split or other similar transaction involving BFC’s Class A Common Stock or BBX Capital’s Class A Common Stock).
Procedures for Exchange of Certificates
The merger agreement contemplates that, as promptly as practicable following the effective time of the merger, but in no event later than three business days after the effective time of the merger, BFC will instruct the exchange agent for the merger to mail to each record holder of BBX Capital’s Class A Common Stock immediately prior to the effective time of the merger (other than BFC and shareholders who have asserted appraisal rights in accordance with the FBCA) a letter of transmittal and instructions for surrendering and exchanging the shareholder’s certificates representing shares of BBX Capital’s Common Stock. Upon surrender of such stock certificates for exchange to the exchange agent, together with a duly signed letter of transmittal and such other customary documents as may be required, the shareholder will be entitled to receive, and the exchange agent will deliver to such shareholder, (i) certificates representing the number of shares of BFC’s Class A Common Stock to which such shareholder is entitled and (ii) with respect to such shares, any dividends or other distributions declared or paid on shares of BFC’s Class A Common Stock after the effective time of the merger.
After the effective time of the merger, all holders of certificates representing shares of BBX Capital’s Class A Common Stock that were outstanding immediately prior to the effective time of the merger will cease to have any rights as shareholders of BBX Capital, and until such certificates are surrendered, each such certificate (other than those representing shares of BBX Capital’s Common Stock owned by BFC, which will be canceled in connection with the merger without any consideration therefor, and by holders of BBX Capital’s Class A Common Stock who exercise and perfect their appraisal rights in accordance with the FBCA, who will be entitled to receive a cash payment for their shares in accordance with the appraisal rights provisions of the FBCA) will evidence only the right to receive shares of BFC’s Class A Common Stock pursuant to the terms of the merger agreement and, with respect to such shares, any dividends or other distributions declared or paid on shares of BFC’s Class A Common Stock after the effective time of the merger.
If any certificate representing shares of BBX Capital’s Class A Common Stock has been lost, stolen or destroyed, as a condition to the delivery of shares of BFC’s Class A Common Stock in exchange therefor, the owner of such certificate must deliver an affidavit in form and substance reasonably satisfactory to BFC and the exchange agent claiming that such certificate has been lost, stolen or destroyed and, if requested by BFC or the exchange agent, post a bond in such amount as BFC or the exchange agent may reasonably direct as indemnity against any claim that may be made with respect to that certificate.
Certificates representing shares of BBX Capital’s Class A Common Stock should be surrendered for exchange only pursuant to the instructions to be mailed to holders of such certificates by the exchange agent following the effective time of the merger. In all cases, the certificates representing shares of BFC’s Class A Common Stock and dividends or other distributions declared or paid on shares of BFC’s Class A Common Stock after the effective time of the merger will be delivered only in accordance with the procedures set forth in the letter of transmittal and exchange instructions provided by the exchange agent.
The merger agreement contemplates that the exchange agent will deliver to BFC any certificates representing shares of BFC’s Class A Common Stock and any funds which have not been disbursed to holders of certificates representing shares of BBX Capital’s Class A Common Stock entitled thereto within one year after the effective time of the merger. Thereafter, any holders of certificates representing shares of BBX Capital’s Class A Common Stock (other than those representing shares owned by BFC or by shareholders who duly exercise and perfect their appraisal rights in accordance with the FBCA) who have not surrendered such certificates in compliance with the required procedures set forth in the instructions provided by the exchange agent may look only to BFC for certificates representing shares of BFC’s Class A Common Stock and any dividends or distributions with respect to such shares to which they are entitled in accordance with the terms of the merger agreement. If any certificate representing shares of BBX Capital’s Class A Common Stock (other than those representing shares owned by BFC or by shareholders who duly exercise and perfect their appraisal rights in accordance with the FBCA) are not surrendered prior to the date that is seven years after the effective time of the merger (or immediately prior to such earlier date on which any merger consideration would otherwise escheat to, or become the property of, any governmental entity), any certificates representing shares of BFC’s Class A Common Stock and dividends or distributions with respect thereto that the holder of the certificate representing shares of BBX Capital’s Class A Common Stock would otherwise have been entitled to receive will, to the extent permitted by applicable law, become the property of BFC, free and clear of all claims and interests.
Conditions to Consummation of the Merger
Each of BFC and BBX Capital is required to consummate the merger only if specific conditions are satisfied, including the following:
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  the approval by BFC’s shareholders of the merger;
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  the approval by BBX Capital’s shareholders of the merger agreement;
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  BFC’s Class A Common Stock being approved for listing on a national securities exchange (or inter-dealer quotation system of a registered national securities association) at the effective time of the merger;
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  the absence of any legal restraints or prohibitions preventing the completion of the merger;
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  the declaration by the SEC that the registration statement of which this joint proxy statement/prospectus is a part is effective and the absence of any stop order or proceeding, initiated or threatened in writing by the SEC, suspending or threatening to suspend such effectiveness;
•
  the receipt of all consents, approvals, assignments and authorizations reasonably necessary to consummate the merger and, subject to certain limited exceptions, to continue in full force and effect certain material contracts to which BBX Capital is a party; and
•
  Stearns Weaver delivering an opinion to BFC and BBX Capital, dated as of the closing date of the merger, stating that the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.
The obligation of BBX Capital to consummate the merger is subject to the satisfaction at or prior to the closing of the merger of the following additional conditions:
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  the representations and warranties of BFC contained in the merger agreement being true and correct, subject to certain materiality qualifications;
•
  the performance in all material respects by BFC of all obligations required to be performed by it under the merger agreement;
•
  the delivery by BFC to BBX Capital of a certificate, dated as of the closing date of the merger and signed by BFC’s Chief Executive Officer, certifying the satisfaction of each of the two foregoing conditions;
•
  the absence of any “Material Adverse Effect” with respect to BFC; and
•
  Sandler O’Neill, the financial advisor to BBX Capital’s special committee, not withdrawing, revoking or annulling its fairness opinion.

The obligation of BFC to consummate the merger is subject to the satisfaction at or prior to the closing of the merger of the following additional conditions:
•
  the representations and warranties of BBX Capital contained in the merger agreement being true and correct, subject to certain materiality qualifications;
•
  the performance in all material respects by BBX Capital of all obligations required to be performed by it under the merger agreement;
•
  the delivery by BBX Capital to BFC of a certificate, dated as of the closing date of the merger and signed by BBX Capital’s President, certifying the satisfaction of each of the two foregoing conditions;
•
  the absence of any “Material Adverse Effect” with respect to BBX Capital;
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  KBW, the financial advisor to BFC’s board of directors, not withdrawing, revoking or annulling its fairness opinion; and
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  holders of not more than 10% of the outstanding shares of BBX Capital’s Common Stock duly and validly exercising, or remaining entitled to exercise immediately prior to the effective time of the merger, their appraisal rights in accordance with the FBCA.
As described above, the listing of BFC’s Class A Common Stock on a national securities exchange or qualified inter-dealer quotation system at the effective time of the merger is a condition to closing the merger. As described in further detail in the “Risk Factors” section of this joint proxy statement/prospectus, BFC has been advised by the NYSE and NASDAQ that, subject to a change in their position in the future, they would not consider approval of any application for listing of BFC’s Class A Common Stock during the pendency of the litigation brought by the SEC against BBX Capital and its Chairman. Accordingly, BFC has not yet filed an application for the listing of its Class A Common Stock and may or may not do so depending on whether a national securities exchange or qualified inter-dealer quotation system indicates an application could be considered for approval prior to resolution of the litigation. The SEC action was not, as previously anticipated, heard during the January 2014 trial calendar and the case is currently on the trial calendar in November 2014. The pendency of the SEC action and delays in resolving the action have had the effect of delaying any listing of BFC’s Class A Common Stock. BBX Capital believes the claims in the SEC action are without merit and intends to vigorously defend the action. However, there is no assurance as to the timing or resolution of the case, or the listing of the shares. As described below under “Termination of the Merger Agreement,” each of BFC and BBX may terminate the merger agreement pursuant to its terms if the merger is not consummated by April 30, 2014. It is not currently expected that the merger will be consummated prior to the first quarter of 2015.
To the extent permitted by applicable law, the board of directors of either BFC or BBX Capital may choose to waive any of the conditions to consummation of the merger and choose to proceed to closing notwithstanding the fact that any such condition has not been fulfilled. No shareholder vote will be required in connection with the waiver of a closing condition.
Representations and Warranties
The merger agreement contains customary representations and warranties of each of BFC and BBX Capital, including representations and warranties relating to, among other things:
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  organization, active status (good standing) and similar matters;
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  capitalization;
•
  due authorization, execution, delivery and enforceability of the merger agreement;
•
  subsidiaries;
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  absence of conflicts with applicable law, governing documents and other agreements;
•
  financial statements and information;

•
  documents filed with the SEC, including compliance with applicable SEC filing requirements and accuracy of information contained in such documents;
•
  absence of any event or occurrence of any condition since December 31, 2012 that has had or could reasonably be expected to have a “Material Adverse Effect”;
•
  filing of tax returns and payment of taxes;
•
  material contracts, and the enforceability of such contracts;
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  pending or threatened litigation and other actions;
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  insurance;
•
  compliance with laws;
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  title to assets;
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  environmental matters;
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  labor and employment matters;
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  employee benefit plans;
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  related party transactions;
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  investment securities;
•
  engagement and payment of fees of brokers, investment bankers and finders;
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  accuracy of information included in this joint proxy statement/prospectus and the registration statement of which it is a part;
•
  the qualification of the merger as a “reorganization” under Section 368(a) of the Code;
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  the delivery by KBW of its fairness opinion to BFC’s board of directors, and the delivery by Sandler O’Neill of its fairness opinion to BBX Capital’s special committee;
•
  certain business practices;
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  steps taken to exempt the merger and other transactions contemplated by the merger agreement from the operation of each party’s respective shareholder rights plan and, in the case of BBX Capital, to cause the rights issued under its shareholder rights plan to expire immediately prior to the effective time of the merger;
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  in the case of BBX Capital only, its loans and allowance for loan losses;
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  in the case of BBX Capital only, the exemption of the merger and other transactions contemplated by the merger agreement from any applicable state anti-takeover statute;
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  in the case of BFC only, the operations of Merger Sub; and
•
  the accuracy and sufficiency of information contained in the merger agreement.
Conduct of Business by BFC and BBX Capital Prior to Consummation of the Merger
BFC and BBX Capital have each agreed that, during the period from the date of the merger agreement to the earlier of the consummation of the merger and the termination of the merger agreement, except as required by applicable law, expressly contemplated by the merger agreement or consented to in writing by the other party (and subject to certain limited exceptions), each of BFC and BBX Capital will:
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  conduct its business only in the ordinary course of business and consistent with past practice, and in compliance in all material respects with all applicable laws and the requirements of all material agreements to which it is a party or subject;
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  preserve intact its current business organization;

•
  preserve its relationships and goodwill with its customers, suppliers and others having significant business dealings with it; and
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  keep available the services of its current officers and other key employees.
In addition, BFC and BBX Capital have each agreed that, during the period from the date of the merger agreement to the earlier of the consummation of the merger and the termination of the merger agreement, except as required by applicable law, expressly contemplated by the merger agreement or consented to in writing by the other party (and subject to certain limited exceptions), neither BFC nor BBX Capital shall:
•
  change or amend its governing documents (except that BFC may amend its Amended and Restated Articles of Incorporation and Bylaws as described in this joint proxy statement/prospectus);
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  except for shares issuable upon exercise of options outstanding as of the date of the merger, or to the extent required under the terms and conditions of its shareholder rights plan, issue, sell, or grant any shares of its capital stock or securities, rights or obligations convertible into or exchangeable for any such shares of capital stock;
•
  acquire or dispose of any assets or rights other than in the ordinary course of business consistent with past practice;
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  divide, combine or reclassify any of its capital stock or otherwise make any changes in its capital structure (except for BFC’s potential reverse stock split);
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  declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock;
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  other than in the ordinary course of business consistent with past practices or other than in connection with joint venture investments in real estate projects or indebtedness incurred in connection with the development of real estate either owned by, or serving as collateral to secure a loan owned by, BBX Capital or any of its subsidiaries as of the date of the merger agreement in either case not to exceed $25 million individually or $50 million in the aggregate, (i) incur, issue or assume any indebtedness for borrowed money or guarantee thereof or otherwise become liable for any indebtedness for borrowed money, including increasing the indebtedness for borrowed money under agreements in existence as of the date of the merger agreement, (ii) make any loans, advances or capital contributions to, or investments in, any other person, in each case other than to a subsidiary that is wholly owned by either BFC or BBX Capital, or collectively by BFC and BBX Capital, including Woodbridge and its wholly owned subsidiaries, including Bluegreen, or (iii) sell, transfer or hypothecate any accounts receivable;
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  except as contemplated by the terms of any of its benefit plans, or any contract, agreement or other instrument evidencing any outstanding option or restricted stock award granted under any such plan, (i) amend or waive any of its rights under, or accelerate the vesting under, any provision of any such plan or any provision of any such contract, agreement or other instrument or (ii) otherwise modify any of the terms of any such option or restricted stock award;
•
  establish, adopt, enter into or amend any benefit plan, including, without limitation, any employment or consulting agreement, pay any bonus or similar payment to, or increase the compensation payable to, any of its directors, officers, employees or consultants, in each case except (i) as contemplated by the terms of any benefit plan or agreement as in effect on the date of the merger agreement, (ii) for reimbursement of expenses in the ordinary course of business, (iii) employment agreements entered into to replace an existing employee (other than a Named Executive Officer of the company) who was subject to an employment agreement with the company, which new employment agreement shall be on terms no less favorable to such company than those contained in the employment agreement of the employee that was replaced, and (iv) periodic changes to compensation arrangements in the ordinary course of business consistent with past practice with respect to persons other than Named Executive Officers and directors of the company;

•
  enter into or become bound by, or permit any of the assets owned or used by it to become bound by, or modify, amend, terminate or waive any material rights under, any agreement that is or would be a “Material Contract” (as defined in the merger agreement) of the company;
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  enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any contract, agreement or other instrument that would require the consent of any party thereto in connection with the merger and other transactions contemplated by the merger agreement;
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  make or commit to any capital expenditure outside of the ordinary course of business and not consistent with past practice;
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  make any pledge of any of its material assets or permit any of its material assets to become subject to any liens (subject to certain limited exceptions), other than in the ordinary course of business consistent with past practice or in connection with indebtedness specifically permitted by the terms of the merger agreement, as described above;
•
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
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  change any of its accounting methods unless required by GAAP;
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  take any action that would cause its representations and warranties contained in the merger agreement to be untrue or, in certain cases, untrue in any material respect;
•
  make, change or revoke any election in respect of taxes, file any amended tax return, or adopt or change any material accounting method or period in respect of taxes;
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  commence or settle any legal or regulatory action other than in the ordinary course of business and consistent with past practice;
•
  take any other action that could reasonably be likely to materially delay the merger or result in a “Material Adverse Effect” with respect to such party; or
•
  agree to take, or make any commitment to take, any of the foregoing actions.
Other Covenants and Agreements
The merger agreement contains other covenants and agreements relating to the period of time between the date of the merger agreement and the earlier of the consummation of the merger and the termination of the merger agreement, where each of BFC and BBX Capital has agreed to, among other things:
•
  give prompt notice to the other party (i) of any event known to such party which has or is reasonably likely to have a “Material Adverse Effect” on such party, (ii) of any event or circumstance that constitutes or could reasonably be expected to constitute a breach of any of the representations, warranties or covenants of such party contained in the merger agreement or (iii) if such party determines that it is unable to fulfill any of the conditions to performance by the other party under the merger agreement;
•
  provide the other party and its authorized representatives with reasonable access during regular business hours to the properties of such party and make its directors, management and other employees, agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its authorized representatives at reasonable times and upon reasonable request;
•
  disclose and make available to the other party all books, papers and records relating to the assets, properties, operations, obligations and liabilities of such party, and to maintain the confidentiality of such information, except as otherwise required by law;
•
  consult with the other party before issuing, and provide the other party with the opportunity to review, comment upon and approve, subject to applicable law, regulation or stock exchange rules, any press release or other public announcement with respect to the merger;

•
  use all commercially reasonable efforts to take or cause to be taken as promptly as practicable all actions to cause the conditions precedent to its obligations to consummate the merger to be fulfilled, including to obtain all consents and approvals required in connection with the consummation of the merger and other transactions contemplated by the merger agreement;
•
  hold a meeting of its shareholders to vote upon the merger agreement, in the case of BBX Capital, and the merger, in the case of BFC, and use its reasonable efforts in good faith to secure the required vote of its shareholders;
•
  use its reasonable efforts in good faith (i) to cause the merger to qualify as a “reorganization” under Section 368(a) of the Code, (ii) not to permit or cause any of its affiliates or subsidiaries to take any action or cause any action to be taken which would cause the merger to fail to so qualify as a “reorganization” under Section 368(a) of the Code and (iii) to obtain the opinion of Stearns Weaver that, for U.S. federal income tax purposes, the merger will constitute a “reorganization” under Section 368(a) of the Code, including to deliver to Stearns Weaver representation letters as may be reasonably requested by such law firm, dated and executed as of the date of such opinion;
•
  use its commercially reasonable efforts to cause to be delivered to the other party reasonable and customary comfort letters from its independent accountant; and
•
  cooperate and consult with the other party, to the fullest extent possible, in connection with any legal or other proceeding against it or any of its directors or officers with respect to the merger.
In addition, BFC has agreed to, among other things:
•
  with BBX Capital’s assistance, prepare and file with the SEC the registration statement of which this joint proxy statement/prospectus is a part and use commercially reasonable efforts to cause the registration statement to become effective as promptly as practicable after filing and to maintain such effectiveness until all of the shares of BFC’s Class A Common Stock to be issued in connection with the merger have been issued and distributed;
•
  use commercially reasonable efforts to cause to be taken any action required under applicable federal or state securities laws in connection with the issuance of shares of BFC’s Class A Common Stock in connection with the merger;
•
  take all commercially reasonable actions necessary to (i) prepare and file a listing application with a national securities exchange (or an inter-dealer quotation system of a registered national securities association) with respect to BFC’s Class A Common Stock, (ii) satisfy any conditions and requirements of the applicable national securities exchange or inter-dealer quotation system relating to the listing application or otherwise to the listing of BFC’s Class A Common Stock thereon and (iii) cause the listing application to be processed and approved as promptly as practicable after filing and BFC’s Class A Common Stock to be approved for listing on a national securities exchange or inter-dealer quotation system at the effective time of the merger;
•
  to take such actions as may be necessary to cause each of the individuals serving as directors of BBX Capital immediately prior to the effective time of the merger who are not also directors of BFC to be appointed to BFC’s board of directors upon consummation of the merger; and
•
  to cause Merger Sub to comply promptly with all of its obligations under the merger, and to not permit Merger Sub from engaging in any activities of any nature except as provided in or as contemplated by or related to the merger agreement and the merger and the other transactions contemplated thereby.
Further, BBX Capital has agreed to, among other things:
•
  to the extent applicable, discontinue the sale or contribution (for any applicable period not commenced as of the date of the merger agreement) of BBX Capital’s Common Stock pursuant to any of BBX Capital’s benefit plans which are subject to Section 401(a) of the Code;

•
  to take all actions necessary to permit the conversion and assumption of options to purchase shares of BBX Capital’s Class A Common Stock and unvested restricted shares of BBX Capital’s Class A Common Stock in accordance with the terms of the merger agreement; and
•
  to take such actions as may be necessary to cause dispositions of its securities in the merger by each of its directors and officers, and all other persons subject to filing requirements under Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to BBX Capital’s securities, to be exempt under Section 16 of the Exchange Act and such rules and regulations.
No Solicitation
The merger agreement provides that, from and after the date of the merger agreement until the effective time of the merger, without the prior written consent of the other company, and subject to the rights described under “Superior Proposal” below, neither BFC nor BBX Capital will, and neither company will permit its directors, officers, employees, investment bankers, attorneys, accountants or other representatives, agents or affiliates to, directly or indirectly:
•
  solicit, initiate or knowingly encourage any “acquisition proposal” or any inquiries or proposals that could reasonably be expected to lead to any “acquisition proposal”;
•
  engage in negotiations or discussions concerning, or provide any non-public information to any person in connection with, any “acquisition proposal” or under circumstances that could reasonably be expected to result in an “acquisition proposal”; or
•
  agree to, approve, recommend or otherwise endorse or support any “acquisition proposal.”
As defined in the merger agreement, the term “acquisition proposal” means, other than the merger (or any modification thereof or proposal relating thereto), any proposal relating to a possible:
•
  merger, consolidation, share exchange, business combination or similar transaction involving BFC or BBX Capital or any of its subsidiaries;
•
  sale, lease, exchange, transfer or other disposition (other than sales of inventory in the ordinary course of business consistent with past practices), directly or indirectly, by merger, consolidation, share exchange or otherwise (whether in one or more transactions), of all or substantially all of the assets of BFC and its subsidiaries on a consolidated basis or BBX Capital and its subsidiaries on a consolidated basis;
•
  liquidation, dissolution, recapitalization or other similar type of transaction involving BFC or BBX Capital or any of its subsidiaries;
•
  tender or exchange offer for ten percent or more of the outstanding shares of BFC Common Stock or BBX Capital’s Common Stock (in the aggregate) or other transaction with BFC or BBX Capital in which any person or group shall acquire or have the right to acquire beneficial ownership of ten percent or more of the outstanding shares of BFC’s Common Stock or BBX Capital’s Common Stock (in the aggregate); or
•
  transaction which is similar in form, substance or purpose to any of the foregoing transactions.
The merger agreement further provides that, with respect to an acquisition proposal, BBX Capital or BFC, as the case may be, will:
•
  notify the other company immediately, and in any event within one business day, if (i) an “acquisition proposal” is made or is modified in any material respect (including, without limitation, any written material provided by the offeror, the principal terms and conditions of any such “acquisition proposal” or modification thereto and the identity of the offeror), in which case BBX Capital or BFC, as the case may be, will provide a copy of the “acquisition proposal” concurrently with such notice or (ii) if either of them furnishes non-public information to, or enters into discussions or negotiations with, any third party with respect to an “acquisition proposal”;

•
  as promptly as practicable, advise the other company orally and in writing of any request for information that could reasonably be expected to lead to an “acquisition proposal” as well as the material terms and conditions of such request or inquiry and keep the other company informed in all material respects of the status of any such request or inquiry; and
•
  provide the other company with prior telephonic (promptly confirmed in writing) or written notice of any board of directors or committee meeting (including, in the case of BBX Capital, BBX Capital’s special committee) at which an “acquisition proposal” is expected or could reasonably be expected to be considered, together with a copy of all documentation relating to such “acquisition proposal” delivered or furnished to the applicable company or its representatives by the person or group making the “acquisition proposal.”
Superior Proposal
The merger agreement provides that, notwithstanding the restrictions described above, if at any time prior to the date, if any, on which BBX Capital receives the required approval of its shareholders with respect to the merger agreement or BFC receives the required approval of its shareholders with respect to the merger, as the case may be, any third party submits to BFC’s board of directors or BBX Capital’s special committee or board of directors an unsolicited, bona fide, written “acquisition proposal” not resulting from a breach of the “no solicitation” provisions of the merger agreement, and BFC’s board of directors or BBX Capital’s special committee or board of directors reasonably determines in good faith, (i) after consultation with their financial, legal and other advisors, that such “acquisition proposal” will result in, or upon further discussion with or due diligence by such third party could reasonably be expected to constitute or result in, a “superior proposal” and (ii) after consultation with their legal advisors, that the failure to take the following actions may be inconsistent with the fiduciary duties of directors under applicable law, then BFC or BBX Capital, as the case may be, may:
•
  furnish information about its business to such third party under protection of an appropriate confidentiality agreement containing customary limitations on the use and disclosure of all non-public written or oral information furnished to such third party, provided that BBX Capital contemporaneously furnishes to BFC or BFC contemporaneously furnishes to BBX Capital, as the case may be, all the non-public information furnished to such third party; and
•
  negotiate and participate in discussions with such third party with respect to the “acquisition proposal.”
As defined in the merger agreement, the term “superior proposal” means any unsolicited, bona fide, written “acquisition proposal” for consideration consisting of cash (not subject to a financing contingency) and/or securities, and otherwise on terms which BFC’s board of directors or BBX Capital’s special committee or board of directors, as the case may be, determines, after consultation with their respective legal, financial and other advisors, are more favorable to the respective company’s shareholders from a financial point of view than the merger or other revised proposal submitted by BFC or BBX Capital, as the case may be, prior to such determination, taking into account the ability of the offeror to consummate the superior proposal on substantially the terms proposed.
Nothing contained in the merger agreement prohibits BFC or BBX Capital from taking, and disclosing to its shareholders, a position required by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act.
Change of Recommendation
The merger agreement provides that the board of directors of BFC or BBX Capital may withhold, withdraw, modify or change its recommendation of the advisability of the merger or approve or recommend to the applicable company’s shareholders a “superior proposal” if, after the date of the merger agreement and prior to the date, if any, on which BBX Capital receives the required approval of its shareholders with respect to the merger agreement or BFC receives the required approval of its shareholders with respect to the merger, as the case may be, the company receives a “superior proposal” not in violation of the “no solicitation” provisions of the merger agreement and BFC’s board of directors or BBX Capital’s special committee or board of directors, as the case may be, determines, in good faith and after consultation with their legal, financial and other advisors, that the failure to do so would be inconsistent with the fiduciary duties owed by directors under applicable law. In the case of such an event, BFC or BBX Capital, as the case may be, must provide the other company with at least two business days prior written notice stating its intention to take such actions, and such notice must include the principal terms and conditions of the “superior proposal” and the identity of the offeror.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger by the mutual written consent of BBX Capital and BFC. In addition, the merger agreement may be terminated by either BBX Capital or BFC under certain circumstances, including if:
•
  if the merger has not been consummated by April 30, 2014;
•
  all required shareholder approvals are not obtained;
•
  any order, decree, ruling or other judgment issued by any court or other governmental entity prohibiting the consummation of the merger is in effect and has become final and nonappealable;
•
  any law is enacted which makes the consummation of the merger illegal; or
•
  after complying with the “no solicitation” provisions of the merger agreement, BFC’s board of directors or BBX Capital’s special committee or board of directors determines to approve or recommend a “superior proposal” or withholds or withdraws its recommendation of the merger in a manner adverse to the other company.
The merger agreement also may be terminated by BBX Capital at any time prior to the effective time of the merger if:
•
  BFC breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach is incapable of being cured or is not cured within 15 days following the giving of written notice to BFC and which breach or failure to perform would result in the failure of a condition to BBX Capital’s obligation to consummate the merger;
•
  after the date of the merger agreement, there shall have occurred any event, change or occurrence that, individually or together with any other event, change or occurrence, has had or could reasonably be expected to have a “Material Adverse Effect” with respect to BFC; or
•
  Sandler O’Neill + Partners, L.P. withdraws, revokes or annuls its fairness opinion.
The merger agreement also may be terminated by BFC at any time prior to the effective time of the merger if:
•
  BBX Capital breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach is incapable of being cured or is not cured within 15 days following the giving of written notice to BBX Capital and which breach or failure to perform would result in the failure of a condition to BFC’s obligation to consummate the merger;
•
  after the date of the merger agreement, there shall have occurred any event, change or occurrence that, individually or together with any other event, change or occurrence, has had or could reasonably be expected to have a “Material Adverse Effect” with respect to BBX Capital;
•
  a tender offer or exchange offer for ten percent or more of the outstanding shares of BBX Capital’s Common Stock is commenced or a registration statement or statement on Schedule TO with respect thereto is filed (other than by BFC or certain of its affiliates) and the board of directors of BBX Capital, notwithstanding its obligations under the merger agreement, recommends that the shareholders of BBX Capital tender their shares in such tender or exchange offer or publicly announces its intention to take no position with respect to such tender offer; or
•
  KBW withdraws, revokes or annuls its fairness opinion.

Neither BFC nor BBX Capital will be required to pay a fee to the other company in the event the merger agreement is terminated, including in the event of a termination resulting from BFC’s board of directors or BBX Capital’s special committee or board of directors determining to approve or recommend a “superior proposal” or withholding or withdrawing its recommendation of the merger, in each case after complying with the “no solicitation” provisions of the merger agreement. In addition, neither company will be subject to any liability in the event the merger agreement is terminated, except in the case of a termination relating to a willful or intentional breach of the provisions of the merger agreement.
Expenses
All fees and expenses incurred in connection with the merger will be paid by the party incurring such fees or expenses, except that BFC and BBX Capital have each agreed to share equally all expenses, including, without limitation, legal fees and expenses, incurred by the companies with respect to this joint proxy statement/prospectus, the registration statement of which this joint proxy statement/prospectus forms a part, any litigation relating to the merger or other actions contemplated by the merger agreement, and all payments and reimbursements to be made to the information agent for the merger.
Indemnification and Insurance
The merger agreement provides that the Surviving Company will indemnify, defend and hold harmless each present and former director and officer of BBX Capital for each such director’s and officer’s liabilities with respect to acts or omissions occurring prior to the effective time of the merger, to the same extent as provided for under the FBCA and in BBX Capital’s Restated Articles of Incorporation and Amended and Restated Bylaws.
The merger agreement also provides that, for six years after the effective time of the merger, the Surviving Company will maintain or cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by BBX Capital or a substitute policy of at least the same coverage and amount as, and containing terms and conditions which are substantially no less advantageous than, the BBX Capital policy, in each case, with respect to claims arising from facts or events which occurred before the effective time of the merger. Alternatively, the Surviving Company may obtain single limit tail coverage providing at least the same coverage and amount as, and containing terms and conditions which are substantially no less advantageous than, the BBX Capital policy for such six-year period with respect to claims arising from facts or events which occurred before the effective time of the merger, in which event and upon the request of BFC, BBX Capital shall purchase such coverage immediately prior to the consummation of the merger.
Amendment and Waiver
The merger agreement may be amended or modified, in whole or in part, at any time only by a writing signed by BFC and BBX Capital. Except as may be required by applicable law, prior to the effective time of the merger, any consent, waiver or other determination to be made, or action to be taken, by BBX Capital under the merger agreement will be made or taken only upon the approval of BBX Capital’s special committee.
Pursuant to the FBCA, BFC and BBX Capital may amend the merger agreement following shareholder approval of the merger agreement without being required to obtain shareholder approval of the amendment, provided any such amendment may not change the amount or kind of consideration to be received in the merger, change any other term or condition of the merger agreement if the change would materially and adversely affect BFC or its shareholders or BBX Capital or its shareholders, as the case may be, or, subject to certain limited exceptions, change any term of the Articles of Incorporation of BFC or BBX Capital, as the case may be.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements present the pro forma consolidated financial position and results of operations of BFC after giving effect to (i) the merger, (ii) the April 2, 2013 acquisition by Woodbridge of all of the shares of Bluegreen’s common stock not previously owned by Woodbridge and $71.75 million investment in Woodbridge made by BBX Capital in connection with such acquisition (collectively, the “Bluegreen transaction”) and (iii) with respect to the unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013, the Renin acquisition which was consummated on October 30, 2013. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 was prepared as if each of the merger and the Renin acquisition was consummated on September 30, 2013 and does not include pro forma adjustments related to the Bluegreen transaction since the Bluegreen transaction was consummated on April 2, 2013 and the adjustments related thereto are reflected in BFC’s historical balance sheet information as of September 30, 2013. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2010, 2011 and 2012, and for the nine months ended September 30, 2013, were prepared as if the merger and the Bluegreen transaction were consummated on January 1, 2010. In addition, the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 reflect adjustments relating to the Renin acquisition as if it was consummated on January 1, 2012. The unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or financial position of BFC would have been had the merger, the Renin acquisition and the Bluegreen transaction been completed on the dates assumed, nor should they be relied on as being indicative of the future consolidated results of operations or financial position of BFC.
The unaudited pro forma condensed consolidated financial statements are based upon, have been developed from and should be read in conjunction with the historical financial statements of BFC and BBX Capital contained in each company’s respective Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which are incorporated by reference into this joint proxy statement/prospectus. For further information, please see the section of this joint proxy statement/prospectus entitled “Where You Can Find More Information.”

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2013

	BFC Historical(1)	Pro Forma Adjustments BBX Capital Merger(2)		Pro Forma Adjustments Renin Acquisition(3)	Pro Forma Combined
	(in thousands)
ASSETS
Cash and interest bearing deposits in banks	$182,245	—		(11,892)	170,353
Restricted cash	84,698	—		—	84,698
Trade receivables	—	—		9,261	9,261
Loans held for sale, net of allowance	16,150	—		—	16,150
Loans receivable, net of allowance	175,989	—		—	175,989
Notes receivable, net of allowance	471,859	—		—	471,859
Inventory	199,035	—		8,702	207,737
Real estate owned	88,125	—		—	88,125
Investments in unconsolidated affiliates	3,663	—		—	3,663
Properties and equipment, net	75,631	—		—	75,631
Intangible assets, net	64,199	—		3,093	67,292
Other assets	66,208	—		(131)	66,077
Total assets	$1,427,802	—		9,033	1,436,835
LIABILITIES AND EQUITY
Liabilities:
BB&T preferred interest in FAR, LLC	110,646	—		—	110,646
Receivable-backed notes payable – recourse	56,049	—		—	56,049
Receivable-backed notes payable – non-recourse	385,752	—		—	385,752
Notes and mortgage notes payable and other borrowings	98,703	—		—	98,703
Junior subordinated debentures	146,795	—		—	146,795
Deferred income taxes	81,615	—		—	81,615
Shares subject to mandatory redemption	12,230	—		—	12,230
Other liabilities	156,592	—		9,933	166,525
Total liabilities	1,048,382	—		9,933	1,058,315
Equity:
Preferred stock of $.01 par value; authorized 10,000,000 shares:
Redeemable 5% Cumulative Preferred Stock of $.01 par value; authorized 15,000 shares; issued and outstanding 15,000 shares with redemption value of $1,000 per share	—	—		—	—
Equity:
Class A common stock of $.01 par value, authorized 150,000,000 shares; issued and outstanding 71,247,927 in 2013 and 70,309,331 in 2012	712	412	(4)	—	1,124
Class B common stock of $.01 par value, authorized 20,000,000 shares; issued and outstanding 7,307,742 in 2013 and 6,859,501 in 2012	73	—		—	73
Additional paid-in capital	141,751	120,195	(4)	—	261,946
Accumulated earnings	72,090	—		(900)	71,190
Accumulated other comprehensive income	211	—		—	211
Total BFC Financial Corporation equity	214,837	120,607		(900)	334,544
Noncontrolling interests	164,583	(120,607	)(4)	—	43,976
Total equity	379,420	—		(900)	378,520
Total liabilities and equity	$1,427,802	—		9,033	1,436,835
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2013

	BFC Historical	Pro Forma Adjustments Bluegreen Transaction		Pro Forma Adjustments BBX Capital Merger		Pro Forma Adjustments Renin Acquisition(7)	Pro Forma Combined
	(In thousands, except per share data)
Revenues
Sales of VOIs	$193,653	—		—		—	193,653
Fee-based sales commission	74,388	—		—		—	74,388
Other fee-based services revenue	60,902	—		—		—	60,902
Interest income	69,378	—		—		—	69,378
Net gains on the sales of assets	5,162	—		—		—	5,162
Other non-interest income	2,065	—		—		51,204	53,269
Total revenues	405,548	—		—		51,204	456,752
Costs and Expenses
Cost of VOIs and goods sold	25,117	—		—		38,247	63,364
Cost of other fee-based services	37,576	—		—		—	37,576
Interest expense	37,939	—		—		—	37,939
Reversals of loan losses	(3,502)	—		—		—	(3,502)
Asset impairments	5,069	—		—		—	5,069
Selling, general and administrative expenses	259,013	—		—		15,245	274,258
Total costs and expenses	361,212	—		—		53,492	414,704
Other income	1,267	—		—		—	1,267
Income from continuing operations before income taxes	45,603	—		—		(2,288)	43,315
Less: Provision for income taxes	24,669	—		—		—	24,669
Income from continuing operations	20,934	—		—		(2,288)	18,646
Less: Net income from continuing operations attributable to noncontrolling interests	15,294	(5,321	)(5)	790	(6)	—	10,763
Net income from continuing operations attributable to BFC	$5,640	5,321		(790)		(2,288)	7,883
Basic earnings attributable to BFC common shares from continuing operations	$0.07	—		—		—	0.06
Basic weighted average number of common shares outstanding	83,227	—		41,205		—	124,432
Diluted earnings attributable to BFC common shares from continuing operations	$0.07	—		—		—	0.06
Diluted weighted average number of common shares outstanding	84,653	—		41,205		—	125,858
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2012

	BFC Historical	Pro Forma Adjustments Bluegreen Transaction		Pro Forma Adjustments BBX Capital Merger		Pro Forma Adjustments Renin Acquisition(7)	Pro Forma Combined
Revenues
Sales of VOIs	$211,684	—		—		—	211,684
Fee-based sales commission	87,795	—		—		—	87,795
Other fee-based services revenue	74,824	—		—		—	74,824
Interest income	105,486	—		—		—	105,486
Net gains on assets held for sale	5,899	—		—		—	5,899
Other non-interest income	267	—		—		74,018	74,285
Total revenues	485,955	—		—		74,018	559,973
Costs and Expenses
Cost of VOIs and goods sold	24,353	—		—		53,540	77,893
Cost of other fee-based service	46,173	—		—		—	46,173
Interest expense	59,964	—		—		—	59,964
Provision for loan losses	2,405	—		—		—	2,405
Asset impairments	9,931	—		—		—	9,931
Selling, general and administrative expenses	324,477	—		—		19,724	344,201
Total costs and expenses	467,303	—		—		73,264	540,567
Gain on extinguishment of debt	29,875	—		—		—	29,875
Gain on sale of Benihana investment	9,307	—		—		—	9,307
Equity in earnings from unconsolidated subsidiaries	467	—		—		—	467
Other income	2,161	—		—		—	2,161
Income from continuing operations before income taxes	60,462	—		—		754	61,216
Less: Provision for income taxes	16,225	—		—		—	16,225
Income from continuing operations	44,237	—		—		754	44,991
Less: Net income from continuing operations attributable to noncontrolling interests	23,626	(23,227	)(5)	13,370	(6)	—	13,769
Net income from continuing operations attributable to BFC	$20,611	23,227		(13,370)		754	31,222
Basic earnings attributable to BFC common shares from continuing operations	$0.26	—				—	0.26
Basic weighted average number of common shares outstanding	77,142	—		41,205		—	118,347
Diluted earnings attributable to BFC common shares from continuing operations	$0.25	—				—	0.25
Diluted weighted average number of common shares outstanding	79,087	—		41,205		—	120,292
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011

	BFC Historical	Pro Forma Adjustments Bluegreen Transaction		Pro Forma Adjustments BBX Capital Merger		Pro Forma Combined
	(in thousands except per share data)
Revenues
Sales of VOIs	$169,998	—		—		169,998
Fee-based sales commission and other revenues	74,421	—		—		74,421
Other fee-based services revenue	70,985	—		—		70,985
Interest income	129,171	—		—		129,171
Net gains on assets held for sale	504	—		—		504
Other non-interest income	349	—		—		349
Total revenues	445,428	—		—		445,428
Costs and Expenses
Cost of VOIs sold	27,058	—		—		27,058
Cost of other fee-based operations	52,094	—		—		52,094
Interest expense	78,277	—		—		78,277
Provision for loan losses	37,874	—		—		37,874
Asset impairments	14,666	—		—		14,666
Selling, general and administrative expenses	266,225	—		—		266,225
Other expenses	1,304	—		—		1,304
Total costs and expenses	477,498	—		—		477,498
Gain on settlement of investment in subsidiary	10,690					10,690
Gain on extinguishment of debt	11,625					11,625
Equity in earnings from unconsolidated subsidiaries	1,256					1,256
Other income	1,837	—		—		1,837
Loss from continuing operations before income taxes	(6,662)	—		—		(6,662)
Less: Provision for income taxes	1,775	—		—		1,775
Loss from continuing operations	(8,437)	—		—		(8,437)
Less: Net loss from continuing operations attributable to noncontrolling interests	(2,732)	(15,894	)(5)	27,832	(6)	9,206
Net loss from continuing operations attributable to BFC	$(5,705)	15,894		(27,832)		(17,643)
Basic earnings attributable to BFC common shares from continuing operations	$(0.09)					(0.16)
Basic weighted average number of common shares outstanding	75,790	—		41,205		116,995
Diluted earnings attributable to BFC common shares from continuing operations	$(0.09)	—				(0.16)
Diluted weighted average number of common shares outstanding	75,898	—		41,205		117,103
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010

	BFC Historical	Pro Forma Adjustments Bluegreen Transaction		Pro Forma Adjustments BBX Capital Merger		Pro Forma Combined
	(in thousands except per share data)
Revenues
Sales of VOIs	$167,306	—		—		167,306
Fee-based sales commission and other revenues	55,524	—		—		55,524
Other fee-based services revenue	65,979	—		—		65,979
Interest income	142,644	—		—		142,644
Net gains on assets held for sale	85	—		—		85
Other non-interest income	161	—		—		161
Total revenues	431,699	—		—		431,699
Costs and Expenses
Cost of VOIs sold	43,094	—		—		43,094
Cost of other fee-based operations	46,863	—		—		46,863
Interest expense	95,097	—		—		95,097
Provision for loan losses	91,455	—		—		91,455
Asset impairments	5,303	—		—		5,303
Selling, general and administrative expenses	296,419	—		—		296,419
Other expenses	2,839	—		—		2,839
Total costs and expenses	581,070	—		—		581,070
Gain on extinguishment of debt	13,049					13,049
Loss on settlement of investment in subsidiary	(977)					(977)
Equity in loss from unconsolidated subsidiaries	(851)					(851)
Other income	2,687	—		—		2,687
Income loss continuing operations before income taxes	(135,463)	—		—		(135,463)
Less: Benefit for income taxes	9,215	—		—		9,215
Loss from continuing operations	(144,678)	—		—		(144,678)
Less: Net loss from continuing operations attributable to noncontrolling interests	(60,294)	(12,077	)(5)	80,351	(6)	7,980
Net loss from continuing operations attributable to BFC	$(84,384)	12,077		(80,351)		(152,658)
Basic earnings attributable to BFC common shares from continuing operations	$(1.13)					(1.32)
Basic weighted average number of common shares outstanding	75,379	—		41,205		116,584
Diluted earnings attributable to BFC common shares from continuing operations	$(1.13)	—				(1.32)
Diluted weighted average number of common shares outstanding	75,379	—		41,205		116,584
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(1)
  As a result of the consummation of the Bluegreen transaction on April 2, 2013, BFC’s historical data as of June 30, 2013 reflects (a) the approximately $149.2 million consideration paid to Bluegreen’s public shareholders in the transaction and (b) a reclassification to additional paid-in capital of approximately $81.5 million, which represents the difference between the approximately $149.2 million of consideration paid to Bluegreen’s public shareholders in the transaction and the carrying value of the previous noncontrolling interest in Bluegreen of approximately $67.7 million. Prior to the consummation of the Bluegreen transaction, BFC, indirectly through Woodbridge (which was a wholly owned subsidiary of BFC at that time), owned approximately 54% of Bluegreen’s then-outstanding common stock.
(2)
  BFC owns approximately 52% of BBX Capital’s outstanding Class A Common Stock and therefore consolidates the financial results of BBX Capital. Accordingly, pursuant to applicable accounting guidance, the difference between the fair value of the consideration to be paid to BBX Capital’s shareholders in the merger and the carrying value of the noncontrolling interest in BBX Capital (in each case as described in further detail below) is recorded in equity.
(3)
  Represents adjustments related to the Renin acquisition which was consummated on October 30, 2013, as if the transaction was consummated on September 30, 2013. As previously described, $1.7 million of the $14.5 million consideration paid at the closing of the Renin acquisition was distributed to Renin Holdings, LLC during the first quarter of 2014 following the finalization of the working capital adjustment and indemnification obligations of Renin Corp. and its subsidiaries under the terms of the purchase agreement.
(4)
  Represents the approximately 41.2 million shares of BFC’s Class A Common Stock expected to be issued to BBX Capital’s shareholders (other than BFC) in the merger at its par value of $0.01 per share. The difference between the noncontrolling interest in BBX Capital of $120.6 million and the par value amount is reclassified to additional paid-in capital.
(5)
  Represents the adjustment of net income (loss) attributable to BFC associated with the purchase of the noncontrolling interest in Bluegreen.
(6)
  Represents the adjustment of net income (loss) attributable to BFC associated with the purchase of the noncontrolling interest in BBX Capital.
(7)
  Represents adjustments related to the Renin acquisition which was consummated on October 30, 2013, as if the transaction was consummated on January 1, 2012.

COMPARATIVE STOCK PRICES AND DIVIDENDS, AND RELATED SHAREHOLDER MATTERS
Comparative Stock Prices
BFC’s Class A Common Stock is currently listed for trading on the OTCQB under the trading symbol “BFCF.” BBX Capital’s Class A Common Stock is currently listed for trading on the NYSE under the trading symbol “BBX.”
The tables below set forth, for the periods indicated, the high and low per share sales prices for BFC’s Class A Common Stock and BBX Capital’s Class A Common Stock.
BFC’s Class A Common Stock

	High	Low
Calendar year 2012
First quarter	$0.56	$0.32
Second quarter	0.78	0.47
Third quarter	0.86	0.56
Fourth quarter	1.49	0.70
Calendar year 2013
First quarter	$2.25	$1.26
Second quarter	2.49	1.80
Third quarter	2.86	2.23
Fourth quarter	2.96	2.32
Calendar year 2014
First quarter (through March 12, 2014)	$4.28	$2.68
BBX Capital’s Class A Common Stock

	High	Low
Calendar year 2012
First quarter	$4.21	$1.82
Second quarter	6.67	3.98
Third quarter	6.60	5.34
Fourth quarter	7.25	6.22
Calendar year 2013
First quarter	$8.25	$6.72
Second quarter	13.58	8.10
Third quarter	15.25	12.07
Fourth quarter	15.73	12.97
Calendar year 2014
First quarter (through March 12, 2014)	$22.54	$14.18

The merger agreement was publicly announced following the close of trading on May 7, 2013. The table below sets forth the closing prices for BFC’s Class A Common Stock and BBX Capital’s Common Stock on May 7, 2013 and March 12, 2014, the last trading day before the date of this joint proxy statement/prospectus. The table also includes the equivalent prices per share of BBX Capital’s Class A Common Stock that holders of such stock would receive in connection with the merger if the merger were completed on those dates, applying the exchange ratio of 5.39 shares of BFC’s Class A Common Stock for each share of BBX Capital’s Class A Common Stock.

	BFC’s Class A Common Stock	BBX Capital’s Class A Common Stock	Equivalent Value of BBX Capital’s Class A Common Stock
May 7, 2013	$2.40	$13.08	$12.94
March 12, 2014	$4.00	$21.58	$21.56
The preceding tables show only historical comparisons. Because the market prices of BFC’s Class A Common Stock and BBX Capital’s Common Stock likely will fluctuate prior to the merger, these comparisons may not provide meaningful information to BFC’s or BBX Capital’s shareholders in determining how to vote at their respective meetings. Shareholders may wish to obtain current market quotations for BFC’s Class A Common Stock and BBX Capital’s Class A Common Stock and to review carefully the other information contained in this joint proxy statement/prospectus prior to voting their shares.
Dividend Information
BFC
BFC has never paid cash dividends on its Class A Common Stock or Class B Common Stock. BFC currently expects to utilize its available cash to pursue opportunities in accordance with its business and investment strategies and does not currently anticipate that it will pay cash dividends to holders of its Class A Common Stock or Class B Common Stock for the foreseeable future.
BFC pays regular quarterly cash dividends of $187,500 with respect to its outstanding 5% Cumulative Preferred Stock. BFC may not pay or set apart for payment any dividend or other distribution (other than a dividend or distribution payable solely in common stock) on its Class A Common Stock or Class B Common Stock until such time as all accrued and unpaid dividends on BFC’s 5% Cumulative Preferred Stock have been or contemporaneously are declared or paid and a sum is set apart sufficient for payment of such accrued and unpaid dividends.
BBX Capital
BBX Capital did not pay any cash dividends on its Class A Common Stock or Class B Common Stock during the years ended December 31, 2012 or 2011. BBX Capital currently expects to utilize its available cash to pursue opportunities in accordance with its business and investment strategies and does not currently anticipate that it will pay cash dividends to its shareholders for the foreseeable future. After completion of the merger, only BFC, as the parent company of BBX Capital, will be entitled to receive dividends, if any, paid by BBX Capital.
Restrictions on Bluegreen’s Ability to Pay Dividends
As previously described, BFC and BBX Capital own 54% and 46%, respectively, of the outstanding membership interests in Woodbridge, the parent company of Bluegreen. Certain of Bluegreen’s credit facilities contain terms which could limit the payment of cash dividends, and Bluegreen may only pay dividends subject to such limitations as well as declaration by its board of directors. In addition, any subsequent dividend or distribution by Woodbridge currently requires the approval of the boards of directors of both BFC and BBX Capital. Any dividend or distribution by Woodbridge would be paid pro rata to BFC and BBX Capital based on their respective membership interest percentages.
Record Holders
As of March 4, 2014, there were approximately 660 record holders of BFC’s Class A Common Stock and approximately 227 record holders of BBX Capital’s Class A Common Stock.

COMPARISON OF RIGHTS OF COMMON SHAREHOLDERS OF BFC AND BBX CAPITAL
BFC and BBX Capital are Florida corporations subject to the provisions of Florida law, including the FBCA. BBX Capital’s shareholders, whose rights are currently governed by BBX Capital’s Restated Articles of Incorporation, as amended, and BBX Capital’s Amended and Restated Bylaws will, if the merger is completed (and provided they do not duly exercise and perfect their appraisal rights), become holders of BFC’s Class A Common Stock, and their rights will be governed by BFC’s Amended and Restated Articles of Incorporation and BFC’s Bylaws, in each case as amended. The Form of BFC’s Second Amended and Restated Articles of Incorporation, which reflects the provisions of BFC’s Amended and Restated Articles of Incorporation as currently in effect and notes the potential amendments to such provisions as described herein, is attached hereto as Annex D. The Form of BFC’s Bylaws, as expected to be amended in connection with the merger, is attached hereto as Annex E. The rights of BFC’s shareholders, including BBX Capital’s shareholders who receive shares of BFC’s Class A Common Stock in the merger, will also continue to be governed by the FBCA.
The following description summarizes the material differences that may affect the rights of shareholders of BFC and BBX Capital. This summary does not purport to be complete, and the identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Shareholders are also referred to the section of this joint proxy statement/prospectus entitled “Description of BFC’s Capital Stock.”

BFC	BBX Capital
Authorized Capital Stock

The authorized capital stock of BFC consists of 180,000,000 shares, comprised of 150,000,000 shares of Class A Common Stock, par value $0.01 per share, 20,000,000 shares of Class B Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. Out of the 10,000,000 authorized shares of Preferred Stock, BFC’s board of directors previously designated 15,000 shares as 5% Cumulative Preferred Stock (all of which are currently outstanding) and, in connection with its adoption of BFC’s shareholder rights plan described below, 2,000,000 shares as Series A Junior Participating Preferred Stock (none of which are currently outstanding).
If BFC effects a reverse stock split, it is expected that the number of authorized shares of BFC’s Class A Common Stock and BFC’s Class B Common Stock will be reduced in connection with the reverse stock split. The reduced number of authorized shares of BFC’s Class A Common Stock and Class B Common Stock, which will be subject to the separate approval or consent of BFC’s shareholders, is expected to be determined at a time closer to the effective time of the merger and after considering, among other factors, the ratio determined for the reverse stock split, the number of shares of BFC’s Class A Common Stock to be issued or reserved for issuance in connection with the merger and BFC’s need for flexibitity in issuing additional shares in the future. It is not expected that the authorized or outstanding shares of BFC’s Preferred Stock would be impacted by any reverse stock split of BFC’s Class A Common Stock and Class B Common Stock.

The authorized capital stock of BBX Capital consists of 36,800,000 shares, comprised of 25,000,000 shares of Class A Common Stock, par value $0.01 per share, 1,800,000 shares of Class B Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. Out of the 10,000,000 authorized shares of Preferred Stock, BBX Capital’s board of directors previously designated 1,000,000 shares as Series A Junior Participating Preferred Stock in connection with its adoption of BBX Capital’s shareholder rights plan described below. No shares of BBX Capital’s Preferred Stock are currently outstanding.

Voting Rights

Each share of BFC’s Class A Common Stock is entitled to one vote, and all shares of BFC’s Class A Common Stock currently represent in the aggregate 22% of the total voting power of BFC. Each share of BFC’s Class B Common Stock is entitled to the number of votes per share which currently represent in the aggregate 78% of the total voting power of BFC. Subject to adjustment in connection with any stock split, reverse stock split or other similar transaction involving BFC’s Class B Common Stock, these fixed voting percentages will remain in effect until the total number of outstanding shares of BFC’s Class B Common Stock falls below 1,800,000 shares. If the total number of outstanding shares of BFC’s Class B Common Stock is less than 1,800,000 shares but greater than 1,400,000 shares, then BFC’s Class A Common Stock will hold a voting percentage equal to 40% of BFC’s total voting power and BFC’s Class B Common Stock will hold a voting percentage equal to the remaining 60% of BFC’s total voting power. If the total number of outstanding shares of BFC’s Class B Common Stock is less than 1,400,000 shares but greater than 500,000 shares, then BFC’s Class A Common Stock will hold a voting percentage equal to 53% of BFC’s total voting power and BFC’s Class B Common Stock will hold a voting percentage equal to the remaining 47% of BFC’s total voting power. If the total number of outstanding shares of BFC’s Class B Common Stock is less than 500,000 shares, then each share of BFC’s Class A Common Stock and Class B Common Stock will be entitled to one vote. If BFC effects a reverse stock split, each of the above-described share thresholds will be ratably reduced in connection with the reverse stock split.
Except as provided by the FBCA (as described in the section of this joint proxy statement/prospectus entitled “Description of BFC’s Capital Stock”) or as set forth in BFC’s Amended and Restated Articles of Incorporation (as described below), holders of BFC’s Class A Common Stock and Class B Common Stock vote together as a single group and holders of BFC’s 5% Cumulative Preferred Stock have no voting rights. Under BFC’s Amended and Restated Articles of Incorporation, the approval of the holders of BFC’s Class B Common Stock, voting as a separate voting group, is be required before BFC may take any of the following actions: (i) issue any additional shares of Class B Common Stock, other than a stock dividend issued to holders of Class B Common Stock; (ii) reduce

Each share of BBX Capital’s Class A Common Stock is entitled to one vote, and all shares of BBX Capital’s Class A Common Stock represent in the aggregate 53% of the total voting power of BBX Capital. Each share of BBX Capital’s Class B Common Stock is entitled to the number of votes per share which currently represent in the aggregate 47% of the total voting power of BBX Capital. Subject to adjustment stock splits, combinations and other similar transactions involving BBX Capital’s Class B Common Stock, these fixed voting percentages will remain in effect until the total number of outstanding shares of BBX Capital’s Class B Common Stock falls below 97,523 shares, at which time each share of BBX Capital’s Class A Common Stock and Class B Common Stock will be entitled to one vote.
Except as provided by the FBCA (as described in the section of this joint proxy statement/prospectus entitled “Description of BFC’s Capital Stock”) or as set forth in BBX Capital’s Restated Articles of Incorporation (as described below), holders of BBX Capital’s Class A Common Stock and Class B Common Stock vote together as a single group. Under BBX Capital’s Restated Articles of Incorporation, the approval of the holders of BBX Capital’s Class B Common Stock, voting as a separate voting group, is be required before BBX Capital may take any of the following actions: (i) issue any additional shares of Class B Common Stock, other than a stock dividend issued to holders of Class B Common Stock; (ii) reduce the number of outstanding shares of Class B Common Stock (other than upon conversion of Class B Common Stock into Class A Common Stock or upon a voluntary disposition to BBX Capital); or (iii) amend any of the capital stock provisions of BBX Capital’s Restated Articles of Incorporation.
If any shares of BBX Capital’s Series A Junior Participating Preferred Stock are issued, then each such share will have the same voting power as one share of BBX Capital’s Class A Common Stock. Until such time, if any, as the number of outstanding shares of BBX Capital’s Class B Common Stock falls below 97,523 shares (as ratably adjusted pursuant to stock splits, combinations and other similar transactions involving BBX Capital’s Class B Common Stock), all outstanding shares of BBX Capital’s Class A Common Stock and Series A Junior Participating Preferred Stock will represent, in the aggregate, 53% of BBX Capital’s total voting power.

the number of outstanding shares of Class B Common Stock (other than upon conversion of Class B Common Stock into Class A Common Stock or upon a voluntary disposition to BFC), including as in the case of a reverse stock split; or (iii) amend any of the voting rights provisions of BFC’s Amended and Restated Articles of Incorporation.
If any shares of BFC’s Series A Junior Participating Preferred Stock are issued, then each such share will have the same voting power as one share of BFC’s Class A Common Stock, with all outstanding shares of BFC’s Class A Common Stock and Series A Junior Participating Preferred Stock representing, in the aggregate, the percentage of the total voting power of BFC described above based on the number of outstanding shares of BFC’s Class B Common Stock — e.g., currently 22% of BFC’s total voting power.

Authority of Board to Approve Issuance of Preferred Stock; Shares of Preferred Stock Outstanding

BFC’s board of directors has the power to authorize the issuance of up to 10,000,000 shares of Preferred Stock and to fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof. As previously described, out of the 10,000,000 authorized shares of Preferred Stock, BFC’s board of directors previously designated 15,000 shares as 5% Cumulative Preferred Stock and 2,000,000 shares as Series A Junior Participating Preferred Stock. As of the date of this joint proxy statement/prospectus, 15,000 shares of BFC’s 5% Cumulative Preferred Stock are issued and outstanding and no shares of BFC’s Series A Junior Participating Preferred Stock are issued or outstanding.

BBX Capital’s board of directors has the power to authorize the issuance of up to 10,000,000 shares of Preferred Stock and to fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof. As previously described, in connection with its adoption of BBX Capital’s shareholder rights plan, BBX Capital’s board of directors previously designated 1,000,000 shares out of the 10,000,000 authorized shares of Preferred Stock as Series A Junior Participating Preferred Stock.

Shareholder Rights Plans

On September 21, 2009, BFC entered into a rights agreement with AST. Under the terms and conditions of the rights agreement, a dividend of one preferred share purchase right was paid with respect to each outstanding share of BFC’s Class A Common Stock and Class B Common Stock. The rights agreement attempts to protect BFC’s ability to use available net operating losses to offset future taxable income by providing a deterrent to shareholders (subject to certain exceptions) from acquiring a 5% or greater ownership interest in BFC’s Class A Common Stock and Class B Common Stock without the prior approval of BFC’s board of directors. Upon the occurrence of any such acquisition which triggers the operation of

On February 7, 2013, BBX Capital entered into a rights agreement with AST which attempts to protect BBX Capital’s ability to use available net operating losses to offset future taxable income by providing a deterrent to shareholders (subject to certain exceptions) from acquiring a 5% or greater ownership interest in BBX Capital’s Class A Common Stock without the prior approval of BBX Capital’s board of directors. The terms and conditions of BBX Capital’s shareholder rights plan, including those relating to the purchase rights issued thereunder, are substantially similar to those of BFC’s shareholder rights plan, except that the purchase rights under BBX Capital’s shareholder rights plan, if they become exercisable, will entitle the shareholder rights plan (as well as the expiration of a limited interim period), the purchase rights would become exercisable. If the purchase rights become exercisable, all holders of the rights (other than the acquiring person or group and its or their affiliates and transferees) may, for $8.00 per right, purchase shares of BFC’s Class A Common Stock having a market value of $16.00 (or, at the option of BFC, the number of one-one hundredths of a share of BFC’s Series A Junior Participating Preferred Stock equal to the number of shares of BFC’s Class A Common Stock having a market value of $16.00). Prior to exercise, the purchase rights do not give their holders any dividend, voting or liquidation rights. The rights agreement was not adopted in response to any effort to acquire control of BFC. However, the rights agreement may have an anti-takeover effect and will be an impediment to a proposed takeover which is not approved by BFC’s board of directors.
Prior to entering into the merger agreement, BFC’s board of directors adopted a resolution which exempted the merger and other transactions contemplated by the merger agreement from the operation of its rights plan.

the holders of the rights (other than the acquiring person or group and its or their affiliates and transferees) to purchase, for $25.00 per right, shares of BBX Capital’s Class A Common Stock having a market value of $50.00 (or, at the option of BBX Capital, the number of one-one hundredths of a share of BBX Capital’s Series A Junior Participating Preferred Stock equal to the number of shares of BBX Capital’s Class A Common Stock having a market value of $50.00). BBX Capital’s shareholder rights plan was not adopted in response to any effort to acquire control of BBX Capital. However, the rights plan may have an anti-takeover effect and will be an impediment to a proposed takeover which is not approved by BBX Capital’s board of directors.
Prior to entering into the merger agreement, BBX Capital entered into an amendment to its shareholder rights plan which renders the rights plan inapplicable to the merger agreement and the merger and other transactions contemplated thereby. Specifically, the amendment, among other matters, provides that none of (i) the approval, execution, delivery, performance or public announcement of the merger agreement (including any amendments or supplements thereto), (ii) the consummation or public announcement of the merger or (iii) the consummation of any of the other transactions contemplated by the merger agreement will result in BFC, Merger Sub or any of their respective affiliates or associates being deemed an “Acquiring Person” (as such term is defined in the rights plan) or give rise to any event that would result in the occurrence of a “Distribution Date” or “Stock Acquisition Date” (as those terms are defined in the rights plan). The amendment also provides that the rights issued under the rights plan shall expire immediately prior to the effective time of the merger if the rights plan has not otherwise terminated.

Ownership Restrictions on Common Stock

Other than as described above with respect to BFC’s shareholder rights plan, there currently are no limitations on the amount of shares of BFC’s Class A Common Stock or Class B Common Stock that a shareholder may own.

Other than as described above with respect to BBX Capital’s shareholder rights plan, there currently are no limitations on the amount of shares of BBX Capital’s Class A Common Stock that a shareholder may own. However, only BFC and its affiliates may own shares of BBX Capital’s Class B Common Stock. Any sale of shares of BBX Capital’s Class B Common Stock to an individual or entity unaffiliated with BFC would require the conversion of the shares to Class A Common Stock prior to or contemporaneously with the sale. The sale of BFC or any other change in control of BFC would not result in the conversion of the shares of Class B Common Stock held by BFC into shares of Class A Common Stock.
Conversion Rights
Shares of BFC’s Class B Common Stock are convertible on a share-for-share basis into shares of BFC’s Class A Common Stock at any time in the holder’s discretion.	Shares of BBX Capital’s Class B Common Stock are convertible on a share-for-share basis into shares of BBX Capital’s Class A Common Stock at any time in the holder’s discretion.
Dividends and Other Distributions; Liquidation Rights

BFC pays regular quarterly cash dividends of $187,500 with respect to its outstanding 5% Cumulative Preferred Stock. BFC may not pay or set apart for payment any dividend or other distribution (other than a dividend or distribution payable solely in common stock) on its Class A Common Stock or Class B Common Stock until such time as all accrued and unpaid dividends on BFC’s 5% Cumulative Preferred Stock have been or contemporaneously are declared or paid and a sum is set apart sufficient for payment of such accrued and unpaid dividends.
The merger agreement contains restrictions on BBX Capital’s right to make dividend payments or capital distributions during the interim period between the date of the merger agreement and the effective time of the merger.
Subject to the foregoing, holders of BFC’s Class A Common Stock and Class B Common Stock are entitled to receive cash dividends, when and as declared by the board of directors of BFC out of legally available assets. Any distribution per share with respect to BFC’s Class A Common Stock will be identical to the distribution per share with respect to BFC’s Class B Common Stock, except that a stock dividend or other non-cash distribution to holders of BFC’s Class A Common Stock may be declared and issued only in the form of BFC’s Class A Common Stock while a dividend or other non-cash distribution to holders of BFC’s Class B Common Stock may be declared and issued in the form of either BFC’s Class A Common Stock or Class B Common Stock at the discretion of the board of directors of BFC, provided that the number of any shares so issued or any non-cash distribution is the same on a per share basis.
BFC’s 5% Cumulative Preferred Stock liquidation preference in the event of BFC’s voluntary liquidation or winding up is equal to its stated value of $1,000 per share plus any accumulated and unpaid dividends or an amount equal to the redemption price described in the section of this joint proxy statement/prospectus entitled “Description of BFC’s Capital Stock — Preemptive

Holders of BBX’s Class A Common Stock and Class B Common Stock are entitled to receive cash dividends, when and as declared by BBX Capital’s board of directors out of legally available assets. Any distribution per share with respect to BBX Capital’s Class A Common Stock will be identical to the distribution per share with respect to BBX Capital’s Class B Common Stock, except that a stock dividend or other non-cash distribution to holders of Class A Common Stock may be declared and issued only in the form of Class A Common Stock while a dividend or other non-cash distribution to holders of Class B Common Stock may be declared and issued in the form of either Class A Common Stock or Class B Common Stock at the discretion of BBX Capital’s board of directors, provided that the number of any shares so issued or any non-cash distribution is the same on a per share basis.
The merger agreement also contains restrictions on BFC’s right to make dividend payments or capital distributions during the interim period between the date of the merger agreement and the effective time of the merger.
Upon any liquidation of BBX Capital, the assets legally available for distribution to shareholders will be distributed ratably among the holders of BBX Capital’s Class A Common Stock and Class B Common Stock after the payment of liabilities and the liquidation preferences of any then-outstanding Preferred Stock.

or Payment Rights; Redemption of 5% Cumulative Preferred Stock.” Upon any liquidation of BFC, the assets legally available for distribution to BFC’s shareholders after payment of liabilities, the 5% Cumulative Preferred Stock liquidation preference and the liquidation preferences of any other series of Preferred Stock then outstanding will be distributed ratably among the holders of BFC’s Class A Common Stock and Class B Common Stock.

Number and Classification of Board of Directors

BFC’s Bylaws currently provide for a board of directors comprised of between three and fifteen members. The specific number of directors is set from time to time by resolution of the board. As of the date of this joint proxy statement/prospectus, the board of directors of BFC consists of ten members. Each director of BFC is appointed or elected for a term expiring at BFC’s next annual meeting of shareholders.
In connection with the merger, BFC has agreed to cause the directors of BBX Capital immediately prior to the effective time of the merger who are not also directors of BFC to be appointed to the board of directors of BFC upon consummation of the merger. In connection therewith, the board of directors of BFC approved an amendment to BFC’s Bylaws, subject to consummation of the merger, to increase the maximum size of the board from fifteen members to twenty members. See “The Merger — Board of Directors and Executive Officers of BFC Following the Merger” and “The Merger — Anticipated Changes to the Articles of Incorporation and Bylaws of BFC.” The form of BFC’s Bylaws, as expected to be amended in connection with the merger, is included as Annex E to this joint proxy statement/prospectus.

BBX Capital’s Amended and Restated Bylaws provide for a board of directors comprised of between seven and twelve directors. The specific number of directors is set from time to time by resolution of the board. As of the date of this joint proxy statement/prospectus, the board of directors of BBX Capital consists of ten members. BBX Capital’s Amended and Restated Bylaws previously provided for BBX Capital’s board of directors to be divided into three classes, each of which has a three year term expiring in annual succession. On June 4, 2013, BBX Capital’s Amended and Restated Bylaws were amended to provide that each director elected or appointed to BBX Capital’s board of directors on or after June 4, 2013 will serve for a term expiring at BBX Capital’s next annual meeting of shareholders.

Newly Created Directorships and Vacancies

BFC’s Bylaws provide that any vacancy occurring in the board of directors of BFC, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. In each case, the director so elected or appointed will serve for a term expiring at BFC’s next annual meeting of shareholders.

BBX Capital’s Amended and Restated Bylaws provide that any vacancy occurring in the board of directors may be filled only by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors, or by a sole remaining director. A director elected or appointed to fill a vacancy will serve until BBX Capital’s next annual meeting of shareholders.

Removal of Directors

BFC’s Bylaws provide that any director or the entire board of directors of BFC may be removed, with or without cause, at a meeting of BFC’s shareholders called expressly for such purpose, by vote of the holders of shares representing a majority of the votes entitled to be cast on such removal.

Under the FBCA, BBX Capital’s shareholders may remove one or more of BBX Capital’s directors with or without cause. A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

Special Meetings of Shareholders

BFC’s Bylaws provide that special meetings of BFC’s shareholders may be held when directed by the president or the board of directors or when requested in writing by the holders of shares representing not less than ten percent of the votes entitled to be cast at the meeting. A special meeting requested by shareholders will be called for a date not less than ten nor more than sixty days after the request is made, unless (in the case of the sixty-day maximum) the shareholders requesting the meeting designate a later date and unless (in the case of the ten-day minimum) the number of shareholders constituting a quorum waive the minimum notice period. The call for the meeting will be issued by BFC’s Secretary, unless BFC’s President, board of directors or the shareholders requesting the meeting designate another person to do so.

BBX Capital’s Amended and Restated Bylaws provide that special meetings of BBX Capital’s shareholders shall be held when called by BBX Capital’s Chairman or President, by a majority of the board of directors of BBX Capital or upon the written request of holders of outstanding shares representing not less than fifty percent of the votes entitled to be cast at the meeting (in which case the meeting will be held when called by BBX Capital’s Chairman, President or Secretary). Written notice of the meeting, which shall include the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting.

Extraordinary Corporate Transactions

BFC’s Amended and Restated Articles of Incorporation currently require that any merger, consolidation or other acquisition and any sale, lease or transfer of all or substantially all of the assets of BFC be approved by the affirmative vote of the holders of shares representing at least two-thirds of the votes entitled to be cast on the transaction; provided, however, that if any such transaction is recommended to BFC’s shareholders by at least two-thirds of the members of BFC’s board of directors, then the transaction will be approved upon the affirmative vote of holders of shares representing a simple majority of the votes entitled to be cast on the transaction.
As previously described, BFC is considering an amendment to its Amended and Restated Articles of Incorporation which would modify the current provisions relating to shareholder approval of certain corporate transactions so that any required shareholder approval of such actions would be governed by applicable corporate law (rather than BFC’s Articles of Incorporation). The FBCA generally provides that unless a Florida corporation’s articles of incorporation or bylaws require a greater vote, mergers or share exchanges on which

Approval of extraordinary corporate transactions by BBX Capital’s shareholders is governed by the FBCA. The FBCA generally provides that unless a Florida corporation’s articles of incorporation or bylaws require a greater vote, mergers or share exchanges on which shareholders are entitled to vote (which is generally only in the event the corporation is the acquired entity in the merger or share exchange) must be approved by a vote of the holders of a majority of all outstanding shares of each class entitled to vote on the transaction under the FBCA. The FBCA further provides that unless a Florida corporation’s articles of incorporation or bylaws require a greater vote, sales of substantially all the assets of the corporation must be approved by a vote of the holders of a majority of all outstanding shares without reference to class.
In addition, BBX Capital’s Class A Common Stock is currently listed on the NYSE and BBX Capital is therefore subject to the listing standards of the NYSE, including those relating to shareholder approval of certain corporate transactions such transactions in which BBX Capital may issue shares representing 20% or more of its outstanding stock prior to the transaction.

shareholders are entitled to vote (which is generally only in the event the corporation is the acquired entity in the merger or share exchange) must be approved by a vote of the holders of a majority of all outstanding shares of each class entitled to vote on the transaction under the FBCA. The FBCA further provides that unless a Florida corporation’s articles of incorporation or bylaws require a greater vote, sales of substantially all the assets of the corporation must be approved by a vote of the holders of a majority of all outstanding shares without reference to class. The listing standards of national securities exchanges also contain provisions which require shareholder approval of certain corporate transactions, including transactions in which the company may issue shares representing 20% or more of its outstanding stock prior to the transaction.

Amendment of Articles of Incorporation

The amendment of a Florida corporation’s articles of incorporation generally requires the approval of the company’s board of directors and, subject to certain limited exceptions, the company’s shareholders. Under the FBCA, an amendment will receive the requisite shareholder approval, if any, if the votes cast in favor of the amendment exceed the votes cast opposing the amendment, except in the case the amendment would create appraisal rights, in which case the amendment would require the approval of holders of shares representing a majority of the votes entitled to be cast on the amendment. In certain cases, an amendment may also require the separate approval of holders of a class or series of shares. See the section of this joint proxy statement/prospectus entitled “Description of BFC’s Capital Stock.”
In addition to the requirements under the FBCA, BFC’s Amended and Restated Articles of Incorporation currently require an amendment to be approved by the affirmative vote of the holders of shares representing at least two-thirds of the votes entitled to be cast on the amendment; provided, however, that if the amendment is recommended to BFC’s shareholders by at least two-thirds of the members of the board of directors of BFC, then such amendment will be approved upon the affirmative vote of holders of shares representing a simple majority of the votes entitled to be cast on the amendment.
As previously described, BFC is considering an amendment to its Amended and Restated Articles of Incorporation which would modify the current

The amendment of BBX Capital’s Restated Articles of Incorporation is governed by the FBCA. Under the FBCA, an amendment generally requires the approval of the company’s board of directors and, subject to certain limited exceptions, the company’s shareholders. If shareholder approval is required, the amendment will be approved by the company’s shareholders if the votes cast in favor of the amendment exceed the votes cast opposing the amendment, except in the case the amendment would create appraisal rights, in which case the amendment would require the approval of holders of shares representing a majority of the votes entitled to be cast on the amendment. In certain cases, an amendment may also require the separate approval of holders of a class or series of shares.

provisions relating to shareholder approval of future amendments of BFC’s Articles of Incorporation so that any required shareholder approval of such amendments would be governed by the FBCA (rather than BFC’s Articles of Incorporation).

The following matters are governed by FBCA, which is applicable to both BFC and BBX Capital, and/or bylaw or articles of incorporation provisions which are substantially the same for both BFC and BBX Capital.
Amendment of Bylaws
The FBCA provides that the directors of a Florida corporation may amend or repeal the company’s bylaws unless the company’s articles of incorporation or the FBCA reserve the power to amend the bylaws generally or a particular bylaw provision exclusively to the shareholders, or the shareholders, in amending or repealing the bylaws generally or a particular bylaw provision, provide expressly that the board may not amend or repeal the bylaws or that bylaw provision. The FBCA further provides that a company’s shareholders may amend or repeal the company’s bylaws even though the bylaws may also be amended or repealed by the company’s board of directors.
BFC’s Bylaws and BBX Capital’s Amended and Restated Bylaws provide that the applicable company’s board of directors has the power to adopt, amend or repeal the bylaws; provided, however that the board of directors may not amend or repeal any bylaw which the shareholders specify may not be altered or repealed by the board of directors.
Duties of Directors
The FBCA provides that all corporate powers will be exercised by or under the authority of the company’s board of directors. The FBCA requires that a director shall discharge his or her duties as a director, including his or her duties as a member of a committee in good faith, with the care an ordinarily prudent person in a like position would exercise under the circumstances, and in a manner he or she reasonably believes to be in the best interests of the company.
The FBCA further provides that in discharging his or her duties, a director may consider such factors as the director deems relevant, including (i) the long-term prospects and interests of the company and its shareholders, (ii) the social, economic, legal or other effects of any action on the employees, suppliers and customers of the company or its subsidiaries, (iii) the communities and society in which the company or its subsidiaries operate and (iv) the economy of the state and the nation.
Director Liability; Indemnification of Directors and Officers
The FBCA generally provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and the director’s breach of or failure to perform those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) an unlawful distribution, (iv) in a proceeding by or in the right of the corporation or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.
In addition, the FBCA provides that a Florida corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), because he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
The FBCA further provides that a Florida corporation has the power to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor because that person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors of the corporation, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification is authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification with regard to a proceeding by or in the right of the corporation is to be made in respect of any claim, issue or matter as to which such person has been found liable unless, and only to the extent that, the court in which the proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Under the FBCA, to the extent that a director, officer, employee or agent of a Florida corporation has been successful on the merits or otherwise in defense of any proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.
BFC’s Amended and Restated Articles of Incorporation and Bylaws, and BBX Capital’s Restated Articles of Incorporation and Amended and Restated Bylaws, contain indemnification provisions substantially similar to the above-described provisions of the FBCA relating to indemnification. In addition, each of BFC and BBX Capital carries insurance permitted by the laws of the State of Florida for its directors, officers, employees and agents which covers alleged or actual error or omission, misstatement, misleading misstatement, neglect or breach of fiduciary duty while acting in such capacities on behalf of the company, which acts may include liabilities under the Securities Act.
Shareholder Proposals and Nominations
Under BFC’s Bylaws and BBX Capital’s Amended and Restated Bylaws, a shareholder entitled to vote at an annual meeting of shareholders of the company may propose business to be brought before such meeting if the shareholder has delivered written notice to the company’s Secretary (containing certain information specified in BFC’s Bylaws or BBX Capital’s Amended and Restated Bylaws, as applicable, about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of the company’s shareholders. However, if the date of the annual meeting of the company’s shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of the company’s shareholders, written notice of the proposed business must be received by BFC or BBX Capital, as applicable, within ten days after the company first mails notice of or publicly discloses the date of the annual meeting of the company’s shareholders. In addition, any shareholder of the company who wishes to submit a nomination to the board of directors of the company must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in BFC’s Bylaws or BBX Capital’s Amended and Restated Bylaws, as applicable, relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in BFC’s or BBX Capital’s proxy material for a shareholder meeting.
State Anti-Takeover Statutes
The FBCA provides that the voting rights to be accorded “control shares,” as defined below, of a Florida corporation that has (i) 100 or more shareholders, (ii) its principal place of business, its principal office or substantial assets in Florida and (iii) either more than 10% of its shareholders residing in Florida, more than 10% of its shares owned by Florida residents or 1,000 shareholders residing in Florida, must be approved by a majority of each class of voting securities of the corporation, excluding those shares held by interested persons, before the control shares will be granted any voting rights. “Control shares” are defined in the FBCA as shares acquired by a person, either directly or indirectly, that when added to all other shares of the issuing corporation owned by that person, would entitle that person to exercise, either directly or indirectly, voting power within any of the following ranges: (i) 20% or more but less than 33% of all voting power of the corporation’s voting securities; (ii) 33% or more but less than a majority of all voting power of the corporation’s voting securities; or (iii) a majority or more of all of the voting power of the corporation’s voting securities. These provisions do not apply to shares acquired under, among other things, an agreement or plan of merger or share exchange effected in compliance with the relevant provisions of the FBCA and to which the corporation is a party, or an acquisition of shares previously approved by the board of directors of the corporation.
The FBCA also provides that, if any person who, together with such person’s affiliates and associates, beneficially owns 10% or more of any voting stock of a corporation (referred to as an “interested person”), is a party to any merger, consolidation, disposition of all or a substantial part of the assets of the corporation or a subsidiary of the corporation or other business combination requiring shareholder approval under the FBCA, such transaction requires approval by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the interested person; provided, that such approval is not required if (i) a majority of the disinterested directors has approved the interested person transaction (as is the case with respect to the currently proposed merger), (ii) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the date of the transaction’s announcement, (iii) the interested person has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least five years preceding the date of the transaction’s announcement, (iv) the interested person is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors, (v) the corporation is an investment company registered under the Investment Company Act of 1940 or (vi) the consideration that holders of the stock of the corporation will receive in the transaction meets certain minimum levels determined by a formula under Section 607.0901(4)(f) of the FBCA.
Appraisal Rights
The FBCA provides that appraisal rights are available in connection with (i) the consummation of a conversion or plan of merger that requires shareholder approval under the FBCA or a short-form merger with respect to the subsidiary in such merger, (ii) consummation of a share exchange under which the company’s shares will be acquired that requires shareholder approval under the FBCA, (iii) a sale or exchange of all or substantially all of the assets of a company upon which shareholders are entitled to vote under the FBCA, (iv) an amendment to the company’s articles of incorporation if the shareholder is entitled to vote on the amendment under the FBCA and if the amendment may adversely affect the rights or preferences of the shareholder and (v) any other corporate action, if and to the extent the company’s articles of incorporation provide that a shareholder is entitled to dissent and obtain payment for his, her or its shares.
In addition, the FBCA states that unless otherwise provided in the articles of incorporation, no appraisal rights are available in connection with a conversion, plan of merger, share exchange or a proposed sale or exchange of property to holders of shares of any class or series of stock of a company that is listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 shareholders and having a market value of at least $10,000,000. However, the FBCA provides that appraisal rights are available if, among other things, (i) the company’s shareholders are required to accept for their shares any consideration other than cash or shares of any corporation or other entity that satisfies the standards set forth in the preceding sentence, (ii) the company’s shares are being acquired by or converted by a person or an affiliate of a person who is, or at any time in the one-year period preceding the company’s board of directors’ approval of the corporate action giving rise to the appraisal rights was, the beneficial owner of 20% or more of the voting power of the company, excluding shares acquired pursuant to certain offers for all voting shares of the company or (iii) the company’s shares are being acquired or converted by a person or an affiliate of a person who has, or at any time during the one-year period preceding the company’s board of directors’ approval of the corporate action giving rise to the appraisal rights had, the power to appoint or elect 25% or more of the board of directors of the company. BBX Capital’s shareholders are entitled to pursue appraisal rights in connection with the currently proposed merger in accordance with clauses (ii) and (iii) above.
Neither BFC’s Amended and Restated Articles of Incorporation or Bylaws, in each case as presently in effect and as expected to be amended, nor BBX Capital’s Restated Articles of Incorporation or Amended and Restated Bylaws, alters any of these requirements under the FBCA.

MATERIAL CONTRACTS BETWEEN BFC AND BBX CAPITAL,
AND OTHER RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
BFC owns shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing approximately 52% of the total outstanding equity of BBX Capital and 72% of the total voting power of BBX Capital. BFC may be deemed to be controlled by Alan B. Levan, who serves as Chairman, Chief Executive Officer and President of BFC, and John E. Abdo, who serves as Vice Chairman of BFC. Together, Mr. Alan Levan and Mr. Abdo may be deemed to beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 71% of BFC’s total voting power. See the section of this joint proxy statement/prospectus entitled “Security Ownership of Certain Beneficial Owners and Management — BFC” below for further information with respect to the share ownership of each of Mr. Alan Levan and Mr. Abdo. Mr. Alan Levan and Mr. Abdo are each executive officers and directors of BBX Capital, and they served as executive officers and directors of BankAtlantic until July 2012 when BBX Capital sold BankAtlantic to BB&T. In addition, Jarett S. Levan, the son of Alan B. Levan, is an executive officer and director of BFC and BBX Capital, and he was an executive officer and director of BankAtlantic until its sale to BB&T in July 2012. Further, Seth M. Wise, an executive officer and director of BFC, and John K. Grelle, an executive officer of BFC, were each appointed to serve as an executive officer of BBX Capital during 2012. For information regarding the compensation paid to each of BFC’s and BBX Capital’s executive officers by BFC, BBX Capital (including BankAtlantic) and, with respect to Mr. Alan Levan and Mr. Abdo, Bluegreen for the years ended December 31, 2012 and 2011, please see the “Executive Compensation” and “Certain Relationships and Related Transactions” sections of Amendment No. 1 to BFC’s Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this joint proxy statement/prospectus.
BFC and BBX Capital own 54% and 46%, respectively, of the outstanding equity interests in Woodbridge, which is the sole shareholder of Bluegreen as a result of the April 2013 cash merger transaction described below. Prior to such merger, BFC, indirectly through Woodbridge, owned approximately 54% of Bluegreen’s outstanding common stock. In addition, Mr. Alan Levan and Mr. Abdo served, and continue to serve, as Chairman and Vice Chairman, respectively, of Bluegreen. BFC also had a direct non-controlling interest in Benihana, and Mr. Alan Levan and Mr. Abdo served as directors of Benihana, in each case until August 2012 when Benihana was acquired by Safflower Holdings Corp.
On April 2, 2013, Woodbridge acquired all of the then-outstanding shares of Bluegreen not previously owned by Woodbridge in a cash merger transaction (sometimes hereinafter referred to as the “Bluegreen merger”). Pursuant to the terms of the merger agreement between the parties, dated as of November 14, 2012, Bluegreen’s shareholders (other than Woodbridge, whose shares of Bluegreen’s common stock were canceled in connection with the Bluegreen merger without any payment therefor) received consideration of $10.00 in cash for each share of Bluegreen’s common stock that they held at the effective time of the Bluegreen merger, including unvested restricted shares. In addition, each option to acquire shares of Bluegreen’s common stock that was outstanding at the effective time of the Bluegreen merger, whether vested or unvested, was canceled in exchange for the holder’s right to receive the excess, if any, of the $10.00 per share merger consideration over the exercise price per share of the option. The aggregate merger consideration was approximately $149 million. As a result of the Bluegreen merger, Bluegreen, which was the surviving corporation of the transaction, became a wholly owned subsidiary of Woodbridge.
In connection with the financing of the Bluegreen merger, BFC and Woodbridge entered into a Purchase Agreement with BBX Capital on April 2, 2013. Pursuant to the terms of the purchase agreement, BBX Capital invested $71.75 million in Woodbridge in exchange for a 46% equity interest in Woodbridge. BFC continues to hold the remaining 54% of Woodbridge’s outstanding equity interests. BBX Capital’s investment in Woodbridge consisted of $60 million in cash and a promissory note in Woodbridge’s favor in the principal amount of $11.75 million. The promissory note has a term of five years, accrues interest at a rate of 5% per annum and provides for payments of interest only on a quarterly basis during the term of the promissory note, with all outstanding amounts being due and payable at the end of the five-year term. In connection with BBX Capital’s investment in Woodbridge, BFC and BBX Capital entered into an Amended and Restated Operating Agreement of Woodbridge, which sets forth BFC’s and BBX Capital’s respective rights as members of Woodbridge and provides for, among other things, unanimity on certain specified “major decisions” and distributions to be made on a pro rata basis in accordance with BFC’s and BBX Capital’s respective percentage equity interests in Woodbridge.
BFC and Bluegreen were previously party to a merger agreement, dated November 11, 2011, which provided for Bluegreen to merge with and into a wholly owned subsidiary of BFC and for Bluegreen’s shareholders (other than Woodbridge and shareholders of Bluegreen who duly exercised appraisal rights in accordance with Massachusetts law) to receive eight shares of BFC’s Class A Common Stock for each share of Bluegreen’s common stock that they held at the effective time of the transaction. The November 2011 merger agreement was conditioned upon, among other things, the listing of BFC’s Class A Common Stock on a national securities exchange at the effective time of the transaction. Due to the inability to satisfy this closing condition, on November 14, 2012, BFC and Bluegreen agreed to terminate the November 2011 merger agreement and BFC, Woodbridge and Bluegreen entered into the cash merger agreement described above.
On October 30, 2013, Renin Holdings LLC, a newly formed joint venture entity currently beneficially owned 81% by BBX Capital and 19% by BFC, through newly formed acquisition subsidiaries (Renin Holdings LLC and its acquisition subsidiaries are referred to collectively as the “Renin purchasers”), acquired substantially all of the assets of Renin Corp. and its subsidiaries, manufacturers of interior closet doors, wall décor, hardware and fabricated glass products, for approximately $12.8 million in cash, net of $1.7 million distributed to Renin Holdings, LLC during the first quarter of 2014 following the finalization of the working capital adjustment and indemnification obligations of Renin Corp. and its subsidiaries under the terms of the purchase agreement. Bluegreen funded approximately $9.4 million of the transaction consideration in a term loan and revolver facility to the Renin purchasers. The loan includes a $3.0 million term loan and provides for additional borrowings of up to $9.0 million on a revolving basis ($6.4 million of which was drawn upon at the closing of the Renin acquisition), subject to the terms of a borrowing base specified in the loan. Amounts outstanding under the loan bear interest at a fixed rate of 7.25% per annum and are collateralized by substantially all of the assets acquired in the transaction. All amounts outstanding under the loan will, unless extended, become due on April 30, 2014. See the section of this joint proxy statement/prospectus entitled “The Merger —  Recent Events” for additional information regarding the Renin acquisition.
The following table presents information relating to shared services arrangements between BFC, BBX Capital (including BankAtlantic) and Bluegreen, and an information technology services agreement between BFC and BBX Capital (including BankAtlantic) for the years ended December 31, 2012 and 2011.

			For the Year Ended December 31, 2012
			BFC	BBX Capital	Bluegreen
Shared service income (expense)	(a	)	$1,001	(623)	(378)
Facilities cost and information technology	(b	)	$(219)	188	31

			For the Year Ended December 31, 2011
			BFC	BBX Capital	Bluegreen
Shared service income (expense)	(a	)	$1,688	(1,292)	(396)
Facilities cost and information technology	(b	)	$(410)	359	51

(a)
  Pursuant to the terms of shared services agreements between BFC and BBX Capital, until the consummation of BBX Capital’s sale of BankAtlantic to BB&T during July 2012, subsidiaries of BFC provided human resources, risk management, investor relations, executive office administration and other services to BBX Capital. Subsidiaries of BFC continue to provide certain risk management and administrative services to BBX Capital. BFC’s subsidiaries also provide risk management and administrative services to Bluegreen. The costs of shared services are allocated based upon the usage of the respective services.

(b)
  As part of the shared services arrangements, BFC paid BankAtlantic and Bluegreen for the cost of office facilities utilized by BFC and its shared services operations. BFC also paid BankAtlantic approximately $60,000 and $91,000 for information technology related services for the years ended December 31, 2012 and 2011, respectively, pursuant to a separate agreement.
In June 2010, BBX Capital and BankAtlantic entered into a real estate advisory service agreement with BFC for assistance relating to the work-out of loans and the sale of real estate owned. Under the terms of the agreement, BFC received a monthly fee of $12,500 from each of BankAtlantic and BBX Capital and, if BFC’s efforts resulted in net recoveries of any non-performing loan or the sale of real estate owned, BFC received a fee equal to 1% of the net value recovered. During the years ended December 31, 2012 and 2011, BFC received an aggregate of $0.3 million and $0.7 million, respectively, of real estate advisory service fees under this agreement.
The above-described agreements and relationships between BFC and BankAtlantic were either terminated effective upon the closing of BBX Capital’s sale of BankAtlantic to BB&T during July 2012 or were assumed by BB&T for a limited period of time after consummation of the transaction. As a result of the BankAtlantic sale, such agreements and relationships are no longer considered related party transactions. In addition, the real estate advisory service agreement between BFC and BBX Capital was terminated during July 2012.
At December 31, 2011, BFC had cash and cash equivalent accounts at BankAtlantic with a balance of approximately $0.2 million. These accounts were on the same general terms as deposits made by unaffiliated third parties. BFC received nominal interest with respect to these accounts during the year ended December 31, 2011.
In December 2012, BFC entered into an agreement with BBX Capital pursuant to which BBX Capital provides office facilities to BFC at BBX Capital’s and BFC’s principal executive offices. Under the terms of the agreement, BFC reimburses BBX Capital at cost for certain costs and expenses related to the office facilities provided. During December 2012, BFC incurred $38,000 of expense under this agreement.
In prior periods, BBX Capital issued options to purchase shares of BBX Capital’s Class A Common Stock to employees of BFC. Additionally, certain employees of BBX Capital have transferred to affiliate companies, and BBX Capital has elected, in accordance with the terms of BBX Capital’s stock option plans, not to cancel the stock options held by those former employees. BBX Capital from time to time also issues options and restricted stock awards to employees of BFC that perform services for BBX Capital. Expenses relating to all options and restricted stock awards granted by BBX Capital to employees of BFC were approximately $19,000 and $51,000 for the years ended December 31, 2012 and 2011, respectively. BFC reimbursed BBX Capital for the full amount of these expenses.
There were no options exercised by former employees of BBX Capital during the years ended December 31, 2012 or 2011. During 2012, BBX Capital’s compensation committee approved the acceleration of vesting of 7,500 restricted stock awards of BBX Capital’s Class A Common Stock previously issued to non-executive employees of BFC such that they fully vested upon closing of BBX Capital’s sale of BankAtlantic to BB&T during July 2012. Additionally, options to acquire 4,944 shares of BBX Capital’s Class A Common Stock issued to non-executive employees of BFC were forfeited upon the closing of the BankAtlantic sale.
BFC and BBX Capital utilize certain services of the law firm of Greenspoon Marder, successor to Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden McClosky”). Bruno Di Giulian, a director of BBX Capital, was of counsel to Ruden McClosky until his retirement from the firm in 2006. From the date of his retirement through October 2011, Mr. Di Giulian was paid approximately $12,000 per year in residual compensation from Ruden McClosky. During the year ended December 31, 2011, BFC and BBX Capital paid fees to Ruden McClosky totaling $19,000 and $250,000, respectively. Mr. Di Giulian was a partner in the law firm of Conrad & Scherer, LLP from 2009 through July 2013. During the year ended December 31, 2012, BBX Capital paid fees to Conrad & Scherer, LLP totaling $286,000 for certain legal services provided by such law firm. As previously described, Mr. Di Giulian, as well as the other members of BBX Capital’s board of directors who are not also directors of BFC, are expected to be appointed to the board of directors of BFC upon consummation of the merger.

During the years ended December 31, 2012 and 2011, Bluegreen paid a subsidiary of BFC approximately $0.6 million and $0.7 million, respectively, for a variety of management advisory services. In addition, BFC had an agreement with Bluegreen relating to the engagement of different independent registered public accounting firms. Pursuant to this agreement, Bluegreen reimbursed BFC during the years ended December 31, 2012 and 2011 approximately $0.4 million and $0.5 million, respectively, for fees paid by BFC to PricewaterhouseCoopers LLP, BFC’s independent registered public accounting firm, for services performed at Bluegreen as part of PricewaterhouseCoopers LLP’s annual audit of BFC’s consolidated financial statements. This agreement was terminated in connection with Bluegreen’s decision during October 2012 to engage PricewaterhouseCoopers LLP to serve as its independent registered public accounting firm. Additionally, during the year ended December 31, 2011, Bluegreen reimbursed BFC approximately $0.1 million for certain expenses incurred in assisting Bluegreen in its efforts to explore additional sources of liquidity.
Beginning in 2009, Bluegreen entered into a land lease with Benihana, which constructed and operates a restaurant on one of Bluegreen’s resort properties. Under the terms of the lease, Bluegreen receives payments from Benihana of approximately $0.1 million annually.
Certain of BFC’s affiliates, including its executive officers, have independently made investments with their own funds in both public and private entities that BFC sponsored in 2001 and in which it holds investments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BBX Capital
The following table sets forth, as of March 4, 2014, certain information as to BBX Capital’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each of BBX Capital’s Named Executive Officers, (ii) each of BBX Capital’s directors as of March 4, 2014, (iii) all of BBX Capital’s directors and executive officers as of March 4, 2014 as a group and (iv) all other persons known by BBX Capital’s management to own in excess of 5% of the outstanding shares of such stock as of March 4, 2014. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and with BBX Capital pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of BBX Capital’s Class A Common Stock or Class B Common Stock (i) over which he or she has or shares, directly or indirectly, voting or investment power, or (ii) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 4, 2014. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned. The address of all parties listed below is 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.

Name of Beneficial Owner	Class A Common Stock Ownership		Class B Common Stock Ownership		Percent of Class A Common Stock(8)	Percent of Class B Common Stock
BFC Financial Corporation(1)	8,133,353	(6)	195,045	(6)	51.4%	100%
Alan B. Levan(1)(4)	8,290,791	(2)(3)(6)	195,045	(2)(6)	52.4%	100%
John E. Abdo(1)	8,302,537	(2)(3)(6)	195,045	(2)(6)	52.5%	100%
Norman H. Becker	—		—		—	—
Steven M. Coldren	6,529	(3)	—		*	—
Bruno L. Di Giulian	8,507	(3)(7)	—		*	—
Willis N. Holcombe	4,324	(3)	—		*	—
Jarett S. Levan(4)	64,817	(3)	—		*	—
Charlie C. Winningham, II	12,508	(3)	—		*	—
Anthony P. Segreto	—		—		—	—
All directors and executive officers of the Company as of March 4, 2014 as a group (11 persons)	8,586,701	(5)(6)	195,045	(6)	54.2%	100%

*
  Less than one percent of the class.
(1)
  BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 71% of the total voting power of BFC. Mr. Alan Levan serves as Chairman and Chief Executive Officer of BBX Capital, and Chairman, Chief Executive Officer and President of BFC. Mr. Abdo serves as Vice Chairman of BBX Capital and BFC.
(2)
  Includes, for each of Mr. Alan Levan and Mr. Abdo, the 8,133,353 shares of BBX Capital’s Class A Common Stock and 195,045 shares of BBX Capital’s Class B Common Stock owned by BFC. Mr. Alan Levan’s ownership interest in BBX Capital’s Class A Common Stock also includes shares of BBX Capital’s Class A Common Stock held directly by other entities which he may be deemed to control as follows: 28,201 shares held by Levan BBX Stock Partners LP; and 657 shares held by Levan Partners LLC.
(3)
  Includes beneficial ownership of the following number of shares of BBX Capital’s Class A Common Stock which may be acquired within 60 days pursuant to the exercise of outstanding stock options: Mr. Alan Levan  — 4,800 shares; Mr. Abdo — 3,200 shares; Mr. Coldren — 479 shares; Mr. Di Giulian — 3,507 shares; Dr. Holcombe — 4,188 shares; Mr. Jarett Levan — 1,201 shares; and Mr. Winningham — 3,507 shares.
(4)
  Mr. Jarett Levan is the son of Mr. Alan Levan.

(5)
  Includes beneficial ownership of 21,082 shares of BBX Capital’s Class A Common Stock which may be acquired by executive officers and directors within 60 days pursuant to the exercise of outstanding stock options.
(6)
  BBX Capital’s Class B Common Stock is convertible on a share-for-share basis into BBX Capital’s Class A Common Stock at any time at BFC’s discretion.
(7)
  Includes 3,930 shares of BBX Capital’s Class A Common Stock which are held by Mr. Di Giulian’s spouse, as to which Mr. Di Giulian disclaims having voting or investment power.
(8)
  Pursuant to the instructions to Item 403 of Regulation S-K, the total number of outstanding shares of BBX Capital’s Class A Common Stock for purposes of calculating the beneficial ownership interest percentage of each person or group does not include 1,277,802 shares of BBX Capital’s Class A Common Stock, which represents approximately 7% of the total number of outstanding shares of such stock, underlying restricted stock awards which are not scheduled to vest within 60 days and as to which BBX Capital’s compensation committee has sole voting power and the award recipients do not have voting or investment power.
BFC
The following table sets forth, as of March 4, 2014, certain information as to BFC’s Class A Common Stock and Class B Common Stock beneficially owned by persons known by BFC to own in excess of 5% of the outstanding shares of such stock. In addition, the following table includes the outstanding securities beneficially owned by (i) each of BFC’s Named Executive Officers, (ii) each of BFC’s directors as of March 4, 2014 and (iii) BFC’s directors and executive officers as of March 4, 2014 as a group. BFC’s management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of BFC’s Class A Common Stock or Class B Common Stock as of March 4, 2014. To the extent indicated below, the information provided in the following table was obtained from filings with the SEC and BFC pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of BFC’s Class A Common Stock or Class B Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after March 4, 2014. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Name of Beneficial Owner	Notes	Class A Common Stock Ownership	Class B Common Stock Ownership	Percent of Class A Common Stock	Percent of Class B Common Stock
Levan Partners LLC	(1, 2, 4, 5, 11)	5,925,348	707,882	9.2%	9.7%
Levan BFC Stock Partners LP	(1, 2, 4, 5, 11)	—	2,019,456	2.8%	27.5%
Alan B. Levan	(1, 2, 3, 4, 5, 6, 8, 11)	8,397,930	6,521,228	19.2%	86.7%
John E. Abdo	(1, 2, 3, 4, 6, 11)	4,509,121	3,273,797	10.4%	44.1%
Seth M. Wise	(2, 3, 7, 11)	528,659	—	*	0.0%
Jarett S. Levan	(2, 3, 8, 11)	267,082	—	*	0.0%
Darwin Dornbush	(2, 3, 11)	50,087	—	*	0.0%
Oscar Holzmann	(1, 2, 3, 11)	164,361	20,290	*	*
Alan J. Levy	(2, 3, 11)	51,783	—	*	0.0%
Joel Levy	(2, 3, 11)	61,558	—	*	0.0%
William Nicholson	(2, 3, 11)	85,311	—	*	0.0%
Neil Sterling	(1, 2, 3, 11)	164,361	20,290	*	*
Dr. Herbert A. Wertheim	(1, 9, 11)	3,968,157	416,448	6.1%	5.7%
Howard Dvorkin	(10, 11)	3,695,245	—	5.2%	0.0%
All directors and executive officers of BFC as of March 4, 2014, as a group (11 persons)	(1, 2, 3, 4, 5, 6, 7, 8, 11)	14,500,753	6,561,808	26.6%	87.1%

*
  Less than one percent of class.
(1)
  BFC’s Class B Common Stock is convertible into BFC’s Class A Common Stock on a share-for-share basis at any time at the beneficial owner’s discretion. However, see footnote 6 below regarding restrictions on Mr. Abdo’s right to convert his shares of BFC’s Class B Common Stock. The number of shares of BFC’s Class B Common Stock held by each beneficial owner is not separately included in the “Class A Common Stock Ownership” column, but is included for the purpose of calculating the percent of BFC’s Class A Common Stock held by each beneficial owner.
(2)
  Mailing address is 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.
(3)
  Includes shares that may be acquired within 60 days pursuant to the exercise of stock options to purchase shares of BFC’s Class A Common Stock or Class B Common Stock as follows: Alan B. Levan — 377,680 shares of Class A Common Stock and 93,750 shares of Class B Common Stock; John E. Abdo — 412,380 shares of Class A Common Stock and 93,750 shares of Class B Common Stock; Seth M. Wise — 79,824 shares of Class A Common Stock; Oscar Holzmann — 151,223 shares of Class A Common Stock and 6,250 shares of Class B Common Stock; Alan J. Levy  — 9,577 shares of Class A Common Stock; Joel Levy — 39,686 shares of Class A Common Stock; William Nicholson — 65,357 shares of Class A Common Stock; and Neil Sterling — 151,223 shares of Class A Common Stock and 6,250 shares of Class B Common Stock.
(4)
  BFC may be deemed to be controlled by Messrs. Alan Levan and Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of BFC’s Class A Common Stock and Class B Common Stock, including shares that may be acquired pursuant to the exercise of stock options within 60 days (as set forth in footnote 3 above), representing approximately 71% of the total voting power of BFC.
(5)
  Mr. Alan Levan’s holdings include: the 5,925,348 shares of BFC’s Class A Common Stock and 707,882 shares of BFC’s Class B Common Stock owned by Levan Partners LLC and the 2,019,456 shares of BFC’s Class B Common Stock owned by Levan BFC Stock Partners LP. Mr. Alan Levan’s holdings also include 1,270,294 shares of BFC’s Class A Common Stock and 133,314 shares of BFC’s Class B Common Stock owned directly by Florida Partners Corporation, 11,440 shares of BFC’s Class A Common Stock and 1,200 shares of BFC’s Class B Common Stock held of record by his wife and 36,711 shares of BFC’s Class A Common Stock held through trusts for the benefit of his children.
(6)
  Messrs. Alan Levan and Abdo have agreed to vote their shares of BFC’s Class B Common Stock in favor of the election of the other to BFC’s board of directors for so long as they are willing and able to serve as directors of BFC. Additionally, Mr. Abdo has agreed to vote the shares of BFC’s Class B Common Stock that he owns in the same manner as Mr. Alan Levan, or upon Mr. Alan Levan’s death, unless previously revoked, Mr. Jarett Levan, votes his shares of BFC’s Class B Common Stock. As a result, the shares of BFC’s Class B Common Stock beneficially owned by Mr. Abdo are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Abdo has also agreed, subject to certain exceptions, not to transfer certain of his shares of BFC’s Class B Common Stock and to obtain the consent of Mr. Alan Levan, or upon Mr. Alan Levan’s death, unless previously revoked, Mr. Jarett Levan, prior to the conversion of certain of his shares of BFC’s Class B Common Stock into shares of BFC’s Class A Common Stock.
(7)
  Mr. Wise’s holdings of BFC’s Class A Common Stock include 247 shares held in his spouse’s IRA which he may be deemed to beneficially own.
(8)
  Mr. Alan Levan is the father of Mr. Jarett Levan.
(9)
  Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicates that Dr. Wertheim has no intention to directly or indirectly manage or control BFC. Dr. Wertheim’s mailing address is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(10)
  Based on the Schedule 13G filed with the SEC on February 12, 2013, Mr. Dvorkin may be deemed to beneficially own the shares through two companies: YMF, Ltd., a Cayman Islands company, that owns 3,689,845 shares of BFC’s Class A Common Stock and PITA Ltd., a Cayman Islands company, that owns 5,400 shares of BFC’s Class A Common Stock and 25,000 shares of BFC’s Class B Common Stock. Mr. Dvorkin disclosed in the Schedule 13G that he is the managing director and sole officer of both companies and that he has sole voting and dispositive power over all of the shares of BFC’s Class A Common Stock and Class B Common Stock owned by the companies. Mr. Dvorkin’s mailing address is 7809 Galleon Court, Parkland, Florida 33067.
(11)
  Pursuant to the instructions to Item 403 of Regulation S-K, the total number of outstanding shares of BFC’s Class A Common Stock for purposes of calculating the percentage beneficial ownership interest of each person or group does not include 4,577,220 shares of BFC’s Class A Common Stock, which represents approximately 6% of the total number of outstanding shares of such stock, underlying restricted stock awards which are not scheduled to vest within 60 days and as to which BFC’s compensation committee has sole voting power and the award recipients do not have voting or investment power.
Expected Share Ownership Information for BFC After the Merger
The table below sets forth information regarding the expected share ownership following the consummation of the merger of (i) each of BFC’s Named Executive Officers, (ii) each current director of BFC, (iii) each of BBX Capital’s directors who are expected to be appointed to BFC’s board of directors upon consummation of the merger, (iv) BFC’s executive officers and directors, including the directors of BBX Capital who are expected to be appointed to BFC’s board of directors upon consummation of the merger, as a group, and (v) each other person who is expected to beneficially own more than 5% of the outstanding shares of BFC’s Class A Common Stock following the merger. The following information has been prepared based on current share holdings (either as known by BFC’s and/or BBX Capital’s management or as set forth in filings with the SEC and BFC or BBX Capital pursuant to the Exchange Act) and assuming none of BBX Capital’s shareholders exercise appraisal rights in connection with the merger. In addition, the number of shares of BFC’s Class A Common Stock set forth below does not reflect the ratable adjustment to be made in connection with any reverse stock split which may be effected by BFC prior to the effective time of the merger. Except as indicated below, the footnotes to the preceding table are applicable to the following table.

Name of Beneficial Owner	Notes	Class A Common Stock Ownership	Class B Common Stock Ownership	Percent of Class A Common Stock	Percent of Class B Common Stock
Levan Partners LLC	(2)	5,928,889	707,882	5.9%	9.7%
Levan BFC Stock Partners LP	(2)	—	2,019,456	1.8%	27.5%
Alan B. Levan	(1, 2, 3, 4)	9,246,521	6,521,228	13.2%	86.7%
John E. Abdo	(1, 2, 4)	5,421,023	3,273,797	7.5%	44.1%
Seth M. Wise	(1, 2)	690,580	—	*	0.0%
Jarett S. Levan	(1, 2)	616,446	—	*	0.0%
Norman H. Becker	(2)	5,000	—	*	0.0%
Steve M. Coldren	(1, 2)	35,695	—	*	0.0%
Bruno L. DiGiulian	(1, 2)	49,400	—	*	0.0%
Darwin Dornbush	(1, 2)	50,087	—	*	0.0%
Willis N. Holcombe	(1, 2)	23,306	—	*	0.0%
Oscar Holzmann	(1, 2)	164,361	20,290	*	*
Alan J. Levy	(1, 2)	51,783	—	*	0.0%
Joel Levy	(1, 2)	61,558	—	*	0.0%
William Nicholson	(1, 2)	85,311	—	*	0.0%
Anthony P. Segreto		—	—	*	0.0%
Neil Sterling	(1, 2)	164,361	20,290	*	*
Charlie C. Winningham II	(1, 2)	67,418	—	*	0.0%
Dr. Herbert A. Wertheim	(2)	3,968,157	416,448	3.9%	5.7%
All directors and executive officers as a group (17 persons)	(1, 2)	16,953,350	6,561,808	19.5%	87.1%

*
  Less than one percent of class.
(1)
  Includes the following number of shares that may be acquired within 60 days pursuant to the exercise of stock options to purchase shares of BFC’s Class A Common Stock or Class B Common Stock (and, with respect to outstanding BBX Capital stock options, applying the exchange ratio of 5.39 shares of BFC’s Class A Common Stock for each share of BBX Capital’s Class A Common Stock currently subject to the option): Alan B. Levan — 403,552 shares of Class A Common Stock and 93,750 shares of Class B Common Stock; John E. Abdo — 429,628 shares of Class A Common Stock and 93,750 shares of Class B Common Stock; Seth M. Wise — 80,902 shares of Class A Common Stock; Jarett S. Levan —  6,473 shares of Class A Common Stock; Steven M. Coldren — 2,582 shares of Class A Common Stock; Bruno L. DiGiulian — 18,903 shares of Class A Common Stock; Willis N. Holcombe — 22,573 shares of Class A Common Stock; Oscar Holzmann — 151,223 shares of Class A Common Stock and 6,250 shares of Class B Common Stock; Alan J. Levy — 9,577 shares of Class A Common Stock; Joel Levy — 39,686 shares of Class A Common Stock; William Nicholson  —  65,357 shares of Class A Common Stock; Neil Sterling — 151,223 shares of Class A Common Stock and 6,250 shares of Class B Common Stock; and Charlie C. Winningham II  — 18,903 shares of Class A Common Stock.
(2)
  Pursuant to the instructions to Item 403 of Regulation S-K, the total number of outstanding shares of BFC’s Class A Common Stock for purposes of calculating the percentage beneficial ownership interest of each person or group does not include 11,464,573 shares of BFC’s Class A Common Stock, which is expected to represent approximately 9% of the total number of outstanding shares of such stock, underlying restricted stock awards that are not scheduled to vest within 60 days and as to which, prior to vesting, BFC’s compensation committee has or will have sole voting power and the award recipients do not and will not have voting or investment power. This restricted share amount includes 6,887,353 shares of BFC’s Class A Common Stock which will underlie the currently outstanding restricted stock awards of BBX Capital which are to be assumed by BFC in connection with the merger.
(3)
  In addition to the indirect holdings described in footnote 5 to the pre-merger BFC beneficial ownership table above, Mr. Levan’s holdings in BFC’s Class A Common Stock are expected to include 152,003 shares through Levan BBX Stock Partners LP and an additional 3,541 shares through Levan Partners LLC (which additional shares are included in the total number of shares of BFC’s Class A Common Stock held by Levan Partners LLC set forth in the above table).
(4)
  Based on their current holdings, following the merger, Messrs. Alan Levan and Abdo would beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock (including shares which may be acquired within 60 days pursuant to the exercise of stock options) representing approximately 70% of the total voting power of BFC. For additional information regarding Messrs. Alan Levan’s and Abdo’s holdings in BFC and BBX Capital, including restricted shares of BFC’s Class A Common Stock and BBX Capital’s Class A Common Stock previously granted to them, see the section of this joint proxy statement/prospectus entitled ‘‘The Merger — Interests of Certain Persons in the Merger.’’

MANAGEMENT OF BFC
Board of Directors
BFC’s board of directors currently consists of ten members. In addition, as previously described, BFC has agreed to cause the directors of BBX Capital immediately prior to the effective time who are not also directors of BFC to be appointed to BFC’s board of directors upon consummation of the merger. All directors elected or appointed to BFC’s board of directors serve for terms expiring at BFC’s next annual meeting of shareholders. A summary of the background and experience of each these individuals is set forth below.
Current Members of the Board of Directors
Alan B. Levan, age 69, formed the I.R.E. Group (predecessor to BFC) in 1972. Since 1978, he has been Chairman, President and Chief Executive Officer of BFC or its predecessors. Since 1994, he has been Chairman of the Board and Chief Executive Officer of BBX Capital, and he served as Chairman of the Board of BankAtlantic from 1987 until July 2012 when BankAtlantic was sold to BB&T. Since 2002, Mr. Levan has also served as Chairman of the Board of Bluegreen. Mr. Levan also served as a director of Benihana from June 2009 until August 2012, when Benihana was acquired by Safflower Holdings Corp., and as Chairman of the Board and Chief Executive Officer of Woodbridge Holdings Corporation from 1985 until September 2009, when it merged with and into Woodbridge (the “Woodbridge merger”). BFC’s board of directors believes that Mr. Levan is a strong operating executive and that his proven leadership skills enhance the board and BFC. BFC’s board of directors also believes that Mr. Levan’s management and directorship positions at BFC and its subsidiaries provide the board with critical insight regarding the business and prospects of the organization. Alan B. Levan is the father of Jarett S. Levan.
John E. Abdo, age 70, has served as Vice Chairman of BFC since 1993 and Vice Chairman of BBX Capital since 1994. He was also Vice Chairman of the Board of BankAtlantic and Chairman of its Executive Committee from April 1987 and October 1985, respectively, until July 2012 when BankAtlantic was sold to BB&T. Mr. Abdo has also served as Vice Chairman of the Board of Bluegreen since 2002. He served on the Board of Directors of Benihana from 1990, including service as Vice Chairman, until August 2012 when Benihana was acquired by Safflower Holdings Corp. Mr. Abdo is also President of Abdo Companies, Inc., a member of the Board of Directors of the Performing Arts Center Authority (“PACA”) and former President and current director and Chairman of the Finance Committee of the Broward Performing Arts Foundation. Mr. Abdo served as Vice Chairman of Woodbridge Holdings Corporation from 2001 until the consummation of the Woodbridge merger in September 2009. BFC’s board of directors believes that it benefits from Mr. Abdo’s contributions to the board, many of which are the result of his extensive knowledge of the Florida business community and the business and affairs of BFC and its subsidiaries based on his long history of service. BFC’s board of directors also believes that Mr. Abdo’s real estate background provides additional perspective to the board.
Darwin Dornbush, age 83, was appointed to BFC’s board of directors during September 2009 in connection with the consummation of the Woodbridge merger after previously serving as a director of Woodbridge Holdings Corporation since 2003. Mr. Dornbush has been a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP since 1964. He also served as Secretary of Cantel Medical Corp., a healthcare company, until 2010 and as a director of that company until 2009. In addition, Mr. Dornbush served as a member of the board of directors of Benihana from 1995 through 2005 and again from 2009 through January 2012. From 1983 until 2008, he served as Secretary of Benihana and its predecessor. BFC’s board of directors believes that it benefits from Mr. Dornbush’s experience in legal and business matters gained from his career as a practicing attorney and his previous memberships on public company boards.
Oscar Holzmann, age 71, has served as a director of BFC since 2002. Mr. Holzmann has been an Associate Professor of Accounting at the University of Miami School of Business since 1980. He received his Ph.D. in Business Administration from Pennsylvania State University in 1974. BFC’s board of directors believes that Mr. Holzmann’s background gives him a unique perspective and position to contribute to the board. His accounting and financial knowledge also make him a valuable member of BFC’s audit committee.

Jarett S. Levan, age 40, was appointed to BFC’s board of directors during September 2009 in connection with the consummation of the Woodbridge merger and was appointed to serve as Executive Vice President of BFC during April 2011. He is the President and a director of BBX Capital. He served as the Chief Executive Officer and President of BankAtlantic until July 2012 when BankAtlantic was sold to BB&T. Mr. Levan also serves as Chairman of Business for the Arts of Broward and as a director of the Broward Center for the Performing Arts, the Fort Lauderdale Museum of Art, the Museum of Discovery and Science (Fort Lauderdale), the Broward Alliance, the Broward Workshop and the Broward County Cultural Council. BFC’s board of directors believes that Mr. Levan’s management and directorship positions at BBX Capital allow him to provide insight to the board with respect to its business and affairs. Jarett S. Levan is the son of Alan B. Levan.
Alan J. Levy, age 74, was appointed to BFC’s board of directors during September 2009 in connection with the consummation of the Woodbridge merger after previously serving as a director of Woodbridge Holdings Corporation since 2005. Mr. Levy is the founder and, since 1980, has served as the President and Chief Executive Officer of Great American Farms, Inc., an agricultural company involved in the farming, marketing and distribution of a variety of fresh fruits and vegetables. BFC’s board of directors believes that Mr. Levy’s leadership skills and business experience gained from his service as the President and Chief Executive Officer of Great American Farms enhances the board.
Joel Levy, age 73, was appointed to BFC’s board of directors during September 2009 in connection with the consummation of the Woodbridge merger after previously serving as a director of Woodbridge Holdings Corporation since 2003. Mr. Levy is currently the Vice Chairman of Adler Group, Inc., a commercial real estate company, and he served as President and Chief Operating Officer of Adler Group from 1984 through 2007. Mr. Levy also serves as President and Chief Executive Officer of JLRE Consulting, Inc. Mr. Levy is a Certified Public Accountant with vast experience in public accounting. BFC’s board of directors believes that Mr. Levy’s experience relating to the real estate industry gained from his executive positions at Adler Group and JLRE Consulting and his previous directorship at Woodbridge Holdings Corporation provide meaningful insight to the board and that, based on his finance and accounting background, Mr. Levy makes important contributions to BFC’s audit committee.
William Nicholson, age 68, was appointed to BFC’s board of directors during September 2009 in connection with the consummation of the Woodbridge merger after previously serving as a director of Woodbridge Holdings Corporation since 2003. Since May 2010, Mr. Nicholson has served as a principal of Heritage Capital Group, an investment banking firm. He also served as a principal of Heritage Capital Group from December 2003 through March 2009. In addition, since 2004, Mr. Nicholson has served as President of WRN Financial Corporation. He was also the Managing Director of BSE Management, LLC from March 2009 through April 2010. BFC’s board of directors believes that, because of Mr. Nicholson’s extensive knowledge of the capital and financial markets and broad experience working with the investment community, Mr. Nicholson provides important insight to the board on financial issues.
Neil Sterling, age 62, has served as a director of BFC since 2003. Mr. Sterling has been the principal of The Sterling Resources Group, Inc., a business development consulting firm, since 1998. He is also the principal of SRG Technology, LLC, a software development and sales company, and New River Consulting Group, LLC, a business development consulting firm. As a successful business consultant, BFC’s board of directors believes that Mr. Sterling brings strategic insight to the board, both with respect to BFC’s business and investments as well as emerging business models.
Seth M. Wise, age 44, has served as a director and Executive Vice President of BFC since September 2009 when he was appointed to such positions in connection with the consummation of the Woodbridge merger. Mr. Wise was appointed to serve as Executive Vice President of BBX Capital during August 2012. Since July 2005, Mr. Wise has served as President of Woodbridge and its predecessor, Woodbridge Holdings Corporation, after serving as its Executive Vice President since September 2003. At the request of Woodbridge Holdings Corporation, Mr. Wise served as President of Levitt and Sons, LLC, the former wholly owned homebuilding subsidiary of Woodbridge Holdings Corporation, prior to its filing for bankruptcy on November 9, 2007. He also previously was Vice President of Abdo Companies, Inc. BFC’s board of directors believes that Mr. Wise’s real estate-related experience and background enhance the board’s knowledge with respect to the real estate industry and that it benefits from the insight he brings with respect to BFC’s, BBX Capital’s and Woodbridge’s operations based on his executive positions at those companies.

Directors of BBX Capital Expected to be Appointed to BFC’s Board of Directors Upon Consummation of the Merger
Norman H. Becker, age 76, was appointed to BBX Capital’s board of directors during May 2013. Mr. Becker is currently, and has been for more than ten years, self-employed as a Certified Public Accountant. Mr. Becker was the Chief Financial Officer and Treasurer of Proguard Acquisition Corp. as well as a member of its board of directors until his resignation from such positions during June 2012. Mr. Becker was previously a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years. He has served as a director of Bluegreen since 2003. He also served as a director of Benihana until August 2012 when Benihana was acquired by Safflower Holdings Corp. BFC’s board of directors believes that Mr. Becker will provide valuable insight to the board based on his business, financial and accounting expertise.
Steven M. Coldren, age 66, is the President/Founder of Business Information Systems, Inc., a distributor of commercial recording systems since 1982. Until 2004, Mr. Coldren was also Chairman of Medical Information Systems, Corp., a distributor of hospital computer systems. Mr. Coldren was appointed to BankAtlantic’s board of directors during 1986 and became a director of BBX Capital in 1994 when BankAtlantic reorganized into a holding company structure. BFC’s board of directors believes that Mr. Coldren’s business and financial experience as the President/Founder of Business Information Systems and Chairman of Medical Information Systems, combined with his knowledge of BBX Capital’s business as a consequence of his long history of service as a director, will be valuable to the board.
Bruno L Di Giulian, age 80, is an attorney practicing law in Fort Lauderdale, Florida. Mr. Di Giulian has also served as a mediator since 1996, when he was certified by the Supreme Court of Florida as a Circuit Civil Mediator. He served as a partner at the law firm of Conrad & Scherer, LLP from 2009 through July 2013. Mr. Di Giulian was appointed to BankAtlantic’s board of directors during 1985 and became a director of BBX Capital in 1994 when BankAtlantic reorganized into a holding company structure. BFC’s board of directors believes that Mr. Di Giulian will contribute to the strategic composition of the board based on his wide range of legal and business experience gained during his career as a practicing attorney. BFC’s board of directors also believes that it will benefit from Mr. Di Giulian’s vast knowledge of BBX Capital’s business and affairs resulting from his long history of service as a director.
Willis N. Holcombe, age 68, has served as a director of BBX Capital since 2003. Dr. Holcombe served as the Chancellor of the Florida College System from October 2007 until his retirement from that position in November 2011 and as interim President of Florida State College at Jacksonville from January 2013 through December 2013. Dr. Holcombe served as the President of Broward Community College from January 1987 until January 2004, as well as interim President from November 2006 to July 2007. He also served as a director on the Florida Prepaid College Board from January 2008 through November 2011. BFC’s board of directors believes that Dr. Holcombe’s academic background and management acumen, including his previous service as Chancellor of the Florida College System, will give him a unique perspective to provide meaningful insight to the board. BFC’s board of directors also believes that it will benefit from Dr. Holcombe’s knowledge of, and relationships within, the South Florida community.
Anthony P. Segreto, age 63, has served as a director of BBX Capital since 2012 after serving as an advisory director since October 2009. Mr. Segreto formerly served as a news anchor on NBC’s South Florida affiliate for 40 years and is an active member of the South Florida community. He serves on the boards of directors of the Dan Marino Foundation, the Boys and Girls Club of Broward, 211 Broward and Forever Family, and he is the spokesperson for the Make-A-Wish Foundation and St. Jude’s Children’s Research Hospital. Mr. Segreto also serves on the Advisory Board of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship, and he is a member of the Orange Bowl Committee and the board of directors of the Miami Sports Commission, among other civic services. Mr. Segreto also served as a consultant to BankAtlantic from October 2009 until the completion of the sale of BankAtlantic to BB&T during July 2012. BFC’s board of directors believes that it will benefit from Mr. Segreto’s recognition, relationships and community involvement within the South Florida market.

Charlie C. Winningham, II, age 81, is a private investor. He was appointed to BankAtlantic’s board of directors during 1976 and became a director of BBX Capital in 1994 when BankAtlantic reorganized into a holding company structure. Mr. Winningham was the President of C.C. Winningham Corporation, a land surveying firm, from 1963 until his retirement in 2003. BFC’s board of directors believes that it will benefit from Mr. Winningham’s experience in the real estate market resulting from his service as President of C.C. Winningham Corporation for 40 years. BFC’s board of directors also believes that, as a long-serving director of BBX Capital, Mr. Winningham has a strong appreciation for, and vast knowledge of, the business and affairs of BBX Capital, which will allow him to provide critical insight to the board.
Director Independence
BFC’s board of directors has determined that Darwin Dornbush, Oscar Holzmann, Alan J. Levy, Joel Levy, William Nicholson and Neil Sterling, who together comprise a majority of the board, are independent. For purposes of making its independence determinations, BFC’s board of directors used the definition of “independence” set forth in the listing standards of the NYSE. With respect to Mr. Dornbush and Mr. Alan Levy, BFC’s board of directors specifically discussed and considered the following relationships, each of which the board determined did not constitute a material relationship that would impair the director’s independence:
•
  As previously described, Mr. Dornbush served as a member of Benihana’s board of directors from 2009 through January 2012. BFC had a significant investment in Benihana until August 2012 when Benihana was acquired by Safflower Holdings Corp. In addition, prior to the completion of that transaction, Alan B. Levan, BFC’s Chairman, Chief Executive Officer and President, and John E. Abdo, BFC’s Vice Chairman, served as members of Benihana’s board of directors.
•
  Mr. Alan Levy serves on the Ambassadors Board of Nova Southeastern University. Mr. Alan Levan is a Trustee of Nova Southeastern University and the Chairman of its finance committee. Mr. Alan Levy also serves as a member of the Broward Workshop with Mr. Alan Levan, Mr. Abdo and Jarett S. Levan, who serves as a director and Executive Vice President of BFC. In addition, Mr. Alan Levy serves on the boards of directors of the Fort Lauderdale Museum of Art and Business for the Arts of Broward with Mr. Jarett Levan.
BFC’s board of directors also determined that Norman H. Becker, Steven M. Coldren, Bruno L. Di Giulian, Willis N. Holcombe, Anthony P. Segreto and Charlie C. Winningham, II, each of the directors of BBX Capital who are expected to be appointed to BFC’s board of directors upon consummation of the merger, will, assuming there is no material change in their current relationships with BFC or its affiliates, be independent with respect to BFC under the listing standards of the NYSE. With respect to Messrs. Becker, Coldren, Di Giulian and Segreto, BFC’s board of directors specifically discussed and considered the following relationships, each of which the board determined did not constitute a material relationship that would impair the director’s independence:
•
  Mr. Becker served on the board of directors of Benihana until August 2012 when Benihana was acquired by Safflower Holdings Corp. As previously described, BFC previously held a significant investment in Benihana, and Alan B. Levan and John E. Abdo served on Benihana’s board of directors. Mr. Becker also serves on the board of directors of Bluegreen with Alan B. Levan and John E. Abdo. As previously described, Bluegreen was a publicly traded company until April 2013, when Woodbridge acquired all of the shares of Bluegreen’s common stock not previously owned by Woodbridge. Prior to that transaction, Woodbridge, which was a wholly owned subsidiary of BFC until the closing of the transaction, owned approximately 54% of the outstanding shares of Bluegreen’s common stock. BFC and BBX Capital currently own 54% and 46%, respectively, of Woodbridge’s outstanding membership interests.
•
  Mr. Coldren is the President of Business Information Systems, Inc., a company which currently leases (and, since 1985, has leased) office space from Abdo Companies, Inc. for approximately $84,000 per year, which was reported to the board to approximate the market rate. John E. Abdo is the President of Abdo Companies, Inc.

•
  Prior to BBX Capital’s sale of BankAtlantic to BB&T Corporation during July 2012, Mr. Di Giulian received $9,000 annually for his service as a trustee of the BankAtlantic Pension Fund. In addition, Mr. Di Giulian was an attorney with the law firm of Ruden McClosky until October 2006. From that time until October 2011, Mr. Di Giulian received approximately $12,000 per year in residual compensation from Ruden McClosky. During 2010 and 2011, BBX Capital paid fees to Ruden McClosky of approximately $181,000 and $250,000, respectively, and BFC paid fees to Ruden McClosky of approximately $203,000 and $19,000, respectively, in consideration for legal services provided by the law firm. Mr. Di Giulian served as a partner at the law firm of Conrad & Scherer, LLP from 2009 through July 2013. During the year ended December 31, 2012, BBX Capital paid fees to Conrad & Scherer, LLP of $286,000. Mr. Di Giulian also has a real estate sales license with a company that is affiliated with John E. Abdo, but Mr. Di Giulian does not receive any income or other compensation in respect of such relationship.
•
  Mr. Segreto is a member of the Advisory Board of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship. As previously described, Alan B. Levan is a Trustee of Nova Southeastern University and the Chairman of its finance committee, and Alan Levy, a current director of BFC, serves on the Ambassadors Board of Nova Southeastern University. In addition, until the completion of BBX Capital’s sale of BankAtlantic to BB&T during July 2012, Mr. Segreto served as a consultant to BankAtlantic and received $30,000 per year from BankAtlantic in consideration for his consulting services, and he also received $9,000 annually for his service as a trustee of the BankAtlantic Pension Fund.
Executive Officers
The following individuals currently serve as executive officers of BFC. It is currently expected that each of these individuals will continue to serve in their respective capacities as executive officers of BFC following the merger.

Name	Position
Alan B. Levan	Chairman of the Board, Chief Executive Officer and President
John E. Abdo	Vice Chairman of the Board
Jarett S. Levan	Executive Vice President and Director
Seth M. Wise	Executive Vice President and Director
John K. Grelle	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Chief Risk Officer
All executive officers serve until they resign or are replaced or removed by BFC’s board of directors. Biographical information for each of BFC’s executive officers other than Mr. Grelle is set forth above.
John K. Grelle, age 70, joined BFC as acting Chief Financial Officer during January 2008 and was appointed Executive Vice President and Chief Financial Officer during May 2008, Chief Risk Officer during September 2011 and Chief Accounting Officer during November 2012. Mr. Grelle has also served as Chief Financial Officer of BBX Capital since August 2012. In addition, Mr. Grelle served as Executive Vice President, Chief Financial Officer and principal accounting officer of Woodbridge Holdings Corporation from May 2008 until the consummation of the Woodbridge merger during September 2009. Mr. Grelle served as a Partner of Tatum, LLC, an executive services firm, from October 2007 until January 2008 when he joined BFC. From 2003 through October 2007, Mr. Grelle was the founder and principal of a business formation and strategic development consulting firm.

DESCRIPTION OF BFC’S CAPITAL STOCK
The following summary of BFC’s capital stock is subject in all respects to applicable Florida law and the relevant provisions of BFC’s Amended and Restated Articles of Incorporation and Bylaws. See the Form of BFC’s Second Amended and Restated Articles of Incorporation, which reflects the provisions of BFC’s Amended and Restated Articles of Incorporation as currently in effect and notes the potential amendments to such provisions as described herein, attached hereto as Annex D and the Form of BFC’s Bylaws, as expected to be amended in connection with the merger, attached hereto as Annex E for additional detail regarding the matters summarized below.
BFC’s authorized capital stock currently consists of (i) 150,000,000 shares of Class A Common Stock, par value $0.01 per share, (ii) 20,000,000 shares of Class B Common Stock, par value $0.01 per share, and (iii) 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which 15,000 shares have been designated 5% Cumulative Preferred Stock and 2,000,000 shares have been designated Series A Junior Participating Preferred Stock. As of March 4, 2014, approximately 71,271,282 million shares of BFC’s Class A Common Stock, approximately 7,334,043 million shares of BFC’s Class B Common Stock, and 15,000 shares of BFC’s 5% Cumulative Preferred Stock were issued and outstanding, and BFC had not issued any shares of its Series A Junior Participating Preferred Stock.
As previously described, consummation of the merger is currently subject to a number of closing conditions, including that BFC’s Class A Common Stock be approved for listing on a national securities exchange (or an inter-dealer quotation system of a registered national securities association) at the effective time of the merger. It is expected that BFC may effect a reverse stock split prior to the effective time of the merger in order to meet applicable listing requirements. If BFC effects a reverse stock split, a specified number of shares of BFC’s Class A Common Stock would be automatically converted into one share of BFC’s Class A Common Stock, and that same specified number of shares of BFC’s Class B Common Stock would be converted into one share of BFC’s Class B Common Stock. It is expected that the number of authorized shares of BFC’s Class A Common Stock and BFC’s Class B Common Stock would also be reduced in connection with the reverse stock split. If BFC seeks to effect a reverse stock split, it is anticipated that BFC would determine the reverse stock split ratio and the amount of the reduction in the number of authorized shares of its Class A Common Stock and Class B Common Stock and obtain the separate approval or consent of its shareholders thereto at a time closer to the effective time of the merger and in connection with its application to list its Class A Common Stock. If a reverse stock split is effected, it is not expected that it would impact the authorized or outstanding shares of BFC’s Preferred Stock. At a time closer to the effective time of the merger, in connection with the closing of the merger or following the merger, BFC may also seek to obtain the approval or consent of its shareholders to amendments to BFC’s Amended and Restated Articles of Incorporation which require the approval of BFC’s shareholders, including, if applicable, amendments to change BFC’s name to “BBX Capital Corporation” and to modify the current provisions of BFC’s Amended and Restated Articles of Incorporation relating to shareholder approval of extraordinary corporate transactions and amendments to the Articles of Incorporation so that shareholder approval of such actions will be governed by applicable corporate law (rather than BFC’s Articles of Incorporation).
Voting Rights
Except as provided by the FBCA or as specifically provided in BFC’s Amended and Restated Articles of Incorporation, holders of BFC’s Class A Common Stock and Class B Common Stock vote as a single group on matters presented to them for a shareholder vote. Each share of BFC’s Class A Common Stock is entitled to one vote and BFC’s Class A Common Stock represents in the aggregate 22% of the total voting power of BFC’s Class A Common Stock and Class B Common Stock. Each share of BFC’s Class B Common Stock is entitled to the number of votes per share which will represent in the aggregate 78% of the total voting power of BFC’s Class A Common Stock and Class B Common Stock. These fixed voting percentages will remain in effect until the total number of outstanding shares of BFC’s Class B Common Stock falls below 1,800,000 shares. If the total number of outstanding shares of BFC’s Class B Common Stock is less than 1,800,000 shares but greater than 1,400,000 shares, then BFC’s Class A Common Stock will hold a voting percentage equal to 40% and BFC’s Class B Common Stock will hold a voting percentage equal to the remaining 60%. If the total number of outstanding shares of BFC’s Class B Common Stock is less than 1,400,000 shares but greater than 500,000 shares, then BFC’s Class A Common Stock will hold a voting percentage equal to 53% and BFC’s Class B Common Stock will hold a voting percentage equal to the remaining 47%. If the total number of outstanding shares of BFC’s Class B Common Stock is less than 500,000 shares, then each share of BFC’s Class A Common Stock and Class B Common Stock will be entitled to one vote. Each of the above-described share thresholds will be ratably reduced in connection with any reverse stock split effected by BFC.
If issued, each one one-hundredth of a share of BFC’s Series A Junior Participating Preferred Stock will have the same voting power as one share of BFC’s Class A Common Stock (with all outstanding shares of BFC’s Class A Common Stock and Series A Junior Participating Preferred Stock representing, in the aggregate, 22% of the general voting power of BFC, subject to adjustment in accordance with BFC’s Amended and Restated Articles of Incorporation, as described above). Except as provided by FBCA, holders of BFC’s 5% Cumulative Preferred Stock have no voting rights with respect to such stock.
Under the FBCA, holders of BFC’s Class A Common Stock are entitled to vote as a separate voting group on amendments to BFC’s Amended and Restated Articles of Incorporation which require the approval of BFC’s shareholders under the FBCA and would:
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  effect an exchange or reclassification of all or part of the shares of BFC’s Class A Common Stock into shares of another class;
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  effect an exchange or reclassification, or create a right of exchange, of all or part of the shares of another class into shares of BFC’s Class A Common Stock;
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  change the designation, rights, preferences, or limitations of all or part of the shares of BFC’s Class A Common Stock;
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  change all or part of the shares of BFC’s Class A Common Stock into a different number of shares of Class A Common Stock;
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  create a new class of shares which have rights or preferences with respect to distributions or to dissolution that are prior or superior to BFC’s Class A Common Stock;
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  increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior or superior to BFC’s Class A Common Stock;
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  limit or deny an existing preemptive right of all or part of the shares of BFC’s Class A Common Stock; or
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  cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of BFC’s Class A Common Stock.
However, if a proposed amendment that would otherwise entitle the holders of BFC’s Class A Common Stock to vote as a separate voting group as a result of the amendment having one of the effects described above would affect the holders of BFC’s Class B Common Stock or any of BFC’s other securities in the same or substantially similar way, such as in the case of the potential reverse stock split by BFC, then the holders of BFC’s Class A Common Stock will not be entitled to vote as a separate voting group on the proposed amendment but instead will vote together with the other similarly affected shareholders as a single voting group on the amendment.
Under the FBCA, holders of BFC’s Class B Common Stock and 5% Cumulative Preferred Stock are each entitled to vote as a separate voting group, and, if issued, holders of BFC’s Series A Junior Participating Preferred Stock would be entitled to vote as a separate voting group, on any amendment to BFC’s Amended and Restated Articles of Incorporation which require the approval of BFC’s shareholders under the FBCA and would affect the rights of the holders of BFC’s Class B Common Stock, 5% Cumulative Preferred Stock or Series A Junior Participating Preferred Stock, as the case may be, in substantially the same manner as described above with respect to BFC’s Class A Common Stock. Holders of BFC’s Class A Common Stock, Class B Common Stock, 5% Cumulative Preferred Stock and Series A Junior Participating Preferred Stock are each also entitled to vote as a separate voting group on any plan of merger or plan of share exchange that requires the approval of BFC’s shareholders under the FBCA and contains a provision which, if included in a proposed amendment to BFC’s Amended and Restated Articles of Incorporation, would require their vote as a separate voting group.
In addition to the rights afforded to BFC’s shareholders under the FBCA, BFC’s Amended and Restated Articles of Incorporation provide that the approval of the holders of BFC’s Class B Common Stock, voting as a separate voting group, will be required before any of the following actions may be taken:
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  the issuance of any additional shares of BFC’s Class B Common Stock, other than a stock dividend issued to holders of the Class B Common Stock;
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  a reduction in the number of outstanding shares of BFC’s Class B Common Stock, including as in the case of a reverse stock split, but excepting any reduction by virtue of a conversion of shares of BFC’s Class B Common Stock into shares of BFC’s Class A Common Stock or a voluntary disposition to BFC; or
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  any amendments of the voting rights provisions of BFC’s Amended and Restated Articles of Incorporation.
BFC’s Amended and Restated Articles of Incorporation do not provide for cumulative voting on the election of directors.
Convertibility of Class B Common Stock
Holders of BFC’s Class B Common Stock possess the right, at any time, to convert any or all of their shares of Class B Common Stock into shares of BFC’s Class A Common Stock on a share-for-share basis. However, John E. Abdo, BFC’s Vice Chairman, has agreed to obtain the consent of Alan B. Levan, BFC’s Chairman, Chief Executive Officer and President, prior to the conversion of certain of his shares of BFC’s Class B Common Stock into shares of BFC’s Class A Common Stock.
Dividends and Other Distributions; Liquidation Rights
Holders of BFC’s 5% Cumulative Preferred Stock are entitled to receive, when and as declared by BFC’s board of directors, cumulative quarterly cash dividends on each such share at a rate per annum of 5% of the stated value of $1,000 per share from the date of issuance. No dividend or other distribution (other than a dividend or distribution payable solely in BFC’s Class A Common Stock or Class B Common Stock) shall be paid on or set apart for payment on BFC’s Class A Common Stock or Class B Common Stock until such time as all accrued and unpaid dividends on BFC’s 5% Cumulative Preferred Stock have been or contemporaneously are declared or paid and a sum is set apart sufficient for payment of such accrued and unpaid dividends.
Subject to the foregoing, holders of BFC’s Class A Common Stock and Class B Common Stock are entitled to receive cash dividends, when and as declared by BFC’s board of directors out of legally available assets. Any distribution per share with respect to BFC’s Class A Common Stock will be identical to the distribution per share with respect to the Class B Common Stock, except that a stock dividend or other non-cash distribution to holders of BFC’s Class A Common Stock may be declared and issued only in the form of Class A Common Stock while a dividend or other non-cash distribution to holders of BFC’s Class B Common Stock may be declared and issued in the form of either Class A Common Stock or Class B Common Stock at the discretion of BFC’s board of directors, provided that the number of any shares so issued or any non-cash distribution is the same on a per share basis.
BFC has never paid cash dividends on its Class A Common Stock or Class B Common Stock. BFC currently expects to utilize its available cash to pursue opportunities in accordance with its business and investment strategies and does not currently anticipate that it will pay cash dividends to holders of its Class A Common Stock or Class B Common Stock for the foreseeable future.
The 5% Cumulative Preferred Stock liquidation preference in the event of BFC’s voluntary liquidation or winding up is equal to its stated value of $1,000 per share plus any accumulated and unpaid dividends or an amount equal to the redemption price described below under “Preemptive or Payment Rights;

Redemption of 5% Cumulative Preferred Stock.” Upon any liquidation, the assets legally available for distribution to BFC’s shareholders after payment of the 5% Cumulative Preferred Stock liquidation preference will be distributed ratably among the holders of BFC’s Class A Common Stock and Class B Common Stock.
See “Provisions of BFC’s Junior Participating Preferred Stock” below for a discussion of the dividend rate applicable to, and liquidation preference of, BFC’s Series A Junior Participating Preferred Stock.
Preemptive or Payment Rights; Redemption of 5% Cumulative Preferred Stock
BFC’s shareholders have no preemptive rights, and there are no sinking fund provisions or, except with respect to BFC’s 5% Cumulative Preferred Stock and preferred share purchase rights issued under BFC’s shareholder rights plan, redemption provisions relating to any shares of BFC’s capital stock. In addition, except as it relates to BFC’s shareholder rights plan, BFC’s shareholders do not have any subscription or other similar rights to purchase shares of any class of BFC’s capital stock.
The shares of BFC’s 5% Cumulative Preferred Stock may be redeemed at BFC’s option at any time and from time to time at redemption prices ranging from $1,010 per share during the twelve-month period ending April 29, 2014 to $1,000 per share during and after the twelve-month period ending April 29, 2016. In addition, BFC is required to redeem 5,000 shares of its 5% Cumulative Preferred Stock for an aggregate redemption price of $5,000,000 ($1,000 per share) during each of the years ending December 31, 2018, 2019 and 2020, to the extent not previously redeemed pursuant to the optional redemption right. As of the date of this joint proxy statement/prospectus, BFC has not redeemed any shares of its 5% Cumulative Preferred Stock.
Provisions of BFC’s Series A Junior Participating Preferred Stock
The value of one one-hundredth of a share of BFC’s Series A Junior Participating Preferred Stock is intended to approximate the value of one share of BFC’s Class A Common Stock. Each one one-hundredth of a share of BFC’s Series A Junior Participating Preferred Stock, if issued:
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  will not be redeemable;
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  will rank, with respect to the payment of dividends and other distributions, senior to BFC’s Class A Common Stock and Class B Common Stock and junior to each series of Preferred Stock, including BFC’s 5% Cumulative Preferred Stock, unless the terms of such series of Preferred Stock provide otherwise;
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  will entitle holders to, when, as and if declared by BFC’s board of directors, dividend payments of $0.01, or an amount equal to the dividend paid on one share of BFC’s Class A Common Stock, whichever is greater;
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  will entitle holders, upon the liquidation of BFC, either to receive $1.00 or an amount equal to the payment made on one share BFC’s Class A Common Stock, whichever is greater;
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  as previously described, will have the same voting power as one share of BFC’s Class A Common Stock (with all outstanding shares of BFC’s Class A Common Stock and Series A Junior Participating Preferred Stock representing, in the aggregate, 22% of the general voting power of BFC, subject to adjustment in accordance with BFC’s Amended and Restated Articles of Incorporation, as described above); and
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  will entitle holders to a payment equal to the payment made on one share of BFC’s Class A Common Stock if shares of Class A Common Stock are exchanged via merger, consolidation or a similar transaction.
Authority of BFC’s Board of Directors with Respect to Additional Series of Preferred Stock
Under BFC’s Amended and Restated Articles of Incorporation and as permitted by the FBCA, BFC’s board of directors has the authority to provide for the issuance of shares of Preferred Stock in one or more series, in addition to those currently designated, and to fix the preferences, powers and relative, participating, optional or other special rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference, and to fix the number of shares to be included in any such series without any further vote or action by BFC’s shareholders. Any series of Preferred Stock so issued may rank senior to BFC’s Class A Common Stock and Class B Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of Preferred Stock, including in a series with voting and/or conversion rights, may have the effect of delaying, deferring or preventing a change in control of BFC without further action by its shareholders and may adversely affect the voting and other rights of the holders of BFC’s Class A Common Stock and Class B Common Stock.
Shareholder Rights Plan
On September 21, 2009, BFC entered into a rights agreement with AST, as rights agent. Under the terms and conditions of the rights agreement, a dividend of one preferred share purchase right was paid with respect to each outstanding share of BFC’s Class A Common Stock and Class B Common Stock. The rights agreement attempts to protect BFC’s ability to use available net operating losses to offset future taxable income by providing a deterrent to shareholders (subject to certain exceptions) from acquiring a 5% or greater ownership interest in BFC’s Class A Common Stock and Class B Common Stock without the prior approval of BFC’s board of directors, after which time and the expiration of a limited interim period, the purchase rights would become exercisable. If the purchase rights become exercisable, all holders of the rights, except the acquiring person or group and its or their affiliates and transferees, may, for $8.00 per right, purchase shares of BFC’s Class A Common Stock having a market value of $16.00 (or, at the option of BFC, the number of one-one hundredths of a share of Series A Junior Participating Preferred Stock equal to the number of shares of BFC’s Class A Common Stock having a market value of $16.00). Prior to exercise, the preferred share purchase rights do not give their holders any dividend, voting or liquidation rights. The rights agreement was not adopted in response to any effort to acquire control of BFC. However, the rights agreement may have an anti-takeover effect and will be an impediment to a proposed takeover which is not approved by BFC’s board of directors. Prior to entering into the merger agreement, BFC’s board of directors adopted a resolution which exempted the merger and other transactions contemplated by the merger agreement from the operation of the rights agreement.
Certain Anti-Takeover Effects
In addition to BFC’s shareholder rights plan, the terms of BFC’s Class A Common Stock and Class B Common Stock make the sale or transfer of control of BFC or the removal of BFC’s incumbent directors unlikely without the concurrence of the holders of BFC’s Class B Common Stock. BFC’s Amended and Restated Articles of Incorporation and Bylaws also contain other provisions which could have anti-takeover effects. These provisions include, without limitation, the authority of BFC’s board of directors to issue additional shares of Preferred Stock and to fix the relative rights and preferences of the Preferred Stock without the need for any shareholder vote or approval, as discussed above, and advance notice procedures to be complied with by BFC’s shareholders in order to make shareholder proposals or nominate directors.
State Anti-Takeover Statutes
See the section of this joint proxy statement/prospectus entitled “Comparison of Rights of Common Shareholders of BFC and BBX Capital” for a discussion of the anti-takeover statutes contained in the FBCA.
Limitation on Liability and Indemnification of Directors and Officers
See the section of this joint proxy statement/prospectus entitled “Comparison of Rights of Common Shareholders of BFC and BBX Capital” for a discussion of the provisions of the FBCA and in BFC Amended and Restated Articles of Incorporation and Bylaws pertaining to director and officer indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to BFC’s directors and officers, BFC has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock Exchange Listing
BFC’s Class A Common Stock is currently listed for trading on the OTCQB under the trading symbol “BFCF.” As previously described, consummation of the merger is conditioned upon, among other things, BFC’s Class A Common Stock being approved for listing on a national securities exchange (or inter-dealer quotation system of a registered national securities association) at the effective time of the merger.
BFC’s Class B Common Stock is currently listed for trading on the OTCQB under the trading symbol “BFCFB.”
Transfer Agent and Registrar
AST is the transfer agent and registrar for BFC’s Class A Common Stock and Class B Common Stock.

LEGAL MATTERS
The validity of the securities to be issued in connection with the merger and being offered by this joint proxy statement/prospectus, and certain U.S. federal income tax consequences related to the merger, will be passed upon for BFC by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Miami, Florida.
EXPERTS
The audited financial statements of BFC, except as they relate to Bluegreen as of December 31, 2011 and for the years ended December 31, 2010 and 2011, incorporated in this joint proxy statement/prospectus by reference to BFC’s Annual Report on Form 10-K for the year ended December 31, 2012 has been audited by PricewaterhouseCoopers LLP, an independent registered certified public accounting firm. The effectiveness of internal control over financial reporting for BFC as of December 31, 2012 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference to BFC’s Annual Report on Form 10-K for the year ended December 31, 2012 has been audited by PricewaterhouseCoopers LLP, an independent registered certified public accounting firm. Such financial statements, except as they relate to Bluegreen, and management’s assessment of the effectiveness of internal control over financial reporting have been so incorporated in reliance on the report of such independent registered certified public accounting firm given on the authority of said firm as experts in auditing and accounting.
The audited financial statements of Bluegreen Corporation incorporated in this joint proxy statement/prospectus by reference to Amendment No. 1 to BBX Capital Corporation’s Current Report on Form 8-K dated June 17, 2013 have been audited by Ernst & Young LLP, an independent registered public accounting firm, whose report thereon is incorporated herein. The audited financial statements of BFC Financial Corporation as of December 31, 2011 and for the years ended December 31, 2011 and 2010, to the extent they relate to Bluegreen, have been incorporated by reference in this joint proxy statement/prospectus in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.
The financial statements of BBX Capital and management’s assessment of the effectiveness of internal control over financial reporting for BBX Capital (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference to BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Woodbridge as of December 31, 2012 and for the year then ended incorporated in this joint proxy statement/prospectus by reference to Amendment No. 1 to BBX Capital’s Current Report on Form 8-K dated June 17, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The historical consolidated financial statements of Bluegreen (prior to purchase accounting adjustments for BFC’s acquisition, through Woodbridge, of a controlling interest in Bluegreen in November 2009) (i) as of December 31, 2011 and for the years ended December 31, 2010 and 2011 which were consolidated into the audited financial statements of BFC for the years then ended and contained in BFC’s Annual Report on Form 10-K for the year ended December 31, 2012 and (ii) as of December 31, 2011 and 2010 and for each of the years in the the three-year period ended December 31, 2011 included as an exhibit to Amendment No. 1 to BBX Capital’s Current Report on Form 8-K dated June 17, 2013, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in its report thereon and included therein. Such consolidated financial statements of Bluegreen have been incorporated by reference into this joint proxy statement/prospectus in reliance on such report given on the authority of such independent registered public accounting firm as experts in accounting and auditing.
The consolidated financial statements of Renin as of and for the year ended December 31, 2012 incorporated in this joint proxy statement/prospectus by reference to Amendment No. 2 to BBX Capital’s Current Report on Form 8-K, filed with the SEC on January 8, 2014, have been so incorporated in reliance on the report of KPMG LLP, independent auditors, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2012 consolidated financial statements of Renin contains an explanatory paragraph that states that Renin has suffered recurring losses from operations and has a net stockholders’ deficiency, and that, subsequent to year end, Renin and its subsidiaries sold substantially all of their assets and following the closing of the sale, Renin’s principal source of cash is significantly less than Renin’s outstanding liabilities, which raises substantial doubt about Renin’s ability to continue as a going concern. The consolidated financial statements of Renin do not include any adjustments that might result from the outcome of that uncertainty.
ADVANCE NOTICE PROCEDURES
AND FUTURE SHAREHOLDER PROPOSALS
BFC’s Advance Notice Procedures.   Under BFC’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of BFC’s board of directors or by a shareholder entitled to vote who has delivered written notice to BFC’s Corporate Secretary at BFC’s principal executive offices, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301 (containing certain information specified in BFC’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of BFC’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by BFC within ten days after BFC first mails notice of or publicly discloses the date of the annual meeting of shareholders. For BFC’s 2014 annual meeting of shareholders, BFC must receive written notice of proposed business from a shareholder (i) between March 11, 2014 and April 10, 2014 or (ii) if the annual meeting is held more than 30 days before or after July 9, 2014, within ten days after BFC first mails notice of or publicly discloses the date of the annual meeting. In addition, any shareholder who wishes to submit a nomination to BFC’s board of directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in BFC’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in BFC’s proxy materials, as discussed below.
Shareholder Proposals Intended for Inclusion in BFC’s Annual Proxy Materials.   Shareholders of BFC interested in submitting a proposal for inclusion in BFC’s proxy materials for an annual meeting of shareholders may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion in BFC’s proxy materials for its 2014 annual meeting of shareholders, such proposals must have been received by BFC’s Corporate Secretary at BFC’s principal executive offices, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, by February 12, 2014, provided that if the annual meeting is held more than 30 days before or after July 9, 2014, any such shareholder proposals will be required to be received by such other date as BFC specifies in a report filed under the Exchange Act.
BBX Capital’s Advance Notice Procedures.   BBX Capital will not hold any annual shareholder meetings following completion of the merger because, if the merger is completed, BBX Capital will merge with and into, and become, a wholly owned subsidiary of BFC. If the merger is not completed and BBX Capital holds annual meetings of its shareholders in the future, then, under BBX Capital’s Amended and Restated Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the BBX Capital’s board of directors or by a shareholder entitled to vote who has delivered written notice to BBX Capital’s Corporate Secretary at BBX Capital’s principal executive offices, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301 (containing certain information specified in BBX Capital’s Amended and Restated Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the anniversary of the preceding year’s annual meeting of shareholders. However, if the date of BBX Capital’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by BBX Capital within ten days after BBX Capital first mails notice of or publicly discloses the date of the annual meeting of shareholders. For BBX Capital’s 2014 annual meeting of shareholders, if any, BBX Capital must receive written notice of proposed business from a shareholder (i) between March 11, 2014 and April 10, 2014 or (ii) if the annual meeting is held more than 30 days before or after July 9, 2014, within ten days after BBX Capital first mails notice of or publicly discloses the date of the annual meeting.

In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in BBX Capital’s Amended and Restated Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in BBX Capital’s proxy materials, as discussed below.
Shareholder Proposals Intended for Inclusion in BBX Capital’s Annual Proxy Materials.   Shareholders of BBX Capital interested in submitting a proposal for inclusion in BBX Capital’s proxy materials for an annual meeting of shareholders may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion in BBX Capital’s proxy materials for its 2014 annual meeting of shareholders, such proposals must have been received by BBX Capital’s Corporate Secretary at BBX Capital’s principal executive offices, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, by February 12, 2014, provided that if the annual meeting is held more than 30 days before or after July 9, 2014, any such shareholder proposals will be required to be received by such other date as BBX Capital specifies in a report filed under the Exchange Act.
WHERE YOU CAN FIND MORE INFORMATION
BFC has filed a registration statement and made certain filings under the Securities Act with the SEC with respect to the merger and the shares of BFC’s Class A Common Stock which may be issued to BBX Capital’s shareholders in the merger. This joint proxy statement/prospectus constitutes the prospectus of BFC filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at the address of, or website maintained by, the SEC, in each case as set forth below.
BFC and BBX Capital file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that BFC and BBX Capital file with the SEC at the SEC’s public reference room at the following location:
Public Reference Room
100 F Street, N.E.
Room 1024
Washington, D.C. 20549
Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. BFC’s public filings with the SEC are also available on its website at www.bfcfinancial.com. BBX Capital’s public filings with the SEC are available on its website at www.bbxcapital.com and are also available for inspection at the offices of the NYSE, 11 Wall Street, 10th Floor, New York, New York 10005. Other than the public filings of BFC and BBX Capital which are incorporated by reference into this joint proxy statement/prospectus, the information on BFC’s and BBX Capital’s respective websites is not a part of this joint proxy statement/prospectus.
The SEC allows each of BFC and BBX Capital to incorporate by reference into this joint proxy statement/prospectus documents it files with the SEC. This means that BFC and BBX Capital can disclose important information to you by referring you to those documents. The information filed by BFC and BBX Capital and incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus. In addition, information that BFC or BBX Capital subsequently files with the SEC may update and supersede that information.
The following documents filed by BFC with the SEC are incorporated by reference into this joint proxy statement/prospectus:
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  BFC’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on April 1, 2013;

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  Amendment No. 1 to BFC’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on April 29, 2013;
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  BFC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 15, 2013;
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  BFC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 14, 2013;
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  BFC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 14, 2013;
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  BFC’s Current Report on Form 8-K, filed with the SEC on April 5, 2013;
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  BFC’s Current Report on Form 8-K, filed with the SEC on May 13, 2013;
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  BFC’s Current Report on Form 8-K, filed with the SEC on May 29, 2013;
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  BFC’s Current Report on Form 8-K, filed with the SEC on July 10, 2013;
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  BFC’s Current Report on Form 8-K, filed with the SEC on October 2, 2013;
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  BFC’s Current Report on Form 8-K, filed with the SEC on October 25, 2013;
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  BFC’s Current Report on Form 8-K, filed with the SEC on November 5, 2013;
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  BFC’s Current Report on Form 8-K, filed with the SEC on December 23, 2013;
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  the portions of BFC’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 12, 2013, that are deemed “filed” with the SEC under the Exchange Act;
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  the description of BFC’s Class A Common Stock contained in BFC’s Registration Statements on Form 8-A, filed with the SEC pursuant to Section 12 of the Exchange Act on October 16, 1997 and June 20, 2006, and any amendment or report filed for the purpose of updating such description;
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  the description of BFC’s preferred share purchase rights contained in BFC’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12 of the Exchange Act on September 25, 2009, and any amendment or report filed for the purpose of updating such description; and
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  any future documents filed by BFC with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act between the date of this joint proxy statement/prospectus and the date of BFC’s special meeting (other than the portions of those documents which are not deemed to be filed under the rules and regulations of the SEC).
The following documents filed by BBX Capital with the SEC are incorporated by reference into this joint proxy statement/prospectus:
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  BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on April 1, 2013;
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  Amendment No. 1 to BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on April 26, 2013;
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  BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 15, 2013;
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  BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 14, 2013;
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  BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 14, 2013;
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  BBX Capital’s Current Report on Form 8-K, filed with the SEC on February 7, 2013;

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  BBX Capital’s Current Report on Form 8-K, filed with the SEC on April 5, 2013;
•
  BBX Capital’s Current Report on Form 8-K, filed with the SEC on May 13, 2013;
•
  BBX Capital’s Current Report on Form 8-K, filed with the SEC on May 29, 2013;
•
  BBX Capital’s Current Report on Form 8-K, filed with the SEC on June 7, 2013;
•
  BBX Capital’s Current Report on Form 8-K, filed with the SEC on June 13, 2013;
•
  Amendment No. 1 to BBX Capital’s April 5, 2013 Current Report on Form 8-K, filed with the SEC on June 17, 2013;
•
  BBX Capital’s Current Report on Form 8-K, filed with the SEC on July 10, 2013;
•
  BBX Capital’s Current Report on Form 8-K, filed with the SEC on October 2, 2013;
•
  BBX Capital’s Current Report on Form 8-K, filed with the SEC on October 25, 2013;
•
  BBX Capital’s Current Report on Form 8-K, filed with the SEC on November 5, 2013;
•
  BBX Capital’s Current Report on Form 8-K, filed with the SEC on December 23, 2013;
•
  Amendment No. 1 to BBX Capital’s November 5, 2013 Current Report on Form 8-K, filed with the SEC on January 8, 2014;
•
  Amendment No. 2 to BBX Capital’s November 5, 2013 Current Report on Form 8-K, filed with the SEC on January 8, 2014;
•
  the portions of BBX Capital’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 12, 2013, that are deemed “filed” with the SEC under the Exchange Act;
•
  the description of BBX Capital’s Class A Common Stock contained in BBX Capital’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12 of the Exchange Act on June 25, 1997, and any amendment or report filed for the purpose of updating such description;
•
  the description of BBX Capital’s preferred share purchase rights contained in BBX Capital’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12 of the Exchange Act on February 27, 2013 and Amendment No. 1 thereto filed with the SEC pursuant to Section 12 of the Exchange Act on May 13, 2013, and any other amendment or report filed for the purpose of updating such description; and
•
  any future documents filed by BBX Capital with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act between the date of this joint proxy statement/prospectus and the date of BBX Capital’s special meeting (other than the portions of those documents which are not deemed to be filed under the rules and regulations of the SEC).

Annex A
AGREEMENT AND PLAN OF MERGER

by and among

BFC FINANCIAL CORPORATION,

BBX MERGER SUB, LLC

and

BBX CAPITAL CORPORATION

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of the 7th day of May 2013, by and among BFC FINANCIAL CORPORATION, a Florida corporation (“BFC”), BBX MERGER SUB, LLC, a Florida limited liability company (“Merger Sub”), and BBX CAPITAL CORPORATION, a Florida corporation (“BBX Capital”).
W I T N E S S E T H:
WHEREAS, BFC has proposed a business combination with BBX Capital pursuant to which BBX Capital will merge with and into Merger Sub, with Merger Sub to be the surviving company in the merger (the “Merger”);
WHEREAS, the Board of Directors of BBX Capital has designated a special committee (the “Special Committee”) composed entirely of independent directors, as determined in accordance with the listing standards of the New York Stock Exchange to, among other things, determine the advisability of the Merger or other business combination with BFC and, together with the Special Committee’s legal and financial advisors, negotiate, review and evaluate the terms and conditions of the Merger;
WHEREAS, the Special Committee has (i) determined that the Merger is advisable, fair to, and in the best interests of BBX Capital’s shareholders and (ii) recommended the approval and adoption of this Agreement by the Board of Directors of BBX Capital;
WHEREAS, based upon the recommendation of the Special Committee and its own independent review, the Board of Directors of BBX Capital has (i) determined that the Merger is advisable, fair to, and in the best interests of BBX Capital’s shareholders, (ii) approved and adopted this Agreement and declared its advisability, (iii) approved the Merger and the other transactions contemplated by this Agreement and (iv) agreed to recommend the approval and adoption of this Agreement by BBX Capital’s shareholders in accordance with this Agreement;
WHEREAS, the Board of Directors of BFC has determined that the Merger is consistent with and in furtherance of the long-term business strategy of BFC and fair to, and in the best interests of, BFC and its shareholders, and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement;
WHEREAS, the Board of Managers of Merger Sub has determined that the Merger is in the best interests of Merger Sub and BFC, as its sole member, and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement;
WHEREAS, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and
WHEREAS, BFC, Merger Sub and BBX Capital desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to also set forth certain conditions to the Merger;
NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of prescribing the terms and conditions of the Merger, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
When used in this Agreement, and in addition to the other terms defined herein, the following terms shall have the meanings specified:
“Acquisition Proposal” shall have the meaning set forth in Section 7.4(a).
“Affiliate” shall mean with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of this Agreement (i) BBX Capital and its Subsidiaries shall not be treated as an Affiliate of BFC or Merger Sub and (ii) BFC and its Subsidiaries, including Merger Sub, shall not be treated as Affiliates of BBX Capital.
“Agreement” means this Agreement and Plan of Merger as executed on the date hereof and as amended and supplemented in accordance with its terms, including, without limitation, all Schedules and Exhibits hereto.
“BBX Capital” shall have the meaning set forth in the Preamble. For the avoidance of doubt, any reference in this Agreement to BBX Capital and its Subsidiaries or the assets, properties, business, operations, financial statements or prospects of BBX Capital and its Subsidiaries shall not be deemed to include, and BBX Capital does not make any representation or warranty with respect to, Woodbridge or its subsidiaries, including Bluegreen, or the assets, properties, business, operations, financial statements or prospects of Woodbridge or its subsidiaries, including Bluegreen.
“BBX Capital Class A Common Stock” shall mean the Class A Common Stock, par value $0.01 per share, of BBX Capital.
“BBX Capital Class B Common Stock” shall mean the Class B Common Stock, par value $0.01 per share, of BBX Capital.
“BBX Capital Common Stock” shall mean, collectively, the BBX Capital Class A Common Stock and the BBX Capital Class B Common Stock.
“BBX Capital Equity Plans” shall mean BBX Capital’s 2005 Restricted Stock and Option Plan and Amended and Restated 2001 Stock Option Plan, in each case as amended to date.
“BBX Capital Financial Statements” shall mean the audited Consolidated Statements of Financial Condition of BBX Capital as of December 31, 2011 and 2012, the audited Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income (Loss), Consolidated Statements of Stockholders’ Equity and Consolidated Statements of Cash Flows of BBX Capital for the years ended December 31, 2010, 2011 and 2012, and the related notes thereto, as each of which is included in the BBX Capital SEC Reports.
“BBX Capital Material Adverse Effect” shall mean any effect, change, event, state of fact, development, circumstance or condition (including, without limitation, changes in applicable Laws) which when considered individually or in the aggregate with all other effects, changes, events, state of facts, developments, circumstances or conditions has materially and adversely affected or could reasonably be expected to materially and adversely affect (a) the results of operations, financial condition, assets, liabilities, or business of BBX Capital and its Subsidiaries, taken as a whole, or (b) the ability of BBX Capital to consummate the Merger and/or any of the other transactions contemplated hereby; provided, however, that a “BBX Capital Material Adverse Effect” shall not be deemed to include any changes resulting from (i) general economic or political conditions, (ii) circumstances that affect the industries in which BBX Capital operates or in which it holds material investments, (iii) force majeure events, acts of terrorism or acts of war, or (iv) costs, fines, fees, expenses or payments relating to the litigation matters set forth in the BBX Capital SEC Reports; provided, further, that, notwithstanding the foregoing, the changes or events described in clauses (i) and (ii) above shall be regarded in determining whether a BBX Capital Material Adverse Effect has occurred if the effects of such changes or events disproportionately negatively impact or uniquely relate to BBX Capital.
“BBX Capital Material Contract” shall mean any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which BBX Capital or any of its Subsidiaries is a party or otherwise relating to or affecting any of their respective assets, properties or operations. For the avoidance of doubt, the term “BBX Capital Material Contract” shall not be deemed to include any agreement, contract or arrangement which would otherwise satisfy the requirements of the preceding sentence solely by virtue of Woodbridge or one or more of its Subsidiaries, including Bluegreen and its Subsidiaries, being a party thereto or such contract, agreement or arrangement otherwise relating to or affecting any of the assets, properties or operations of Woodbridge or one or more if its Subsidiaries, including Bluegreen and its Subsidiaries.

“BBX Capital Meeting” shall mean the annual or special meeting of BBX Capital’s shareholders to be held for the purpose of voting upon this Agreement and any other matters which require the approval of BBX Capital’s shareholders in order to consummate the Merger and other transactions contemplated hereby, and for no other purpose without the prior written consent of BFC; provided, however, that in the event the BBX Capital Meeting is the annual meeting of BBX Capital’s shareholders, then the election of directors to the Board of Directors of BBX Capital and such other matters as set forth in a shareholder proposal submitted pursuant to applicable SEC rules and regulations and required thereunder to be presented at the BBX Capital Meeting to a vote of BBX Capital’s shareholders may be acted upon at the BBX Capital Meeting without the prior written consent of BFC.
“BBX Capital Options” shall mean all options or warrants granted by BBX Capital to purchase shares of BBX Capital Common Stock which are outstanding and unexercised immediately prior to the Effective Time.
“BBX Capital Plans” shall mean all employee benefit plans and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which BBX Capital is a party, with respect to which BBX Capital has any obligation or which are maintained, contributed to or sponsored by BBX Capital for the benefit of any current or former employee, officer or director of BBX Capital or its Subsidiaries.
“BBX Capital Properties” shall have the meaning set forth in Section 5.15.
“BBX Capital Rights Agreement” shall mean the Rights Agreement, dated as of February 7, 2013, between BBX Capital and American Stock Transfer & Trust Company, LLC, as Rights Agent.
“BBX Capital SEC Reports” shall have the meaning set forth in Section 5.5(a).
“BBX Capital Stock” shall have the meaning set forth in Section 5.2(a).
“BBX Capital Stock Certificate(s)” shall have the meaning set forth in Section 3.2(a).
“BFC” shall have the meaning set forth in the Preamble. For the avoidance of doubt, any reference in this Agreement to BFC and its Subsidiaries or the assets, properties, business, operations, financial statements or prospects of BFC and its Subsidiaries shall not be deemed to include, and neither BFC nor Merger Sub makes any representation or warranty with respect to, BBX Capital, Woodbridge or any of their respective subsidiaries, including Bluegreen, or the assets, properties, business, operations, financial statements or prospects of BBX Capital, Woodbridge or any of their respective subsidiaries, including Bluegreen.
“BFC Capital Stock” shall have the meaning set forth in Section 4.2(a).
“BFC Class A Common Stock” shall mean the Class A Common Stock, par value $0.01 per share, of BFC.
“BFC Class B Common Stock” shall mean the Class B Common Stock, par value $0.01 per share, of BFC.
“BFC Common Stock” shall mean, collectively, the BFC Class A Common Stock and the BFC Class B Common Stock.
“BFC Equity Plans” shall mean (i) the BFC Financial Corporation Stock Option Plan and (ii) the BFC Financial Corporation 2005 Stock Incentive Plan, as amended.
“BFC Financial Statements” shall mean the Consolidated Statements of Financial Condition of BFC as of December 31, 2011 and 2012, the audited Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income (Loss), Consolidated Statements of Changes in Equity and Consolidated Statements of Cash Flows of BFC for the years ended December 31, 2010, 2011 and 2012, and the related notes thereto, in each case adjusted to reflect BFC’s interest in BBX Capital and Woodbridge on a non-consolidated basis.

“BFC Material Adverse Effect” shall mean any effect, change, event, state of fact, development, circumstance or condition (including, without limitation, changes in applicable Laws) which when considered individually or in the aggregate with all other effects, changes, events, state of facts, developments, circumstances or conditions has materially and adversely affected or could reasonably be expected to materially and adversely affect (a) the results of operations, financial condition, assets, liabilities, or business of BFC and its Subsidiaries, taken as a whole, or (b) the ability of BFC to consummate the Merger and/or any of the other transactions contemplated hereby; provided, however, that a “BFC Material Adverse Effect” shall not be deemed to include any changes resulting from (i) general economic or political conditions, (ii) circumstances that affect the industries in which BFC operates or in which it holds material investments, (iii) force majeure events, acts of terrorism or acts of war, or (iv) costs, fines, fees, expenses or payments relating to the litigation matters set forth in the BFC SEC Reports; provided, further, that, notwithstanding the foregoing, the changes or events described in clauses (i) and (ii) above shall be regarded in determining whether a BFC Material Adverse Effect has occurred if the effects of such changes or events disproportionately negatively impact or uniquely relate to BFC.
“BFC Material Contract” shall mean any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which BFC is a party or otherwise relating to or affecting any of its assets, properties or operations. Notwithstanding the foregoing, the term “BFC Material Contract” shall not be deemed to include any agreement, contract or arrangement which would otherwise satisfy the requirements of the preceding sentence solely by virtue of BBX Capital or one or more of its Subsidiaries, or Woodbridge or one or more of its Subsidiaries, including Bluegreen and its Subsidiaries, being a party thereto or such contract, agreement or arrangement otherwise relating to or affecting any of the assets, properties or operations of BBX Capital or one or more of its Subsidiaries, or Woodbridge or one or more of its Subsidiaries, including Bluegreen and its Subsidiaries.
“BFC Meeting” shall mean the annual or special meeting of BFC’s shareholders to be held for the purpose of voting upon the Merger and any other matters required to be approved by BFC’s shareholders in order to consummate the Merger and other transactions contemplated hereby, and for no other purpose without the prior written consent of BBX Capital; provided, however, that in the event the BFC Meeting is the annual meeting of BFC’s shareholders, then the election of directors to the Board of Directors of BFC and such other matters as set forth in a shareholder proposal submitted pursuant to applicable SEC rules and regulations and required thereunder to be presented at the BFC Meeting to a vote of BFC’s shareholders may be acted upon at the BFC Meeting without the prior written consent of BBX Capital.
“BFC Options” shall mean all options or warrants granted by BFC to purchase shares of BFC Class A Common Stock or BFC Class B Common Stock which are outstanding and unexercised immediately prior to the Effective Time.
“BFC Plans” shall mean all employee benefit plans and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which BFC is a party, with respect to which BFC has any obligation or which are maintained, contributed to or sponsored by BFC for the benefit of any current or former employee, officer or director of BFC or its Subsidiaries.
“BFC Properties” shall have the meaning set forth in Section 4.13.
“BFC Rights Agreement” shall mean the Rights Agreement, dated as of September 21, 2009, by and between BFC and American Stock Transfer & Trust Company, LLC, as Rights Agent.
“BFC SEC Reports” shall have the meaning set forth in Section 4.5(a).
“BFC Stock Certificate(s)” shall have the meaning set forth in Section 3.2(a).
“Bluegreen” shall mean Bluegreen Corporation, a Massachusetts corporation and wholly-owned subsidiary of Woodbridge.
“Business Day” shall mean any day on which banks are not required or authorized by Law or executive order to close in the city of Fort Lauderdale, Florida, USA.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.
“Certificate of Merger” shall mean the certificate of merger with respect to the Merger to be filed with the Florida Department of State.
“Claim” shall have the meaning set forth in Section 7.8(a).
“Closing” shall have the meaning set forth in Section 2.2.
“Closing Date” shall have the meaning set forth in Section 2.2.
“Code” shall have the meaning set forth in the Recitals.
“Dissenting Shares” shall have the meaning set forth in Section 3.5.
“Effective Time” shall have the meaning set forth in Section 2.2.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.
“Environmental Laws” shall mean all applicable local, state and federal environmental, health and safety Laws, including, without limitation, the Resource Conservation and Recovery Act, CERCLA, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, the regulations promulgated thereunder, and their respective state counterparts.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
“Exchange Agent” shall have the meaning set forth in Section 3.2(a).
“Exchange Fund” shall have the meaning set forth in Section 3.2(a).
“Exchange Ratio” shall have the meaning set forth in Section 3.1(b).
“FBCA” shall mean the Florida Business Corporation Act.
“FLLCA” shall mean the Florida Limited Liability Company Act.
“GAAP” shall mean United States generally accepted accounting principles, consistently applied during the periods presented in accordance with past practices.
“Governmental Entity” shall mean any federal, state, local or foreign court, tribunal, arbitral body, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission, or branch or department thereof.
“Hazardous Material” shall mean, collectively, (i) any “hazardous substance” as defined by CERCLA, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended through the date hereof, and (iii) other than common office supplies, any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Order or applicable Law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as presently in effect.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
“Indemnified Liabilities” shall have the meaning set forth in Section 7.8(a).
“Indemnified Parties” shall have the meaning set forth in Section 7.8(a).
“Joint Proxy Statement/Prospectus” shall have the meaning set forth in Section 4.19.
“Law” shall mean any federal, state or local governmental law, rule, regulation or requirement, including, without limitation, any rules, regulations and Orders promulgated thereunder and any Orders, decrees, consents or judgments of any Governmental Entity and courts having the force of law.
“Letter of Transmittal” shall have the meaning set forth in Section 3.2(b).

“Lien” shall mean any lien, charge, pledge, security interest, mortgage, claim, encumbrance, option, right of first refusal and other proscription, restriction, condition, covenant or similar right whether imposed by law, by contract or otherwise.
“Listing Application” shall have the meaning set forth in Section 7.13.
“Loans” shall have the meaning set forth in Section 5.10(a).
“Merger Consideration” shall have the meaning set forth in Section 3.2(c).
“Merger Sub” shall have the meaning set forth in the Preamble.
“Merger” shall have the meaning set forth in the Recitals.
“Order” shall mean any judgment, ruling, order, writ, injunction, decree, consent decree, statute, rule or regulation.
“Permits” shall mean all permits, licenses, variances, registrations, certificates of authority, Orders and approvals of Governmental Entities.
“Permitted Liens” shall mean (i) statutory Liens imposed by Law for Taxes that are not yet due and payable, or are being contested in good faith by proper proceedings and which have been adequately reserved for in accordance with GAAP on the BBX Capital Financial Statements or BFC Financial Statements, as applicable, (ii) Liens which are purchase money Liens arising in the ordinary course of business for amounts which are not in default, (iii) carriers’, warehousemen’s, mechanics, landlords’, materialmen’s, repairmen’s or other substantially similar Liens arising under Law for amounts not yet due and payable, (iv) easements, rights-of-way and other similar instruments, whether or not recorded in the public land records or filed in other public records, which do not, individually or in the aggregate, interfere with the use or marketability of the relevant asset, (v) zoning, subdivision and other applicable Laws and (vi) amendments, extensions, renewals or replacements of any Lien referred to in clauses (i) through (v) above, to the extent that the scope, duration and effect of the Lien so amended, extended, renewed or replaced remains the same in all material respects.
“Person” shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership, Governmental Entity, or any other legal entity.
“Registration Statement” shall have the meaning set forth in Section 4.19.
“Representatives” shall have the meaning set forth in Section 7.1.
“Reverse Split” shall have the meaning set forth in Section 3.1(e).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
“Special Committee” shall have the meaning set forth in the Recitals.
“Subsidiary” or “Subsidiaries” of any Person shall mean any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person, directly or indirectly (either alone or through or together with any other Subsidiary of such Person) owns more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the members of the board of directors, board of managers or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity; provided, however, that for purposes of this Agreement, BBX Capital and its subsidiaries and Woodbridge and its subsidiaries, including Bluegreen and its subsidiaries, shall not be treated as Subsidiaries of BFC.
“Superior Proposal” shall have the meaning set forth in Section 7.4(b).
“Surviving Company” shall have the meaning set forth in Section 2.1.

“Tax” or “Taxes” shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth, taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.
“Third Party” shall have the meaning set forth in Section 7.4(b).
“Woodbridge” shall mean Woodbridge Holdings, LLC, a Florida limited liability, in which BFC holds a 54% equity interest and BBX Capital holds a 46% equity interest as of the date hereof.
ARTICLE II
THE MERGER
2.1     Merger.   At the Effective Time, BBX Capital shall be merged with and into Merger Sub, and Merger Sub will be the surviving company of the Merger (the “Surviving Company”), in accordance with the terms, conditions and provisions of this Agreement and the Certificate of Merger.
2.2     Consummation of the Merger; Effective Time.   The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Miami, Florida 33130, at such time as shall be fixed by mutual agreement of BFC and BBX Capital as promptly as practicable after the satisfaction or waiver of all of the conditions set forth in this Agreement (the date of Closing is hereinafter sometimes referred to as the “Closing Date”). On or prior to the Closing Date, each of BBX Capital and Merger Sub will execute the Certificate of Merger and deliver it to Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. for filing with the Florida Department of State. Subject to the satisfaction or waiver of all conditions precedent to the consummation of the transactions contemplated by this Agreement, the parties shall cause the Merger to become effective on the date of the Closing by (i) causing the filing, in accordance with the FBCA and FLLCA, of the Certificate of Merger as set forth in the preceding sentence and (ii) causing all other documents which must be recorded or filed as a result of the Merger to be recorded or filed. Unless otherwise agreed to in writing by the parties, the Certificate of Merger shall provide for the Merger to be effective upon filing thereof with the Florida Department of State (the date and time of such effectiveness being referred to herein as the “Effective Time”). The Closing shall be deemed to occur simultaneously with the Effective Time.
2.3     Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Certificate of Merger and the FBCA and FLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of BBX Capital and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of BBX Capital and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.
2.4     Articles of Organization and Operating Agreement.   The Articles of Organization of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Organization of the Surviving Company, and the Operating Agreement of Merger Sub as in effect immediately prior to the Effective Time shall be the Operating Agreement of the Surviving Company, in each case subject to any change to the Articles of Organization (including, if desired by the parties, a change of Merger Sub’s name to BBX Capital LLC) as may be set forth in the Certificate of Merger, and any subsequent amendment to the Articles of Organization and Operating Agreement as may be effected in accordance with the provisions thereof and the FLLCA.
2.5     Board of Managers.   The managers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial managers of the Surviving Company until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Company’s Articles of Organization and Operating Agreement.

2.6     Officers.   The officers of BBX Capital at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Company until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Company’s Articles of Organization and Operating Agreement.
2.7     Additional Actions.   If, at any time after the Effective Time, BFC or the Surviving Company shall consider or be advised that, consistent with the terms of this Agreement, any further assignments or assurances in Law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company, title to and possession of any property or right of either BBX Capital or Merger Sub acquired or to be acquired by reason of, or as a result of, the Merger, or (b) to otherwise carry out the purposes of this Agreement, then, subject to the terms and conditions of this Agreement, BBX Capital and its officers and directors, and Merger Sub and its officers and managers, shall be deemed to have granted to the Surviving Company an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Company and otherwise to carry out the purposes of this Agreement; and the officers and managers of the Surviving Company are fully authorized in the name of both BBX Capital and Merger Sub to take any and all such actions.
ARTICLE III
CONVERSION OF SHARES; CONSIDERATION
3.1     Merger Consideration.   At the Effective Time, by virtue of the Merger and without any action on the part of BFC, Merger Sub, BBX Capital or the holders of any of their respective securities:
(a)   100% of the issued and outstanding shares membership interests in Merger Sub immediately prior to the Effective Time shall remain issued and outstanding and unchanged following the Effective Time and constitute 100% of the issued and outstanding membership interests in the Surviving Company.
(b)   Subject to the other provisions of this Section 3.1, each share of BBX Capital Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 5.39 shares of BFC Class A Common Stock (such ratio of shares of BFC Class A Common Stock to shares of BBX Capital Common Stock, as the same may be adjusted pursuant to Section 3.1(e) and any other applicable provision hereof, being referred to as the “Exchange Ratio”); provided, however, that (i) no shares of BFC Class A Common Stock or other consideration shall be paid or issued in respect of shares of BBX Capital Common Stock owned by BFC or Merger Sub immediately prior to the Effective Time and (ii) as set forth in Section 3.5 hereof, holders of Dissenting Shares will be entitled to payment in cash from the Surviving Company of the appraised value of the Dissenting Shares in accordance with the provisions of Sections 1301-1333 of the FBCA in lieu of the shares of BFC Class A Common Stock to which they would otherwise be entitled.
(c)   Fractional shares of BFC Class A Common Stock will not be issued in connection with the Merger. Rather, the aggregate number of shares of BFC Class A Common Stock to which a holder of BBX Capital Common Stock shall be entitled to receive as a result of the Merger will be rounded up to the next largest whole number. In furtherance of the foregoing, if more than one BBX Capital Stock Certificate shall be surrendered for the account of the same holder, the number of shares of BFC Class A Common Stock to be issued to such holder in exchange for the BBX Capital Stock Certificates which have been surrendered shall be computed on the basis of the aggregate number of shares represented by all of the BBX Capital Stock Certificates surrendered for the account of such holder.
(d)   At and after the Effective Time, holders of BBX Capital Common Stock shall cease to be, and shall have no rights as, shareholders of BBX Capital, and BBX Capital Stock Certificates shall thereafter represent only the right to receive the consideration provided under this Article III.
(e)   In connection with the condition to the parties’ obligation to consummate the Merger and the other transactions contemplated hereby requiring that the BFC Class A Common Stock be approved for listing on a national securities exchange (or an inter-dealer quotation system of a registered national securities association) at the Effective Time, BFC may effect a reverse stock split (the “Reverse Split”) pursuant to which a designated number of outstanding shares of BFC Class A Common Stock and BFC

Class B Common Stock shall automatically convert into one share of BFC Class A Common Stock and one share of BFC Class B Common Stock, respectively. The conversion ratio for the Reverse Split shall be determined by the Board of Directors of BFC taking into account, among other factors it deems appropriate, the trading price and other criteria required for the initial listing of the BFC Class A Common Stock on a national securities exchange or inter-dealer quotation system. In connection with the Reverse Split, if applicable, any other action effected between the date of this Agreement and the Effective Time pursuant to which the outstanding shares of BFC Class A Common Stock or BBX Capital Common Stock is changed into a different number of shares (including by reason of a reorganization, reclassification, recapitalization, division, combination or exchange of shares), or any dividend or other distribution payable in stock or other securities declared with regard to the BFC Class A Common Stock or BBX Capital Common Stock with a record date between the date of this Agreement and the Effective Time, the Exchange Ratio shall automatically be adjusted to provide the holders of BBX Capital Common Stock the same economic effect as that contemplated by this Agreement if the Reverse Split, reorganization, reclassification, recapitalization, division, combination, exchange, dividend or other distribution had not taken place.
3.2     Exchange of Certificates.
(a)   At or prior to the Effective Time, BFC shall deliver, or shall cause to be delivered, to such bank, trust company or other entity designated by BFC and which is reasonably satisfactory to BBX Capital (the “Exchange Agent”), for the benefit of the holders of certificates representing the shares of BBX Capital Common Stock (“BBX Capital Stock Certificates”), certificates representing the shares of BFC Class A Common Stock (“BFC Stock Certificates”) issuable pursuant to Section 3.1(b) above (such BFC Stock Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the “Exchange Fund”) in exchange for outstanding BBX Capital Stock Certificates to be exchanged pursuant to this Article III. The Exchange Fund shall not be used for any other purpose.
(b)   Promptly, but in any event no later than three (3) Business Days after the Effective Time, BFC will instruct the Exchange Agent to mail to each holder of record of BBX Capital Common Stock who has not previously surrendered his, her or its BBX Capital Stock Certificates and is entitled to exchange his, her or its BBX Capital Stock Certificates for BFC Stock Certificates pursuant to this Article III (i) a letter of transmittal reasonably acceptable to BBX Capital (which shall specify that delivery shall be effected, and risk of loss and title to such holder’s BBX Capital Stock Certificates shall pass, only upon proper delivery of the BBX Capital Stock Certificates to the Exchange Agent and shall be in such form and have such other provisions as to which BFC and BBX Capital may agree); and (ii) instructions reasonably acceptable to BBX Capital for use in effecting the surrender of the BBX Capital Stock Certificates in exchange for BFC Stock Certificates in accordance with this Article III (collectively, the “Letter of Transmittal”).
(c)   From and after the Effective Time and upon the surrender of a BBX Capital Stock Certificate for cancellation (or affidavits and indemnification regarding the loss or destruction of such certificates reasonably acceptable to BFC and the Exchange Agent) to the Exchange Agent together with the Letter of Transmittal, duly executed, and such other customary documents as may be required pursuant thereto, the holder of such BBX Capital Stock Certificate shall be entitled to receive in exchange therefor, and the Exchange Agent shall deliver in accordance with the Letter of Transmittal, BFC Stock Certificates representing that number of whole shares of BFC Class A Common Stock which such holder has the right to receive in respect of the shares of BBX Capital Common Stock formerly evidenced by such BBX Capital Stock Certificate in accordance with Section 3.1 (the “Merger Consideration”), and the BBX Capital Stock Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of BBX Capital Common Stock which is not registered in the transfer records of BBX Capital, a certificate evidencing the proper number of shares of BFC Class A Common Stock may be issued in accordance with this Article III to a transferee if the BBX Capital Stock Certificate evidencing such shares is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and by evidence reasonably acceptable to BFC and the Exchange Agent that any applicable stock transfer taxes have been paid. In accordance with and subject to Section 3.1(b), until surrendered as contemplated by this Section 3.2, each BBX Capital Stock Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration and any dividends or other distributions declared or paid thereon after the Effective Time.
(d)   All shares of BFC Class A Common Stock issued upon the surrender for exchange of BBX Capital Stock Certificates in accordance with the terms of this Article III shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of BBX Capital Common Stock theretofore represented by such BBX Capital Stock Certificates.
(e)   Any portion of the Exchange Fund which remains undistributed to the holders of the BBX Capital Stock Certificates upon the date that is twelve months after the Effective Time shall be delivered by the Exchange Agent to BFC, and any holders of BBX Capital Stock Certificates who are entitled to BFC Stock Certificates in exchange for their BBX Capital Stock Certificates in accordance with this Article III and who have not theretofore complied with this Article III shall thereafter look only to BFC for the BFC Stock Certificates to which they are entitled.
(f)   None of BFC, BBX Capital, Merger Sub or the Exchange Agent shall be liable to any Person in respect of any shares of BFC Class A Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any BBX Capital Stock Certificate shall not have been surrendered prior to the date that is seven (7) years after the Effective Time (or immediately prior to such earlier date on which any shares of BFC Class A Common Stock would otherwise escheat to, or become the property of, any Governmental Entity), any such shares of BFC Class A Common Stock shall, to the extent permitted by applicable Law, become the property of BFC, free and clear of all claims or interest of any person previously entitled thereto.
(g)   If any BBX Capital Stock Certificate shall have been lost, stolen or destroyed, upon the making of a customary affidavit of that fact by the Person claiming such BBX Capital Stock Certificate to be lost, stolen or destroyed and, if requested by BFC or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as BFC or the Exchange Agent may direct as indemnity against any claim that may be made with respect to such BBX Capital Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed BBX Capital Stock Certificate the Merger Consideration pursuant to this Article III.
3.3     Stock Transfer Books.   After the Effective Time, there shall be no further registration of transfers on the stock transfer books of BBX Capital or the Surviving Company of the shares of BBX Capital Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, BBX Capital Stock Certificates are presented to the Surviving Company or the Exchange Agent for any reason, they shall be canceled and, in accordance with and subject to the provisions of this Article III, exchanged for the Merger Consideration, except as otherwise required by Law.
3.4     BBX Capital Options and Restricted Stock.
(a)   At the Effective Time, the BBX Capital Equity Plans shall be assumed by BFC, and each BBX Capital Option that is outstanding and unexercised immediately prior to the Effective Time shall be assumed by BFC and converted into an option to purchase shares of BFC Class A Common Stock in such number and at such exercise price as provided in Section 3.4(b) and otherwise having and being subject to the same terms and conditions as in effect immediately prior to the Effective Time (except that all references to BBX Capital in each such BBX Capital Option shall be deemed to refer to BFC). All restricted shares of BBX Capital Common Stock previously issued under the BBX Capital Equity Plans and outstanding at the Effective Time shall be assumed by BFC and converted into such number of restricted shares of BFC Class A Common Stock as provided in Section 3.4(b) and otherwise having and being subject to the same terms and conditions as in effect immediately prior to the Effective Time (except that all references to BBX Capital in each such award of restricted shares shall be deemed to refer to BFC).
(b)   The number of shares of BFC Class A Common Stock to be subject to each BBX Capital Option and restricted share of BBX Capital Common Stock assumed by BFC pursuant to Section 3.4(a) shall equal the product of (i) the number of shares of BBX Capital Common Stock subject to the BBX Capital Option, or the number of restricted shares of BBX Capital Class A Common Stock, as the case may be, immediately prior to the Effective Time and (ii) the Exchange Ratio. In addition, with respect to each assumed BBX Capital Option, the exercise price shall be adjusted to equal (i) the exercise price in effect immediately prior to the Effective Time divided by (ii) the Exchange Ratio.
(c)   In effecting such assumption and conversion, in lieu of fractional shares, the aggregate number of shares of BFC Class A Common Stock to be subject to each assumed BBX Capital Option or restricted shares of BBX Capital Common Stock shall be rounded up, if necessary, to the next largest whole share, and the aggregate exercise price of each assumed BBX Capital Option shall be rounded down, if necessary, to the nearest whole cent.
(d)   Notwithstanding anything in this Agreement to the contrary, the adjustments provided herein with respect to any assumed BBX Capital Options that are “incentive stock options” (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code and the adjustments provided herein with respect to any assumed BBX Capital Option or restricted shares of BBX Capital Common Stock shall be effected in a manner consistent with maintaining applicable exemptions from Section 409A of the Code.
3.5     Appraisal Rights.   Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable Law, each share of BBX Capital Common Stock which is issued and outstanding immediately prior to the Effective Time and which is owned by a shareholder who, pursuant to Sections 1301-1333 of the FBCA, duly and validly exercises and perfects his, her or its appraisal rights with respect to his, her or its shares of BBX Capital Common Stock (the “Dissenting Shares”), shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration, but, instead, the holder thereof, with respect to such Dissenting Shares, shall be entitled to payment in cash from the Surviving Company of the appraised value of the Dissenting Shares in accordance with the provisions of Sections 1301-1333 of the FBCA. If any such holder shall have failed to duly and validly exercise or perfect or shall have effectively withdrawn or lost such appraisal rights, each share of BBX Capital Common Stock of such holder as to which appraisal rights were not duly and validly exercised or perfected, or were effectively withdrawn or lost, shall not be deemed a Dissenting Share and shall automatically be converted into, and shall thereafter be exchangeable only for, the right to receive the Merger Consideration as provided in this Article III.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BFC AND MERGER SUB
BFC and Merger Sub jointly and severally represent and warrant to BBX Capital as set forth below. With respect to the following representations and warranties, reference is hereby made to the definition of BFC contained in Article I hereof.
4.1     Organization; Good Standing; Power.   BFC is a corporation duly organized and validly existing under the laws of the State of Florida, and its status is active. Merger Sub is a limited liability company duly organized and validly existing under the laws of the State of Florida, and its status is active. BFC has all necessary corporate power and authority, and Merger Sub has all necessary limited liability company power and authority, to execute and deliver this Agreement and, except as contemplated in this Agreement, to consummate the Merger and the other transactions contemplated hereby, to own its properties and assets and to carry on its business as now conducted. BFC has heretofore made available to BBX Capital a complete and correct copy of its Articles of Incorporation and Bylaws, each as amended to the date hereof. Each of BFC and Merger Sub is duly licensed or qualified to conduct business and is in good standing in each jurisdiction in which the nature of its businesses requires such qualification or license, except where the failure to be so qualified or licensed could not reasonably be expected to have a BFC Material Adverse Effect.
4.2     Capitalization.
(a)   BFC’s authorized capital stock consists solely of 150,000,000 shares of BFC Class A Common Stock, 20,000,000 shares of BFC Class B Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (collectively, the “BFC Capital Stock”). As of the date hereof, 75,911,649 shares of BFC Class A Common Stock (including 7,309,767 restricted shares), 7,307,742 shares of BFC Class B Common Stock and 15,000 shares of preferred stock designated as 5% Cumulative Preferred Stock are issued and outstanding. No shares of preferred stock designated as Series A Junior Participating Preferred Stock are issued or outstanding as of the date hereof. As of the date hereof, 2,183,862 shares of BFC Class A Common Stock (including 1,769,197 shares reserved for issuance upon exercise of outstanding BFC Options) and 248,051 shares of BFC Class B Common Stock (all of which shares are reserved for issuance upon exercise of outstanding BFC Options) are reserved for issuance under the BFC Equity Plans, 7,307,742 shares of BFC Class A Common Stock are reserved for issuance upon conversion of shares of BFC Class B Common Stock, and no shares of BFC Capital Stock are held in treasury.
(b)   All of the issued and outstanding shares of BFC Capital Stock are duly and validly authorized and issued, fully paid and nonassessable. None of the outstanding shares of BFC Capital Stock have been issued in violation of any statutory preemptive rights. Shares of BFC Class A Common Stock and BFC Class B Common Stock represent the only securities of BFC with the right to vote on the Merger and the other transactions contemplated hereby or for the election of directors of BFC. Except for BFC Options outstanding on the date hereof to acquire not more than 1,769,197 shares of BFC Class A Common Stock and 248,051 shares of BFC Class B Common Stock and except as contemplated by the BFC Rights Agreement, there are no outstanding or existing BFC Options or other agreements, commitments or obligations relating to the issuance of additional shares of any class of capital stock or other equity securities of BFC; provided, however that, subject to certain limited exceptions, shares of BFC Class B Common Stock are convertible on a share-for-share basis into shares of BFC Class A Common Stock at any time in the holder’s discretion.
(c)   All outstanding BFC Options were granted under the BFC Equity Plans. None of the BFC Options was issued in violation of applicable Law or the terms of the applicable BFC Equity Plan. BFC is not a party to or bound by any contract, agreement or arrangement to sell or otherwise dispose of any BFC Capital Stock or redeem, purchase or otherwise acquire any shares of BFC Common Stock. There are no agreements or understandings with respect to the voting of any shares of BFC Capital Stock or which restrict the transfer of such shares to which BFC is a party, nor, except as set forth on Schedule 4.2(c), does BFC have knowledge of any such agreements or understandings to which BFC is not a party. True and complete copies of the BFC Equity Plans have been filed as exhibits to the BFC SEC Reports and there is no agreement to amend, modify or supplement the BFC Equity Plans from the forms filed with the SEC; provided, however that if BFC effects the Reverse Stock Split, the number of shares of BFC Common Stock subject to the BFC Equity Plans may be adjusted ratably in accordance with the Reverse Split conversion ratio.
(d)   The shares of BFC Class A Common Stock to be issued pursuant to the Merger will, when issued at the Effective Time: (i) be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by the FBCA, BFC’s Articles of Incorporation or Bylaws, or any agreement to which BFC is a party or is bound; (ii) be registered under the Exchange Act, and registered or exempt from registration under applicable state, local and other applicable securities laws; and (iii) assuming approval of the Listing Application (which is a condition precedent to the parties respective obligations to consummate and effect the Merger), be listed on a national securities exchange (or an inter-dealer quotation system of a registered national securities association).
(e)   No bonds, debentures, notes or other indebtedness of BFC having the right to vote on any matters on which shareholders may vote are issued or outstanding.
4.3     Authorization; No Violation.   Subject to the approval by BFC’s shareholders of the transactions contemplated hereby (including the Reverse Split) and the filing of the Certificate of Merger pursuant to the FBCA and FLLCA, the execution and delivery of this Agreement by BFC and Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BFC and all necessary limited liability company action on the part of Merger Sub, and no other corporate action on the part of BFC or limited liability company action on the part of Merger Sub is necessary. Subject to the terms and conditions of this Agreement and assuming the due and valid authorization, execution and delivery hereof by BBX Capital, this Agreement constitutes the legal, valid and binding obligation of BFC and Merger Sub, enforceable against each of them in accordance with its terms, except as limited by (x) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance laws and other similar laws affecting creditors’ rights generally, and

(y) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Neither the execution, delivery or performance of this Agreement by BFC or Merger Sub, nor the consummation of the transactions contemplated hereby, nor the compliance by BFC and Merger Sub with any of the provisions of this Agreement, will: (a) violate, conflict with, or result in a breach of any of the provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any Lien upon any of the properties or assets of BFC or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws (or analogous organizational documents) of BFC or any of its Subsidiaries or (ii) any BFC Material Contract; (b) violate any Law or any Order applicable to BFC or any of its Subsidiaries or any of their respective properties or assets; or (c) require any filing, declaration or registration by BFC or any Subsidiary of BFC, including Merger Sub, with, or permission, determination, waiver, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Securities Act or the Exchange Act (including, without limitation, the filing of (A) the Registration Statement and the Joint Proxy Statement/Prospectus and (B) such reports under Section 13(a) or 15(d) of the Exchange Act with the SEC as may be required in connection with this Agreement and the transactions contemplated hereby), (ii) any filings as may be required under the FBCA or FLLCA in connection with the Merger, including, without limitation, the Certificate of Merger, (iii) any filings as may be required by the HSR Act, (iv) the filing of the Listing Application, and (v) such filings and approvals as may be required by any applicable state securities, blue sky or takeover Laws), except in the case of clauses (a)(ii), (b) or (c), where such violation, conflict, breach, default, termination, acceleration, Lien, security interest, charge, encumbrance or failure to make such filings or applications could not reasonably be expected to have a BFC Material Adverse Effect.
4.4     Subsidiaries.   Set forth on Schedule 4.4 is a list of each Subsidiary of BFC, including its name and jurisdiction of organization. Except as set forth on Schedule 4.4, BFC does not own more than 50% of the capital stock or similar interests in or control any Person (other than BBX Capital and its subsidiaries and Woodbridge and its subsidiaries). Except as set forth on Schedule 4.4, BFC is the beneficial owner directly or indirectly of 100% of the outstanding equity interests in each of its Subsidiaries, and all of the shares of capital stock or other equity interests of BFC’s Subsidiaries owned by BFC are beneficially owned, directly or indirectly, free and clear of any Liens. Each Subsidiary of BFC (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to conduct business and in good standing in each jurisdiction in which the nature of its business reasonably requires such qualification or license and (iii) has all necessary power to own its properties and assets and to carry on its business as presently conducted, except, in each case, where the failure or lack thereof could not reasonably be expected to have a BFC Material Adverse Effect.
4.5     Exchange Act Reports; Financial Statements.
(a)   Since January 1, 2012, BFC has filed all reports and other documents required to be filed by it with the SEC under the Exchange Act, including, but not limited to, proxy statements and reports on Form 10-K, Form 10-Q and Form 8-K (as such documents have been amended since the time of their filing, collectively, the “BFC SEC Reports”). As of the respective dates they were filed with the SEC, or if amended prior to the date hereof, as of the date of the last such amendment, the BFC SEC Reports, including, without limitation, all documents incorporated by reference into such reports, complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no amendments or modifications to agreements, documents or other instruments which previously had been filed by BFC with the SEC pursuant to the Securities Act or the Exchange Act or any other agreements, documents or other instruments, which have not yet been filed with the SEC but which are or will be required to be filed by BFC. Notwithstanding the foregoing, neither BFC nor Merger Sub makes any representation or warranty with respect to the information contained in the BFC SEC Reports or any omission therefrom regarding BBX Capital.
(b)   The BFC Financial Statements fairly present in all material respects the financial condition and results of operations of BFC. The BFC Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (other than as specifically noted therein or normally recurring adjustments in the BFC Financial Statements as of December 31, 2012). There are no material liabilities or obligations of BFC or its Subsidiaries, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability or obligation for Taxes and any liability under any guaranty or indemnification arrangement, other than as reflected in the BFC Financial Statements as of December 31, 2012, liabilities and obligations incurred after December 31, 2012 in the ordinary course of business consistent with past practice that could not reasonably be expected to have a BFC Material Adverse Effect, and the obligations provided for in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any revision or restatement of the BFC Financial Statements which results solely from a revision or restatement of the BBX Capital Financial Statements shall not be deemed to constitute a breach of this representation and warranty or any other representation or warranty of BFC contained herein.
4.6     Absence of Certain Changes.   Except as disclosed in the BFC SEC Reports, since December 31, 2012, BFC and each of its Subsidiaries have conducted their business in all material respects in the ordinary and usual course, consistent with past practices, and there has not been any event, occurrence, development or set of circumstances or facts which has had or could reasonably be expected to have a BFC Material Adverse Effect.
4.7     Taxes.   Except as disclosed in the BFC SEC Reports and such matters as could not reasonably be expected to have a BFC Material Adverse Effect, (a) BFC and each of its Subsidiaries have timely filed or shall timely file all returns and reports required to be filed by them with any Taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of BFC and its Subsidiaries, (b) all Taxes that are due prior to the Effective Time have been paid or shall be paid, (c) no deficiency for any amount of Tax has been asserted or assessed by a Taxing authority against BFC or any of its Subsidiaries, (d) BFC and each of its Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns or reports, and (e) no audit or other administrative proceedings are presently being conducted or have been threatened in writing against BFC or any of its Subsidiaries by a Taxing authority.
4.8     BFC Material Contracts.   Each BFC Material Contract has been filed as an exhibit to a BFC SEC Report or has been disclosed in a BFC SEC Report (where filing thereof is not yet required). Except as could not reasonably be expected to have a BFC Material Adverse Effect, (a) each BFC Material Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, and is in full force and effect on the date hereof and (b) BFC and each of its Subsidiaries have performed in all material respects all obligations required to be performed by them to date under, and they are not in material default in respect of, any BFC Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default. No consent of or notice to third parties is required pursuant to the terms of any BFC Material Contract or other material agreement to which BFC or any of its Subsidiaries is a party as a consequence of this Agreement or the transactions contemplated herein, except for such consents or notices which if not obtained or given could not reasonably be expected to have a BFC Material Adverse Effect. To the knowledge of BFC, no other party to any BFC Material Contract is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default.
4.9     Investigations; Litigation.   Except as set forth in the BFC SEC Reports, there is no investigation by any Governmental Entity or any action, suit, proceeding or claim pending, or, to the knowledge of BFC, threatened, against BFC or any of its Subsidiaries (including, without limitation, any investigation, action, or proceeding with respect to Taxes), or the assets or business of BFC or any of its Subsidiaries which, if determined adversely to BFC or any of its Subsidiaries, could reasonably be expected to have a BFC Material Adverse Effect. Except as set forth in the BFC SEC Reports, neither BFC nor any of its Subsidiaries nor any director, officer, employee or agent of BFC or any of its Subsidiaries (in their respective capacities as such), is a party to any, and there are no pending, or, to the knowledge of BFC, threatened, material legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature against BFC or any of its Subsidiaries, or any director, officer, employee or agent of BFC or any of its Subsidiaries (in their respective capacities as such), or involving any property or assets of BFC or any of its Subsidiaries, and to the knowledge of BFC, there is no outstanding Order of any Governmental Entity entered specifically against or materially affecting BFC or any of its Subsidiaries, or any of their respective assets, businesses or operations.
4.10    Insurance.   BFC and its Subsidiaries have in effect insurance coverage which, in respect to amounts, types and risks insured, is customary for the businesses in which BFC and its Subsidiaries are engaged. All of the insurance policies, binders, bonds and other similar forms of insurance owned, held or maintained by BFC and each of its Subsidiaries are in full force and effect, and all premiums with respect thereto covering all periods up to and including the date hereof have been paid (other than retrospective premiums which may be payable with respect to worker’s compensation insurance policies). Neither BFC nor any of its Subsidiaries is in material default under any such policy, and no notice of cancellation, termination or nonrenewal has been received with respect to any of the foregoing, and all claims thereunder have been filed in due and timely fashion. The insurance policies to which BFC and its Subsidiaries are parties are reasonably believed to (a) be sufficient for compliance, in all material respects, with all requirements of Law and, to the extent applicable, of all BFC Material Contracts and (b) provide adequate insurance coverage for the assets and operations of BFC and its Subsidiaries.
4.11    Compliance with Laws.   BFC and each of its Subsidiaries are in compliance in all material respects with all applicable Laws and Orders. BFC and each of its Subsidiaries have all Permits and have made all required filings, applications or registrations with applicable Governmental Entities necessary to permit them to carry on their businesses as presently conducted except where the failure to have such Permits or make such filings, applications or registrations would not reasonably be expected to have a BFC Material Adverse Effect. Except as would not reasonably be expected to have a BFC Material Adverse Effect, all such Permits are in full force and effect, and, to the knowledge of BFC, no suspension or cancellation of any of them is pending or has been threatened, and all such filings, applications and registrations are current. Neither BFC nor any of its Subsidiaries is in material default under any such Permits.
4.12    Title to Assets.   As of the date of this Agreement, BFC or its applicable Subsidiary has, and as of the Closing, BFC or its applicable Subsidiary will have, good and marketable title or a valid leasehold interest in, easement or right to use all of the assets and properties reflected on the BFC Financial Statements as being owned or leased, as applicable, by BFC or its applicable Subsidiary as of December 31, 2012 (except for assets sold or otherwise disposed of or leases that have expired since such date in the ordinary course of business consistent with past practice), and none of such properties or assets is subject to any Liens other than Permitted Liens. All such properties and assets which are utilized in the operation of BFC’s business are in good condition, ordinary wear and tear excepted.
4.13    Environmental Matters.   Except as would not, individually or in the aggregate, reasonably be expected to have a BFC Material Adverse Effect, (i) BFC and its Subsidiaries have been and are in compliance with applicable Environmental Laws, (ii) none of BFC, any of its Subsidiaries or, to BFC’s knowledge, any other owners of any of the real property owned, leased, operated or managed by BFC or any of its Subsidiaries (the “BFC Properties”) at any time, has at any time released (as such term is defined in CERCLA) or otherwise disposed of Hazardous Materials on, to, in, under or from the BFC Properties or any other real properties previously owned, leased, operated or managed by BFC or any of its Subsidiaries other than in compliance with all Environmental Laws, (iii) neither BFC nor any of its Subsidiaries intends to use the BFC Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither BFC nor any of its Subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the BFC Properties, any other real properties previously owned, leased, operated or managed by BFC or any of its Subsidiaries, or their respective assets or arising out of the conduct of BFC or its Subsidiaries, (v) none of the BFC Properties are included or, to BFC’s knowledge, proposed for inclusion on the National Priorities List issued by the United States Environmental Protection Agency pursuant to CERCLA or any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of BFC, any of its Subsidiaries nor agents nor, to BFC’s knowledge, any other Person for whose conduct any of them is held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the BFC Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the BFC Properties or any other real properties previously owned, leased, operated or managed by BFC or any of its Subsidiaries to another property, except in compliance with all applicable Environmental Laws, (vii) no Lien has been imposed on the BFC Properties by any Governmental Entity in connection with the presence on or off such BFC Property of any Hazardous Material, and (viii) none of BFC, any of its Subsidiaries nor, to BFC’s knowledge, any other Person for whose conduct any of them is held responsible, has entered into or been subject to any Order with respect to the BFC Properties or any facilities or improvements or any operations or activities thereon.
4.14    Labor Matters.   Neither BFC nor any of its Subsidiaries is a party to, nor does BFC or any of its Subsidiaries have in effect, any organized labor contract or collective bargaining agreement.
4.15    Employee Benefit Plans.
(a)   BFC has previously made available to BBX Capital full, complete and correct copies of all of the BFC Plans. Each BFC Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws. BFC has performed all material obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any material default or violation by any party to, any BFC Plan. No action, suit, proceeding or claim is pending or, to the knowledge of BFC, threatened, against BFC with respect to any BFC Plan (other than claims for benefits in the ordinary course).
(b)   All contributions, premiums or payments required to be made with respect to all BFC Plans have been made. All such contributions have been fully deducted for income tax purposes, and no such deduction has been challenged or disallowed by any Governmental Entity.
(c)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any severance, termination or other payment to any director, officer, employee or consultant of BFC or any of its Subsidiaries.
4.16    Related Party Transactions.   Except for arrangements disclosed in the BFC SEC Reports, no holder of more than 5% of the BFC Class A Common Stock or BFC Class B Common Stock, or any officer or director of BFC or any Subsidiary of BFC, or, to the knowledge of BFC, any Affiliate of any of the foregoing (other than BFC and its Subsidiaries) (a) is indebted to BFC for money borrowed from BFC, (b) to the knowledge of BFC, has any direct or indirect material interest in any Person which is a customer or supplier of BFC or any of its Subsidiaries or (c) is party to any other material transaction or business relationship with BFC or any of its Subsidiaries that would be required to be disclosed in the BFC SEC Reports pursuant to Item 404(a) of Regulation S-K of the SEC.
4.17    Investment Portfolio.   All investment securities held by BFC or its Subsidiaries, as reflected in the BFC Financial Statements, are carried in accordance with GAAP. BFC or its applicable Subsidiary has good, valid and marketable title to all securities held by it, except securities sold under repurchase agreements or held in any fiduciary or agency capacity, free and clear of any Lien, except as set forth in the BFC Financial Statements and except to the extent any such securities are pledged in the ordinary course of business to secure obligations of BFC or its applicable Subsidiary.
4.18    Brokers, Finders and Investment Bankers.   Except for Keefe, Bruyette & Woods, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BFC or its Subsidiaries.
4.19    Registration Statement; Joint Proxy Statement/Prospectus.   None of the information relating to BFC included in BFC’s registration statement on Form S-4, which shall include the joint proxy statement relating to the BBX Capital Meeting and the BFC Meeting (together with any amendments thereof or supplements thereto, the “Joint Proxy Statement/Prospectus”), pursuant to which the issuance of the shares of BFC Class A Common Stock to be issued to BBX Capital’s shareholders in the Merger will be registered under the Securities Act (the “Registration Statement”), will, at the time the Registration Statement is filed with the SEC, at the time it becomes effective under the Securities Act and at the time of the BFC Meeting or the BBX Capital Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that no representation is made by BFC or Merger Sub with respect to the accuracy of information in the Registration Statement or the Joint Proxy Statement/Prospectus based on information related to, derived from or supplied by BBX Capital.
4.20    Tax Treatment.   BFC has no knowledge of any reason why the Merger will, and has not taken or agreed to take and has no plans to take any action that could cause the Merger to, fail to qualify as a “reorganization” under Section 368(a) of the Code.
4.21    Fairness Opinion.   Keefe, Bruyette & Woods, Inc. has (a) rendered its opinion to the Board of Directors of BFC to the effect that, as of the date of the meeting of the Board of Directors of BFC at which the Board of Directors of BFC approved this Agreement and subject to certain assumptions, qualifications, limitations and other matters considered in preparing and rendering such opinion, the Merger Consideration is fair from a financial point of view to BFC and (b) consented to the inclusion of such opinion in its entirety, as well as a summary thereof, in the Registration Statement and any other filing required to be made by BFC with the SEC with respect to the Merger to the extent required by applicable Law, subject to its advance review and approval.
4.22    Certain Business Practices.   Neither (a) BFC nor any of its Subsidiaries, nor (b) to BFC’s knowledge, any directors or officers, agents or employees of BFC or any of its Subsidiaries in connection with the operation of the business of BFC or any of its Subsidiaries, has (i) directly or indirectly given or agreed to give any funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any payment in the nature of criminal bribery.
4.23    BFC Rights Agreement.   BFC has taken all actions necessary to (i) render the BFC Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, and (ii) ensure that (x) none of BBX Capital or any shareholder of BBX Capital is an Acquiring Person (as defined in the BFC Rights Agreement) pursuant to the BFC Rights Agreement, (y) a Stock Acquisition Date and Distribution Date (as such terms are defined in the BFC Rights Agreement) does not occur and (z) the Rights (as such term is defined in the BFC Rights Agreement) do not become exercisable, in the case of clauses (x), (y) and (z), by reason of the execution of this Agreement or the consummation of the Merger or other transactions contemplated hereby, including the issuance to BBX Capital’s shareholders, and the receipt by such shareholders, of shares of BFC Class A Common Stock pursuant to the terms of this Agreement.
4.24    Operations of Merger Sub.   Merger Sub (a) is a direct, wholly-owned subsidiary of BFC, (b) was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, (c) has engaged in no other business activities and (d) has conducted its operations only as contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, Merger Sub has no obligations or liabilities.
4.25    Full Disclosure.   No representation or warranty of BFC or Merger Sub contained in this Agreement, and none of the statements or information concerning BFC and its Subsidiaries, including Merger Sub, contained in this Agreement or the exhibits and the schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BBX CAPITAL
BBX Capital represents and warrants to BFC and Merger Sub as follows:
5.1     Organization; Good Standing; Power.   BBX Capital is a corporation duly organized and validly existing under the laws of the State of Florida, and its status is active. BBX Capital has all necessary corporate power and authority to execute and deliver this Agreement and, except as contemplated in this Agreement, to consummate the Merger and the other transactions contemplated hereby, to own its properties and assets and to carry on its business as now conducted. BBX Capital has heretofore made available to BFC a complete and correct copy of its Articles of Incorporation and Bylaws, each as amended to the date hereof. BBX Capital is duly licensed or qualified to conduct business and is in good standing in each jurisdiction in which the nature of its businesses requires such qualification or license, except where the failure to be so qualified or licensed could not reasonably be expected to have a BBX Capital Material Adverse Effect.
5.2     Capitalization.
(a)   BBX Capital’s authorized capital stock consists solely of 25,000,000 shares of BBX Capital Class A Common Stock, 1,800,000 shares of BBX Capital Class B Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (collectively, the “BBX Capital Stock”). As of the date hereof, 16,772,870 shares of BBX Capital Class A Common Stock (including 1,162,906 restricted shares) and 195,045 shares of BBX Capital Class B Common Stock are issued and outstanding. No shares of preferred stock, including shares designated as Series A Junior Participating Preferred Stock, are issued or outstanding as of the date hereof. As of the date hereof, 448,819 shares of BBX Capital Class A Common Stock (including 25,320 shares reserved for issuance upon exercise of outstanding BBX Capital Options) are reserved for issuance under the BBX Capital Equity Plans, 195,045 shares of BBX Capital Class A Common Stock are reserved for issuance upon conversion of shares of BBX Capital Class B Common Stock, no shares of BBX Capital Class B Common Stock are reserved for issuance and no shares of BBX Capital Stock are held in treasury.
(b)   All of the issued and outstanding shares of BBX Capital Stock are duly and validly authorized and issued, fully paid and nonassessable. None of the outstanding shares of BBX Capital Stock have been issued in violation of any statutory preemptive rights. Shares of BBX Capital Class A Common Stock and BBX Capital Class B Common Stock represent the only securities of BBX Capital with the right to vote on the Merger and the other transactions contemplated hereby or for the election of directors of BBX Capital. Except for BBX Capital Options outstanding on the date hereof to acquire not more than 25,320 shares of BBX Capital Class A Common Stock and as contemplated by the BBX Capital Rights Agreement, there are no outstanding or existing BBX Capital Options or other agreements, commitments or obligations relating to the issuance of additional shares of any class of capital stock or other equity securities of BBX Capital; provided, however that shares of BBX Capital Class B Common Stock are convertible on a share-for-share basis into shares of BBX Capital Class A Common Stock at any time in the holder’s discretion.
(c)   True and complete copies of the BBX Capital Equity Plans have been filed as exhibits to the BBX Capital SEC Reports and there is no agreement to amend, modify or supplement the BBX Capital Equity Plans from the forms filed with the SEC. All outstanding BBX Capital Options were granted under the BBX Capital Equity Plans. None of the BBX Capital Options was issued in violation of applicable Law or the terms of the applicable BBX Capital Equity Plan. The terms of each BBX Capital Equity Plan permits the assumption and conversion of outstanding BBX Capital Options and restricted shares of BBX Capital Common Stock as provided in this Agreement without the consent or approval of the holders thereof, any other shareholders of BBX Capital, or any other Person (other than the Board of Directors of BBX Capital or a committee thereof). BBX Capital is not a party to or bound by any contract, agreement or arrangement to sell or otherwise dispose of or redeem, purchase or otherwise acquire any shares of BBX Capital Stock. Schedule 5.2(c) hereto includes a true and complete list, as of the date hereof, of all holders of outstanding BBX Capital Options and restricted shares of BBX Capital Class A Common Stock, including the name of such holders, the number of shares subject to, and the vesting schedule of, each restricted stock award, and the number and class of shares of BBX Capital Class A Common Stock purchasable upon exercise of, the vesting schedule of, and the exercise price and expiration date of, each BBX Capital Option.
(d)   There are no agreements or understandings with respect to the voting of any shares of BBX Capital Stock or which restrict the transfer of such shares to which BBX Capital is a party, nor, except as set forth on Schedule 5.2(d), does BBX Capital have knowledge of any such agreements or understandings to which BBX Capital is not a party.
(e)   No bonds, debentures, notes or other indebtedness of BBX Capital having the right to vote on any matters on which shareholders may vote are issued or outstanding.
5.3     Authorization; No Violation.   Subject to the approval by BBX Capital’s shareholders of the transactions contemplated hereby and the filing of the Certificate of Merger pursuant to the FBCA and FLLCA, the execution and delivery of this Agreement by BBX Capital and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BBX Capital, and no other corporate action on the part of BBX Capital is necessary. Subject to the terms and conditions of this Agreement and assuming the due and valid authorization, execution and delivery hereof by each of BFC and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of BBX Capital, enforceable against BBX Capital in accordance with its terms, except as limited by (x) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance laws and other similar laws affecting creditors’ rights generally, and (y) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Neither the execution, delivery or performance of this Agreement by BBX Capital, nor the consummation of the transactions contemplated hereby, nor the compliance by BBX Capital with any of the provisions of this Agreement, will: (a) violate, conflict with, or result in a breach of any of the provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any Lien upon any of the properties or assets of BBX Capital or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws (or analogous organizational documents) of BBX Capital or any of its Subsidiaries or (ii) any BBX Capital Material Contract; (b) violate any Law or any Order applicable to BBX Capital or any of its Subsidiaries or any of their respective properties or assets; or (c) require any filing, declaration or registration by BBX Capital or any Subsidiary of BBX Capital with, or permission, determination, waiver, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Securities Act or the Exchange Act (including, without limitation, the filing of (A) the proxy statement of BBX Capital which will form a part of the Registration Statement and (B) such reports under Section 13(a) or 15(d) of the Exchange Act with the SEC as may be required in connection with this Agreement and the transactions contemplated hereby), (ii) any filings as may be required under the FBCA or FLLCA in connection with the Merger, including, without limitation, the Certificate of Merger, (iii) any filings as may be required by the HSR Act, and (iv) such filings and approvals as may be required by any applicable state securities, blue sky or takeover Laws), except in the case of clauses (a)(ii), (b) or (c), where such violation, conflict, breach, default, termination, acceleration, Lien, security interest, charge, encumbrance or failure to make such filings or applications could not reasonably be expected to have a BBX Capital Material Adverse Effect.
5.4     Subsidiaries.   Set forth on Schedule 5.4 hereto is a list of each Subsidiary of BBX Capital, including its name and jurisdiction of organization. Except as set forth on Schedule 5.4, BBX Capital does not own more than 50% of the capital stock or similar interests in or control any Person. Except as set forth on Schedule 5.4, BBX Capital is the beneficial owner directly or indirectly of 100% of the outstanding equity interests in each of its Subsidiaries, and all of the shares of capital stock or other equity interests of BBX Capital’s Subsidiaries owned by BBX Capital are beneficially owned, directly or indirectly, free and clear of any Liens. Each Subsidiary of BBX Capital (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to conduct business and in good standing in each jurisdiction in which the nature of its business reasonably requires such qualification or license and (iii) has all necessary power to own its properties and assets and to carry on its business as presently conducted, except, in each case, where the failure or lack thereof could not reasonably be expected to have a BBX Capital Material Adverse Effect.

5.5     Exchange Act Reports; Financial Statements.
(a)   Since January 1, 2012, BBX Capital has filed all reports and other documents required to be filed by it with the SEC under the Exchange Act, including, but not limited to, proxy statements and reports on Form 10-K, Form 10-Q and Form 8-K (as such documents have been amended since the time of their filing, collectively, the “BBX Capital SEC Reports”). As of the respective dates they were filed with the SEC, or if amended prior to the date hereof, as of the date of the last such amendment, the BBX Capital SEC Reports, including, without limitation, all documents incorporated by reference into such reports, complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, other than the amendment to the Form 8-K of BBX Capital filed with the SEC on April 5, 2013 relating to BBX Capital’s $71,750,000 investment in Woodbridge, which amendment will relate solely to the audited financial statements of Woodbridge and pro forma financial statements of BBX Capital required by Item 9.01(a) and (b), respectively, of Form 8-K, there are no amendments or modifications to agreements, documents or other instruments which previously had been filed by BBX Capital with the SEC pursuant to the Securities Act or the Exchange Act or any other agreements, documents or other instruments, which have not yet been filed with the SEC but which are or will be required to be filed by BBX Capital.
(b)   The BBX Capital Financial Statements fairly present in all material respects the financial condition and results of operations of BBX Capital and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (other than as specifically noted therein or normally recurring adjustments in the BBX Capital Financial Statements as of December 31, 2012). There are no material liabilities or obligations of BBX Capital or its Subsidiaries, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability or obligation for Taxes and any liability under any guaranty or indemnification arrangement, other than as reflected in the BBX Capital Financial Statements as of December 31, 2012, liabilities and obligations incurred after December 31, 2012 in the ordinary course of business consistent with past practice that could not reasonably be expected to have a BBX Capital Material Adverse Effect, and the obligations provided for in this Agreement.
5.6     Absence of Certain Changes.   Except as disclosed in the BBX Capital SEC Reports, since December 31, 2012, BBX Capital and each of its Subsidiaries have conducted their business in all material respects in the ordinary and usual course, consistent with past practices, and there has not been any event, occurrence, development or set of circumstances or facts which has had or could reasonably be expected to have a BBX Capital Material Adverse Effect.
5.7     Taxes.   Except as disclosed in the BBX Capital SEC Reports and such matters as could not reasonably be expected to have a BBX Capital Material Adverse Effect, (a) BBX Capital and each of its Subsidiaries have timely filed or shall timely file all returns and reports required to be filed by them with any Taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of BBX Capital and its Subsidiaries, (b) all Taxes that are due prior to the Effective Time have been paid or shall be paid, (c) no deficiency for any amount of Tax has been asserted or assessed by a Taxing authority against BBX Capital or any of its Subsidiaries, (d) BBX Capital and each of its Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns or reports, and (e) no audit or other administrative proceedings are presently being conducted or have been threatened in writing against BBX Capital or any of its Subsidiaries by a Taxing authority.
5.8     BBX Capital Material Contracts.   Each BBX Capital Material Contract has been filed as an exhibit to a BBX Capital SEC Report. Except as could not reasonably be expected to have a BBX Capital Material Adverse Effect, (a) each BBX Capital Material Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, and is in full force and effect on the date hereof and (b) BBX Capital and each of its Subsidiaries have performed in all material respects all obligations required to be performed by such entity to date under, and are not in material default in respect of, any BBX Capital Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default. Except as set forth on Schedule 5.8, no consent of or notice to third parties is required pursuant to the terms of any BBX Capital Material Contract or other material agreement to which BBX Capital or any of its Subsidiaries is a party as a consequence of this Agreement or the transactions contemplated herein, except for any such consents or notices which if not obtained or given could not reasonably be expected to have a BBX Capital Material Adverse Effect. To the knowledge of BBX Capital, no other party to any BBX Capital Material Contract is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default.
5.9     Investigations, Litigation.   Except as set forth in the BBX Capital SEC Reports, there is no investigation by any Governmental Entity or any action, suit, proceeding or claim pending, or, to the knowledge of BBX Capital, threatened, against BBX Capital or any of its Subsidiaries (including, without limitation, any investigation, action, or proceeding with respect to Taxes), or the assets or business of BBX Capital or any of its Subsidiaries which, if determined adversely to BBX Capital or any of its Subsidiaries, could reasonably be expected to have a BBX Capital Material Adverse Effect. Except as set forth in the BBX Capital SEC Reports, neither BBX Capital nor any of its Subsidiaries nor any director, officer, employee or agent of BBX Capital or any of its Subsidiaries (in their respective capacities as such), is a party to any, and there are no pending, or, to the knowledge of BBX Capital, threatened, material legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature against BBX Capital or any of its Subsidiaries, or any director, officer, employee or agent of BBX Capital or any of its Subsidiaries (in their respective capacities as such), or involving any property or assets of BBX Capital or any of its Subsidiaries, and to the knowledge of BBX Capital, there is no outstanding Order of any Governmental Entity entered specifically against or materially affecting BBX Capital or any of its Subsidiaries, or any of their respective assets, businesses or operations.
5.10    Loans.
(a)   Each loan, revolving credit facility, letter of credit or other extension of credit (including guarantees) or commitment to extend credit originated or acquired by BBX Capital or its Subsidiaries (collectively, “Loans”) (i) complies in all material respects with all applicable Laws, (ii) is evidenced by promissory notes or other evidences of indebtedness, which are true, genuine and what they purport to be, and which, together with all security agreements and guarantees, constitute a valid and legally binding obligation of the obligor named therein, and as applicable, BBX Capital or its applicable Subsidiary, and are enforceable in accordance with their terms except as limited by (A) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance laws and other similar laws affecting creditors’ rights generally, and (B) general principles of equity, regardless of whether asserted in a proceeding in equity or at law, and (iii) is in full force and effect. For purposes of this Section 5.10(a), the phrase “enforceable in accordance with their terms” as it relates to a Loan does not mean that the borrower has the financial ability to repay a Loan or that any collateral is sufficient to result in payment of the Loan secured thereby.
(b)   To the knowledge of BBX Capital, each outstanding Loan (including Loans held for resale or previously sold to investors) has been and is administered and, where applicable, serviced, and the relevant files are being maintained, in all material respects in accordance with the relevant Loan documents, BBX Capital’s or its applicable Subsidiary’s underwriting standards and with all applicable Laws and requirements of any government-sponsored enterprise program. BBX Capital and its Subsidiaries have fulfilled in all material respects their contractual responsibilities and duties in any Loan in which they act as the lead lender or servicer and have complied in all material respects with their duties as required under applicable regulatory requirements.
5.11    Allowance for Loan Losses.   The allowances for loan and lease losses and for credit losses contained in the BBX Capital Financial Statements were established in accordance with the practices and experiences of BBX Capital and its Subsidiaries and in accordance with the applicable requirements of GAAP.
5.12    Insurance.   BBX Capital and its Subsidiaries have in effect insurance coverage which, in respect to amounts, types and risks insured, is customary for the businesses in which BBX Capital and its Subsidiaries are engaged. All of the insurance policies, binders, bonds and other similar forms of insurance owned, held or maintained by BBX Capital and each of its Subsidiaries are in full force and effect, and all premiums with respect thereto covering all periods up to and including the date hereof have been paid (other than retrospective premiums which may be payable with respect to worker’s compensation insurance policies). Neither BBX Capital nor any of its Subsidiaries is in material default under any such policy, and no notice of cancellation, termination or nonrenewal has been received with respect to any of the foregoing, and all claims thereunder have been filed in due and timely fashion. The insurance policies to which BBX Capital and its Subsidiaries are parties are reasonably believed to (a) be sufficient for compliance, in all material respects, with all requirements of Law and, to the extent applicable, of all BBX Capital Material Contracts and (b) provide adequate insurance coverage for the assets and operations of BBX Capital and its Subsidiaries.
5.13    Compliance with Laws.   BBX Capital and each of its Subsidiaries are in compliance in all material respects with all applicable Laws and Orders. BBX Capital and each of its Subsidiaries have all Permits and have made all required filings, applications or registrations with applicable Governmental Entities necessary to permit them to carry on their businesses as presently conducted except where the failure to have such Permits or make such filings, applications or registrations would not reasonably be expected to have a Material Adverse Effect on BBX Capital. Except as would not reasonably be expected to have a BBX Capital Material Adverse Effect, all such Permits are in full force and effect, and, to the knowledge of BBX Capital, no suspension or cancellation of any of them is pending or has been threatened, and all such filings, applications and registrations are current. Neither BBX Capital nor any of its Subsidiaries is in material default under any such Permits.
5.14    Title to Assets.   As of the date of this Agreement, BBX Capital or its applicable Subsidiary has, and as of the Closing, BBX Capital or its applicable Subsidiary will have, good and marketable title or a valid leasehold interest in, easement or right to use all of the assets and properties reflected on the BBX Capital Financial Statements as being owned or leased, as applicable, by BBX Capital or its applicable Subsidiary as of December 31, 2012 (except for assets sold or otherwise disposed of or leases that have expired since such date in the ordinary course of business consistent with past practice), and none of such properties or assets is subject to any Liens other than Permitted Liens. All such properties and assets which are utilized in the operation of BBX Capital’s business are in good condition, ordinary wear and tear excepted.
5.15    Environmental Matters.   Except as would not, individually or in the aggregate, reasonably be expected to have a BBX Capital Material Adverse Effect, (i) BBX Capital and its Subsidiaries have been and are in compliance with applicable Environmental Laws, (ii) none of BBX Capital, any of its Subsidiaries or, to BBX Capital’s knowledge, any other owners of any of the real property owned, leased, operated or managed by BBX Capital or any of its Subsidiaries (the “BBX Capital Properties”) at any time, has at any time released (as such term is defined in CERCLA) or otherwise disposed of Hazardous Materials on, to, in, under or from the BBX Capital Properties or any other real properties previously owned, leased, operated or managed by BBX Capital or any of its Subsidiaries other than in compliance with all Environmental Laws, (iii) neither BBX Capital nor any of its Subsidiaries intends to use the BBX Capital Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither BBX Capital nor any of its Subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the BBX Capital Properties, any other real properties previously owned, leased, operated or managed by BBX Capital or any of its Subsidiaries, or their respective assets or arising out of the conduct of BBX Capital or its Subsidiaries, (v) none of the BBX Capital Properties are included or, to BBX Capital’s knowledge, proposed for inclusion on the National Priorities List issued by the United States Environmental Protection Agency pursuant to CERCLA, or any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of BBX Capital, any of its Subsidiaries or agents or, to BBX Capital’s knowledge, any other Person for whose conduct any of them is held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the BBX Capital Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the BBX Capital Properties or any other real properties previously owned, leased, operated or managed by BBX Capital or any of its Subsidiaries to another property, except in compliance with all applicable Environmental Laws, (vii) no Lien has been imposed on the BBX Capital Properties by any

Governmental Entity in connection with the presence on or off such BBX Capital Property of any Hazardous Material, and (viii) none of BBX Capital, any of its Subsidiaries or, to BBX Capital’s knowledge, any other Person for whose conduct any of them is held responsible, has entered into or been subject to any Order with respect to the BBX Capital Properties or any facilities or improvements or any operations or activities thereon.
5.16    Labor Matters.   Neither BBX Capital nor any of its Subsidiaries is a party to, nor does BBX Capital or any of its Subsidiaries have in effect, any organized labor contract or collective bargaining agreement.
5.17    Employee Benefit Plans.
(a)   BBX Capital has previously made available to BFC full, complete and correct copies of all of the BBX Capital Plans. Each BBX Capital Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws. BBX Capital has performed all material obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any material default or violation by any party to, any BBX Capital Plan. No action, suit, proceeding or claim is pending or, to the knowledge of BBX Capital, threatened, against BBX Capital with respect to any BBX Capital Plan (other than claims for benefits in the ordinary course).
(b)   All contributions, premiums or payments required to be made with respect to all BBX Capital Plans have been made. All such contributions have been fully deducted for income tax purposes, and no such deduction has been challenged or disallowed by any Governmental Entity.
(c)   Except as set forth on Schedule 5.17, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any severance, termination or other payment to any director, officer, employee or consultant of BBX Capital or any of its Subsidiaries.
5.18    Related Party Transactions.   Except for arrangements disclosed in the BBX Capital SEC Reports or as set forth on Schedule 5.18, no holder of more than 5% of the BBX Capital Class A Common Stock or BBX Capital Class B Common Stock, or any officer or director of BBX Capital or any Subsidiary of BBX Capital, or, to the knowledge of BBX Capital, any Affiliate of any of the foregoing (other than BBX Capital and its Subsidiaries or BFC and its Subsidiaries) (a) is indebted to BBX Capital for money borrowed from BBX Capital, (b) to the knowledge of BBX Capital, has any direct or indirect material interest in any Person which is a customer or supplier of BBX Capital or any of its Subsidiaries or (c) is party to any other material transaction or business relationship with BBX Capital or any of its Subsidiaries that would be required to be disclosed in the BBX Capital SEC Reports pursuant to Item 404(a) of Regulation S-K of the SEC.
5.19    Investment Portfolio.   All investment securities held by BBX Capital or its Subsidiaries, as reflected in the BBX Capital Financial Statements, are carried in accordance with GAAP. BBX Capital or its applicable Subsidiary has good, valid and marketable title to all securities held by it, except securities sold under repurchase agreements or held in any fiduciary or agency capacity, free and clear of any Lien, except as set forth in the BBX Capital Financial Statements and except to the extent any such securities are pledged in the ordinary course of business to secure obligations of BBX Capital or its applicable Subsidiary.
5.20    Brokers, Finders and Investment Bankers.   Except for Sandler O’Neill + Partners, L.P., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BBX Capital or its Subsidiaries.
5.21    Registration Statement; Joint Proxy Statement/Prospectus.   None of the information included in the Registration Statement or the Joint Proxy Statement/Prospectus relating to BBX Capital will, at the time the Registration Statement is filed with the SEC, at the time it becomes effective under the Securities Act or at the time of the BFC Meeting or the BBX Capital Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that no representation is made by BBX Capital with respect to the accuracy of information in the Registration Statement or the Joint Proxy Statement/Prospectus based on information related to, derived from or supplied by BFC.
5.22    State Takeover Laws.   BBX Capital has taken all action necessary on its part to exempt the Merger, this Agreement and the transactions contemplated hereby, and the Merger, this Agreement, and (except for the taking of any actions that may be necessary on the part of BFC in order for such matters to be so exempt) the transactions contemplated hereby are exempt, from any applicable state anti-takeover statutes, including, without limitation, Sections 0901 and 0902 of the FBCA.
5.23    Opinion of Financial Advisor.   Sandler O’Neill + Partners, L.P. has (a) rendered its opinion to the Special Committee to the effect that, as of the date of the meeting of the Special Committee at which the Special Committee recommended that the Board of Directors of BBX Capital approve this Agreement and subject to certain assumptions, qualifications, limitations and other matters considered in preparing and rendering such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of BBX Capital Common Stock (other than BFC and its Affiliates) and (b) consented to the inclusion of such opinion in its entirety, as well as a summary thereof, in the Registration Statement and any other filing required to be made by BBX Capital with the SEC with respect to the Merger to the extent required by applicable Law, subject to its advance review and approval.
5.24    Tax Treatment.   BBX Capital has no knowledge of any reason why the Merger will, and has not taken or agreed to take and has no plans to take any action that could cause the Merger to, fail to qualify as a “reorganization” under Section 368(a) of the Code.
5.25    Certain Business Practices.   Neither (a) BBX Capital nor any of its Subsidiaries nor (b) to BBX Capital’s knowledge, any directors or officers, agents or employees of BBX Capital or any of its Subsidiaries in connection with the operation of the business of BBX Capital or any of its Subsidiaries, has (A) directly or indirectly given or agreed to give any funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses related to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (C) made any payment in the nature of criminal bribery.
5.26    BBX Capital Rights Agreement.   BBX Capital has taken all actions necessary to (i) render the BBX Capital Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (x) none of BFC or Merger Sub or any other subsidiary of BFC is an Acquiring Person (as defined in the BBX Capital Rights Agreement) pursuant to the BBX Capital Rights Agreement, (y) a Stock Acquisition Date and Distribution Date (as such terms are defined in the BBX Capital Rights Agreement) does not occur and (z) the Rights (as such term is defined in the BBX Capital Rights Agreement) do not become exercisable, in the case of clauses (x), (y) and (z), by reason of the execution of this Agreement or the consummation of the Merger or other transactions contemplated hereby and (iii) provide that the Expiration Date (as defined in the BBX Capital Rights Agreement) shall occur immediately prior to the Effective Time.
5.27    Full Disclosure.   No representation or warranty of BBX Capital contained in this Agreement, and none of the statements or information concerning BBX Capital and its Subsidiaries contained in this Agreement or the exhibits and the schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE VI
CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME
6.1     Conduct of Business by the Parties.   During the period from the date of this Agreement through the earlier of the termination of this Agreement and the Effective Time, except (a) as may be required by applicable Law or Order, (b) as contemplated by this Agreement or as set forth on Schedule 6.1A in the case of BBX Capital or Schedule 6.1B in the case of BFC, or (c) with the prior written consent of BFC, with respect to matters relating to BBX Capital and its Subsidiaries, or the prior written consent of BBX Capital, with respect to matters relating to BFC and its Subsidiaries, the businesses of BFC, BBX Capital and their respective Subsidiaries shall be conducted only in the ordinary course of business and consistent with past practice, and in compliance in all material respects with all applicable Laws and the requirements of all BFC Material Contracts or BBX Capital Material Contracts, as the case may be, and BFC and BBX Capital shall, and shall cause each of their respective Subsidiaries to, (i) preserve intact its current business organization, (ii) preserve its relationships and goodwill with its customers, suppliers and others having significant business dealings with it and (iii) keep available the services of its current officers and other key employees. Without limiting the generality of the foregoing, except as provided by clauses (a), (b) or (c) above, neither BFC nor BBX Capital shall, and BFC and BBX Capital shall cause each of their respective Subsidiaries not to, directly or indirectly, take or propose to take any of the following actions:
(a)   change or amend its articles of incorporation or bylaws (or similar organizational documents);
(b)   except for BFC Common Stock to be issued upon exercise of BFC Options outstanding on the date of this Agreement, BBX Capital Common Stock to be issued upon exercise of BBX Capital Options outstanding on the date of this Agreement, or to the extent required under the terms and conditions of the BFC Rights Agreement or BBX Capital Rights Agreement, issue, sell, or grant any shares of capital stock or any options, warrants or rights to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any of the capital stock of BFC, BBX Capital or any of their respective Subsidiaries or rights or obligations convertible into or exchangeable for any such shares of capital stock;
(c)   acquire, or sell, lease, license, transfer or otherwise dispose of, any assets (including, without limitation, interests in any Person) or rights other than in the ordinary course of business consistent with past practices;
(d)   divide, combine or reclassify any of its capital stock or otherwise make any changes in its capital structure;
(e)   declare, pay, or set aside for payment any dividend or other distribution in respect of its capital stock or other equity securities; provided, however, that nothing contained herein shall be deemed to limit or prohibit the declaration or payment of any dividend or other distribution made by a subsidiary that is wholly owned by either BFC or BBX Capital, or collectively by BFC and BBX Capital, including Woodbridge and its wholly owned subsidiaries, including Bluegreen;
(f)   (i) incur, issue or assume any indebtedness for borrowed money or guarantee thereof or otherwise become liable for any indebtedness for borrowed money, including increasing the indebtedness for borrowed money under agreements in existence as of the date hereof (other than due to scheduled interest accruals and fees set forth in such agreements); (ii) make any loans, advances or capital contributions to, or investments in, any other Person, in each case other than to a subsidiary that is wholly owned by either BFC or BBX Capital, or collectively by BFC and BBX Capital, including Woodbridge and its wholly owned subsidiaries, including Bluegreen, or (iii) sell, transfer or hypothecate any accounts receivable; in the case of each of the foregoing clauses (i), (ii) and (iii), other than in the ordinary course of business consistent with past practices or other than in connection with joint venture investments in real estate projects or indebtedness incurred in connection with the development of real estate either owned by, or serving as collateral to secure a loan owned by, BBX Capital or any of its Subsidiaries as of the date hereof in either case not to exceed $25 million individually or $50 million in the aggregate;
(g)   except as contemplated by the terms of any BFC Equity Plan or BBX Capital Equity Plan, as the case may be, or any contract, agreement or other instrument evidencing any outstanding BFC

Option or restricted share of BFC Common Stock or BBX Capital Option or restricted share of BBX Capital Common Stock, as the case may be, in each case as such terms are in effect as of the date hereof, (i) amend or waive any of its rights under, or accelerate the vesting under, any provision of any such plan or any provision of any such contract, agreement or other instrument or (ii) otherwise modify any of the terms of any outstanding BFC Option or restricted share of BFC Common Stock or BBX Capital Option or restricted share of BBX Capital Common Stock, as the case may be;
(h)   establish, adopt, enter into or amend any BFC Plan or BBX Capital Plan, as the case may be, including, without limitation, any employment or consulting agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees or consultants, in each case except (i) as contemplated by the terms of any BFC Plan or BBX Capital Plan, as the case may be, as in effect on the date hereof or agreement existing as of the date hereof and disclosed to the other party, (ii) for reimbursement of expenses in the ordinary course of business, (iii) employment agreements entered into to replace an existing employee (other than a named executive officer) who was subject to any employment agreement with the applicable company, which new employment agreement shall be on terms no less favorable to such company than those contained in the employment agreement of the employee that was replaced, or (iv) periodic changes to compensation arrangements in the ordinary course of business consistent with past practices with respect to persons other than named executive officers and directors;
(i)   (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any contract, agreement or other instrument that would be a BFC Material Contract or BBX Capital Material Contract, as the case may be; (ii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any contract, agreement or other instrument that would require the consent of any party thereto (other than the parties hereto) in connection with the Merger and other transactions contemplated hereby; or (iii) modify, amend, terminate or waive any material rights under any BFC Material Contract or BBX Capital Material Contract, as the case may be;
(j)   make or commit to any capital expenditure or expenditures outside of the ordinary course of business and not consistent with past practices;
(k)   make any pledge of any of its material assets or permit any of its material assets to become subject to any Liens, except for Permitted Liens, other than in the ordinary course of business consistent with past practices or in connection with indebtedness incurred in connection with the development of real estate projects permitted by Section 6.1(f);
(l)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(m)   change any of its accounting methods unless required by GAAP;
(n)   take any action that would cause its representations and warranties set forth in this Agreement which (i) are not qualified as to materiality or “BFC Material Adverse Effect” or “BBX Capital Material Adverse Effect,” as the case may be, to be untrue in any material respect or (ii) are qualified as to materiality or “BFC Material Adverse Effect” or “BBX Capital Material Adverse Effect,” as the case may be, to be untrue;
(o)   make, change or revoke any election in respect of Taxes, file any amended Tax Return, or adopt or change any material accounting method or period in respect of Taxes;
(p)   commence or settle any legal or regulatory action, suit, proceeding or claim other than in the ordinary course of business and consistent with past practices;
(q)   take any other action that could reasonably be likely to materially delay the Merger or result in a BFC Material Adverse Effect or BBX Capital Material Adverse Effect, as the case may be; or
(r)   agree to take, or make any commitment to take, any of the foregoing actions.

ARTICLE VII
ADDITIONAL COVENANTS AND AGREEMENTS
7.1     Access to Information.   From the date hereof through the Effective Time, each party shall permit the other party and its directors, officers, employees, investment bankers, attorneys, accountants and other authorized agents and representatives (collectively “Representatives”) reasonable access during regular business hours to the properties of such party and each of its Subsidiaries. Each party shall, and shall cause its Subsidiaries to, make their respective Representatives available to confer with the other party and its Representatives at reasonable times and upon reasonable request, and each party shall disclose and make available to the other party, and shall cause its Subsidiaries and the Representatives of such party and its Subsidiaries, to disclose and make available to the other party, all books, papers and records relating to the assets, properties, operations, obligations and liabilities of such party and its Subsidiaries. Each party may make or cause to be made such investigation of the records, business and properties of the other party and its Subsidiaries as such party deems necessary or advisable to familiarize itself and its advisors with such business, properties and other matters, provided that any such investigation shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with the normal operations of the other party or any of its Subsidiaries. Each party agrees to maintain the confidentiality of all information exchanged pursuant to this Section 7.1, except as otherwise required by Law.
7.2     Public Announcements.   Any public announcement made by or on behalf of either BFC or BBX Capital prior to the termination of this Agreement concerning this Agreement, the transactions described herein or any other aspect of the dealings between BBX Capital and BFC as contemplated hereby must first be approved by the other party (any such approval not to be unreasonably withheld or delayed), subject to either party’s obligations under applicable Law or rules, regulations or requirements of any securities exchange on which its stock is listed (but such party shall use its reasonable efforts in good faith to consult with the other party as to all such public announcements).
7.3     Notice.   Each party will promptly notify the other party of (i) any event of which it obtains knowledge which has or is reasonably likely to have a BFC Material Adverse Effect or BBX Capital Material Adverse Effect, as the case may be, and (ii) any event or circumstance that constitutes or could reasonably be expected to constitute a breach of any of the representations, warranties or covenants of such party contained herein. Each party will promptly notify the other party in the event it determines that it is unable to fulfill any of the conditions to performance by the other party hereunder.
7.4     No Solicitation.
(a)   From and after the date of this Agreement until the Effective Time, subject to Section 7.4(b), without the prior written consent of BFC, BBX Capital will not, and will not permit its Representatives or Affiliates to, and, without the prior written consent of BBX Capital, BFC will not, and will not permit its Representatives or Affiliates to, directly or indirectly, (i) solicit, initiate or knowingly encourage any Acquisition Proposals or any inquiries or proposals that could reasonably be expected to lead to any Acquisition Proposals, (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person in connection with, any Acquisition Proposal or under circumstances that could reasonably be expected to result in an Acquisition Proposal or (iii) agree to, approve, recommend or otherwise endorse or support any Acquisition Proposal. As used herein, the term “Acquisition Proposal” shall mean any proposal relating to a possible (1) merger, consolidation, share exchange, business combination or similar transaction involving BBX Capital or any of its Subsidiaries, or BFC or any of its Subsidiaries, as the case may be, (2) sale, lease, exchange, transfer or other disposition (other than sales of assets in the ordinary course of business consistent with past practices), directly or indirectly, by merger, consolidation, share exchange or otherwise (whether in one or more transactions), of all or substantially all of the assets of BBX Capital and its Subsidiaries on a consolidated basis or BFC and its Subsidiaries on a consolidated basis, as the case may be, (3) liquidation, dissolution, recapitalization or other similar type of transaction involving BBX Capital or any of its Subsidiaries, or BFC or any of its Subsidiaries, as the case may be, (4) tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of BBX Capital Common Stock or BFC Common Stock (in the aggregate), as the case may be, or other transaction with BBX Capital or BFC in which any Person or group shall acquire or have the right to acquire beneficial ownership of ten percent (10%) or more of the outstanding shares of BBX Capital Common Stock or BFC

Common Stock (in the aggregate), as the case may be, or (5) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include the Merger and the transactions contemplated hereby (or any modification thereof or proposal relating thereto). Each of BBX Capital and BFC will, and will direct all its Representatives and Affiliates to, immediately cease any and all existing activities, discussions or negotiations with any Persons or groups conducted heretofore with respect to any of the foregoing.
(b)   Notwithstanding the provisions of Section 7.4(a) above, if, between the date of this Agreement and the date, if any, on which this Agreement is approved by the requisite vote of the shareholders of BBX Capital or BFC, as the case may be, a Person or group other than BFC or any of its Affiliates, on the one hand, and other than BBX Capital or any of its Affiliates, on the other hand (any such Person or group, a “Third Party”), submits to BBX Capital or its Board of Directors or Special Committee, or BFC or its Board of Directors, as the case may be, not resulting from a breach of Section 7.4(a) above, an unsolicited, bona fide, written Acquisition Proposal, and BBX Capital’s Board of Directors or Special Committee or BFC’s Board of Directors, as the case may be, reasonably determines in good faith, (i) after consultation with its financial, legal and other advisors that such Acquisition Proposal will result in, or upon further discussion with or due diligence by such Third Party could reasonably be expected to constitute or result in, a Superior Proposal and (ii) after consultation with outside legal counsel, that the failure to take the action set forth in (A) and (B) below may be inconsistent with its fiduciary duties under applicable Law, then, in such case BBX Capital or BFC, as the case may be, may (A) furnish information about its business to the Third Party under protection of an appropriate confidentiality agreement containing customary limitations on the use and disclosure of all non-public written or oral information furnished to such Third Party, provided that BBX Capital contemporaneously furnishes to BFC or BFC contemporaneously furnishes to BBX Capital, as the case may be, all such non-public information furnished to the Third Party, and (B) negotiate and participate in discussions and negotiations with such Third Party with respect to such Acquisition Proposal. In the event that, between the date of this Agreement and the date, if any, on which this Agreement is approved by the requisite vote of the shareholders of BBX Capital or BFC, as the case may be, BBX Capital or BFC receives a Superior Proposal not in violation of Section 7.4(a) and BBX Capital’s Board of Directors or Special Committee or BFC’s Board of Directors, as the case may be, determines, in good faith and after consultation with its legal, financial and other advisors, that the failure to do so would be inconsistent with fiduciary duties owed by directors under applicable Law, then BBX Capital’s Board of Directors or Special Committee or BFC’s Board of Directors, as the case may be, may: (x) withhold, withdraw, modify or change its approval or recommendation of this Agreement or the Merger and/or (y) approve or recommend to the applicable company’s shareholders the Superior Proposal, provided, in each case, the party taking such action provides the other party with at least two (2) Business Days prior written notice stating that it intends to take such action and setting forth the information specified in Section 7.4(c) with respect to any Superior Proposal which it intends to accept or recommend. For purposes of this Agreement, “Superior Proposal” means any unsolicited, bona fide, written Acquisition Proposal for consideration consisting of cash (not subject to a financing contingency) and/or securities, and otherwise on terms which BBX Capital’s Board of Directors or Special Committee or BFC’s Board of Directors, as the case may be, determines, after consultation with its legal, financial and other advisors, are more favorable to BBX Capital’s shareholders or BFC’s shareholders, as the case may be, from a financial point of view than the Merger or other revised proposal submitted by BFC or BBX Capital, as the case may be, prior to such determination, taking into account the ability of the Third Party to consummate the Superior Proposal on substantially the terms proposed. Nothing contained herein shall prohibit BBX Capital or BFC from taking, and disclosing to its shareholders, a position required by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or Item 1012(a) of Regulation M-A of the SEC.
(c)   BBX Capital or BFC, as the case may be, will notify the other party immediately, and in any event within one (1) Business Day, if (i) an Acquisition Proposal is made or is modified in any material respect (including, without limitation, any written material provided by the offeror, the principal terms and conditions of any such Acquisition Proposal or modification thereto and the identity of the offeror), in which case BBX Capital or BFC, as the case may be, will provide a copy of the Acquisition Proposal concurrently with such notice or (ii) BBX Capital or BFC, as the case may be, furnishes non-public information to, or enters into discussions or negotiations with respect to an Acquisition Proposal with, any Third Party.
(d)   In addition to the obligations set forth in paragraphs (a), (b) and (c) of this Section 7.4, BBX Capital or BFC, as the case may be, as promptly as practicable, will advise the other party orally and in writing of any request for information that could reasonably be expected to lead to an Acquisition Proposal, and the material terms and conditions of such request or inquiry, and keep the other party informed in all material respects of the status of any such request or inquiry. BBX Capital or BFC, as the case may be, shall also provide the other party with prior telephonic (promptly confirmed in writing) or written notice of any meeting of its Board of Directors (or any committee thereof, including, in the case of BBX Capital, the Special Committee) at which its Board of Directors or any such committee is expected or could reasonably be expected to consider an Acquisition Proposal, together with a copy of all documentation relating to such Acquisition Proposal delivered or furnished to the applicable company or its Representatives by the Person or group making the Acquisition Proposal or its or their Representatives.
7.5     Shareholder Meetings.
(a)   BBX Capital shall call the BBX Capital Meeting to be held at such date and time as may be mutually agreed upon by BFC and BBX Capital, which in any event shall be after the effectiveness of the Registration Statement. Except as provided in Section 7.4(b) with respect to the right of BBX Capital’s Board of Directors or Special Committee to withhold, withdraw, modify or change its recommendation to BBX Capital’s shareholders, BBX Capital shall use its reasonable efforts in good faith to secure the vote of its shareholders required under the FBCA and include in the Joint Proxy Statement/Prospectus the recommendation of its Board of Directors in favor of this Agreement.
(b)   BFC shall call the BFC Meeting to be held at such date and time as may be mutually agreed upon by BFC and BBX Capital, which in any event shall be after the effectiveness of the Registration Statement. Except as provided in Section 7.4(b) with respect to the right of BFC’s Board of Directors to withhold, withdraw, modify or change its recommendation to BFC’s shareholders, BFC shall use its reasonable efforts in good faith to secure the vote of its shareholders, and include in the Joint Proxy Statement/Prospectus the recommendation of its Board of Directors, in favor of the Merger and any other matters which are necessary to consummate the Merger or other transactions contemplated hereby and are submitted to a vote of BFC’s shareholders at the BFC Meeting.
(c)   BFC shall vote all of its shares of BBX Capital Common Stock at the BBX Capital Meeting in favor of this Agreement.
7.6     Registration Statement; Joint Proxy Statement/Prospectus.
(a)   As promptly as practicable after the date of this Agreement, BFC shall prepare and file with the SEC, with BBX Capital’s assistance (as described below), the Registration Statement, which shall include the Joint Proxy Statement/Prospectus of BBX Capital and BFC relating to the BBX Capital Meeting and BFC Meeting. BFC, with BBX Capital’s assistance (as described below), shall use commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after filing, including, without limitation, by responding to any and all comments from the SEC relating to the Registration Statement as promptly as practicable following the receipt thereof, and maintain the effectiveness of such Registration Statement until all of the shares of BFC Class A Common Stock have been issued and distributed in the Merger as described in the Joint Proxy Statement/Prospectus. BFC shall use commercially reasonable efforts to cause to be taken any action required under applicable federal or state securities Laws in connection with the issuance of shares of BFC Class A Common Stock pursuant to the Merger. BBX Capital shall furnish all information concerning BBX Capital as BFC may reasonably request in connection with such actions and the preparation of the Registration Statement, including information in response to comments received from the SEC. As promptly as practicable after the Registration Statement becomes effective, BBX Capital shall mail the Joint Proxy Statement/Prospectus to its shareholders, and BFC shall mail the Joint Proxy Statement/Prospectus to its shareholders. Notwithstanding anything to the contrary contained herein, neither the Joint Proxy Statement/Prospectus nor the Registration Statement nor any amendment or supplement thereto shall be filed or mailed without the consent of both BFC and BBX Capital, which consent shall not be unreasonably withheld or delayed.

(b)   If before the Effective Time, any event or circumstance relating to BBX Capital or any of its Subsidiaries or Affiliates is discovered by BBX Capital, or any event or circumstance relating to BFC or any of its Subsidiaries or Affiliates is discovered by BFC, and such information should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement/Prospectus, BBX Capital shall promptly inform BFC and shall provide to BFC, or BFC shall promptly inform BBX Capital and prepare, appropriate amendments or supplements to the Registration Statement or the Joint Proxy Statement/Prospectus. The representations and warranties of the parties contained in this Agreement as to the accuracy of the information contained in the Registration Statement and Joint Proxy Statement/Prospectus shall apply to all such amended or supplemented information.
7.7     Employee Benefit Plans.   As appropriate, BBX Capital’s Board of Directors shall adopt resolutions to discontinue the sale or contribution (for any applicable period that has not yet commenced) of BBX Capital Common Stock pursuant to any BBX Capital Plan subject to Section 401(a) of the Code, or otherwise shall cause such discontinuance. If such resolutions have previously been adopted by BBX Capital’s Board of Directors, BBX Capital shall provide copies thereof to BFC as promptly as practicable and, in any event, prior to the Effective Time.
7.8     Indemnification.
(a)   After the Effective Time, the Surviving Company shall indemnify, defend and hold harmless each Person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of BBX Capital (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of BFC, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of BBX Capital if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger) regardless of whether such Claim is asserted or claimed before, at or after the Effective Time (the “Indemnified Liabilities”), to the same extent provided for under the FBCA and the Articles of Incorporation and Bylaws of BBX Capital as in effect on the date hereof. The Surviving Company shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the same extent provided for under the FBCA and the Articles of Incorporation and Bylaws of BBX Capital as in effect on the date hereof upon receipt of any undertaking allowed under applicable Law or the Articles of Incorporation or Bylaws of BBX Capital as in effect on the date hereof. Any Indemnified Party wishing to claim indemnification under this Section 7.8(a), upon learning of any Claim, shall immediately notify BFC (but the failure to so notify BFC shall not relieve BFC from any liability which it may have under this Section 7.8(a) except to the extent such failure prejudices BFC). The Surviving Company shall ensure, to the extent permitted under applicable Law, that all limitations of liability existing in favor of the Indemnified Parties as provided in the Articles of Incorporation or Bylaws of BBX Capital as in effect on the date hereof, or allowed under applicable Law as in effect on the date hereof with respect to Indemnified Liabilities, shall survive the consummation of the transactions contemplated by this Agreement.
(b)   For a period of six (6) years from and after the Effective Time, the Surviving Company shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by BBX Capital (provided that the Surviving Company may substitute therefor policies of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous, or in lieu thereof obtain single limit tail coverage providing at least the same coverage and amount containing terms and conditions which are substantially no less advantageous for such period (which shall be purchased by BBX Capital immediately prior to Closing upon the request of BFC)) with respect to claims arising from facts or events which occurred before the Effective Time.
(c)   The obligations of the Surviving Company provided under paragraphs (a) and (b) of this Section 7.8 are intended to be enforceable against the Surviving Company directly by the Indemnified Parties and shall be binding on all successors and permitted assigns of the Surviving Company.

7.9     Tax Treatment.
(a)   The parties shall use all reasonable efforts in good faith (i) to cause the Merger to qualify as a “reorganization” under Section 368(a) of the Code and (ii) not to, and not to permit or cause any Affiliate or Subsidiary to, take any action or cause any action to be taken which would cause the Merger to fail to so qualify as a reorganization under Section 368(a) of the Code.
(b)   Unless otherwise required by applicable Law, BFC, BBX Capital and Merger Sub shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.
(c)   The parties hereto shall cooperate and use their reasonable efforts in good faith in order to obtain the opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. described in Section 8.1(f). In connection therewith, BBX Capital, BFC and Merger Sub shall deliver to Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. representation letters as may be reasonably requested by such law firm, dated and executed as of the date of such opinion.
7.10    Comfort Letters.   BBX Capital and BFC will each use commercially reasonable efforts to cause to be delivered to each other reasonable and customary letters from their respective independent accountants, the first letter dated a date within two (2) Business Days before the effective date of the Registration Statement and the second letter dated a date within two (2) Business Days before the date of the BFC Meeting and the BBX Capital Meeting, as the case may be, in form and substance reasonably satisfactory to the recipient and customary in scope and substance for comfort letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.
7.11    Litigation.   The parties shall cooperate and consult with one another, to the fullest extent possible, in connection with any litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of, and without in any way limiting, the foregoing, each of the parties shall use its respective commercially reasonable efforts to prevail in such litigation (or, with the consent of the other parties, settle such litigation) so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. If any Governmental Entity issues an Order, decree or ruling, or takes any other action, which permanently restrains, enjoins or otherwise prohibits consummation of the Merger or other transactions contemplated hereby, the parties shall use commercially reasonable efforts to lift such Order, decree, ruling or other action. Notwithstanding the foregoing, no party shall compromise or settle any litigation commenced against it or any of its directors or officers relating to this Agreement or the transactions contemplated hereby (including, without limitation, the Merger) without the other parties’ prior written consent, which shall not be unreasonably withheld or delayed. For the benefit of the parties, including in order to reduce the legal fees and expenses incurred by the parties with respect to any legal action or other proceeding covered by this Section 7.11, the parties agree that BFC’s legal counsel shall represent both parties in any such action or proceeding (absent a conflict of interest precluding BFC’s legal counsel from undertaking such joint representation).
7.12    HSR Act.   If, and to the extent, required, the parties will (a) take all commercially reasonable actions necessary to file as soon as practicable after the date of this Agreement notifications under the HSR Act with respect to the Merger, (b) comply at the earliest practicable date with any request for additional information received from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) request early termination of all applicable waiting periods.
7.13    Listing Application.   BFC will take all commercially reasonable actions necessary to (a) prepare and file a listing application (the “Listing Application”) with a national securities exchange (or an inter-dealer quotation system of a registered national securities association) with respect to the BFC Class A Common Stock, (b) satisfy any conditions and requirements of the applicable national securities exchange or inter-dealer quotation system relating to the Listing Application or otherwise to the listing of the BFC Class A Common Stock thereon and (c) take such other actions as may be necessary or advisable to cause (i) the Listing Application to be processed and approved as promptly as practicable after filing and (ii) the shares of BFC Class A Common Stock outstanding at the Effective Time, including the shares to be issued to BBX Capital’s shareholders in accordance with the terms hereof, to be approved for listing on a national securities exchange or inter-dealer quotation system at the Effective Time. BBX Capital shall promptly supply BFC with the information pertaining to BBX Capital required for inclusion in the Listing Application.

7.14    Appointment of Directors.   BFC shall cause the directors of BBX Capital who are not directors of BFC immediately prior to the Effective Time to be appointed to the Board of Directors of BFC at the Effective Time.
7.15    BBX Capital Options and Restricted Shares.
(a)   At or prior to the Effective Time, BBX Capital shall take all actions necessary to permit the conversion and assumption of BBX Capital Options and unvested restricted shares of BBX Capital Common Stock, in each case at the Effective Time in accordance with Section 3.4.
(b)   As soon as practicable after the Effective Time, but in no event later than thirty (30) days after the Effective Time, BFC shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of BFC Class A Common Stock purchasable upon exercise of the assumed BBX Capital Options and underlying the assumed restricted shares of BBX Capital Common Stock, and BFC will use its reasonable efforts to maintain the effectiveness of such registration statement (and the current status of the prospectus or prospectuses contained therein) for so long as any such assumed BBX Capital Options or restricted shares of BBX Capital Common Stock remain outstanding under the applicable BBX Capital Equity Plan assumed by BFC.
7.16    BBX Capital Rights Agreement.   The Board of Directors of BBX Capital shall take all further actions (in addition to those referred to in Section 5.26) reasonably requested by BFC in order to render the BBX Capital Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement and to cause the BBX Capital Rights Agreement to expire or terminate immediately prior to the Effective Time.
7.17    BFC Rights Agreement.   The Board of Directors of BFC shall take all further actions (in addition to those referred to in Section 4.23) reasonably requested by BBX Capital in order to render the BFC Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.
7.18    Merger Sub Compliance.   BFC shall cause Merger Sub to comply promptly with all of Merger Sub’s obligations under this Agreement, and Merger Sub shall not engage in any activities of any nature except as provided in or as contemplated by or related to this Agreement, the Merger and other transactions contemplated hereby.
7.19    Section 16 Matters.   Prior to the Effective Time, BBX Capital shall take such steps as may be reasonably required to cause dispositions of its securities pursuant to the Merger and other transactions contemplated by this Agreement by each individual who is a director or officer of BBX Capital, or other Person subject to filing requirements under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder with respect to the BBX Capital Common Stock, to be exempt under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
7.20    Further Assurances.   In addition to the specific agreements, covenants and undertakings contained in this Article VII, subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable on the part of such party, to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable date, including, without limitation, obtaining all required consents, approvals, waivers, exemptions, amendments and authorizations, giving all notices, and making or effecting all filings, registrations, applications, designations and declarations, and each party shall cooperate fully with the other (including by providing any necessary information) with respect to the foregoing.

ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS
8.1     Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligation of each party to consummate the Merger and other transactions contemplated hereby is subject to the fulfillment (or waiver, to the extent permitted, by the party (or parties) entitled to the benefit thereof) at or prior to the Effective Time of each of the following conditions:
(a)   This Agreement shall have received the requisite approval and authorization of the shareholders of BBX Capital under the FBCA, and the Merger and any other action contemplated hereby or related hereto which requires the approval of the shareholders of BFC in order to consummate the Merger and other transactions contemplated hereby, including, without limitation, the Reverse Split, shall have received the requisite approval and authorization of the shareholders of BFC under the FBCA.
(b)   No Law shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger or other transactions contemplated hereby, and there shall be no Order of a Governmental Entity precluding consummation of the Merger or other transactions contemplated hereby.
(c)   The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC, and all comments and requests for additional information on the part of the SEC shall have been responded to and complied with as required.
(d)   All consents, approvals, Orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required by or with respect to BBX Capital, BFC or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby shall have been obtained or made, including, without limitation, the expiration or termination of any notice and waiting period under the HSR Act, if applicable, other than consents, approvals, Orders, authorizations, registrations, declarations or filings which if not made or obtained could not reasonably be expected to materially adversely affect the financial condition or operations of the Surviving Company after consummation of the Merger. All of such consents and approvals shall have been obtained without the imposition of any conditions which could reasonably be expected to materially adversely affect the financial condition or operations of the Surviving Company after consummation of the Merger.
(e)   All written consents, approvals, interim approvals, assignments, waivers, Orders, authorizations or other certificates necessary to provide for the continuation in full force and effect of (i) the BFC Material Contracts and BBX Capital Material Contracts and (ii) all of the existing Permits of BFC and BBX Capital shall have been received, except where the failure to receive such consents, approvals, interim approvals, assignments, waivers, Orders, authorizations or certificates could not, individually or in the aggregate, reasonably be expected to materially adversely affect the financial condition or operations of the Surviving Company after consummation of the Merger or its ability to continue to conduct the businesses of BFC and BBX Capital as they have been historically conducted.
(f)   BFC and BBX Capital shall each have received the written opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., in form and substance reasonably acceptable to each of them, dated as of the date of Closing Date to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. Federal income tax purposes, the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such firm, including, without limitation, representations set forth in certificates of officers of BFC, Merger Sub and BBX Capital, in form and substance reasonably satisfactory to BFC, Merger Sub and BBX Capital, respectively.
(g)   The Listing Application shall have been approved.

8.2     Conditions to BBX Capital’s Obligation to Effect the Merger.   The obligation of BBX Capital to consummate the Merger and other transactions contemplated hereby is also subject to the fulfillment (or waiver by BBX Capital) at or prior to the Effective Time of each of the following conditions:
(a)   The representations and warranties of BFC and Merger Sub set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or “BFC Material Adverse Effect”, shall be true and correct (i) as of the date of this Agreement and (ii) as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except, in the case of each of the foregoing clauses (i) and (ii), where such failures to be true and correct, taken as a whole, would not reasonably be expected to have a “BFC Material Adverse Effect.”
(b)   Each of BFC and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time; provided, however, that this condition shall not apply to any agreement or covenant of BFC or Merger Sub if the failure by such party to so perform or comply is attributable to BBX Capital.
(c)   Each of BFC and Merger Sub shall have delivered to BBX Capital a certificate, dated the Effective Time and signed by their respective Chief Executive Officers, certifying the satisfaction of the conditions set forth in Section 8.2(a) and Section 8.2(b) in all respects.
(d)   Between the date hereof and the Effective Time, there shall not have been any event, change or occurrence that, individually or together with any other event, change or occurrence, has had or could reasonably be expected to have a BFC Material Adverse Effect.
(e)   The opinion of Sandler O’Neill + Partners, L.P. referred to in Section 5.23 shall not have been withdrawn, revoked or annulled.
8.3     Conditions to BFC’s and Merger Sub’s Obligation to Effect the Merger.   The obligations of BFC and Merger Sub to consummate the Merger and other transactions contemplated hereby is also subject to the fulfillment (or waiver by BFC or Merger Sub) at or prior to the Effective Time of each of the following conditions:
(a)   The representations and warranties of BBX Capital set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or “BBX Capital Material Adverse Effect”, shall be true and correct (i) as of the date of this Agreement and (ii) as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except, in the case of each of the foregoing clauses (i) and (ii), where such failures to be true and correct, taken as a whole, would not reasonably be expected to have a “BBX Capital Material Adverse Effect.”
(b)   BBX Capital shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time; provided, however, that this condition shall not apply to any agreement or covenant of BBX Capital if the failure by BBX Capital to so perform or comply is attributable to BFC or Merger Sub.
(c)   BBX Capital shall have delivered to BFC a certificate, dated the Closing Date and signed by its President, certifying the satisfaction of the conditions set forth in Sections 8.3(a) and (b).
(d)   Between the date hereof and the Effective Time, there shall not have been any event, change or occurrence that, individually or together with any other event, change or occurrence, has had or could reasonably be expected to have a BBX Capital Material Adverse Effect.
(e)   Between the date hereof and the Effective Time, holders of not more than 10% of the outstanding shares of BBX Capital Common Stock shall have duly and validly exercised, or, immediately prior to the Effective Time, remain entitled to exercise, appraisal rights in connection with the Merger in accordance with the FBCA.
(f)   The opinion of Keefe, Bruyette & Woods, Inc. referred to in Section 4.21 shall not have been withdrawn, revoked or annulled.

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER
9.1     Termination of the Agreement.   This Agreement may be terminated and the Merger and transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time (whether before or after the approval of the Merger by the shareholders of BBX Capital and/or BFC), as follows:
(a)   By written consent of all parties hereto.
(b)   By any party hereto:
(i)   if this Agreement does not receive the requisite approval and authorization of the shareholders of BBX Capital under the FBCA at the BBX Capital Meeting (including any adjournment or postponement thereof) or the Merger or any other action contemplated hereby or related hereto which requires the approval of the shareholders of BFC in order to consummate the Merger and other transactions contemplated hereby does not receive the requisite approval and authorization of the shareholders of BFC under the FBCA at the BFC Meeting (including any adjournment or postponement thereof);
(ii)   if any Governmental Entity shall have issued an Order, decree or ruling or taken any other action which permanently restrains, enjoins or otherwise prohibits consummation of the Merger or other transactions contemplated hereby, and such Order, decree, ruling or other action shall have become final and non appealable;
(iii)   if there shall be any Law enacted, promulgated or issued and deemed applicable to the Merger or other transactions contemplated hereby by any Governmental Entity which would make consummation of the Merger or other transactions contemplated hereby illegal;
(iv)   if the Merger shall not have been consummated by January 31, 2014; provided, however, that this deadline shall automatically be extended to April 30, 2014 in the event the parties are proceeding in good faith with respect to the satisfaction of the conditions to consummation of the Merger; or
(v)   if, after complying with the provisions of Section 7.4, BBX Capital’s Board of Directors or Special Committee, or BFC’s Board of Directors, (A) shall have finally determined to approve or recommend a Superior Proposal to BBX Capital’s or BFC’s shareholders, as the case may be, or (B) withholds or withdraws its recommendation of this Agreement or the Merger or modifies or changes such recommendation in a manner adverse to the other party.
(c)   By BBX Capital if:
(i)   BFC or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) cannot be or has not been cured, in all material respects, within fifteen (15) days after the giving of written notice to BFC or Merger Sub, as the case may be, and (B) would result in the failure to satisfy a condition set forth in Section 8.2;
(ii)   after the date hereof, there shall have occurred any event, change or occurrence that, individually or together with any other event, change or occurrence, has had or could reasonably be expected to have a BFC Material Adverse Effect; or
(iii)   the opinion of Sandler O’Neill + Partners, L.P. referred to in Section 5.23 shall have been withdrawn, revoked or annulled.
(d)   By BFC or Merger Sub if:
(i)   BBX Capital shall have breached in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which breach (A) cannot be or has not been cured, in all material respects, within fifteen (15) days after the giving of written notice to BBX and (B) would result in the failure to satisfy a condition set forth in Section 8.3;

(ii)   after the date hereof, there shall have occurred any event, change or occurrence that, individually or together with any other event, change or occurrence, has had or could reasonably be expected to have a BBX Capital Material Adverse Effect;
(iii)   a tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of BBX Capital Common Stock shall have been commenced or a registration statement or statement on Schedule TO with respect thereto shall have been filed (other than by BFC or any Subsidiary or Affiliate thereof (other than BBX Capital or any of its Subsidiaries, directors, officers, employees or agents which or who are not also Subsidiaries, directors, officers, employees or agents of BFC)) and BBX Capital’s Board of Directors shall, notwithstanding its obligations hereunder, have (A) recommended that BBX Capital’s shareholders tender their shares in such tender or exchange offer or (B) publicly announced its intention to take no position with respect to such tender offer; or
(iv)   the opinion of Keefe, Bruyette & Woods, Inc. referred to in Section 4.21 shall have been withdrawn, revoked or annulled.
9.2     Effect of Termination.   If this Agreement is terminated pursuant to this Article IX, written notice thereof shall promptly be given by the party electing such termination to the other party (or parties) and, subject to the expiration of any applicable cure periods provided in Section 9.1(c)(i) and Section 9.1(d)(i), this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement except that nothing in this Section 9.2 shall relieve a breaching party for liability for its willful or intentional breach of this Agreement.
ARTICLE X
MISCELLANEOUS
10.1    Survival of the Representations and Warranties.   No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein, and each such representation and warranty shall survive such investigation. The representations and warranties of the parties hereto contained in this Agreement and in any certificate delivered pursuant hereto or in any exhibit or schedule to this Agreement shall not survive the Effective Time.
10.2    Payment of Expenses.   Except as set forth in the following sentence or as otherwise expressly set forth herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. BFC and BBX Capital each agree to pay one-half (1∕2) of all expenses, including, without limitation, legal fees and expenses, incurred by the parties with respect to the Registration Statement, the Joint Proxy Statement/Prospectus, any applicable pre-merger notification and report forms under the HSR Act, and any litigation relating to the Merger or other actions contemplated hereby.
10.3    Assignment; Binding Effect.   This Agreement shall not be assigned or delegated, in whole or in part (whether pursuant to a merger, by operation of Law or otherwise), by any party without the prior written consent of the other parties. Any attempted assignment in violation of this prohibition shall be null and void. All of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the respective heirs, personal representatives, legal representatives, successors and permitted assigns of the parties hereto.
10.4    Governing Law.   This Agreement will be governed and enforced in all respects, including validity, interpretation and effect, by the Laws of the State of Florida, without giving effect to its principles of conflicts of laws.
10.5    Consent to Jurisdiction.
(a)   Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the federal and state courts of Florida located in Broward County, Florida for the purpose of any action arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such action may be heard and determined exclusively in such courts. Each of the parties hereto agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b)   Each party hereby (i) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by Florida law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.9, will constitute good and valid service of process in any such action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.
10.6    Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.
10.7    Attorneys’ Fees.   In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and expenses through all appeals in addition to any other remedy.
10.8    Counterparts.   This Agreement may be executed in several counterparts and one or more separate documents, all of which together shall constitute one and the same instrument with the same force and effect as though all of the parties had executed the same document. Notwithstanding Section 10.9 or anything to the contrary contained herein, delivery of an executed counterpart signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of an original executed counterpart signature page.
10.9    Notices.   All notices and other communications hereunder shall be in writing and, subject to Section 10.8, shall be deemed to have been duly received (i) on the date given if delivered personally or by facsimile (ii) one day after being sent by nationally recognized overnight delivery service or (iii) five days after having been mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If either to BFC or Merger Sub, addressed to:
BFC Financial Corporation
401 East Las Olas Blvd., Suite 800
Fort Lauderdale, Florida 33301
Attention: Chief Executive Officer
Facsimile: (954) 940-5050
with a copy addressed to (which shall not constitute notice):
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
Attention: Alison W. Miller, Esq.
Facsimile: (305) 789-3395

If to BBX Capital, addressed to:
BBX Capital Corporation
401 East Las Olas Blvd., Suite 800
Fort Lauderdale, Florida 33301
Attention: President
Facsimile: (954) 940-5050
and to
David Lieberman, Chairman of the Special Committee
P.O. Box 39001
Fort Lauderdale, Florida 33303
Facsimile: (954) 940-5050
with a copy addressed to (which shall not constitute notice):
Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
Attention: Stuart Stein, Esq. and Daniel Keating, Esq.
Facsimile: (202) 637-5910
10.10   Entire Agreement.   All exhibits and schedules referred to in this Agreement are integral parts hereof, and this Agreement, together with such exhibits and schedules, constitutes the entire agreement among the parties hereto with respect to the matters contained herein and therein, and supersedes all prior agreements and understandings between the parties with respect thereto.
10.11   Headings.   The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
10.12   Knowledge of the Parties.   Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of any of the parties hereto, each of the parties hereto acknowledges and confirms that it has made reasonable inquiry as to the matters that are the subject of such representations and warranties. Where reference is made to a party’s knowledge or any similar phrase, such reference shall be deemed to include the respective executive officers and directors of such party and each of its Subsidiaries, all of whom shall be deemed to have conducted the inquiry required in this Section 10.12.
10.13   No Third Party Beneficiary.   Except as set forth in Section 7.8, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.
10.14   Injunctive Relief.   It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief, including, without limitation, injunctive relief, specific performance or other equitable remedies, in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.
10.15   Severability.   If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger and the other transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that such transactions be consummated as originally contemplated to the fullest extent possible.
10.16   Amendment and Waiver.   This Agreement may be amended or modified in whole or in part at any time only by a writing signed by the parties hereto. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. Any such waiver shall not constitute a waiver of any of the waiving party’s other rights or remedies or of any other or future breach, violation or default hereunder.
10.17   Special Committee.   Except as may be required by applicable Law, prior to the Effective Time, any consent, waiver or other determination to be made, or action to be taken, by BBX Capital under this Agreement shall be made or taken only upon the approval of the Special Committee.
10.18   Time of the Essence.   Time is of the essence in the performance of all agreements, obligations and covenants by the parties under this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
BFC FINANCIAL CORPORATION,
a Florida corporation
By:
  /s/ Alan B. Levan

      Alan B. Levan,
      Chairman, Chief Executive Officer and
      President
BBX MERGER SUB, LLC,
a Florida limited liability company
By:
  /s/ Alan B. Levan

      Alan B. Levan,
      Chief Executive Officer
BBX CAPITAL CORPORATION,
a Florida corporation
By:
  /s/ John K. Grelle

      John K. Grelle,
      Executive Vice President and Chief
      Financial Officer

Annex B
Opinion of Sandler O’Neill + Partners, L.P.
May 7, 2013
Special Committee of the Board of Directors
BBX Capital Corporation
401 East Las Olas Blvd, Suite 800
Fort Lauderdale, FL 33301
Ladies and Gentlemen:
BBX Capital Corporation (“BBX”), BFC Financial Corporation (“BFC”) and BBX Merger Sub, LLC (“Merger Sub”) have entered into an Agreement and Plan of Merger, dated as of May 7, 2013 (the “Agreement”), pursuant to which BBX will merge with and into Merger Sub with Merger Sub as the surviving entity. Under the terms of the Agreement, upon consummation of the Merger, each share of BBX Class A common stock issued and outstanding immediately prior to the Merger (the “BBX Common Stock”), other than certain shares specified in the Agreement, will be entitled to receive 5.39 shares of BFC’s Class A Common Stock (the “Merger Consideration”). BFC currently owns approximately 53% of the BBX Common Stock and 100% of the BBX Class B Common Stock, all of which will be canceled upon consummation of the merger. The terms of the Merger are more fully described in the Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of BBX Common Stock.
Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of BBX that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of BFC that we deemed relevant; (iv) internal financial projections for BBX for the year ending December 31, 2013; (v) internal financial projections for BFC, Woodbridge Holdings and Bluegreen Corporation for the years ending December 31, 2013 through December 31, 2016 as provided by senior management of BFC; (vi) the relative contributions of assets, liabilities, cash flow, equity and earnings of BFC and BBX to the resulting institution; (vii) the current market environment generally and (viii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of BBX the business, financial condition, results of operations and prospects of BBX, including discussions regarding certain liquidation scenarios, and held similar discussions with certain members of senior management of BFC regarding the business, financial condition, results of operations and prospects of BFC.
In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by BBX and BFC or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of the respective managements of BBX and BFC that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of BBX and BFC or any of their respective subsidiaries.
In preparing its analyses, Sandler O’Neill received internal financial projections and estimates for BBX and BFC as provided by the respective senior managements of BBX and BFC. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments and expected cost savings which were prepared by and/or reviewed with the managements of BBX and BFC. With respect to those projections, estimates and judgments, the respective managements of BBX and BFC
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confirmed to us that those projections, estimates and judgments reflected the best currently available estimates and judgments of those respective managements of the future financial performance of BBX and BFC, respectively, and we assumed that such performance would be achieved. We express no opinion as to such projections, estimates or the assumptions on which they are based. We have also assumed that there has been no material change in BBX’s and BFC’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that BBX and BFC will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements and that the conditions precedent in the Agreement are not waived. Finally, Sandler O’Neill is not rendering any opinion with respect to the legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.
Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.
We have acted as financial advisor to the Special Committee of the Board of Directors in connection with the Merger and will receive a fee for rendering this opinion. BBX has also agreed to indemnify us against certain liabilities arising out of our engagement. In the past we have provided investment banking services to BBX and have received customary fees for those services. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to BBX and BFC and their affiliates.
Our opinion is directed to the Special Committee of the Board of Directors of BBX in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of BBX as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of BBX Common Stock and does not address the underlying business decision of BBX to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for BBX or the effect of any other transaction in which BBX might engage. This Opinion may be reproduced in any proxy statement or offer to purchase sent to the BBX shareholders in connection with this transaction in full and any description of or reference to Sandler O’Neill or the analyses performed by Sandler O’Neill or any summary of this opinion in such proxy statement or offer to purchase will be in a form acceptable to Sandler O’Neill and its counsel in the exercise of their reasonable judgment. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by BBX’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of BBX, if any.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of BBX Common Stock from a financial point of view.
Very truly yours,

/s/ Sandler O’Neill & Partners, L.P.
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Annex C
Opinion of Keefe, Bruyette & Woods, Inc.
May 6, 2013
The Board of Directors
BFC Financial Corporation
401 East Las Olas Boulevard
Fort Lauderdale, FL 33301
Members of the Board:
You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to BFC Financial Corporation (“BFCF”) of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of BBX Capital Corporation (“BBX”) with and into a wholly-owned subsidiary of BFCF. The terms of the Merger are set forth in the draft Agreement and Plan of Merger, dated as of May 6, 2013 (the most recent draft made available to us), between BFCF, BBX and BBX Merger Sub LLC. (the “Agreement”). Pursuant to the terms of the Agreement, each outstanding share of common stock, par value $1.00 per share, of BBX not owned by BFCF or BBX (other than shares owned in a fiduciary or agency capacity or as a result of debts previously contracted) shall be converted into the right to receive 5.39 shares of Class A common stock, par value $0.01 per share, of BFCF (the “Exchange Ratio”), as more fully described in the Agreement.
Keefe, Bruyette & Woods, Inc., has acted as financial advisor to BFCF and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of financial services companies in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of financial services companies, we have experience in, and knowledge of, the valuation of financial services enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, BFCF and BBX, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of BFCF and BBX for our own account and for the accounts of our customers and employees. To the extent we have any such position as of the date of this opinion it has been disclosed to BFCF. We have acted exclusively for the Board of Directors of BFCF in rendering this fairness opinion and will receive a fee from BFCF for our services.
During the past two years, an affiliate of KBW provided investment banking and financial advisory services to BankAtlantic, the former wholly-owned banking subsidiary of BBX and received compensation for such services. We also may in the future provide investment banking and financial advisory services to BFCF and receive compensation for such services.
In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of BFCF and BBX and the Merger, including among other things, the following: (i) a draft of the Agreement dated May 6, 2013 (the most recent draft made available to us); (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2012 of BFCF and BBX; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of BFCF and BBX and certain other communications from BFCF and BBX to their respective stockholders; and (iv) other financial information concerning the businesses and operations of BFCF and BBX furnished to us by BFCF and BBX for purposes of our analysis. We have also held discussions with senior management of BFCF and BBX regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial information for BFCF and BBX and performed studies and analyses as we considered appropriate.
In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy. We have relied upon the management of BFCF and BBX as to the reasonableness and achievability of the financial and operating forecasts and projections (and the
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assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan losses and we have assumed, with your consent that the aggregate allowances for loan losses for BFCF and BBX are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property, assets or liabilities of BFCF and BBX, nor have we examined any individual credit files.
We have assumed that, in all respects material to our analyses, the following: (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the draft reviewed) with no additional payments or adjustments to the Exchange Ratio; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied or waived; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.
We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of BFCF and BBX; and (ii) the assets and liabilities of BFCF and BBX. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the financial services industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion does not address the underlying business decision of BFCF to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to BFCF.
This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to BFCF of the Exchange Ratio in the Merger. We express no view or opinion as to any terms or other aspects of the Merger.
Further, we are not expressing any opinion about the fairness of the amount or nature of the compensation to any of BFCF’s officers, directors or employees, or any class of such persons.
This opinion does not take into account the effects of any pending litigation involving BBX or its officers, directors or affiliates, and we have assumed that the outcome of any such litigation will not have a material adverse effect on BFCF or BBX or otherwise negatively affect our determination of the fairness, from a financial point of view, of the Exchange Ratio to BFCF.
In addition, this opinion does not in any manner address the prices at which BFCF common stock will trade following the consummation of the Merger.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
This opinion is given for the sole benefit of the addressee and may not be used by any other person, including, without limitation, any affiliate of BFCF, without our prior written consent.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to BFCF.
Very truly yours,

/s/ Keefe, Bruyette & Woods, Inc.
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Annex D
FORM OF
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
BFC FINANCIAL CORPORATION
The Amended and Restated Articles of Incorporation, as amended, of BFC FINANCIAL CORPORATION, a Florida corporation (the “Corporation”), are hereby further amended and restated pursuant to the provisions of Sections 607.1003 and 607.1007 of the Florida Business Corporation Act.
FIRST, the Amended and Restated Articles of Incorporation, as amended, of the Corporation are hereby amended as follows: Upon filing of these Second Amended and Restated Articles of Incorporation with the Florida Department of State (the “Effective Time”), each             (  ) shares of the Corporation’s Class A Common Stock, par value $.01 per share (“Class A Common Stock”), issued and outstanding shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, and each             (  ) shares of the Corporation’s Class B Common Stock, par value $.01 per share (“Class B Common Stock”), issued and outstanding shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class B Common Stock, in each case without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”).1
SECOND, at the Effective Time, the Articles of Incorporation, as amended, of the Corporation shall be further amended to reduce the authorized number of shares of the Corporation’s (i) Class A Common Stock from One Hundred Fifty Million (150,000,000) shares to             (           ) shares and (ii) Class B Common Stock from Twenty Million (20,000,000) shares to             (           ) shares.2
THIRD, the Second Amended and Restated Articles of Incorporation, after giving effect to the foregoing amendments, shall be as follows:
ARTICLE I
NAME
The name of the Corporation is BFC Financial Corporation.3
ARTICLE II
NATURE OF BUSINESS
The Corporation was formed for the following purposes: (i) to conduct any and all business activities permitted by the laws of the State of Florida; (ii) to generally have and exercise all powers, rights and privileges necessary and incident to carrying out properly the objects mentioned; and (iii) to carry on any other lawful business and to do any and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any or all of the objects hereinbefore enumerated or incidental to the purposes and powers herein named or for the enhancement of the value of the property of the Corporation or which at any time appear conducive thereto or expedient.
ARTICLE III
TERM OF EXISTENCE
The Corporation shall have perpetual existence unless sooner dissolved in accordance with the laws of the State of Florida.

(1)
  This paragraph relates to the reverse stock split which may be effected by BFC prior to the effective time of the merger in connection with the listing of its Class A Common Stock.
(2)
  This paragraph relates to the expected reduction in the number of authorized shares of BFC’s Class A Common Stock and Class B Common Stock in connection with the potential reverse stock split.
(3)
  Consideration is being given to changing BFC’s name to ‘‘BBX Capital Corporation’’ at or following the effective time of the merger.

ARTICLE IV
CAPITAL STOCK
The Corporation is authorized to have outstanding three classes of capital stock designated Class A Common Stock, Class B Common Stock and Preferred Stock.
Class A Common Stock:   The Corporation is authorized to issue [150,000,000]4 shares of Class A Common Stock at a par value of $.01 per share.
Class B Common Stock:   The Corporation is authorized to issue [20,000,000]4 shares of Class B Common Stock at a par value of $.01 per share.
Preferred Stock:   The Corporation is authorized to issue 10,000,000 shares of Preferred Stock at a par value of $.01 per share. The Preferred Stock may be divided into and issued in series by the Board of Directors as set forth below.
The Board of Directors is authorized to divide the Preferred Stock into series or classes having the relative rights, preferences and limitations as may from time to time be determined by the Board of Directors. Without limiting the foregoing, the Board of Directors is expressly authorized to fix and determine: (i) the number of shares which shall constitute the series and the designation of such shares; (ii) the rate and the time at which dividends on that series shall be paid and whether, and the extent to which, such dividends shall be cumulative or noncumulative; (iii) the right of the holders of the series to vote; (iv) the preferential rights of the holders upon liquidation or distribution of the assets of the Corporation; (v) the terms upon which the holders of any series may convert their shares into any class or classes; and (vi) the terms and conditions upon which the series may be redeemed, and the terms and amount of any sinking fund or purchase fund for the purchase or redemption of that series.
ARTICLE V
PREFERENCES, LIMITATION AND
RELATIVE RIGHTS OF SHARES
Section 1.     Dividends
Holders of record of each share of Class A Common Stock and Class B Common Stock shall be entitled to share pro rata in such dividends when and as declared by the Board of Directors out of funds legally available at the rate per share per annum and at the time and in the manner determined by the Board of Directors, provided that with respect to dividends or other distributions payable other than in cash, including distributions pursuant to stock dividends or stock splits or divisions, the distribution per share of Class A Common Stock must be identical to the distribution per share of Class B Common Stock, except that a dividend or other distribution to holders of Class A Common Stock may be declared and issued in Class A Common Stock and a dividend or other distribution to holders of Class B Common Stock may be declared and issued in either Class A Common Stock or Class B Common Stock, provided that in each case the number of shares so declared and issued on a per share basis to such holders is the same.
Each holder of Preferred Stock shall have such rights to receive dividends as is set forth herein, or if not set forth herein, as is determined by the Board of Directors at the time of issuance of such shares.

(4)
  Represents the amount currently set forth in BFC’s Amended and Restated Articles of Incorporation. As previously described, if BFC effects a reverse stock split, it is expected that this amount would be reduced to a to-be-determined amount.

Section 2.     Rights Upon Liquidation or Dissolution
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation shall be payable to and distributed ratably among the holders of the Class A Common Stock and Class B Common Stock, and to the holders of Preferred Stock in accordance with their rights on liquidation, dissolution or winding up of the Corporation’s affairs as is set forth herein, of if not set forth herein, as the Board of Directors at the time of issuance of such shares shall have determined.
Section 3.     Voting Rights.
Except as provided in this Article V (or in any supplementary sections hereto), all rights to vote and all voting power (including, without limitation, the right to elect directors) shall be vested exclusively in the holders of Class A Common Stock and the holders of Class B Common Stock, voting together without regard to class. The Class A Common Stock and Class B Common Stock are sometimes hereinafter referred to collectively as the “Common Stock.”
(a)   Class A Common Stock.   On all matters presented for a vote of shareholders, holders of Class A Common Stock shall be entitled to one vote for each share held. Until the total number of outstanding shares of Class B Common Stock shall first fall below [1,800,000]5 shares (an “Initial Trigger Event”), the Class A Common Stock shall possess in the aggregate 22% of the total voting power of the Common Stock (as adjusted pursuant to clauses (ii) and (iv) of subparagraph (b) below, the “Class A Percentage”).
(b)   Class B Common Stock.
(i)   On all matters presented for a vote of shareholders, holders of Class B Common Stock shall be entitled to a number of votes (which may be or include a fraction of a vote) for each share of Class B Common Stock held equal to the quotient derived by dividing (1) the number equal to (x) the total number of shares of Class A Common Stock outstanding on the relevant record date divided by the Class A Percentage less (y) the total number of shares of Class A Common Stock outstanding on such record date by (2) the total number of shares of Class B Common Stock outstanding on such record date.
(ii)   Until the occurrence of an Initial Trigger Event, the Class B Common Stock shall possess in the aggregate 78% of the total voting power of the Common Stock (as adjusted pursuant to clauses (ii) and (iv) below, the “Class B Percentage”). From and after the occurrence of an Initial Trigger Event but prior to a Final Trigger Event, the Class A Percentage shall be increased and the Class B Percentage shall be decreased based on the number of shares of Class B Common Stock then issued and outstanding as follows:
(1)   if, on the record date for any matter to be voted upon, or consented to, by the Corporation’s shareholders, the number of outstanding shares of Class B Common Stock is less than [1,800,000]5 shares but greater than [1,400,000]5 shares, then the Class A Percentage shall thereafter be equal to 40% and the Class B Percentage shall thereafter be equal to 60%, in each case until further adjusted in accordance herewith; and
(2)   if, on the record date for any matter to be voted upon, or consented to, by the Corporation’s shareholders, the number of outstanding shares of Class B Common Stock is less than [1,400,000]5 shares but greater than [500,000]5 shares, then the Class A Percentage shall thereafter be equal to 53% and the Class B Percentage shall thereafter be equal to 47%.

(5)
  Represents the amount currently set forth in BFC’s Amended and Restated Articles of Incorporation. As previously described, if BFC effects a reverse stock split, this amount would be ratably reduced.

(iii)     Notwithstanding the foregoing nor anything else herein to the contrary, until the occurrence of a Final Trigger Event: (1) at no time shall the Class B Percentage be increased or the Class A Percentage reduced as a result of a change in the number of shares of Class B Common Stock outstanding other than through the operation of subparagraph (e) below; and (2) the Class A Percentage shall never be greater than 53% and the Class B Percentage shall never be less than 47%.
(iv)  When the total number of outstanding shares of Class B Common Stock shall first fall below [500,000]5 shares (a “Final Trigger Event”), thereafter, on all matters presented for a vote or consent of the Corporation’s shareholders, holders of Class A Common Stock and Class B Common Stock shall each be entitled to one vote for each share held and the Class A Percentage and the Class B Percentage shall no longer have any application or effect.
(c)    Cumulative Voting.   There shall be no cumulation of votes for the election of directors.
(d)  Class Vote by Class B Common Stock.   Notwithstanding any other provision of this Article V, until the occurrence of a Final Trigger Event, the Corporation shall not take any of the following actions without the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, given separately as a class, which vote shall be in addition to any right to vote required by the laws of the State of Florida: (i) issue any additional shares of Class B Common Stock, except (1) pursuant to a stock dividend issued exclusively to the holders of Class B Common Stock, (2) pursuant to the terms of any securities outstanding on June 18, 2002 that are by their terms convertible into or exchangeable or exercisable for shares of Class B Common Stock, (3) pursuant to the terms of any class or series of securities established and issued after June 18, 2002 in accordance with the “Preferred Stock” provisions of Article IV hereof or (4) pursuant to any stock options exercisable for shares of Class B Common Stock issued under the terms of any stock option plan of the Corporation existing on June 18, 2002 or established after June 18, 2002 and approved by the holders of a majority of the then issued and outstanding shares of Class B Common Stock; (ii) effect any reduction in the number of outstanding shares of Class B Common Stock (other than by holders of Class B Common Stock converting Class B Common Stock into Class A Common Stock or through voluntary disposition thereof to the Corporation); or (iii) effect any change or alteration in any provision of this Section 3.
(e)   Adjustments.   In the event of a reorganization, recapitalization, merger or stock split affecting the Class B Common Stock, then the threshold number of shares of Class B Common Stock referenced in the definition of an Initial Trigger Event, in the definition of a Final Trigger Event or in the adjustment of the Class A Percentage or the Class B Percentage specified in subsection (b)(ii) of this Section 3 and the number or kind of shares into which the Class B Common Stock are convertible pursuant to this Article V shall be appropriately and proportionately adjusted; and in each such case such provisions shall be applied so as to give effect to such adjustments. If any such transaction shall be effected by amendment of these Articles of Incorporation, then such amendment shall itself adjust such threshold share number or conversion rate in accordance with the foregoing.
Section 4.     Conversion Rights
The holders of record of Class B Common Stock may, at any time, convert their shares into shares of Class A Common Stock on a one-for-one basis.
Section 5.     5% Preferred Stock
(a)   Designation and Amount.   The Board of Directors has adopted resolutions designating a series of preferred stock. The series of preferred stock shall be designated and known as “5% Cumulative Preferred Stock” (the “5% Preferred Stock”). The number of shares constituting the 5% Preferred Stock shall be 15,000 shares. Each share of 5% Preferred Stock shall have a stated value equal to $1,000 (the “Stated Value”).

(5)
  Represents the amount currently set forth in BFC’s Amended and Restated Articles of Incorporation. As previously described, if BFC effects a reverse stock split, this amount would be ratably reduced.

(b)   Redemption.
(i)   (A)   Optional Redemption.   The shares of 5% Preferred Stock may be redeemed at the option of the Corporation, at any time and from time to time on or after April 30, 2005, at the following redemption prices per share (the “Redemption Price”), if redeemed during the 12-month period beginning April 30 of each of the years set forth below:

Year	Redemption Price
2013	$1,010
2014	$1,005
2015 and thereafter	$1,000
(B)   Mandatory Redemption.   The Corporation shall redeem 5,000 shares of Preferred Stock from the holders of the 5% Preferred Stock (the “Holders”) for an aggregate redemption price of $5,000,000 ($1,000 per share) during each of the years ended December 31, 2018, 2019 and 2020 (the “Mandatory Redemption Years”); provided, however, that such mandatory redemption obligation shall be reduced on a share-for-share basis to the extent that shares of Preferred Stock are earlier redeemed by the Corporation in accordance with clause (b)(i)(A) above, with such reduction to be applied to the first or immediately succeeding Mandatory Redemption Year, as applicable.
(ii)   In the event the Corporation elects to redeem, or is required to redeem, the shares of 5% Preferred Stock as provided herein, the Corporation shall deliver to each Holder a written notice (the “Redemption Notice”), not less than 30 days prior to the date set for redemption (the “Redemption Date”), which notice shall be sent first class postage prepaid to each Holder at the address last shown on the records of the Corporation for such Holder, and set forth the number of shares to be redeemed, the Redemption Date, the Redemption Price, whether the redemption is being effected pursuant to the Corporation’s optional redemption right or mandatory redemption obligation, and the place for surrender of the certificates representing the shares of 5% Preferred Stock. Notwithstanding anything to the contrary contained herein, the Corporation may, but is not required to, provide the Holders with a Redemption Notice with respect to its mandatory redemption obligations. To the extent that the Corporation does not provide the Holders with a Redemption Notice to the contrary, the Redemption Dates with respect to the shares to be redeemed pursuant to the Corporation’s mandatory redemption obligation shall be December 31 (or, if December 31 is not a business day, the immediately preceding business day) on the applicable Mandatory Redemption Year and certificates representing the shares of 5% Preferred Stock to be redeemed shall be surrendered and delivered to the attention of the Corporation’s Secretary at the Corporation’s principal executive offices on or prior to the Redemption Date. Unless otherwise specified in a Redemption Notice, the first 5,000 shares of Preferred Stock redeemed during each Mandatory Redemption Year shall be applied towards the Corporation’s mandatory redemption obligation. On or prior to each Redemption Date, each Holder of shares of 5% Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice (or as set forth in the preceding sentence, if applicable), and thereupon the Redemption Price of such shares, plus an amount equal to the accumulated and unpaid dividends thereon to the Redemption Date (which shall include any dividends accrued and unpaid from any prior completed quarterly period, plus any pro rata per diem dividends accumulated since the end of the last full quarterly period), shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the Holders of the 5% Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.
(c)   Liquidation.
(i)   Liquidation Preference.   In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the 5% Preferred Stock shall be entitled to receive, prior and before any distribution of assets shall be made to the holders of any class of Common Stock of the Corporation by reason of their ownership of such Common Stock, an amount equal to the Stated Value per share of 5% Preferred Stock held by such holder of the 5% Preferred Stock plus any accumulated and unpaid dividends thereon (the “Liquidation Preference”); provided, however, that in the event that such liquidation, dissolution or winding up of the Corporation shall be voluntary, then the Liquidation Preference shall be, for purposes of this clause (c)(i) only, an amount equal to the Redemption Price that would have been payable pursuant to clause (b) above had the Corporation redeemed the 5% Preferred Stock on the date of such liquidation, dissolution or winding up. Upon receipt of the Liquidation Preference, the holders of the 5% Preferred Stock shall have no further rights to participate in any remaining assets of the Corporation.
(ii)   Ratable Distribution.   If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the holders of the 5% Preferred Stock shall be insufficient to permit payment in full to the holders of such 5% Preferred Stock of the Liquidation Preference, then all remaining net assets of the Corporation after the provision for the payment of the Corporation’s debts shall be distributed among the holders of the 5% Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled to receive.
(iii)  Consolidation; Merger; Sale.   A consolidation or merger of the Corporation with or into any other corporation or entity, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this clause (c).
(d)   Voting.   Except as otherwise required under Florida law, the 5% Preferred Stock shall have no voting rights.
(e)   Dividends.   The holders of the 5% Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative quarterly cash dividends on each share of 5% Preferred Stock at a rate per annum equal to 5% of the Stated Value from the date of issuance, payable quarterly in arrears on the first day of January, April, July and October commencing July 1, 2004. No dividend or other distribution (other than a dividend or distribution payable solely in Common Stock) shall be paid on or set apart for the payment on the Common Stock until such time as all accrued and unpaid dividends on the 5% Preferred Stock have been or contemporaneously are paid or declared and a sum set apart sufficient for the payment thereof. Subject to the foregoing provisions, dividends or distributions on Common Stock as may be determined by the Board of Directors may be declared and paid from time to time out of the remaining funds legally available for the payment of dividends, and the 5% Preferred Stock shall not be entitled to participate in any such dividends or distributions, whether payable in cash, stock or otherwise.
(f)   No Preemptive Rights.   Holders of the 5% Preferred Stock shall not have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.
(g)   Exclusion of Other Rights.   Except as may otherwise be required by Florida law, the shares of 5% Preferred Stock shall not have any rights, preferences or privileges, other than those specifically set forth herein.
(h)   Status of Reacquired Shares.   No shares of 5% Preferred Stock which have been issued and redeemed may be reissued. All such reacquired shares shall be returned to the status of undesignated shares of Preferred Stock of the Corporation.
Section 6.     Series A Preferred Stock.
(a)   Designation and Amount.   The Board of Directors has adopted resolutions designating a second series of preferred stock. The shares of such series will be designated and known as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting the Series A Preferred Stock is 2,000,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease will reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into Series A Preferred Stock.
(b)   Dividends and Distributions.
(i)   Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series A Preferred Stock with respect to dividends, including the 5% Preferred Stock, the holders of shares of Series A Preferred Stock, in preference to the holders of the Common Stock and of any other stock ranking junior to the Series A Preferred Stock (collectively, the “Junior Stock”), will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, the greater of (i) $1 and (ii) 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Class A Common Stock or Class B Common Stock, as the case may be, or a subdivision of the outstanding shares of Class A Common Stock or Class B Common Stock, as the case may be (by reclassification or otherwise), declared on the Class A Common Stock and/or Class B Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case, the amount to which holders of shares of Series A Preferred Stock would otherwise be entitled immediately prior to such event will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.
(ii)   The Corporation will declare a dividend on the Series A Preferred Stock as provided in clause (i) above immediately after it declares a dividend on the Class A Common Stock and/or Class B Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend on the Series A Preferred Stock will be payable immediately prior to the time at which the related dividend on the Class A Common Stock and/or Class B Common Stock is payable.
(iii)  Dividends will accrue, and be cumulative, on outstanding shares of Series A Preferred Stock from the Dividend Payment Date immediately preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred Stock, or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue, and be cumulative, from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.
(c)   Voting Rights.   The holders of shares of Series A Preferred Stock shall have the following voting rights:

(i)   Subject to the provision for adjustment hereinafter set forth and except as otherwise provided herein or in any amendment hereto, or as otherwise required by Florida law, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters upon which the holders of the Common Stock are entitled to vote. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event. For purposes of Section 3 of this Article V, including, without limitation, subparagraphs (a) and (b) thereof, the Class A Common Stock and Series A Preferred Stock shall collectively have the total voting power of the Corporation equaling the Class A Percentage, and the number of outstanding shares of Series A Preferred Stock multiplied by a factor of 100 shall be added to the number of outstanding shares of Class A Common Stock for purposes of determining the number of votes that holders of Class B Common Stock shall be entitled to with respect to each share of Class B Common Stock that they hold (and in no event shall anything contained in this paragraph or any other provision or paragraph of this Section 6 be deemed to increase the Class A Percentage above the applicable amount set forth in Section 3 of this Article V).
(ii)   Except as otherwise provided herein or in any amendment hereto creating a series of Preferred Stock or any similar stock, or as otherwise required by Florida law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.
(iii)  Except as otherwise provided herein or in any amendment hereto, or as otherwise required by Florida law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
(d)   Restrictions.
(i)   Whenever dividends or distributions payable on the Series A Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding have been paid in full, the Corporation will not:
(1)   declare or pay dividends, or make any other distributions, on any shares of Junior Stock;
(2)   declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred Stock (such stock, the “Parity Stock”), except dividends paid ratably on the shares of Series A Preferred Stock and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(3)   redeem, purchase or otherwise acquire for consideration shares of any Junior Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any other Junior Stock; or
(4)   redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.
(ii)   The Corporation will not permit any majority-owned subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under clause (d) above, purchase or otherwise acquire such shares at such time and in such manner.

(e)   Reacquired Shares.   Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of another series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein or in any amendment hereto creating a series of Preferred Stock or any similar stock, or as otherwise required by Florida law.
(f)   Liquidation, Dissolution or Winding Up.   Upon any liquidation, dissolution or winding up of the Corporation, no distribution will be made (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred Stock have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred Stock will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to a minimum per share liquidation payment of $100 but will be entitled to an aggregate per share liquidation payment of 100 times the payment made per share of Common Stock or (ii) to the holders of shares of Parity Stock, except distributions made ratably on the shares of Series A Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation at any time (1) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (2) subdivides the outstanding shares of Common Stock, (3) combines the outstanding shares of Common Stock into a smaller number of shares or (4) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred Stock are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred Stock would otherwise be entitled immediately prior to such event will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.
(g)   Consolidation, Merger, Etc.   In the event that the Corporation enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each outstanding share of Series A Preferred Stock will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred Stock are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.
(h)   No Redemption.   The shares of Series A Preferred Stock are not redeemable.
(i)   Rank.   The Series A Preferred ranks, with respect to the payment of dividends and the distribution of assets, junior to all other series of Preferred Stock, including the 5% Preferred Stock, unless the terms of such series shall so provide.
(j)   Fractional Shares.   Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

(k)   Amendment.   These Articles of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect such stock adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.
ARTICLE VI
REGISTERED OFFICE AND AGENT
The street address of the registered office of the Corporation is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309,6 and the name of the registered agent of the Corporation at that address is Alan B. Levan.
ARTICLE VII
BOARD OF DIRECTORS
The number of directors may be either increased or diminished from time to time by the By-Laws, but shall never be less than one director.
ARTICLE VIII
CLASSES OF DIRECTORS
The By-Laws of the Corporation may provide that the Board of Directors be divided into two or more classes whose terms of office shall respectively expire at different times, provided that no such term shall continue longer than three years and provided that at least one-fourth in number of the directors shall be elected annually.

(6)
  To be changed to 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.

ARTICLE IX
AMENDMENTS TO
ARTICLES OF INCORPORATION
AND BY-LAWS
The Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation or any amendments hereto; provided, however, that any proposed amendment shall be approved by vote of the holders of two-thirds of the Corporation’s stock entitled to vote. However, in the event any amendment to these Articles of Incorporation is recommended to the shareholders by at least two-thirds of the members of the Board of Directors, then the affirmative vote of two-thirds of the shareholders of the Corporation shall not be required to adopt that amendment and only the vote of a simple majority of the Corporation’s stock entitled to vote will be required.7
The power to adopt, alter, amend or repeal the Corporation’s By-Laws shall be vested in the Board of Directors and the shareholders of this Corporation.
The affirmative vote of the holders of two-thirds of the Corporation’s stock entitled to vote shall be required to approve a merger, consolidation or other acquisition and/or to approve a sale, lease or transfer of all or substantially all of the assets of the Corporation. However, in the event any of these actions is recommended to the shareholders by at least two-thirds of the members of the Board of Directors, then the affirmative vote of two-thirds of the shareholders of the Corporation shall not be required to adopt such action and only the vote of a simple majority of the Corporation’s stock entitled to vote will be required.7
ARTICLE X
POWERS
The Corporation shall have all of the corporate powers enumerated in the Florida Business Corporation Act.
ARTICLE XI
DIVIDENDS
Subject to the relevant provisions of Article V, dividends payable in shares of any class may be paid to the holders of shares of any other class.
ARTICLE XII
INDEMNIFICATION
The Corporation shall indemnify any and all of its directors, officers, employees or agents or former directors, officers, employees or agents or any person or persons who may have served at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or of which it is a creditor, to the full extent permitted by law. Said indemnification shall include, but not be limited to, the expenses, including the cost of judgments, fines, settlements and counsels’ fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a director, officer, employee or agent as herein provided. The foregoing right of indemnification shall not be exclusive of any other rights to which any director, officer, employee or agent may be entitled as a matter of law or which he may be lawfully granted.

(7)
  It is contemplated that these provisions may be modified so that shareholder approval of future amendments to the Articles of Incorporation and extraordinary corporate transactions will be governed solely by Florida law and any other applicable laws, rules and regulations.

Annex E
FORM OF BY-LAWS
OF
BFC FINANCIAL CORPORATION
(as amended on December 3, 2007, February 11, 2008, September 21, 2009 and            , 2014)
ARTICLE I
MEETINGS OF SHAREHOLDERS
Section 1.     Annual Meeting.   The annual meeting of the shareholders of this Corporation shall be held at the time and place designated by the Board of Directors of the Corporation. The annual meeting of the shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the Corporation.
Section 2.     Special Meetings.   Special meetings of the shareholders shall be held when directed by the President or the Board of Directors or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting. A special meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless (in the case of the sixty day maximum) the shareholders requesting the meeting designate a later date and unless (in the case of the ten day minimum) the number of shareholders constituting a quorum shall waive the ten day minimum notice period. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors or shareholders requesting the meeting shall designate another person to do so.
Section 3.     Notice.   Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the meeting, unless the number of shareholders constituting a quorum shall waive the ten day minimum notice period. The notice shall be delivered personally or by first class mail by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
Section 4.     Place.   Meetings of shareholders may be held within or without the State of Florida.
Section 5.     Closing of Transfer Books and Fixing Record Date.   The Board of Directors may fix in advance a date as the record date for the determination of shareholders for any purpose. Such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.
Section 6.     Voting Record.   The Secretary shall make, at least ten days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list shall be kept on file at the principal place of business of the Corporation for a period of ten days prior to such meeting. Any shareholder shall be entitled to inspect the list during usual business hours and said list shall be available at the time and place of the meeting and shall be subject to inspection by any shareholder at any time during the meeting. This Section 6 shall not be applicable, however, if, as of the record date established pursuant to Section 5 of Article I hereof, the Corporation has less than six shareholders.
Section 7.     Shareholder Quorum and Voting.
a.   A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of a majority of the shares (or, when applicable, a class or series of stock) represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by the Florida General Corporation Act, as amended from time to time.
b.   After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum shall not affect the validity of any action taken at the meeting or any adjournment thereof.
Section 8.     Voting of Shares.
a.   Each outstanding share of Common and/or Preferred stock shall have only such voting rights as are specified by the Board of Directors in connection with the designation of each series of Common Shares and/or Preferred Shares which is authorized and issued pursuant to Article III of the Articles of Incorporation. If the voting rights so designated with respect to each series provide for more or less than one vote for any such share in the series, every reference herein to a majority or other proportion of shares shall refer to such a majority or other proportion of votes entitled to be cast.
b.   Treasury shares, shares of stock of this Corporation owned by another corporation the majority of voting stock of which is owned or controlled by this Corporation, and shares of stock of this Corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.
c.   A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.
d.   At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote or, if cumulative voting is authorized by the Board of Directors in connection with the designation of any series of Common Shares and/or Preferred Shares which is authorized and issued pursuant to Article III of the Articles of Incorporation, to accumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his votes shall produce or by distributing such votes on the same principle among any number of such candidates.
e.   Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the By-laws of the corporate shareholder or, in the absence of any applicable by-law, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the By-laws or other instrument of the corporate shareholder. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.
Section 9.     Proxies.
a.   Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.
b.   Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise required by applicable law.
Section 10.    Action by Shareholders Without a Meeting.
a.   Any action required by law, these By-Laws or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of shareholders of the Corporation or any action which may be taken at any annual or special meeting of such shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class or series of shares is entitled to vote thereon as a class or series, such written consent shall be required of the holders of a majority of the shares of each class or series of shares entitled to vote as a class or series thereon and of the total shares entitled to vote thereon.
b.   Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided under applicable law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of applicable law regarding the rights of dissenting shareholders.
Section 11.    New Business.
a.   To be properly brought before any annual meeting of the shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 11. In addition to any other applicable requirements, including but not limited to the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, for business to be properly brought before any annual meeting of the shareholders by a shareholder pursuant to clause (iii) of this Section 11(a), such shareholder must have given timely notice thereof in proper written form to the Secretary.
b.   To be timely, a shareholder’s notice to the Secretary pursuant to clause (iii) of Section 11(a) must be delivered to or mailed and received at the principal office of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting of the shareholders is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting of the shareholders is mailed or such public disclosure of the date of the annual meeting of the shareholders is made, whichever first occurs.
c.   To be in proper written form, a shareholder’s notice to the Secretary pursuant to clause (iii) of Section 11(a) must set forth as to each matter such shareholder proposes to bring before the annual meeting of the shareholders (i) a brief description of the business desired to be brought before the annual meeting of the shareholders and the reasons for conducting such business at the annual meeting of the shareholders, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their name or names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting of the shareholders to bring such business before the annual meeting of the shareholders and (vi) any material interest of the shareholder proposing to bring such business before such annual meeting of the shareholders (or any other shareholders known to be supporting such proposal) in such proposal.
d.   Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of the shareholders except business brought before such meeting in accordance with the procedures set forth in this Section 11; provided, however, that, once business has been properly brought before such annual meeting of the shareholders in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any such business.

If the Chairman of such meeting determines that business was not properly brought before the annual meeting of the shareholders in accordance with the foregoing procedures, then the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
ARTICLE II
DIRECTORS
Section 1.     Function.   All corporate powers shall be exercised by or under the authority of and the business and affairs of a corporation shall be managed under the direction of the Board of Directors.
Section 2.     Qualification.   Directors need not be residents of this State or shareholders of this Corporation.
Section 3.     Compensation.   The Board of Directors shall have authority to fix the compensation of the directors.
Section 4.     Duties of Directors.
a.   A director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances.
b.   In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared by and presented by:
(i)   one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;
(ii)   counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence; or
(iii)   a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.
c.   A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.
d.   A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.
e.   The Board of Directors shall elect a Chairman to preside at all meetings of the Board and at all shareholder meetings and to fix the dates of meetings of the Board. In the absence of the President and upon the request of a majority of the Board of Directors, the Chairman may assume the authority of the President, as stated in these By-Laws, and transact any business in which the President would otherwise be permitted to engage.
Section 5.     Presumption of Assent.   A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.
Section 6.     Number.   This Corporation shall have not less than three (3) nor more than twenty (20) directors as determined by the Board of Directors. The number of directors may be increased or decreased from time to time by amendment to these By-Laws, but no decrease shall have the effect of shortening the terms of any incumbent director.
Section 7.     Election and Term.   Each director elected to the Board of Directors shall hold office for a term expiring at the Corporation’s next annual meeting of shareholders.

Section 8.     Vacancies.   Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected or appointed to fill a vacancy caused by the resignation or removal of a director shall hold office for the same term as that to which such director’s predecessor was elected or appointed. In the case of a director elected or appointed to fill a vacancy created by reason of an increase in the number of directors, the director shall serve for a term expiring at the Corporation’s next annual meeting of shareholders.
Section 9.     Removal of Directors.   At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.
Section 10.    Quorum and Voting.   A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 11.    Director Conflicts of Interest.
a.   No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:
(i)   The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;
(ii)   The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or
(iii)   The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board, a committee or the shareholders.
b.   Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.
Section 12.    Executive and Other Committees.
a.   The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:
(i)   approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;
(ii)   designate candidates for the office of director, for purposes of proxy solicitation or otherwise;
(iii)   fill vacancies in the Board of Directors or any committee thereof;
(iv)   amend the By-Laws;
(v)   authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or
(vi)   authorize or approve the issuance or sale of or any contract to issue or sell shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, the designation thereof may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including without limitation the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights and provisions for other features of a class of shares or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.
b.   The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.
Section 13.    Chairman of the Board.   The Board of Directors shall elect a Chairman to preside at all meetings of the Board and at all shareholder meetings and to fix the dates of meetings of the Board. In the absence of the President and upon the request of a majority of the Board of Directors, the Chairman may assume the authority of the President, as stated in these By-Laws, and transact any business in which the President would otherwise be permitted to engage.
Section 14.    Place of Meetings.   Regular and special meetings of the Board of Directors and Executive and other committees, created pursuant to Section 12 of Article II hereof, may be held within or without the State of Florida.
Section 15.    Time, Notice and Call of Meetings.
a.   Written notice of the time and place of regular and special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram, telephone or cablegram at least two days before the meeting or by notice mailed to the director at least five days before the meeting.
b.   Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.
c.   Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
d.   A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.
e.   Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the Corporation or by any two directors.
f.   Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment y means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
Section 16.    Action Without a Meeting.   Any action required to be taken at a meeting of the directors of the Corporation or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.
Section 17.    Resignation of Directors.   Any director may resign from the Board of Directors upon written notice being given to the President and Chairman of the Board. The resignation is effective upon receipt of the written notice by the President or the Chairman, except that resignations received after notice has been given of a Board of Director’s meeting shall not be effective until subsequent to that meeting or sooner if approved by the then remaining Board members.

Section 18.    Expenses and Salaries of Directors.   By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.
Section 19.    Nomination of Directors.
a.   Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation or as may otherwise be required by applicable law or regulation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 19 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 19. In addition to any other applicable requirements, for a nomination to be made by a shareholder pursuant to clause (ii) of this Section 19(a), such shareholder must have given timely notice thereof in proper written form to the Secretary.
b.   To be timely, a shareholder’s notice to the Secretary pursuant to clause (ii) of Section 19(a) must be delivered to or mailed and received at the principal office of the Corporation (i) in the case of an annual meeting of the shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting of the shareholders is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting of the shareholders is mailed or such public disclosure of the date of the annual meeting of the shareholders is made, whichever first occurs, or (ii) in the case of a special meeting of the shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting of the shareholders is mailed or public disclosure of the date of the special meeting of the shareholders is made, whichever first occurs.
c.   To be in proper written form, a shareholder’s notice to the Secretary pursuant to clause (ii) of Section 19(a) must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) as to the shareholder giving the notice, (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person(s) (including their name(s)) pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
d.   No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 19. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, then the Chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III
OFFICERS
Section 1.     Officers.   The officers of this Corporation shall consist of a President, Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect any of the aforesaid officers shall not affect the existence of this Corporation.
Section 2.     Duties.   The officers of this Corporation shall have the following duties:
a.   The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors and shall preside at all meetings of the stockholders and Board of Directors.
b.   The Vice President shall have duties and powers incident to the specific area of employment and shall have such other powers and duties as may be prescribed by the President or Board of Directors. In the event of incapacity of the President, the Vice President may be designated by the Board of Directors to perform such duties of the President as the Board shall prescribe.
c.   The Secretary shall have custody of and maintain all of the corporate records, except the financial records, shall record the minutes of all meetings of the stockholders and Board of Directors, shall send all notices of meetings out and shall perform such other duties as may be prescribed by the Board of Directors or the President.
d.   The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or the President and shall perform such other duties as may be prescribed by the Board of Directors or the President.
Section 3.     Delegation of Duties.   In the case of the absence of an officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and duties of such officers to any other officer or officers or to any director or directors or to any other individual or individuals.
Section 4.     Removal of Officers.
a.   Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.
b.   Any officer or agent elected by the shareholders may be removed only by vote of the directors to remove such officer or agent.
c.   Any vacancy, however occurring, in any office may be filled by the Board of Directors.
d.   Removal, as provided in this section, shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, in and of itself, create contract rights.
Section 5.     Salary of Officers.   The salaries of the officers shall be fixed from time to time by the Board of Directors or the executive committee. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE IV
STOCK CERTIFICATES
Section 1.     Issuance.   Shares of capital stock of the Corporation may, but need not, be represented by certificates. No certificate shall be issued for any share until such share is fully paid.
Section 2.     Form.
a.   Certificates representing shares in this Corporation shall be signed by the President or Vice President and Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President or Vice President and Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.
b.   Every certificate representing shares issued by this Corporation shall set forth or fairly summarize upon the face or back of the certificate or shall state that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.
c.   Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate or shall state that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of such restrictions.
d.   Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of this State; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.
Section 3.   Lost, Stolen or Destroyed Certificates.   The Corporation may, but need not, issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate.
a.   Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;
b.   Requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;
c.   Gives bond in such form as the Corporation may direct to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and
d.   Satisfies any other reasonable requirements imposed by the Corporation.
In the event the holder of record of the lost, stolen or destroyed certificate complies with subsections (a) – (d) of this section and the Corporation does not issue a new certificate in the place of such lost, stolen or destroyed certificate because the Board of Directors has authorized the class or series of capital stock of the Corporation to which the shares represented by the lost, stolen or destroyed certificate belong be uncertificated, then the Corporation shall send the person otherwise entitled thereto the written statement required by Section 4 of this Article IV.
Section 4.     Shares of Stock Without Certificates.   The Board of Directors may authorize the issuance of some or all of the shares of any or all of the classes or series of capital stock of the Corporation without certificates. The authorization shall not affect shares of stock already represented by certificates until and unless said certificates are surrendered to the Corporation or its transfer agent. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the holder thereof a written statement of the information required on certificates of stock by applicable law or these Bylaws.
ARTICLE V
BOOKS AND RECORDS
Section 1.     Books and Records.
a.   The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.
b.   This Corporation shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders and the number, class and series, if any, of the shares held by each.
c.   Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.
Section 2.     Shareholders’ Inspection Rights.   Any person who shall have been a holder of record of shares or of voting certificates there for at least six months immediately preceding his demand or shall be the holder of record of or the holder of record of voting trust certificates for at least five percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.
Section 3.     Financial Information.
a.   Unless modified by a resolution of the stockholders not later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.
b.   Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.
c.   The balance sheet and profit and loss statements shall be filed in the registered office of the Corporation in this State, shall be kept for at least five years and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.
ARTICLE VI
DIVIDENDS
The Board of Directors of this Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:
a.   Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.
b.   Dividends may be declared and paid in the Corporation’s own treasury shares.

c.   Dividends may be declared and paid in the Corporation’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:
(i)   If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.
(ii)   If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.
d.   No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.
e.   A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this section.
f.   Dividends shall be payable only with respect to such series of Common Shares and/or Preferred Shares and subject to such restrictions as the Board of Directors shall so designate pursuant to Article VI of the Articles of Incorporation.
ARTICLE VII
AMENDMENT
The By-laws may be amended by a majority vote of either the Board of Directors or the shareholders eligible to vote; provided, however, that the Board of Directors may not amend or repeal any by-law adopted by shareholders if the shareholders specifically provide that such by-law is not subject to amendment or repeal by the board of directors.
ARTICLE VIII
INDEMNIFICATION
This Corporation shall indemnify any and all of its directors, officers, employees or agents or former directors, officers, employees or agents or any person or persons who may have served at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or of which it is a creditor to the full extent permitted by law. Said indemnification shall include but not be limited to the expenses, including the cost of any judgments, fines, settlements and counsel fees, actually paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a director, officer, employee or agent as herein provided. The foregoing right of indemnification shall not be exclusive of any other rights to which any director, officer, employee or agent may be entitled as a matter of law.

Annex F
FLORIDA BUSINESS CORPORATION ACT
APPRAISAL RIGHTS STATUTES
(Sections 607.1301 to 607.1333)
607.1301. Appraisal rights; definitions
The following definitions apply to ss. 607.1302 – 607.1333:
(1)
  “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.
(2)
  “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.
(3)
  “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322 – 607.1333, includes the surviving entity in a merger.
(4)
  “Fair value” means the value of the corporation’s shares determined:
(a)
  Immediately before the effectuation of the corporate action to which the shareholder objects.
(b)
  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.
(c)
  For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.
(5)
  “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.
(6)
  “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.
(7)
  “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.
(8)
  “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.
(9)
  “Shareholder” means both a record shareholder and a beneficial shareholder.
607.1302. Right of shareholders to appraisal
(1)
  A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:
(a)
  Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;
(b)
  Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c)
  Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;
(d)
  An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;
(e)
  Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or
(f)
  With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:
1.
  Altering or abolishing any preemptive rights attached to any of his or her shares;
2.
  Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;
3.
  Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;
4.
  Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;
5.
  Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;
6.
  Reducing the stated dividend preference of any of the shareholder’s preferred shares; or
7.
  Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.
(2)
  Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:
(a)
  Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:
1.
  Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or
2.
  Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)
  The applicability of paragraph (a) shall be determined as of:
1.
  The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or
2.
  If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.
(c)
  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.
(d)
  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:
1.
  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:
a.
  Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or
b.
  Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or
2.
  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:
a.
  Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;
b.
  Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or
c.
  In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e)
  For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.
(3)
  Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.
(4)
  A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:
(a)
  Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or
(b)
  Was procured as a result of fraud or material misrepresentation.
607.1303. Assertion of rights by nominees and beneficial owners
(1)
  A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
(2)
  A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:
(a)
  Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.
(b)
  Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.
607.1320. Notice of appraisal rights
(1)
  If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301 – 607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)
  In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.
(3)
  If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.
607.1321. Notice of intent to demand payment
(1)
  If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:
(a)
  Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.
(b)
  Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
(2)
  A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.
607.1322. Appraisal notice and form
(1)
  If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
(2)
  The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:
(a)
  Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:
1.
  The shareholder’s name and address.
2.
  The number, classes, and series of shares as to which the shareholder asserts appraisal rights.
3.
  That the shareholder did not vote for the transaction.
4.
  Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.
5.
  If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.
(b)
  State:
1.
  Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2.
  A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.
3.
  The corporation’s estimate of the fair value of the shares.
4.
  An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.
5.
  That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2, the number of shareholders who return the forms by the specified date and the total number of shares owned by them.
6.
  The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.
(c)
  Be accompanied by:
1.
  Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.
2.
  A copy of ss. 607.1301 – 607.1333.
607.1323. Perfection of rights; right to withdraw
(1)
  A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).
(2)
  A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.
(3)
  A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.
607.1324. Shareholder’s acceptance of corporation’s offer
(1)
  If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.
(2)
  Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.
607.1326. Procedure if shareholder is dissatisfied with offer
(1)
  A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4 must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2)
  A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s.607.1322(2)(b)2 waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.
607.1330. Court action
(1)
  If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.
(2)
  The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.
(3)
  All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.
(4)
  The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.
(5)
  Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.
(6)
  The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.
607.1331. Court costs and counsel fees
(1)
  The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(2)
  The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(a)
  Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or
(b)
  Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)
  If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.
(4)
  To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.
607.1332. Disposition of acquired shares
Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.
607.1333. Limitation on corporate payment
(1)
  No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:
(a)
  Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or
(b)
  Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.
(2)
  The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

Meeting AttendanceMark box to the right ifyou plan to attend theSpecial Meeting.Change of Address — Please print new address below.Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. XBBX Capital Corporation01SYEC1 U P X +Special Meeting Proxy Card.+A PROPOSALS — THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ PROPOSAL 1.For Against Abstain1. Approval of the Agreement and Plan of Merger, dated as ofMay 7, 2013, by and among BBX Capital Corporation, BFCFinancial Corporation and BBX Merger Sub, LLC.B Non-Voting ItemsAuthorized Signatures — This section must be completed for your vote to be counted. — C Date and Sign BelowNote: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian,please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name byauthorized person.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.IMPORTANT SPECIAL MEETING INFORMATION1234 5678 9012 345MMMMMMMMM MMMMMMM MR ASAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extMMMMMMMMMMMMMMM C123456789C 1234567890 J N T1 9 5 1 2 7 1000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qElectronic Voting InstructionsAvailable 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the votingmethods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by11:59PM Eastern Time on April 28, 2014.Vote by Internet• Log on to the Internet and go tohttp://proxy.georgeson.com/• Follow the steps outlined on the secured website.Vote by telephone• Call toll free 1-877-456-7915 within the USA,US territories & Canada any time on a touch tonetelephone. There is NO CHARGE to you for the call.• Follow the instructions provided by the recorded message.

.SPECIAL MEETING OF SHAREHOLDERS OFBBX CAPITAL CORPORATIONAPRIL 29, 2014THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BBX CAPITAL CORPORATIONThe undersigned hereby appoints John K. Grelle and David Friedman, and each of the them acting alone, with the power to appoint his substitute, proxy torepresent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BBX Capital Corporation held of record bythe undersigned as of the close of business on March 4, 2014 at the Special Meeting of Shareholders to be held on April 29, 2014 and at any adjournmentor postponement thereof.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNEDSHAREHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED ‘‘FOR’’ PROPOSAL 1.(Continued and to be signed on the reverse side)PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.Proxy — BBX CAPITAL CORPORATIONIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.